As filed with the Securities and Exchange Commission on August 25, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

New Ambrx Biopharma Inc.*

(Exact name of registrant as specified in its charter)

Delaware	2836	93-2892120
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10975 North Torrey Pines Road

La Jolla, California 92037

(858) 875-2400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Daniel J. O’Connor

President and Chief Executive Officer

New Ambrx Biopharma Inc.

10975 North Torrey Pines Road

La Jolla, California 92037

(858) 875-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raymond Bogenrief Skadden, Arps, Slate, Meagher & Flom LLP 155 North Wacker Drive Chicago, Illinois 60606 (312) 407-0550	Gregg A. Noel P. Michelle Gasaway Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071 (213) 687-5000	Jared Kelly Senior Vice President, General Counsel and Corporate Secretary New Ambrx Biopharma Inc. 10975 North Torrey Pines Road La Jolla, California 92037 (858) 875-2400

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer)  ☐

*

New Ambrx Biopharma Inc., a Delaware corporation (“NewCo”), is a newly-formed wholly owned subsidiary of Ambrx Biopharma Inc., a Cayman Islands exempted company (“Ambrx”). On the terms and subject to the conditions set forth in the Merger Agreement described in the enclosed proxy statement/prospectus. Ambrx Merger Sub Inc., a Cayman Islands exempted company and newly-formed direct wholly owned subsidiary of NewCo, is to be merged with and into Ambrx, resulting in Ambrx becoming a wholly owned subsidiary of NewCo. The shares of common stock of NewCo will be held by the former shareholders of Ambrx following the issuance of the shares registered pursuant to this registration statement on Form S-4. In accordance with Rule 12g-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock of the registrant, NewCo, will be deemed to be registered under Section 12(b) of the Exchange Act as the successor to Ambrx. Upon the closing of the Merger, Ambrx will be renamed “Ambrx Biopharma Cayman Inc.”, and NewCo will be renamed “Ambrx Biopharma, Inc.”

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described in this preliminary proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 25, 2023

PROXY STATEMENT FOR

EXTRAORDINARY GENERAL MEETING OF

AMBRX BIOPHARMA INC.

(A CAYMAN ISLANDS EXEMPTED COMPANY)

PROSPECTUS FOR

65,692,295 SHARES OF COMMON STOCK OF NEW AMBRX BIOPHARMA INC. (A DELAWARE CORPORATION) TO BE ISSUED IN A HOLDING COMPANY REORGANIZATION OF AMBRX BIOPHARMA INC. (A CAYMAN ISLANDS EXEMPTED COMPANY)

The board of directors of Ambrx Biopharma Inc., a Cayman Islands exempted company (“Ambrx”), unanimously approved the merger (the “Merger”) of Ambrx Merger Sub Inc. (“Merger Sub”), a Cayman Islands exempted company and newly-formed direct wholly owned subsidiary of New Ambrx Biopharma Inc., a Delaware corporation and newly-formed direct wholly owned subsidiary of Ambrx (“NewCo”), with and into Ambrx, with Ambrx surviving the Merger as a direct wholly owned subsidiary of NewCo, on the terms of and subject to the conditions of the Agreement and Plan of Merger, dated as of                , 2023, by and among NewCo, Merger Sub and Ambrx (as it may be amended from time to time, the “Merger Agreement”), as more fully described elsewhere in this proxy statement/prospectus. Following completion of the transactions contemplated by the Merger Agreement, NewCo will be Ambrx’s parent company and listed on the Nasdaq Global Select Market (“Nasdaq”). If the transactions contemplated by the Merger Agreement are consummated, Ambrx Shareholders (as defined below) will become stockholders of NewCo pursuant to the terms and conditions discussed in greater detail in this proxy statement/prospectus.

On the terms of and subject to the conditions of the Merger Agreement, upon the effective time of the Merger (the “Effective Time”), (i) each ordinary share, par value $0.0001 per share, of Ambrx (“Ambrx Ordinary Shares”) that is issued and outstanding immediately prior to the Effective Time (including Ambrx Ordinary Shares underlying the outstanding American Depositary Shares (“ADSs”)) (other than Ambrx Ordinary Shares held by Ambrx Shareholders (as defined below) who properly elect to exercise dissenters’ rights under Section 238 of the Cayman Islands Company Act) will be converted into one-seventh (1/7) of one share of common stock, par value $0.0001 per share, of NewCo (“NewCo Common Stock”), and each ADS will then represent the right to receive one share of NewCo Common Stock, (ii) your rights as a holder of American Depositary Receipts (“ADRs”) evidencing ADSs and as a beneficial owner of ADSs, as applicable, will, subject to compliance with the provisions governing the ADSs, terminate, and (iii) you will be entitled to receive one share of NewCo Common Stock for every ADS held immediately prior to the Effective Time. No fractional shares of NewCo Common Stock will be issued to holders of Ambrx Ordinary Shares (each, an “Ambrx Ordinary Shareholder”) or holders of Ambrx’s ADSs (each, an “Ambrx ADS Holder”, and together with the Ambrx Ordinary Shareholders, the “Ambrx Shareholders”) in connection with the Merger, and any such fractional shares shall be paid cash, without any interest thereon, as described herein. Accordingly, this proxy statement/prospectus covers 65,692,295 shares of NewCo Common Stock to be issuable in the Merger.

The ADSs are currently listed on Nasdaq under the symbol “AMAM.” The closing price of the ADSs on August 24, 2023 was $13.08 per ADS. Upon completion of the Merger, the shares of NewCo Common Stock will be listed on Nasdaq under the symbol “AMAM.” The NewCo Common Stock will be the only outstanding class of common stock of NewCo upon the consummation of Merger.

This proxy statement/prospectus provides Ambrx Shareholders with detailed information about the proposed Merger and other matters to be considered at the extraordinary general meeting of Ambrx. Ambrx encourages you to read this entire document, including the Annexes and other documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 8 of this proxy statement/prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated                 , 2023,

and is first being mailed to Ambrx Shareholders on or about                 , 2023.

AMBRX BIOPHARMA INC.

10975 North Torrey Pines Road

La Jolla, California 92037

Dear Ambrx shareholders,

It is my pleasure to invite you to an extraordinary general meeting of the shareholders of Ambrx Biopharma Inc. (“Ambrx”) to be held virtually on                , 2023 at                (Eastern Time) where you will be asked to vote on a transaction that would result in Ambrx changing its domicile from the Cayman Islands to the State of Delaware (the “Special Meeting”). This is an important milestone in Ambrx’s history and one that we believe will benefit Ambrx and its shareholders.

When Ambrx completed its initial public offering in 2021, the shareholder base was primarily located outside of the United States (“U.S.”). Now, many of Ambrx’s shareholders are in the U.S. As of June 30, 2023, Ambrx qualified as a foreign private issuer (“FPI”), but management has chosen to no longer be subject to the rules governing FPIs. These two factors contributed to Ambrx’s decision to explore a change in domicile. After management of Ambrx diligently researched the issue, it discovered many factors I believe will be beneficial to Ambrx and its shareholders, including:

1.	Simplifying the ownership structure by terminating the American Depositary Shares (“ADSs”) program will be more efficient and cost effective for Ambrx to administer;

2.	Generally, ADS programs charge fees to holders of ADSs—by terminating our ADS program and cancelling the ADS, holders of Ambrx’s ADSs will no longer be charged such fees simply for owning our ADSs;

3.

As a Delaware corporation, the new Ambrx Biopharma, Inc. (“NewCo”) will have its shares eligible to be held by certain institutional investors and be included in certain stock indexes that are unavailable as a foreign listed company with an ADS program, which we believe will offer greater liquidity to shareholders;

4.

The clarity and familiarity of the Delaware corporate code and the related rules and regulations provides better guidance for the board of directors of NewCo and management as NewCo embarks on the next chapter of its corporate lifecycle; and

5.

Increased demand from potential new investors who are generally more comfortable and interested in investing in common stock of U.S. companies as opposed to ADSs of foreign companies, which we believe will allow NewCo to raise additional funds to allow it to execute its business strategy and to develop its two lead product candidates.

The accompanying materials describe the transaction in greater detail, including the legal procedures necessary to effect Ambrx’s proposed domicile change. Ultimately, from the shareholders’ perspective Ambrx’s change in domicile will result in mostly technical changes but there are two very important differences for shareholders to consider:

1.	Ambrx shareholders will no longer be required to hold ADSs that represent ordinary shares of Ambrx—instead NewCo shareholders will directly hold common stock that will be listed on Nasdaq; and

2.

Ambrx will no longer be a foreign listed company subject to the laws of the Cayman Islands—instead NewCo (which will be renamed Ambrx Biopharma, Inc. at the closing of the transaction) will be a U.S. company subject to Delaware corporate laws, which we believe provides greater predictability and stability to both Ambrx and its shareholders.

The board of directors of Ambrx appreciates the input of all shareholders. Representatives from Ambrx will be available at the Special Meeting to answer any questions you may have. Whether or not you are able to attend the Special Meeting, I urge you to promptly cast your vote on this important matter by following the instructions in the accompanying materials.

Your vote is very important. I appreciate your attention to this proposal and your continued support of Ambrx.

Sincerely,

Daniel J. O’Connor

President and Chief Executive Officer

AMBRX BIOPHARMA INC.

10975 North Torrey Pines Road

La Jolla, California 92037

NOTICE OF EXTRAORDINARY GENERAL MEETING

TO BE HELD ON                , 2023

TO THE SHAREHOLDERS OF AMBRX BIOPHARMA INC.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of Ambrx Biopharma Inc., a Cayman Islands exempted company (“Ambrx”), will be held at                , Eastern Time, on                , 2023, virtually via live webcast at https://www.proxydocs.com/    . You are cordially invited to attend the Special Meeting, which will be held for the following purposes:

•

Proposal No. 1: The Merger Proposal—to consider and vote upon a proposal to approve by special resolution and adopt the Agreement and Plan of Merger, dated as of                , 2023 (as it may be amended from time to time, the “Merger Agreement”), by and among Ambrx, New Ambrx Biopharma Inc., a Delaware corporation and newly-formed direct wholly owned subsidiary of Ambrx (“NewCo”), and Ambrx Merger Sub Inc. (“Merger Sub”), a Cayman Islands exempted company and newly-formed direct wholly owned subsidiary of NewCo, and to authorize by special resolution the plan of merger to be registered with the Registrar of Companies of the Cayman Islands in respect of the merger (the “Cayman Plan of Merger”), by and between Ambrx and Merger Sub. The Merger Agreement and the Cayman Plan of Merger provide for, among other things, the merger of Merger Sub with and into Ambrx (the “Merger”), with Ambrx surviving the Merger as a direct wholly owned subsidiary of NewCo, on the terms of and subject to the conditions of the Merger Agreement and the Cayman Plan of Merger as more fully described elsewhere in the accompanying proxy statement/prospectus (the “Merger Proposal”). Your approval of the Merger Proposal will constitute your approval and adoption of the Merger Agreement, the Cayman Plan of Merger, the Merger and the Proposed Organizational Documents (as defined below);

•

Proposal No. 2: The Advisory Organizational Documents Proposals—on a non-binding advisory basis, to consider and vote upon the following separate proposals (collectively, the “Advisory Organizational Documents Proposals”) to approve the following differences between Ambrx’s Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the “Ambrx Governing Documents”) and the proposed new certificate of incorporation (“Proposed Certificate of Incorporation”) and the proposed new bylaws (the “Proposed Bylaws” and, together with the Proposed Certificate of Incorporation, the “Proposed Organizational Documents”) of NewCo, which are being presented separately in accordance with Securities and Exchange Commission guidance to give holders of Ambrx Ordinary Shares (as defined below) (each, an “Ambrx Ordinary Shareholder”) and holders of American Depositary Shares (“ADSs”) (each, an “Ambrx ADS Holder” and together with the Ambrx Ordinary Shareholders, the “Ambrx Shareholders”) the opportunity to present their separate views on important corporate governance provisions:

•

Advisory Organizational Documents Proposal A (“Advisory Organizational Documents Proposal A”)—on a non-binding advisory basis, to authorize the difference in authorized share capital between (a) Ambrx, which consists of $105,000 divided into 1,050,000,000 shares comprising (i) 950,000,000 ordinary shares, par value $0.0001 per share (“Ambrx Ordinary Shares”), and (ii) 100,000,000 undesignated shares, par value $0.0001 per share, of such class or classes (however designated) as the board of directors of Ambrx (the “Ambrx Board”) may determine in accordance with Articles 8 and 9 of the Ambrx Governing Documents, and (b) NewCo, which consists of 251,000,000 shares of capital stock of NewCo, comprising (i) 250,000,000 shares of common stock, par value $0.0001 per share, of NewCo (“NewCo Common Stock”) and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share, of NewCo (“NewCo Preferred Stock”);

1

•

Advisory Organizational Documents Proposal B (“Advisory Organizational Documents Proposal B”)—on a non-binding advisory basis, to authorize provisions in the Proposed Certificate of Incorporation prohibiting cumulative voting rights for holders of NewCo Common Stock;

•

Advisory Organizational Documents Proposal C (“Advisory Organizational Documents Proposal C”)— on a non-binding advisory basis, to authorize provisions in the Proposed Certificate of Incorporation limiting personal liability of NewCo directors and officers for monetary damages for breach of fiduciary duty as a director or as an officer to the extent permissible under the Delaware General Corporate Law (“DGCL”);

•

Advisory Organizational Documents Proposal D (“Advisory Organizational Documents Proposal D”)—on a non-binding advisory basis, to authorize provisions in the Proposed Bylaws that provide, subject to certain exceptions, that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any NewCo stockholder to bring (i) any derivative action or proceeding brought on behalf of NewCo, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of NewCo to NewCo or NewCo stockholders, (iii) any action asserting a claim against NewCo or any current or former director, officer, stockholder, employee or agent of NewCo arising out of or relating to any provision of the DGCL, the Proposed Certificate of Incorporation or the Proposed Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against NewCo or any current or former director, officer, stockholder, employee or agent of NewCo governed by the internal affairs doctrine of the State of Delaware. This exclusive forum provision would not apply to suits brought to enforce a duty or liability vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, such as those created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Proposed Bylaws provide that the federal district courts of the U.S. will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act;

•

Advisory Organizational Documents Proposal E (“Advisory Organizational Documents Proposal E”)—on a non-binding advisory basis, to adopt a staggered term for the board of directors of NewCo (“NewCo Board”). Directors will initially be divided into three classes. Each class will consist of, as equally as possible, one-third the total number of the directors constituting the entire NewCo Board. The term of the initial Class I, II and III directors will terminate on the date of the 2024, 2025 and 2026 Annual Meeting of NewCo stockholders, respectively. At each succeeding annual meeting beginning in 2024, successors to the class of directors whose term expires at the annual meeting shall be elected for a three year term;

•

Advisory Organizational Documents Proposal F (“Advisory Organizational Documents Proposal F”)—on a non-binding advisory basis, to adopt a threshold of holders of at least 80% of the shares of NewCo who are entitled to vote at an election of directors to amend, alter, change or repeal, or to adopt any provision inconsistent with the purpose and intent of (i) Paragraphs (c), (d), (e), or (f) of Article Fifth or any provision of Articles Sixth, Seventh, Eighth, Ninth, Eleventh and Twelfth of the Proposed Certificate of Incorporation and (ii) Sections 3, 4 or 5 of Article II or Sections 1, 2, 4, or 6 of Article III or any of the provisions of Article VIII, Article IX or Article X of the Proposed Bylaws; and

•

Proposal No. 3—The Adjournment Proposal—to consider and vote upon a proposal to approve, by ordinary resolution, the adjournment of the Special Meeting to a later date or dates, if necessary, either (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the Special Meeting, to be effective as of the date of the Special Meeting or (ii) the Ambrx Board determines before the Special Meeting that it is not necessary or no longer desirable to proceed with the other proposals (the “Adjournment Proposal” and, together with each of the Merger Proposal and the Advisory Organizational Documents Proposals, the “Proposals”).

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Neither the Merger Proposal nor the Adjournment Proposal is conditioned upon the approval of any other Proposal set forth in the accompanying proxy statement/prospectus.

These items of business are described elsewhere in the accompanying proxy statement/prospectus, which Ambrx encourages you to read carefully and in its entirety before voting.

Only Ambrx Shareholders of record at the close of business on                , 2023 (the “Record Date”) are entitled to notice of and to vote and have their votes counted at the Special Meeting and any adjournment of the Special Meeting.

If you are an Ambrx ADS Holder as of the Record Date, you will not be entitled to vote directly at the Special Meeting. Instead, you will be asked to provide voting instructions to the depositary of the ADSs, J.P. Morgan Chase Bank, N.A. (the “Depositary”). If you held ADSs as of the Record Date, you have the right to instruct the Depositary—if you held your ADSs directly—or the right to instruct your broker, bank, or other nominee—if you held your ADSs through such intermediary—how you wish the Ambrx Ordinary Shares represented by your ADSs to be voted. So long as the Depositary receives your voting instructions on or prior to                a.m. (Eastern Time) on                , 2023 (one business day prior to the date of the Special Meeting), it will, to the extent practicable and subject to Cayman law and the terms of the deposit agreement, vote the underlying Ambrx Ordinary Shares as you instruct. If your ADSs are held through a broker, bank, or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Ambrx Ordinary Shares underlying your ADSs. Please check with your broker, bank, or other nominee, as applicable, and carefully follow the voting procedures provided to you.

The accompanying proxy statement/prospectus and proxy card are being provided to Ambrx Shareholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournment of the Special Meeting. Whether or not you plan to attend the Special Meeting, all Ambrx Shareholders are urged to read the accompanying proxy statement/prospectus, including the annexes and the documents referred to herein and therein, carefully and in their entirety. You should also carefully consider the risk factors described in the “Risk Factors” section beginning on page 8 of the accompanying proxy statement/prospectus.

After careful consideration, the Ambrx Board has unanimously approved the Merger and recommends that Ambrx Shareholders vote “FOR” adoption of the Merger Agreement and authorization of the Cayman Plan of Merger, and approval of the transactions contemplated thereby, and “FOR” all other Proposals presented to Ambrx Shareholders in the accompanying proxy statement/prospectus.

The approval of the Merger Proposal requires the affirmative vote of holders of at least two-thirds of Ambrx Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting.

The approval of each of the Advisory Organizational Documents Proposals, on a non-binding advisory basis, requires the affirmative vote of holders of at least a majority of Ambrx Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting. Adoption of each of the Advisory Organizational Documents Proposals is conditioned on the approval of the Merger Proposal. Adoption of the Merger Proposal is not conditioned on the approval of any of the Advisory Organizational Documents Proposals. Although Ambrx is seeking a shareholder vote regarding the Advisory Organizational Documents Proposals, a vote for each such proposal is an advisory vote only, and is not binding on Ambrx or the Ambrx Board, and is not a condition to the closing of the Merger. Notwithstanding the approval of the Advisory Organizational Documents Proposals, if the Merger is not consummated for any reason, the actions contemplated by the Advisory Organizational Documents Proposals will not be effected.

3

The approval of the Adjournment Proposal requires the affirmative vote of holders of at least a majority of Ambrx Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your Ambrx Ordinary Shares are represented at the Special Meeting. If you are an Ambrx ADS Holder you will need to follow the instructions for providing voting instructions to the Depositary. The transactions contemplated by the Merger Agreement will be consummated only if the Merger Proposal is approved at the Special Meeting. Neither the Merger Proposal nor the Adjournment Proposal is conditioned upon the approval of any other Proposal set forth in the accompanying proxy statement/prospectus.

If you are a holder of Ambrx Ordinary Shares and sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the Proposals presented at the Special Meeting. If you fail to return your proxy card, and do not attend the Special Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will not be voted. An abstention will be counted towards the quorum requirement but will not count as a vote cast at the Special Meeting. If you are a holder of record of Ambrx Ordinary Shares as of the Record Date and you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person. If you are a holder of ADSs and sign, date and return your ADS voting instruction form without indicating how you wish to vote or do not timely return an ADS voting instruction form, none of the Ambrx Ordinary Shares represented by your ADSs will be voted, or considered for quorum purposes, at the Special Meeting.

Your attention is directed to the remainder of the proxy statement/prospectus following this notice (including the annexes attached hereto and other documents referred to herein) for a more complete description of the proposed Merger and related transactions and each of the Proposals. You are encouraged to read the accompanying proxy statement/prospectus carefully and in its entirety, including the annexes attached hereto and other documents referred to herein. If you have any questions or need assistance voting your Ambrx Ordinary Shares or in providing the Depositary with voting instructions with respect to the Ambrx Ordinary Shares represented by your ADSs, please contact Morrow Sodali LLC, Ambrx’s proxy solicitor, by calling (800) 662-5200 or banks and brokers can call collect at (203) 658-9400, or by emailing AMAM.info@investor.morrowsodali.com.

Thank you for your participation. Ambrx looks forward to your continued support.

By Order of the Ambrx Board,

Daniel J. O’Connor President and Chief Executive Officer

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REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information that is not included in or delivered with this proxy statement/prospectus. This information is available for you to review through the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov.

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other publicly available information concerning Ambrx, without charge, by written request to Ambrx Biopharma Inc., 10975 North Torrey Pines Road, La Jolla, California 92037, or by telephone request at (858) 875-2400; or Morrow Sodali LLC, Ambrx’s proxy solicitor, by calling (800) 662-5200 or banks and brokers can call collect at (203) 658-9400, or by emailing AMAM.info@investor.morrowsodali.com, or from the SEC through the SEC website at the address provided above.

In order for Ambrx Shareholders to receive timely delivery of the documents in advance of the Special Meeting of Ambrx to be held on                , 2023, you must request the information no later than                , 2023, five business days prior to the date of the Special Meeting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus. References to “contained” or “included in” or similar words with respect this proxy statement/prospectus shall include the information incorporated by reference. Information in this proxy statement/prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this proxy statement/prospectus, while information that we file later with the SEC will automatically update and supersede the information in this proxy statement/prospectus. We also incorporate by reference into this proxy statement/prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the filing of this proxy statement/prospectus but prior to the date of the Special Meeting:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 and June 30, 2023, filed with the SEC on May 11, 2023 and August 9, 2023, respectively;

•

our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January  30, 2023, February  6, 2023 (Item 8.01 only), February  17, 2023 (Item 8.01 only), February  24, 2023 (Items 5.02 and 8.01 only), March  1, 2023 (Item 8.01 only), March  6, 2023 (Item 3.01 only), March  13, 2023 (Item 8.01 only), May  4, 2023, May  16, 2023, May  18, 2023, May  25, 2023, June  8, 2023 and June 28, 2023 (Items 8.01 and 9.01 only); and

•

the descriptions of Ambrx Ordinary Shares and ADSs in our registration statement on Form 8-A filed with the SEC on June  15, 2021, as amended on March 16, 2023, as supplemented by any subsequent amendments or reports filed for the purpose of updating such descriptions, including the descriptions of Ambrx Ordinary Shares and ADSs filed as exhibit 4.3 to Ambrx’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

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We will provide to each person, including any beneficial owner, to whom a proxy statement/prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this proxy statement/prospectus but not delivered with the proxy statement/prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 10975 North Torrey Pines Road, La Jolla, California 92037 or by telephoning us at (858) 875-2400.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement/prospectus modifies or supersedes the statement.

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i

FREQUENTLY USED TERMS

As used in this proxy statement/prospectus, unless otherwise noted or the context otherwise requires, references to:

“ADRs” are to American Depositary Receipts of Ambrx;

“ADSs” are to American Depositary Shares of Ambrx;

“Adjournment Proposal” are to the proposal to approve, by ordinary resolution, the adjournment of the Special Meeting to a later date or dates, if necessary, either (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the Special Meeting, to be effective as of the date of the Special Meeting or (ii) the Ambrx Board determines before the Special Meeting that it is not necessary or no longer desirable to proceed with the other proposals;

“Advisory Organizational Documents Proposal A” are to the proposal to, on a non-binding advisory basis, authorize the difference in authorized share capital between (a) Ambrx, which consists of $105,000 divided into 1,050,000,000 shares comprising (i) 950,000,000 Ambrx Ordinary Shares, par value $0.0001 per share, and (ii) 100,000,000 undesignated shares, par value $0.0001 per share, of such class or classes (however designated) as the Ambrx Board may determine in accordance with Articles 8 and 9 of the Ambrx Governing Documents and (b) NewCo, which consists of 251,000,000 shares of capital stock of NewCo, comprising (i) 250,000,000 shares of NewCo Common Stock and (ii) 1,000,000 shares of NewCo Preferred Stock;

“Advisory Organizational Documents Proposal B” are to the proposal to, on a non-binding advisory basis, authorize provisions in the Proposed Certificate of Incorporation prohibiting cumulative voting rights for holders of NewCo Common Stock;

“Advisory Organizational Documents Proposal C” are to the proposal to, on a non-binding advisory basis, authorize provisions in the Proposed Certificate of Incorporation limiting personal liability of NewCo directors and officers for monetary damages for breach of fiduciary duty as a director or as an officer to the extent permissible under the DGCL;

“Advisory Organizational Documents Proposal D” are to the proposal to, on a non-binding advisory basis, authorize provisions in the Proposed Bylaws that provide, subject to certain exceptions, that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any NewCo stockholder to bring (i) any derivative action or proceeding brought on behalf of NewCo, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of NewCo to NewCo or NewCo stockholders, (iii) any action asserting a claim against NewCo or any current or former director, officer, stockholder, employee or agent of NewCo arising out of or relating to any provision of the DGCL, the Proposed Certificate of Incorporation or the Proposed Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against NewCo or any current or former director, officer, stockholder, employee or agent of NewCo governed by the internal affairs doctrine of the State of Delaware. This exclusive forum provision would not apply to suits brought to enforce a duty or liability vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, such as those created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Proposed Bylaws provide that the federal district courts of the U.S. will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act;

“Advisory Organizational Documents Proposal E” are to the proposal to, on a non-binding advisory basis, adopt a staggered term for the NewCo Board. Directors will initially be divided into three classes. Each class will consist of, as equally as possible, one-third of the total number of directors constituting the entire NewCo Board. The term of the initial Class I, II and III will terminate on the date of the 2024, 2025 and 2026 Annual Meetings of NewCo stockholders, respectively. After the initial term, directors are appointed for a term of three years. At each succeeding annual meeting beginning in 2024, successors to the class of directors whose term expires at the annual meeting shall be elected for a three year term;

“Advisory Organizational Documents Proposal F” are to the proposal to, on non-binding advisory basis, adopt a threshold of holders of at least 80% of the shares of NewCo who are entitled to vote at an election of directors to amend, alter, change or repeal, or to adopt any provision inconsistent with the purpose and intent of (i) Paragraphs (c), (d), (e), or (f) of Article Fifth or any provision of Articles Sixth, Seventh, Eighth, Ninth, Eleventh and Twelfth of the Proposed Certificate of Incorporation and (ii) Sections 3, 4 or 5 of Article II or Sections 1, 2, 4, or 6 of Article III or any of the provisions of Article VIII, Article IX or Article X of the Proposed Bylaws;

“Advisory Organizational Documents Proposals” are to Advisory Organizational Documents Proposals A though F, collectively;

“Ambrx” are to Ambrx Biopharma Inc., a Cayman Islands exempted company;

“Ambrx ADS Holder” are to a holder of Ambrx ADSs;

“Ambrx Board” are to the board of directors of Ambrx;

“Ambrx Governing Documents” are to Ambrx’s Amended and Restated Memorandum and Articles of Association;

“Ambrx Ordinary Shareholders” are to the holders of Ambrx Ordinary Shares;

“Ambrx Ordinary Shares” are to the ordinary shares, par value $0.0001 per share, of Ambrx;

“Ambrx Shareholders” are to the holders of Ambrx Ordinary Shares and Ambrx ADSs, collectively;

“Cayman Plan of Merger” are to the plan of merger to be registered with the Registrar of Companies of the Cayman Islands in respect of the Merger, by and between Ambrx and Merger Sub;

“CICA” are to the Cayman Islands Company Act;

“Closing” are to the closing of the Merger;

“Depositary” are to J.P. Morgan Chase Bank, N.A.;

“DGCL” are to the Delaware General Corporation Law;

“Effective Time” are to the effective time of the Merger;

“Equiniti” are to Equiniti Trust Company, the transfer agent of Ambrx;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“Existing Articles” are to Ambrx’s Amended and Restated Articles of Association;

“Existing Memorandum” are to Ambrx’s Amended and Restated Memorandum of Association;

“Merger Agreement” are to the Agreement and Plan of Merger, dated as of            , 2023, by and among NewCo, Merger Sub and Ambrx (as it may be amended from time);

“Merger Proposal” are to the proposal to approve by special resolution and adopt the Merger Agreement, and to authorize by special resolution the Cayman Plan of Merger, pursuant to which, among other things, following the Merger of Merger Sub with and into Ambrx, with Ambrx surviving the Merger as a direct wholly owned subsidiary of NewCo, on the terms of and subject to the conditions of the Merger Agreement and the Cayman Plan of Merger as more fully described elsewhere in this proxy statement/prospectus. Your approval of the Merger Proposal will constitute your approval and adoption of the Merger Agreement, the Cayman Plan of Merger, the Merger and the Proposed Organizational Documents;

“Merger Sub” are to Ambrx Merger Sub Inc., a Cayman Islands exempted company and newly-formed direct wholly owned subsidiary of NewCo;

“Morrow” are to Morrow Sodali LLC;

“Nasdaq” are to the Nasdaq Global Select Market;

“NewCo” are to New Ambrx Biopharma Inc., a Delaware corporation and newly-formed direct wholly owned subsidiary of Ambrx;

“NewCo Board” are to the board of directors of NewCo;

“NewCo Common Stock” are to the shares of common stock, par value $0.0001 per share, of NewCo;

“NewCo Preferred Stock” are to shares of preferred stock, par value $0.0001 per share, of NewCo;

“Proposals” are to the Merger Proposal, the Advisory Organizational Documents Proposals and the Adjournment Proposal, collectively;

“Proposed Bylaws” are to the proposed new bylaws of NewCo;

“Proposed Certificate of Incorporation” are to the proposed new certificate of incorporation of NewCo;

“Proposed Organizational Documents” are to the Proposed Certificate of Incorporation and the Proposed Bylaws, together;

“SEC” are to the Securities and Exchange Commission;

“Securities Act” are to the Securities Act of 1933, as amended; and

“Special Meeting” are to the extraordinary general meeting of Ambrx that will be held at            , Eastern Time, on            , 2023, virtually via live webcast at https://www.proxydocs.com/    .

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This proxy statement/prospectus contains references to trademarks, trade names, copyrights, products and service marks belonging to Ambrx. Solely for convenience, trademarks, trade names, copyrights, products and service marks referred to in this proxy statement/prospectus may appear without the ®, M and SM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names, copyrights, products and service marks. Ambrx does not intend its use or display of other companies’ trademarks, trade names, copyrights, products and service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

MARKET AND INDUSTRY DATA

Certain information contained in this proxy statement/prospectus relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we are not aware of any misstatements regarding such third-party information and data presented in this proxy statement/prospectus, such information and data involves risks and uncertainties and is subject to change based on various factors, including, potentially, those discussed under the section entitled “Risk Factors” starting on page 8 of this proxy statement/prospectus. Furthermore, such information and data cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. Finally, while we believe our own internal estimates and research are reliable, and are not aware of any misstatements regarding such information and data presented in this proxy statement/prospectus, such research has not been verified by any independent source. Notwithstanding anything in this proxy statement/prospectus to the contrary, we are responsible for all disclosures in this proxy statement/prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in this proxy statement/prospectus and in the sections titled “Company Overview,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expects,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Any statements in this proxy statement/prospectus or in the documents incorporated by reference herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements include, without limitation, statements regarding:

•	the Merger, including the anticipated benefits of the Merger to Ambrx and Ambrx Shareholders and the anticipated timing of the Merger;

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•	the inability to consummate the Merger due to, among other things, the failure to obtain approval by the requisite vote of Ambrx Ordinary Shares;

•	unexpected costs related to the Merger;

•	other current estimates and assumptions regarding the Merger;

•	the timing, progress and results of preclinical studies and clinical trials for our product candidates, including our product development plans and strategies;

•	the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates;

•	the potential benefits and market opportunity for our product candidates and technologies;

•	expectations regarding the size, scope and design of clinical trials;

•	our manufacturing, commercialization and marketing plans and strategies;

•	our plans to hire additional personnel and our ability to attract and retain such personnel;

•	our estimates of the number of patients who suffer from the diseases we are targeting and potential growth in the patient populations;

•	our expectations regarding the approval and use of our product candidates as first, second or subsequent lines of therapy or in combination with other drugs;

•	our competitive position and the development and impact of competing therapies that are or may become available;

•

expectations regarding future events under licensing and research and development agreements (“R&D Agreements”), including potential future payments, as well as our plans and strategies for entering into further licensing and R&D Agreements;

•

our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

•	the rate and degree of market acceptance and clinical utility of our product candidates we may develop;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our future financial performance;

•	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

•	the impact of laws and regulations; and

•	the extent of the impacts and duration of geopolitical and macroeconomic events, including the COVID-19 pandemic, conflict between Ukraine and Russia and bank failures.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” and other sections in this proxy statement/prospectus. You should read thoroughly this proxy statement/prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this proxy statement/prospectus relate only to events or information as of the date on which the statements are made in this proxy statement/prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this proxy statement/prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

QUESTIONS AND ANSWERS

The following questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the Proposals to be presented at the Special Meeting, including with respect to the Merger. The following questions and answers may not include all the information that is important to Ambrx Shareholders. Ambrx Shareholders are urged to read carefully this proxy statement/prospectus in its entirety, including the annexes attached hereto and the other documents referred to herein, to fully understand the Merger and the voting procedures for the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	WHY AM I RECEIVING THIS DOCUMENT?

A:

Ambrx is sending this proxy statement/prospectus to Ambrx Shareholders to help them decide how to vote their Ambrx Ordinary Shares with respect to the matters to be considered at the Special Meeting. The Merger cannot be completed unless Ambrx Shareholders approve the Merger Proposal set forth in this proxy statement/prospectus. Although Ambrx is seeking a shareholder vote regarding the Advisory Organizational Documents Proposals, a vote for each such proposal is an advisory vote only, and is not binding on Ambrx or the Ambrx Board, and is not a condition to the closing of the Merger. Information about the Special Meeting, the Merger and the other business to be considered by Ambrx Shareholders at the Special Meeting is contained in this proxy statement/prospectus. This document constitutes a proxy statement/prospectus of Ambrx. It is a proxy statement/prospectus because the Ambrx Board is soliciting proxies using this proxy statement/prospectus from Ambrx Shareholders.

Q:	WHAT IS THE MERGER?

A:

The Ambrx Board believes that it is in the best interests of Ambrx and Ambrx Shareholders for the ultimate parent company of Ambrx and its affiliates to be a corporation incorporated under the laws of the State of Delaware, which will be effected through the Merger. Following completion of the transactions contemplated by the Merger Agreement, NewCo will be Ambrx’s parent company and listed on Nasdaq. If the transactions contemplated by the Merger Agreement are consummated, Ambrx Shareholders will become stockholders of NewCo pursuant to the terms and conditions discussed in greater detail in this proxy statement/prospectus.

To effect the Merger, Merger Sub will merge with and into Ambrx on the terms of and subject to the conditions of the Merger Agreement and the Cayman Plan of Merger, with Ambrx surviving the merger and becoming a wholly owned subsidiary of NewCo.

As discussed below, the principal reasons for the Merger are as follows:

•	Simplifying the ownership structure by removing the ADS program will be more efficient and cost effective for Ambrx to administer;

•

Generally, each Ambrx ADS Holder is charged a fee to hold Ambrx ADSs—by terminating the ADS program and cancelling the Ambrx ADSs, Ambrx ADS Holders will no longer be charged such fees simply for owning Ambrx ADSs;

•

As a Delaware corporation, NewCo Common Stock will be eligible to be held by certain institutional investors and be included in certain stock indexes that were unavailable as a foreign listed company with an ADS program, which we believe will offer greater liquidity to Ambrx Shareholders;

•

Within the United States (“U.S.”), the corporate laws of Delaware, including the substantial body of case law interpreting that law, provide the most well-developed corporate law in the U.S. The Ambrx Board believes that Ambrx Shareholders will benefit from the well-established principles of corporate governance that Delaware law affords. Further, the Ambrx Board understands that approximately one-third of Ambrx Shareholders are in the U.S. and have greater familiarity with Delaware corporate law. The clarity and familiarity of the Delaware corporate code and the related rules and regulations provides better guidance for the NewCo Board and management as NewCo embarks on the next chapter of its corporate lifecycle; and

•

Increased demand from potential new investors who are generally more comfortable and interested in investing in common stock of U.S. companies as opposed to ADSs of foreign companies, which we believe will allow NewCo to raise additional funds to allow it to execute its business strategy and to develop its two lead product candidates.

Please read the section “Comparison of Corporate Governance and Shareholder Rights” for a description of the material differences between the Ambrx Governing Documents and the Proposed Organizational Documents.

Q:	WHAT WILL HAPPEN TO AMBRX’S SECURITIES UPON THE CONSUMMATION OF THE MERGER?

A:

Ambrx’s ADSs are currently listed on Nasdaq under the symbol “AMAM”. On the terms of and subject to the conditions of the Merger Agreement, upon the Effective Time, (i) each Ambrx Ordinary Share that is issued and outstanding immediately prior to the Effective Time (including Ambrx Ordinary Shares underlying the outstanding ADSs) (other than Ambrx Ordinary Shares held by Ambrx Shareholders who properly elect to exercise dissenters’ rights under Section 238 of the CICA) will be converted into one-seventh (1/7) of one share of NewCo Common Stock, and each ADS will then represent the right to receive one share of NewCo Common Stock, (ii) your rights as a holder of ADRs evidencing ADSs and as a beneficial owner of ADSs, as applicable, will, subject to compliance with the provisions governing the ADSs, terminate, and (iii) you will be entitled to receive one share of NewCo Common Stock for every ADS held immediately prior to the Effective Time. No fractional shares of NewCo Common Stock will be issued in connection with the Merger, and any such fractional shares shall be paid cash, without any interest thereon, as described herein.

Upon consummation of the Merger, Ambrx will be a direct wholly owned subsidiary of NewCo, and the NewCo Common Stock will be listed on Nasdaq under the symbol “AMAM.” The NewCo Common Stock will be the only outstanding class of common stock of NewCo upon the consummation of the Merger.

No fractional shares of NewCo Common Stock will be issued in connection with the Merger. In lieu of any such fractional shares, NewCo will direct the exchange agent, Equiniti, to determine the number of whole shares and fractional shares of NewCo Common Stock allocable to each Ambrx Shareholder entitled to NewCo Common Stock pursuant to the Merger, to aggregate all such fractional shares into whole shares, to sell the whole shares obtained thereby in the open market at the then-prevailing prices on behalf of each Ambrx Shareholder who otherwise would be entitled to receive fractional shares interests and to distribute to each such holder his, her, their or its ratable share of the total proceeds of such sale, after making appropriate deductions of the amounts required for U.S. federal income tax withholding purposes and after deducting any applicable transfer taxes. The costs and expenses of such sale and distribution, including brokers fees and commissions will be paid by NewCo. The sales of fractional shares shall occur as soon after the Effective Time of the Merger as practicable and as determined by Equiniti. None of Ambrx, NewCo, Merger Sub or Equiniti shall guarantee any minimum sale price for the fractional shares of NewCo Common Stock, or will pay any interest on the proceeds from the sale of fractional shares. Equiniti will have the sole discretion to select the broker-dealers through which to sell the aggregated fractional shares and to determine when, how and at what price to sell such shares.

Q:	WHAT FEES ARE OWED BY AN AMBRX ADS HOLDER TO THE DEPOSITARY IN CONNECTION WITH THE MERGER AND THE TERMINATION OF THE ADS PROGRAM?

A:

Generally, each Ambrx ADS Holder is charged an annual fee (as well as certain additional fees) to hold Ambrx ADSs. Following the consummation of the Merger, the Ambrx ADS program will be terminated and

NewCo shareholders will hold NewCo common stock instead of ADSs. As a result, after the termination of the Ambrx ADS program and cancellation of the Ambrx ADSs, holders will no longer further be subject to fees associated with the Ambrx ADS program. In connection with the Merger, each Ambrx ADS will be cancelled by the Depositary. Each Ambrx ADS Holder will be charged an ADS cancellation fee of $0.05 for each ADS held by such Ambrx ADS Holder that is cancelled in connection with the Merger. If you hold ADSs through a broker, bank or other nominee, the ADS cancellation fee will automatically be deducted from your account.

Q:	WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:

It is currently anticipated that the Merger will be consummated promptly following the Special Meeting, which is set for            , 2023; however, such meeting could be postponed or adjourned, as described herein. Ambrx cannot assure you of when or if the Merger will be completed and it is possible that factors outside of the control of Ambrx could result in the Merger being completed at a different time or not at all. Ambrx must first obtain the approval of Ambrx Shareholders for the Merger Proposal and Ambrx and NewCo must also satisfy other closing conditions.

Q:	WHO WILL BE THE DIRECTORS AND EXECUTIVE OFFICERS OF NEWCO FOLLOWING THE MERGER?

A:	Upon the Closing, the directors and executive officers of NewCo will be the same as the directors and executive officers of Ambrx immediately prior to the Closing.

Q:	WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

A:

As discussed more fully under “U.S. Federal Income Tax Considerations,” it is intended that the Merger will constitute either a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or a tax-free transaction within the meaning of Section 351 of the Code, or both. Assuming the Merger so qualifies, and subject to the discussions below regarding the treatment of cash received by Ambrx Shareholders in lieu of fractional shares of NewCo Common Stock in “U.S. Federal Income Tax Considerations-U.S. Holders-Cash in Lieu of Fractional Shares,” U.S. Holders (as defined in “U.S. Federal Income Tax Considerations-U.S. Holders”) will generally not recognize gain or loss as a result of the Merger. A U.S. Holder’s aggregate tax basis in NewCo Common Stock received pursuant to the Merger will equal the U.S. Holder’s aggregate tax basis in the Ambrx Ordinary Shares (including Ambrx Ordinary Shares underlying ADSs) exchanged therefor.

Non-U.S. Holders (as defined in “U.S. Federal Income Tax Considerations-Non-U.S. Holders”) generally will not be subject to U.S. federal income tax on any gain realized on the exchange of Ambrx Ordinary Shares (including Ambrx Ordinary Shares underlying ADSs) for NewCo Common Stock in the Merger. A non-U.S. Holder generally will not recognize any loss realized on the exchange of Ambrx Ordinary Shares (including Ambrx Ordinary Shares underlying ADSs) for NewCo Common Stock in the Merger for U.S. federal income tax purposes. Additionally, the Merger may cause non-U.S. Holders to become subject to U.S. federal income withholding taxes on any amounts treated as dividends paid in respect of such non-U.S. Holder’s NewCo Common Stock after the Merger.

The tax consequences of the Merger are complex and will depend on a holder’s particular circumstances. All holders should consult their tax advisors regarding the tax consequences to them of the Merger, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Merger, see “U.S. Federal Income Tax Considerations.”

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Q:	WHAT WILL HAPPEN TO AMBRX IF, FOR ANY REASON, THE MERGER IS NOT COMPLETED?

A:

If for any reason the Merger is not completed, Ambrx would still be a Cayman Islands exempted company, and you would continue to hold your ADSs, which would continue to be listed on Nasdaq under the symbol “AMAM,” subject to continued compliance with Nasdaq continued listing requirements.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	WHEN AND WHERE IS THE SPECIAL MEETING?

A:

The Special Meeting will be held at    , on                , 2023, virtually at https://www.proxydocs.com/        . The Ambrx Ordinary Shareholders may attend, vote and examine the list of Ambrx Shareholders entitled to vote at the Special Meeting by visiting and entering the control number found on their proxy card, voting instruction form or notice included in their proxy materials.

Ambrx ADS Holders may attend the Special Meeting by visiting and entering the control number found on their voting instruction form or notice included in their proxy materials. Ambrx ADS Holders will not, however, be entitled to vote the Ambrx Ordinary Shares represented by their ADSs directly at the Special Meeting. See “How do I vote?” below for more information as to how Ambrx ADS Holders can give voting instructions with respect to the Ambrx Ordinary Shares underlying their ADSs.

Q:	WHAT AM I BEING ASKED TO VOTE ON AND WHY IS THIS APPROVAL NECESSARY?

A:	Ambrx Shareholders are being asked to vote on the following:

•

A proposal to adopt the Merger Agreement and to authorize the Cayman Plan of Merger and the transactions contemplated thereby. Your approval of the Merger Proposal will constitute your approval and adoption of the Merger Agreement, the Cayman Plan of Merger, the Merger and the Proposed Organizational Documents. See the section entitled “Proposal No. 1—The Merger Proposal.”

•

Seven separate proposals, on a non-binding advisory basis, with respect to certain differences between the Ambrx Governing Documents and the Proposed Organizational Documents of NewCo (a corporation incorporated in the State of Delaware, each to be effective upon the Merger), which are being presented separately in accordance with SEC guidance to give Ambrx Shareholders the opportunity to present their separate views on important corporate governance provisions. See the section entitled “Proposal No. 2—The Advisory Organizational Documents Proposals.”

•	A proposal to approve the adjournment of the Special Meeting. See the section entitled “Proposal No. 3—The Adjournment Proposal.”

Ambrx will hold the Special Meeting to consider and vote upon the Proposals. Consummation of the Merger is conditioned on the approval of the Merger Proposal but not the approval of any of the Advisory Organizational Documents Proposals. If the Merger Proposal is not approved, however, the Advisory Organizational Documents Proposals will not be presented to Ambrx Shareholders for a vote.

This proxy statement/prospectus contains important information about the Merger and the other matters to be acted upon at the Special Meeting. Ambrx Shareholders should read this proxy statement/prospectus carefully, including the annexes and the other documents referred to herein.

The vote of Ambrx Shareholders is important. Ambrx Shareholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q:	WHAT CONSTITUTES A QUORUM AT THE SPECIAL MEETING?

A:

A quorum will be present at the Special Meeting if Ambrx Shareholders which hold in aggregate not less than one-third of all votes attaching to all issued and outstanding Ambrx Ordinary Shares (including Ambrx

Ordinary Shares underlying ADSs) entitled to vote at the Special Meeting are present in person (which would include presence at a virtual meeting) or by proxy. Abstentions and broker non-votes, will be considered present for the purposes of establishing a quorum, but will not count as votes cast at the Special Meeting. As of the record date for the Special Meeting, Ambrx Ordinary Shares (including Ambrx Ordinary Shares underlying ADSs) would be required to achieve a quorum.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AT THE SPECIAL MEETING?

A:	The following votes are required for each proposal at the Special Meeting:

•

The Merger Proposal: The Merger Proposal must be approved by a special resolution, which under the CICA, requires the affirmative vote of holders of at least two-thirds of the Ambrx Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting. Your approval of the Merger Proposal will constitute your approval and adoption of the Merger Agreement, the Cayman Plan of Merger, the Merger and the Proposed Organizational Documents.

•

The Advisory Organizational Documents Proposals: Each of the Advisory Organizational Documents Proposals are being proposed separately, on a non-binding advisory basis, for approval by the affirmative vote of holders of at least a majority of Ambrx Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting.

•

The Adjournment Proposal: The Adjournment Proposal may be approved by an ordinary resolution under the Ambrx Governing Documents, being the affirmative vote of a majority of the Ambrx Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting.

Q:	WHAT DO I NEED TO DO NOW?

A:

Ambrx urges you to carefully read and consider the information contained in this proxy statement/prospectus, including the annexes and the other documents referred to herein, and to consider how the Merger will affect you as an Ambrx Shareholder. Ambrx Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:	HOW DO I VOTE?

A:

If you are a holder of record of Ambrx Ordinary Shares on the Record Date, you may vote at the Special Meeting in person (which would include presence at a virtual meeting) or by proxy. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope.

If you are an Ambrx ADS Holder as of the Record Date, you will not be entitled to vote directly at the Special Meeting. Instead, you will be asked to provide voting instructions to the Depositary. If you held ADSs as of the Record Date, you have the right to instruct the Depositary—if you held your ADSs directly—or the right to instruct your broker, bank or other nominee—if you held your ADSs through such intermediary—how you wish the Ambrx Ordinary Shares represented by your ADSs to be voted. So long as the Depositary receives your voting instructions on or prior to        a.m. (Eastern Time) on        , 2023, it will, to the extent practicable and subject to Cayman law and the terms of the deposit agreement, vote the underlying Ambrx Ordinary Shares as you instruct. If your ADSs are held through a broker, bank or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Ambrx Ordinary Shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

Q:	DO I HAVE DISSENTERS’ RIGHTS IF I OBJECT TO THE MERGER PROPOSAL?

A:

Yes. Ambrx Ordinary Shareholders will have dissenters’ rights in connection with the Merger under the CICA. In order to exercise dissenters’ rights, an Ambrx Ordinary Shareholder must comply with the requirements of Section 238 of the CICA, by, among other things, (i) delivering a written objection to the Merger to Ambrx prior to the vote on the Merger at the Special Meeting and (ii) if the Merger is approved at the Special Meeting, delivering a written notice to Ambrx of such Ambrx Ordinary Shareholder’s decision to dissent within twenty (20) days following the date Ambrx notifies the Ambrx Shareholders of the authorization of the Merger at the Special Meeting (if the Merger is so approved). See the section entitled “Special Meeting of Ambrx—Dissenters’ Rights.” Holders of Ambrx ADSs would need to cancel their ADSs and become Ambrx Ordinary Shareholders in order to exercise dissenters’ rights.

Q:	IF MY ADSs ARE HELD IN “STREET NAME” BY A BROKER, BANK OR OTHER NOMINEE, WILL MY BROKER, BANK OR OTHER NOMINEE VOTE MY ADSs FOR ME?

A:

If you hold ADSs through a broker, bank or other nominee on the Record Date, you are considered the beneficial owner of those ADSs held in “street name,” and you have the right to instruct your broker, bank or other nominee how to vote by giving voting instructions to your broker, bank or other nominee, as applicable, with respect to the Ambrx Ordinary Shares underlying your ADSs. If your ADSs are held through a broker, bank or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Ambrx Ordinary Shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

Under Nasdaq rules, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not permitted to exercise their voting discretion with respect to the approval of matters that Nasdaq determines to be “non-routine” without specific instructions from the beneficial owner. It is expected that all of the Proposals to be voted on at the Special Meeting are “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.

Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote ADSs held in “street name” by returning a proxy card directly to Ambrx, the Depositary or by voting in person (which would include presence at a virtual meeting) at the Special Meeting.

Q:	WHAT IF I ATTEND THE SPECIAL MEETING AND ABSTAIN OR DO NOT VOTE?

A:

For purposes of the Special Meeting, an abstention occurs when an Ambrx Shareholder attends the meeting in person (which would include presence at a virtual meeting) and does not vote or returns a proxy with an “abstain” vote.

Abstentions will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. If you are an Ambrx Shareholder that attends the Special Meeting virtually and you fail to vote on the Merger Proposal or the Advisory Organizational Documents Proposals, no votes attaching to your shares will be counted for the purposes of determining whether the resolutions are passed, so that your failure to vote will have no effect on the Proposals. If you hold Ambrx Ordinary Shares directly and sign and return your proxy card without indicating how to vote on any particular Proposal, the Ambrx Ordinary Shares represented by your proxy will be voted “FOR” each of the Proposals presented at the Special Meeting.

Q:	WHO IS PAYING FOR THIS PROXY SOLICITATION?

A:	Ambrx will bear the cost of soliciting proxies. In addition to these proxy materials, Ambrx’s directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. Ambrx may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q:	WHAT WILL HAPPEN IF I RETURN MY PROXY CARD WITHOUT INDICATING HOW TO VOTE?

A:

If you hold Ambrx Ordinary Shares directly and sign and return your proxy card without indicating how to vote on any particular Proposal, the Ambrx Ordinary Shares represented by your proxy will be voted “FOR” each of the Proposals presented at the Special Meeting. If you hold ADSs and sign and return the voting instruction form without indicating how to vote on any particular Proposal, the Ambrx Ordinary Shares represented by your ADSs will not be voted.

Q:	WHAT WILL HAPPEN IF I DO NOT PROVIDE THE DEPOSITARY OR MY BROKER, BANK OR OTHER NOMINEE, AS APPLICABLE, WITH VOTING INSTRUCTIONS ON A PARTICULAR PROPOSAL?

A:

To the extent that the Depositary does not receive instructions on a particular Proposal from an Ambrx ADS Holder (including, without limitation, any broker, bank, or other nominee, as applicable, acting on behalf of a beneficial holder of ADSs) in a timely manner, none of the Ambrx Ordinary Shares represented by your ADSs will be voted, or considered for quorum purposes, at the Special Meeting.

Q:	MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:	Yes. If you are a holder of record of Ambrx Ordinary Shares on the Record Date and you submit a proxy, you may revoke it in any of the following ways:

•	you may submit another properly completed proxy card with a later date.

•	you may grant a subsequent proxy through the internet.

•	you may send a timely written notice that you are revoking your proxy to Ambrx Biopharma Inc., 10975 North Torrey Pines Road, La Jolla, California 92037, Attention: Corporate Secretary.

•	you may attend the Special Meeting and vote electronically. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by the Depositary or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote your ADSs.

Q:	WHAT HAPPENS IF I FAIL TO TAKE ANY ACTION WITH RESPECT TO THE SPECIAL MEETING?

A:

If you fail to take any action with respect to the Special Meeting and the Merger is approved by Ambrx Shareholders and consummated, you will become a stockholder of NewCo. If you fail to take any action with respect to the Special Meeting and the Merger is not approved, you will continue to be a shareholder of Ambrx.

Q:	WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

A:

Ambrx Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your Ambrx Ordinary Shares or ADSs in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Ambrx Ordinary Shares or ADSs. If you are a holder of record and your Ambrx Ordinary Shares or ADSs are registered in more than one name, you will receive more than one proxy card or voting instruction card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Ambrx Ordinary Shares or the Ambrx Ordinary Shares underlying your ADSs.

Q:	WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you have questions about the Merger or any of the Proposals or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

Morrow Sodali LLC

333 Ludlow St., 5th Floor, South Tower

Stamford, Connecticut 06902

Shareholders may call toll free: (800) 662-5200

Banks and Brokers may call collect: (203) 658-9400

AMAM.info@investor.morrowsodali.com

You may also obtain additional information about Ambrx from documents filed with the SEC. See the section entitled “Where You Can Find More Information.” If you have questions regarding the certification of your Ambrx Ordinary Share position, please contact:

Maples Fund Services (Cayman) Limited

16th Floor, Central Plaza

18 Harbour Road

Wanchai

Hong Kong

Email: InvestorServicesHK@maples.com; equityadmin@ambrx.com

SUMMARY

This summary highlights selected information included in this proxy statement/prospectus and does not contain all of the information that may be important to you. You should read this entire document and its annexes and the other documents to which we refer, including the information incorporated by reference, before you decide how to vote. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Parties to the Merger (pages 95 and 138)

Ambrx

We are a clinical-stage biologics company focused on discovering and developing a novel class of engineered precision biologics, using our proprietary expanded genetic code technology platform that allows us to incorporate, in a site-specific manner, synthetic amino acids into proteins within living cells. Our product candidates are designed to overcome the inherent limitations of conventional conjugation approaches that use natural amino acids for non-site-specific conjugation, offering potential safety and efficacy benefits to treat patients across multiple therapeutic areas. We believe that our technology allows us to engineer a single optimized structure by designing the conjugation chemistries, selecting the precise number of amino acids and conjugation positions in the protein, and expanding the types of payloads that can be conjugated. Our precision engineering capabilities and the broad applicability of our expanded genetic code technology platform have the potential to enhance and enable the therapeutic functions of conventional biologics and bio-conjugates.

Ambrx Biopharma Inc. is an exempted company incorporated in the Cayman Islands with limited liability. We commenced our operations in the U.S. in January 2003 through Ambrx, Inc., a Delaware corporation. In May 2015, we incorporated under the laws of the Cayman Islands and have become the ultimate holding company through a series of transactions.

Our principal executive offices are located at 10975 North Torrey Pines Road, La Jolla, California 92037. Our telephone number at this address is (858) 875-2400. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our corporate website is www.ambrx.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website is not part of this proxy statement/prospectus. “Ambrx,” the Ambrx logo and other trademarks or service marks of Ambrx Biopharma Inc. appearing in this proxy statement/prospectus are the property of Ambrx Biopharma Inc. Trade names, trademarks and service marks of other companies appearing in this proxy statement/prospectus are the property of their respective holders.

NewCo

NewCo is a newly-formed Delaware corporation and direct wholly owned subsidiary of Ambrx. NewCo does not own any material assets, have any material liabilities or operate any business.

Merger Sub

Merger Sub is a newly-formed Cayman Islands exempted company and a direct wholly owned subsidiary of NewCo. Merger Sub does not own any material assets, have any material liabilities or operate any business.

The Merger

The terms and conditions of the Merger are contained in the Merger Agreement, and the Cayman Plan of Merger. We encourage you to read the Merger Agreement and the Cayman Plan of Merger carefully, as they are the legal documents that govern the Merger. See the section entitled “The Merger Agreement” for more information.

On                , 2023, Ambrx entered into the Merger Agreement with NewCo and Merger Sub, pursuant to which, among other things, and on the terms of and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Ambrx, with Ambrx surviving the Merger as a direct wholly owned subsidiary of NewCo following the Closing.

On the terms of and subject to the conditions of the Merger Agreement, upon the Effective Time, (i) each Ambrx Ordinary Share that is issued and outstanding immediately prior to the Effective Time (including Ambrx Ordinary Shares underlying the outstanding ADSs) (other than Ambrx Ordinary Shares held by Ambrx Shareholders of Ambrx who properly elect to exercise dissenters’ rights under Section 238 of the CICA) will be converted into one-seventh (1/7) of one share of NewCo Common Stock and each ADS will then represent the right to receive one share of NewCo Common Stock, (ii) your rights as a holder of ADRs evidencing ADSs and as a beneficial owner of ADSs, as applicable, will, subject to compliance with the provisions governing the ADSs, terminate, and (iii) you will be entitled to receive one share of NewCo Common Stock for every ADS held immediately prior to the Effective Time. No fractional shares of NewCo Common Stock will be issued in connection with the Merger, and any such fractional shares shall be paid cash, without any interest thereon, as described herein.

Organizational Charts of Ambrx’s Structure

Below, please find an organizational chart depicting Ambrx’s current structure:

Organizational Chart of NewCo’s Intended Structure

Below, please find an organizational chart depicting the NewCo’s intended structure:

Recommendation of the Ambrx Board (page 83)

The Ambrx Board has unanimously determined that the Merger, on the terms of and subject to the conditions of the Merger Agreement, is advisable and in the best interests of Ambrx and Ambrx Shareholders and has directed that the Proposals set forth in this proxy statement/prospectus be submitted to Ambrx Shareholders for approval at the Special Meeting on the date and at the time and place set forth in this proxy statement/prospectus. The Ambrx Board unanimously recommends that Ambrx Shareholders vote or give instruction to vote “FOR” the Merger Proposal, “FOR” each of the Advisory Organizational Documents Proposals and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting.

Ambrx’s Special Meeting of Shareholders (page 80)

The Special Meeting will be held at                , Eastern Time, on                , 2023 (or at such other time on such other date and at such other place to which the meeting may be postponed or adjourned) virtually via live webcast at https://www.proxydocs.com/        . At the Special Meeting, Ambrx Shareholders will be asked to vote on the Merger Proposal, the Advisory Organizational Documents Proposals and the Adjournment Proposal, in each case, if presented to the Special Meeting.

Voting Power; Record Date

If you are a holder of record of Ambrx Ordinary Shares on the Record Date, you may vote at the Special Meeting in person (which would include presence at a virtual meeting) or by proxy. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. As of the close of business on the Record Date, there were                Ambrx Ordinary Shares (including Ambrx Ordinary Shares underlying the outstanding ADSs) issued and outstanding.

If you are an Ambrx ADS Holder as of the Record Date, you will not be entitled to vote directly at the Special Meeting. Instead, you will be asked to provide voting instructions to the Depositary. If you held ADSs as of the Record Date, you have the right to instruct the Depositary—if you held your ADSs directly—or the right to instruct your broker, bank or other nominee—if you held your ADSs through such intermediary—how you wish the Ambrx Ordinary Shares represented by your ADSs to be voted. So long as the Depositary receives your voting instructions on or prior to                a.m. (Eastern Time) on                , 2023, it will, to the extent practicable and subject to Cayman law and the terms of the deposit agreement, vote the underlying Ambrx Ordinary Shares as you instruct. If your ADSs are held through a broker, bank or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Ambrx Ordinary Shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

Purpose of the Special Meeting

The Proposals presented at the Special Meeting will require the following votes:

•

The Merger Agreement Proposal: The Merger Proposal must be approved by a special resolution, which under the CICA requires the affirmative vote of holders of at least two-thirds of the Ambrx Shareholders represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting. Your approval of the Merger Proposal will constitute your approval and adoption of the Merger Agreement, the Cayman Plan of Merger, the Merger and the Proposed Organizational Documents.

•

The Advisory Organizational Documents Proposals: Each of the Advisory Organizational Documents Proposals is being proposed separately, on a non-binding advisory basis, for approval by the affirmative vote of holders of at least a majority of the Ambrx Shareholders represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting.

•

The Adjournment Proposal: The Adjournment Proposal may be approved by an ordinary resolution under the Ambrx Governing Documents, being the affirmative vote of a majority of the Ambrx Shareholders represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting.

Quorum and Vote of Ambrx Shareholders

A quorum of Ambrx Shareholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if Ambrx Shareholders which hold in aggregate not less than one-third of all votes attaching to all issued and outstanding Ambrx Ordinary Shares (including Ambrx Ordinary Shares underlying ADSs) entitled to vote at the Special Meeting are present in person (which would include presence at a virtual meeting) or by proxy. Abstentions and broker non-votes, will be considered present for the purposes of establishing a quorum, but will not count as votes cast at the Special Meeting. As of the record date for the Special Meeting, Ambrx Ordinary Shares (including Ambrx Ordinary Shares underlying ADSs) would be required to achieve a quorum.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Ambrx has engaged Morrow to assist in the solicitation of proxies.

If a holder of record of Ambrx Ordinary Shares grants a proxy, it may still vote its shares in person if it revokes its proxy before the Special Meeting. A holder of record of Ambrx Ordinary Shares may also change its vote by submitting a later-dated proxy.

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by the Depositary or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote your ADSs as described in the section entitled “Special Meeting of Ambrx—Revoking Your Proxy.”

U.S. Federal Income Tax Considerations (page 140)

For a discussion summarizing the U.S. federal income tax considerations of the Merger, please see “U.S. Federal Income Tax Considerations.”

Ambrx Nasdaq Listing (page 7)

The ADSs are currently listed on Nasdaq under the symbol “AMAM”. Upon completion of the Merger, the shares of NewCo Common Stock will be listed on Nasdaq under the symbol “AMAM”. The NewCo Common Stock will be the only outstanding class of common stock of NewCo upon the consummation of the Merger.

Summary Risk Factors

You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the Proposals presented herein. In particular, you should consider the risk factors described in the section entitled “Risk Factors” beginning on page 8. The business of Ambrx is, and the business of NewCo will be, subject to various risks associated with its business and industry, and an investment in the stock of Ambrx and NewCo will be subject to a number of risks related to market factors and other matters. Such risks include, but are not limited to:

Risks related to the business of Ambrx, including that:

•

We have incurred net losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future. We may never generate any revenue or become profitable or, if we achieve profitability, may not be able to sustain it.

•

We will need to obtain substantial additional funding to complete the development and commercialization of our product candidates. If we are unable to raise this capital when needed, we may be forced to delay, reduce or eliminate our product development programs or other operations.

•	We are early in our development efforts and have a limited history of conducting clinical trials to test our product candidates in humans.

•

Our business is highly dependent on our product candidates, and we must complete additional clinical testing before we can seek regulatory approval and begin commercialization of any of our product candidates for any indication. If we are unable to obtain regulatory approval for, and successfully commercialize, our product candidates, our business may be materially harmed and such failure may affect the viability of our other product candidates.

•

Preclinical and clinical development is a lengthy, expensive and uncertain process. The results of preclinical studies and early clinical trials are not always predictive of future results. If our preclinical studies and clinical trials are not sufficient to support regulatory approval of any of our product candidates, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development of such product candidate.

•	Our product candidates are based on novel technologies, making it difficult to predict the timing, results and cost of product candidate development and likelihood of obtaining regulatory approval.

•	We may encounter substantial delays in initiating or completing our clinical trials.

•

Serious adverse events, undesirable side effects or other unexpected properties of our product candidates may be identified during development or after approval, which could lead to the discontinuation of our clinical development programs, clinical holds by regulatory authorities, refusal by regulatory authorities to approve our product candidates or, if discovered following marketing approval, revocation of marketing authorizations or limitations on the use of our product candidates thereby limiting the commercial potential of such product candidate.

•

Interim, topline and preliminary data from our preclinical studies and clinical trials may change as more data become available and are subject to audit and verification procedures that could result in material changes in the final data.

•

We rely on third parties to conduct, supervise and monitor our clinical trials and perform some of our research and preclinical studies. If these third parties do not satisfactorily carry out their contractual duties or fail to meet expected deadlines, our development programs may be delayed or subject to increased costs, each of which may have an adverse effect on our business and prospects.

•	We face substantial competition, which may result in others discovering, developing or commercializing products more quickly or marketing them more successfully than us.

•

We are currently party to certain in-license agreements under which we acquired rights to use, develop, manufacture and/or commercialize certain of our platform technologies and resulting product candidates. If we breach our obligations under these agreements, we may be required to pay damages, lose our rights to these technologies or both, which would adversely affect our business and prospects.

•

We are dependent on our license agreements and R&D Agreements with various partners to develop and commercialize products using our technologies in various fields and indications as well as certain of our product candidates in certain geographies. The failure to maintain our R&D Agreements with our collaboration partners or the failure of our partners to perform their obligations under our R&D Agreements with them, could negatively impact our business.

•

If we are unable to obtain and maintain sufficient intellectual property protection for our platform technologies and product candidates, or if the scope of the intellectual property protection is not sufficiently broad, our competitors could develop and commercialize products similar or identical to ours, and our ability to successfully commercialize our products may be adversely affected.

Risks related to taxation, including that:

•	The Merger may result in adverse tax consequences for Ambrx Ordinary Shareholders, including Ambrx Ordinary Shares represented by ADSs.

Risks related to Merger including that:

•	The rights of NewCo stockholders under Delaware law will differ from the rights of Ambrx Shareholders under the CICA, which will, in some cases, be less favorable to stockholders following the Merger.

•	The proposed Merger will result in additional direct and indirect costs whether or not completed.

MARKET PRICE AND DIVIDEND INFORMATION

Ambrx

The ADSs are listed on Nasdaq under the symbol “AMAM”.

The closing price of the ADSs on August 24, 2023, the last trading day before announcement of the Merger, was $13.08.

The market price of Ambrx’s securities could vary at any time before the Merger.

Holders

As of the date of this proxy statement/prospectus, there were        holders of record of Ambrx Ordinary Shares. See “Security Ownership of Certain Beneficial Owners and Management of Ambrx and NewCo.”

Dividend Policy

Ambrx has never paid cash dividends on the Ambrx Ordinary Shares and does not have any present plan to pay any cash dividends on the Ambrx Ordinary Shares in the foreseeable future.

The NewCo Board has discretion over whether to distribute dividends, subject to the Proposed Organizational Documents and certain requirements of Delaware law. All dividends are subject to certain restrictions under Delaware law. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the NewCo Board may deem relevant. NewCo intends to retain most, if not all, of our available funds and any future earnings to operate and expand our business and does not anticipate paying any cash dividends in the foreseeable future.

RISK FACTORS

In this section, any references to “Ambrx,” the “Company,” “we,” “our” or “us” generally are to Ambrx prior to the Merger and NewCo following the Merger, unless context otherwise requires.

If the Merger is completed, Ambrx will become a wholly owned subsidiary of NewCo and Ambrx Shareholders will become stockholders of NewCo. As a result of the Merger, the corporate law and governing documents governing the Company and the shares that will be held by you will be different. If any of the risks discussed below actually occur, the business, financial condition, operating results and cash flows of Ambrx and/or NewCo could be materially adversely affected. The risks described below are not the only risks facing Ambrx and NewCo. Additional risks and uncertainties not presently known to Ambrx or NewCo or that Ambrx or NewCo currently deem immaterial also may impair their business operations. In addition to the other information contained in this proxy statement/prospectus, including the matters addressed under the heading “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote on the Proposals presented in this proxy statement/prospectus.

Risks Related to Ambrx’s Financial Position, Capital Requirements and Limited Operating History

We have incurred net losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future. We may never generate any revenue or become profitable or, if we achieve profitability, may not be able to sustain it.

We have never generated any revenue from product sales and have incurred net losses each year since we commenced operations. For the six months ended June 30, 2023 and 2022, our net loss was $33.1 million and $51.5 million, respectively. We expect that it will be several years, if ever, before we have a product candidate that will achieve regulatory approval and be commercialized. We expect to incur increasing levels of operating losses over the next several years and for the foreseeable future as we advance our product candidates through clinical development. Our prior losses, combined with expected future losses, have had and will continue to have an adverse effect on our shareholders’ equity and working capital.

To become and remain profitable, we must develop and eventually commercialize a product or products with significant market potential. This will require us to be successful in a range of challenging activities, including completing preclinical studies and clinical trials of our product candidates, obtaining marketing approval for these product candidates, manufacturing, marketing and selling those products for which we may obtain marketing approval and satisfying any post-marketing requirements. We may never succeed in these activities and, even if we succeed in commercializing one or more of our product candidates, we may never generate revenue that is significant enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis and we will continue to incur substantial research and development and other expenditures to develop and market additional product candidates. Our failure to become and remain profitable could decrease the value of our securities and impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations.

Our limited operating history may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

We are a clinical-stage biologics company with a limited operating history. As an organization, we have not demonstrated an ability to successfully complete late-stage clinical trials, obtain regulatory approvals, manufacture our product candidates at commercial scale or arrange for a third party to do so on our behalf, conduct sales and marketing activities necessary for successful commercialization, or obtain reimbursement in the countries of sale. We may encounter unforeseen expenses, difficulties, complications and delays in achieving our business objectives. Our short history as an operating company makes any assessment of our future success or viability subject to significant uncertainty. If we do not address these risks successfully or are unable to transition at some point from a company with a research and development focus to a company capable of supporting commercial activities, then our business will be materially harmed.

We will need to obtain substantial additional funding to complete the development and commercialization of our product candidates. If we are unable to raise this capital when needed, we may be forced to delay, reduce or eliminate our product development programs or other operations.

Since our inception, we have financed our operations primarily through sales of our shares and funding from our collaborations. The development of biological product candidates is capital intensive. As our product candidates enter and advance through preclinical studies and clinical trials, we will need substantial additional funds to pay external development costs and expand our clinical, regulatory, quality and manufacturing capabilities. If we obtain marketing approval for any of our product candidates, we expect to incur significant commercialization expenses related to marketing, sales, manufacturing and distribution. Furthermore, we have incurred and expect to incur additional costs associated with operating as a public company.

As of June 30, 2023, we had cash, cash equivalents and marketable debt securities, available-for-sale (“MDS”), of $235.1 million. Based upon our current operating plan, we estimate that our existing cash, cash equivalents and MDS will be sufficient to fund our operating expenses and capital expenditure requirements for at least the next 12 months from the date of our last Quarterly Report on Form 10-Q, filed with the SEC on August 9, 2023.

We have based these estimates on assumptions that may prove to be incorrect or require adjustment as a result of business decisions, and we could utilize our available capital resources sooner than we currently expect. Our future capital requirements will depend on many factors, including:

•	the initiation, trial design, progress, timing, costs and results of drug discovery, preclinical studies and clinical trials of our product candidates;

•	the number and characteristics of product candidates that we pursue, as well as the indications for which we develop our product candidates;

•

the length of our clinical trials, including, among other things, as a result of delays in enrollment, difficulties enrolling sufficient subjects or delays or difficulties in clinical trial site initiations;

•	the outcome, timing and costs of seeking regulatory approvals for our product candidates;

•	the costs of manufacturing our product candidates, in particular for clinical trials in preparation for marketing approval and in preparation for commercialization;

•	the costs of any third-party products used in our combination clinical trials that are not covered by such third party or other sources;

•	the costs associated with hiring additional personnel and consultants as our preclinical, manufacturing, regulatory and clinical activities increase;

•	whether and when we receive marketing approvals and revenue from any commercial sales of any of our product candidates, if approved;

•	the cost of commercialization activities for any of our product candidates, if approved, including marketing, sales and distribution costs;

•	the emergence of competing therapies and other adverse market developments;

•	the ability to establish and maintain strategic collaboration, licensing or other arrangements and whether and when we receive or are obligated to make payments under such arrangements;

•	the extent to which we are able to internally develop or license ARX788 for external development and commercialization outside of China, if pursued;

•	the extent to which we in-license or acquire other products and technologies and the terms of these transactions;

•	the costs involved in preparing, filing, prosecuting, maintaining, expanding, defending and enforcing patent claims, including litigation costs and the outcome of such litigation;

•	our need and ability to retain key management and hire scientific, technical, business and medical personnel;

•	our implementation of additional internal systems and infrastructure, including operational, financial and management information systems;

•	the costs associated with expanding our facilities or building out our laboratory space;

•	changes to development plans with respect to our product candidates;

•	the extent of the impacts and duration of geopolitical and macroeconomic events, including the COVID-19 pandemic, conflict between Ukraine and Russia and bank failures; and

•	the costs of operating as a public company.

Because we do not expect to generate revenue from product sales for several years, if at all, we will need to obtain substantial additional funding in connection with our continuing operations and expected increases in expenses. Until such time as we can generate significant revenue from sales of our product candidates, if ever, we expect to finance our cash needs through equity offerings, debt financings or other capital sources, including potentially grants, collaborations, licenses or other similar arrangements. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. The impact of the recent disruption in access to bank deposits and lending commitments due to bank failures, the COVID-19 pandemic, the ongoing conflict between Ukraine and Russia, changes in interest rates and economic inflation on capital markets may affect the availability, amount and type of financing available to us in the future. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.

Raising additional capital may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until such time, if ever, as we can generate substantial product revenue, we expect to finance our operations through equity offerings, debt financings or other capital sources, including potentially grants, collaborations, licenses or other similar arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as limitations on our ability to incur additional debt, make capital expenditures or declare dividends.

If we raise funds through collaborations or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Risks Related to the Discovery, Development and Regulatory Approval of Our Product Candidates

We are early in our development efforts and have a limited history of conducting clinical trials to test our product candidates in humans.

We are early in our development efforts and most of our operations to date have been limited to developing our platform technologies and conducting drug discovery and preclinical studies. As a result, there are many steps in the drug development process that we must still successfully complete and have limited experience with as a company.

Our ability to successfully complete development of any of our current and future product candidates will depend on a number of factors, including:

•	successful completion of preclinical studies;

•

submission of Investigational New Drug (“IND”), or other regulatory applications to allow for initiation of our planned and future clinical trials and authorizations from regulators to initiate clinical trials;

•	successful initiation, execution and completion of, planned and future clinical trials and achieving positive safety and efficacy results from such trials;

•	demonstrating a risk-benefit profile acceptable to regulatory authorities;

•	clinical trial data that are sufficient to support marketing approvals from applicable regulatory authorities; and

•

obtaining and maintaining patent, trade secret and other intellectual property protection and regulatory exclusivity for our product candidates and avoiding infringement of third-party intellectual property rights.

If we do not achieve one or more of these requirements in a timely manner, we could experience significant delays or an inability to successfully complete development of our product candidates, which would materially harm our business.

We recently engaged in a strategic reprioritization of our product pipeline. Such strategic reprioritization may cause us to expend our limited resources to pursue a particular product candidate and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success and could harm our future business prospects.

On October 18, 2022, we announced a reprioritization of our product pipeline after conducting a strategic assessment that considered our cash runway and our product pipeline near term value creation opportunities, among other factors. As a result of our assessment, we paused the internal development of ARX788 and, among other potential activities, planned to seek development partners to further its development outside of China. In the first quarter of 2023, we decided to conduct a signal-finding study in the post-Enhertu metastatic breast cancer population. We also paused the development of our preclinical product candidate, ARX822. As part of the reprioritization and reconsideration in the first quarter of 2023, we are focusing on strengthening our current partnerships, while pursuing internal development of ARX788. In parallel, we are internally developing our earlier stage programs, including ARX517, where we believe we offer a first-in-class or best-in-class approach. Finally, as part of this strategic update, we streamlined our organization with a reduction in force in the fourth quarter of 2022 to improve efficiency and to reprioritize our development pipeline to focus on oncology assets with the greatest potential and strong competitive profiles.

Because we have limited financial and managerial resources, we focus on specific product candidates, indications and development programs. We may also conduct several clinical trials for our product candidates in parallel over the next several years, which may make our decision as to which product candidates to focus on more difficult. For example, we are currently conducting a Phase 1 clinical trial for the evaluation of the safety of ARX517. Further, we are investing in preclinical studies for ARX305 and ARX102. As a result, we may forgo or delay pursuit of opportunities with other product candidates or other indications that could have had greater commercial potential or likelihood of success. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future research and development programs and product candidates for specific indications may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through future collaborations, licenses and other similar arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate.

Our business is highly dependent on our product candidates, and we must complete additional clinical testing before we can seek regulatory approval and begin commercialization of any of our product candidates for any indication. If we are unable to obtain regulatory approval for, and successfully commercialize, our product candidates, our business may be materially harmed and such failure may affect the viability of our other product candidates.

Our product candidates may not proceed in preclinical or through clinical development or achieve regulatory approval. The process for obtaining marketing approval for any product candidate is very long and risky and there will be significant challenges for us to address in order to obtain marketing approval as planned or, if at all.

The results obtained in our current clinical trials or future clinical trials may not be sufficient to obtain regulatory approval. In addition, because our current and future product candidates are based or will be based on our synthetic amino acid (“SAA”) technology, if any of our product candidates encounter safety or efficacy problems, developmental delays, regulatory issues, or other problems, our development plans and business related to our other current or future product candidates could be significantly harmed. In addition, our most advanced internal product candidates in our antibody-drug conjugates (“ADC”), franchise rely on AS269, our proprietary cytotoxic payload, meaning that a toxicity, manufacturing or other issue with AS269 could negatively impact these other product candidates, which would harm our business. A failure of any of our product candidates may affect the ability to obtain regulatory approval to continue or conduct clinical programs for our other or future product candidates. Moreover, anti-tumor activity may be different in each of the different tumor types we plan on evaluating in our clinical trials. As a consequence, we may have to interact with the U.S. Food and Drug Administration (the “FDA”), as well as other regulatory authorities to reach agreement on defining the optimal patient population, study design and size in order to obtain regulatory approval, any of which may require additional resources and delay the timing of our clinical trials and ultimately the approval, if any, of any of our product candidates. Further, competitors who are developing products with similar technology may experience problems with their products that could become, or be perceived to be, problems with our product candidates.

Preclinical and clinical development is a lengthy, expensive and uncertain process. The results of preclinical studies and early clinical trials are not always predictive of future results. If our preclinical studies and clinical trials are not sufficient to support regulatory approval of any of our product candidates, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development of such product candidate.

The research and development of drugs and biological products is extremely risky. Only a small percentage of product candidates that enter the development process ever receive marketing approval. Before obtaining marketing approval from regulatory authorities for the sale of our product candidates, we must conduct extensive clinical trials to demonstrate the safety and efficacy of the product candidates in humans. Clinical testing is expensive, can take many years to complete and its outcome is uncertain. We may face unforeseen challenges in our product candidate development strategy, and we may not ultimately be successful in our current and future clinical trials and our product candidates may not be able to receive regulatory approval. The results of preclinical studies and early clinical trials of our product candidates and other products, even those with the same or similar mechanisms of action, may not be predictive of the results of later-stage clinical trials. For example, it is not uncommon for product candidates to exhibit unforeseen safety or efficacy issues when tested in humans despite promising results in preclinical animal models. In particular, while we have conducted and seen promising results in preclinical studies of our product candidates, we do not know how any of these product candidates will perform in clinical trials.

Future results of preclinical and clinical testing of our product candidates are also less certain due to the novel and relatively untested nature of our approach in engineering and developing engineered precision biologics (“EPBs”) and incorporating SAAs into proteins. In general, clinical trial failure may result from a multitude of factors including flaws in study design, dose selection, patient enrollment criteria and failure to demonstrate favorable safety or efficacy traits. We may also experience issues related to product formulation changes, which we have made with respect to our product candidates both before and during clinical development. As such, failure in clinical trials can occur at any stage of testing. A number of companies in the biologics industry have suffered setbacks in the advancement of clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials.

Additionally, some of our ongoing and future clinical trials may be open-label in study design and may be conducted at a limited number of clinical sites on a limited number of patients. An “open-label” clinical trial is one where both the patient and investigator know whether the patient is receiving the investigational product candidate or either an existing approved drug or placebo. Most typically, open-label clinical trials test only the investigational product candidate and sometimes may do so at different dose levels. Open-label clinical trials are subject to various limitations that may exaggerate any therapeutic effect as patients in open-label clinical trials are aware when they are receiving treatment and, thus, the results may not be predictive of future clinical trial results.

Prior to obtaining approval to commercialize any product candidate in the U.S. or internationally, we must demonstrate with substantial evidence from adequate and well-controlled clinical trials, and to the satisfaction of the FDA, National Medical Products Administration (the “NMPA”), European Medicines Agency (the “EMA”), or comparable foreign regulatory authorities, that such product candidate is safe and effective for its intended uses. Results from preclinical studies and clinical trials can be interpreted in different ways. Even if we believe that the preclinical or clinical data for our product candidates are promising, such data may not be sufficient to support approval by the FDA, NMPA, EMA or comparable regulatory authorities. The FDA or other regulatory authorities may also require us to conduct additional preclinical studies or clinical trials for our product candidates either prior to or post-approval, or they may object to elements of our clinical development program, requiring their alteration.

If the results of our clinical trials are inconclusive or if there are safety concerns, adverse events associated with our product candidates or clinical holds placed by regulatory authorities on any of our product candidates, we may:

•	incur unplanned costs;

•	be delayed in or prevented from continuing clinical development and obtaining marketing approval for our product candidates;

•	obtain approval for indications or patient populations that are not as broad as intended or desired;

•	obtain approval with labeling that includes significant use or distribution restrictions or safety warnings, including boxed warnings or contraindications;

•	be subject to changes or limitations in the way the product is administered;

•	be required to perform additional preclinical studies or clinical trials to support approval or be subject to additional post-marketing testing requirements;

•	have regulatory authorities withdraw their approval of the product, if granted, or impose restrictions on its distribution in the form of a Risk Evaluation and Mitigation Strategy (“REMS”);

•	become subject to litigation;

•	be forced to terminate clinical development of any of our product candidates; or

•	experience damage to our reputation.

If we are required to conduct additional clinical trials or other testing of our product candidates beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of our product candidates or other testing, if the results of these trials or tests are not positive or are not as positive as we expect or if there are safety concerns, our business and results of operations will likely be adversely affected and we may incur significant additional costs.

In addition, even if the clinical trials are successfully completed, preclinical and clinical data are often susceptible to varying interpretations and analyses, and the FDA, NMPA, EMA or comparable foreign regulatory authorities may not interpret the results as we do, and more clinical trials could be required before we submit our product candidates for approval. To the extent that the results of the clinical trials are not satisfactory to the FDA, NMPA, EMA or comparable foreign regulatory authorities for support of a marketing application, approval of our product candidates may be significantly delayed, or we may be required to expend significant additional resources, which may not be available to us, to conduct additional clinical trials in support of potential approval of our product candidates.

Our product candidates are based on novel technologies, making it difficult to predict the timing, results and cost of product candidate development and likelihood of obtaining regulatory approval.

We have concentrated our research and development efforts on product candidates using our platform technologies, and our future success depends on the successful development of this approach. We have not yet succeeded and may not succeed in demonstrating efficacy and safety for any product candidates based on our platform technologies, and use of our platform technologies may not ever result in marketable therapies. In particular, while we believe that our site-specific incorporation of SAAs into proteins may be capable of overcoming certain challenges faced by traditional ADC approaches, our technologies may not result in the intended benefits or may result in unforeseen negative consequences, particularly because there is limited experience in the field with this approach to engineering bio-conjugates.

In addition, the clinical trial requirements of the FDA, NMPA, EMA and comparable regulatory agencies and the criteria these regulators use to determine the safety and efficacy of a product candidate vary substantially according to the type, complexity, novelty, intended use and market of the potential products. The regulatory approval process for novel product candidates such as ours can be more expensive and take longer than for other, better known or extensively studied approaches.

The ADC and immuno-oncology fields are also rapidly evolving and as competitors use or develop alternative technologies, any failures of related product candidates could adversely impact our programs. For example, other companies are developing novel conjugation approaches to ADCs. Regardless of our belief that our approach of EPBs has advantages over conventional biologics and bio-conjugates, issues encountered with other programs could create a negative perception of or increase scrutiny for our platform technologies and product candidates.

As an organization, we are in the process of conducting preclinical and Phase 1 clinical trials, have never conducted later-stage clinical trials or submitted a biologics license application (“BLA”) and may be unable to do so for any of our product candidates.

We are undertaking development efforts for our product candidates, and we will need to successfully complete clinical development, including later-stage and pivotal clinical trials, in order to obtain FDA, NMPA,

EMA or comparable regulatory authority approval to market our current or any future product candidates. Carrying out later-stage clinical trials and the submission of a successful BLA is a complicated process. As an organization, we are in the process of conducting preclinical and Phase 1 clinical trials and have not yet conducted any, and have relied, and will continue to rely, on collaboration partners to conduct later stage or potentially pivotal clinical trials for our current and future product candidates. We have limited experience as a company in preparing, submitting and prosecuting regulatory filings and have not previously submitted a BLA or other comparable foreign regulatory submission for any product candidate. We also plan to conduct a number of clinical trials for multiple product candidates in parallel over the next several years. This may be a difficult process to manage with our limited resources. In addition, we have had limited interactions with the FDA and cannot be certain how many clinical trials of our product candidates will be required or how such trials will have to be designed. Consequently, we may be unable to successfully and efficiently execute and complete necessary clinical trials in a way that leads to regulatory submission and approval of any of our product candidates. We may require more time and incur greater costs than our competitors and may not succeed in obtaining regulatory approvals of product candidates that we develop. Failure to commence or complete, or delays in, our planned clinical trials, could prevent us from or delay us in submitting BLAs for and commercializing our product candidates.

We may encounter substantial delays in initiating or completing our clinical trials.

Clinical trials may not be initiated or completed on schedule, if at all. For example, we cannot begin Phase 1 clinical trials until we complete certain preclinical development activities and submit and receive authorization to proceed under IND applications and the timing and success of these events are uncertain. We may experience delays in obtaining the FDA’s authorization to initiate clinical trials under future INDs. Even after we are authorized to proceed with clinical trials, numerous events could prevent successful or timely completion of clinical development, including:

•	delays in reaching a consensus with regulatory authorities on trial design;

•	delays in reaching agreement or failing to agree on acceptable terms with prospective contract research organizations (“CROs”) and clinical trial sites;

•	delays in opening sites, including delays in obtaining required approvals from institutional review boards (“IRBs”), and recruiting suitable patients to participate in our clinical trials;

•	delays in enrolling patients in our clinical trials;

•

failure by our CROs, other third parties or us to adhere to the trial protocol or applicable regulatory requirements, including the FDA’s good clinical practices (“GCPs”) or applicable regulatory requirements in other countries;

•

regulatory authorities finding deficiencies in the manufacturing processes or facilities of third-party manufacturers with which we or any of our potential future collaborators contract for clinical supplies;

•

delays in the testing, validation, manufacturing and delivery of our product candidates to the treatment sites, including due to a facility manufacturing any of our product candidates or any of their components being ordered by the FDA, NMPA, EMA or comparable regulatory authorities to temporarily or permanently shut down due to violations of current good manufacturing practices (“cGMP”) regulations or other applicable requirements, or infections or cross-contaminations of product candidates in the manufacturing process;

•

imposition of a clinical hold by IRBs or regulatory authorities as a result of a serious adverse event (“SAE”) concerns with a class of product candidates, after an inspection of our clinical trial operations or trial sites, or for other reasons;

•

suspensions or terminations by us, the IRBs or the institutions at which such trials are being conducted, by the Safety Review Committee or Data Safety Monitoring Board, for such trial or by regulatory authorities due to a number of factors, including those described above;

•	patients not completing participation in a trial, returning for post-treatment follow-up or otherwise failing to adhere to clinical trial protocols;

•	lack of adequate funding; or

•	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols.

Any inability to timely initiate and successfully complete clinical trials could result in additional costs to us or impair our ability to achieve regulatory and commercialization milestones. Clinical trial delays could also shorten any periods during which we may have the exclusive right to commercialize our product candidates, if approved, or allow our competitors to bring comparable drugs to market before we do, which could impair our ability to successfully commercialize our product candidates and may harm our business, financial condition, results of operations and prospects.

If we experience delays or difficulties enrolling patients in our clinical trials, our research and development efforts and business, financial condition and results of operations could be materially adversely affected.

Successful and timely completion of clinical trials will require that we identify, qualify and enroll a sufficient number of patients. These trials and other trials we conduct may be subject to delays as a result of patient enrollment taking longer than anticipated, patient withdrawal or adverse events, which may be as serious as death. Delays in enrolling patients in these trials would adversely impact our overall clinical development strategy for our product candidates and delay our ability to seek regulatory approval.

Our clinical trials compete with other clinical trials that are in the same therapeutic areas as our product candidates, and this competition will reduce the number and types of patients available to us, because some patients who might have opted to enroll in our trials may instead opt to enroll in trials being conducted by others. For example, we estimate that there are approximately 1.4 million annual new cases of prostate cancer worldwide. We have competed, and expect to continue to compete, with other clinical trials that involve product candidates targeting prostate cancer.

Because the number of qualified clinical investigators and clinical trial sites is limited, we expect to conduct some of our clinical trials at the same clinical trial sites that some of our competitors use, which will reduce the number of patients who are available for our clinical trials at such clinical trial sites. Moreover, because certain of our product candidates represent a departure from more commonly used methods for cancer treatment and because certain of our product candidates have not been tested in humans before, potential patients and their doctors may be inclined to use conventional therapies, such as other available therapies, rather than enroll patients in any future clinical trial.

In addition to the potentially small populations, the eligibility criteria of our planned clinical trials will further limit the pool of available study participants as we will require that patients have specific characteristics. Additionally, the process of finding and diagnosing patients may prove costly. We also may not be able to identify, recruit and enroll a sufficient number of patients to complete our clinical trials because of the perceived risks and benefits of the product candidate under study, the availability and efficacy of competing therapies and clinical trials, the proximity and availability of clinical trial sites for prospective patients, the availability of genetic sequencing information for patient tumors so that we can identify patients with the targeted genetic mutations, and the patient referral practices of physicians. If patients are unwilling to participate in our studies for any reason, the timeline for recruiting patients, conducting studies and obtaining regulatory approval of potential products may be delayed.

Patient enrollment depends on many factors, including:

•	the size and nature of the patient population;

•	the severity of the disease under investigation;

•	eligibility criteria for the trial;

•	the proximity of patients to clinical sites;

•	the design of the clinical protocol;

•	the ability to obtain and maintain patient consents;

•	the ability to recruit clinical trial investigators with the appropriate competencies and experience;

•	the risk that patients enrolled in clinical trials will drop out of the trials before the administration of our product candidates or trial completion;

•	reporting of the preliminary results of our clinical trials;

•	the number of competing clinical trials;

•	the availability of new drugs approved for the indication the clinical trial is investigating;

•	clinicians’ and patients’ perceptions as to the potential benefit-risk ratio of the drug being studied in relation to other available therapies;

•	lack of safety and efficacy data of our product candidates;

•	competing clinical trials for qualified patients; and

•	other factors we may not be able to control.

In addition, enrollment and retention of patients in clinical trials could be disrupted by geopolitical events, including civil or political unrest (such as the ongoing conflict between Ukraine and Russia), terrorism, insurrection or war, man-made or natural disasters, or public health pandemics or epidemics or other business interruptions, including bank failures, the COVID-19 pandemic and future outbreaks of disease. These factors may make it difficult for us to enroll enough patients to complete our clinical trials in a timely and cost-effective manner. Delays in the completion of any clinical trial of our product candidates will increase our costs, slow down our product candidate development and approval process and delay or potentially jeopardize our ability to commence product sales and generate revenue. In addition, some of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

SAEs, undesirable side effects or other unexpected properties of our product candidates may be identified during development or after approval, which could lead to the discontinuation of our clinical development programs, clinical holds by regulatory authorities, refusal by regulatory authorities to approve our product candidates or, if discovered following marketing approval, revocation of marketing authorizations or limitations on the use of our product candidates thereby limiting the commercial potential of such product candidate.

To date, we have only tested our product candidates in a limited number of cancer patients and these clinical trial participants have only been observed for a limited period of time after dosing. As we continue developing our product candidates and initiate clinical trials of our current and future product candidates, SAEs, undesirable side effects, relapse of disease or unexpected characteristics including, but not limited to, death and ocular toxicity, will likely emerge and may cause us to abandon these product candidates or limit their development to more narrow uses or subpopulations in which the SAEs, undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective or in which efficacy is more pronounced or durable. For example, the general goal of ADC approaches is to deliver a toxic payload to a tumor site to kill the cancer cells, but the unintended exposure of healthy cells to the cytotoxic payload has resulted in numerous ADC candidates failing in development due to safety issues, which can be as serious as death, and has limited the therapeutic window of approved ADC therapies, and our ADC candidates may suffer from similar safety issues. Should we observe unexpected types or levels of SAEs in our clinical trials or identify other undesirable side effects or other unexpected safety findings, our trials could be delayed or even stopped, and our development programs may be halted entirely. Adverse events, even if non-serious, may harm our ability to obtain marketing approvals for our current and any future product candidates, or, if approved, to achieve market adoption.

Even if our product candidates initially show promise in early clinical trials, the side effects of biological products are frequently only detectable after they are tested in larger, longer and more extensive clinical trials or, in some cases, after they are made available to patients on a commercial scale after approval. Sometimes, it can be difficult to determine if the SAEs or unexpected side effects were caused by the product candidate or another factor, especially in oncology subjects who may suffer from other medical conditions and be taking other medications. For example, treatment of cancer patients with our immuno-oncology, product candidates may be in combination with other cancer drugs, such as other immuno-oncology agents, monoclonal antibodies or other protein-based drugs or small molecule anti-cancer agents such as targeted agents or chemotherapy, which can cause side effects or adverse events that are unrelated to our product candidate but may still impact the success of our clinical trials. Additionally, the inclusion of critically ill patients in our clinical trials may result in deaths or other adverse medical events due to other therapies or medications that such patients may be using or other underlying conditions. As described above, any of these events could prevent us from obtaining regulatory approval or achieving or maintaining market acceptance of our product candidates and impair our ability to commercialize our products.

If SAEs or unexpected side effects, including, but not limited to, deaths or ocular toxicities, are identified during development or after approval and are determined to be attributed to our product candidate, we may be required to develop a REMS plan to ensure that the benefits of treatment with such product candidate outweigh the risks, which may include, among other things, a medication guide, communication plan to healthcare practitioners or additional elements to assure safe use, such as patient education, extensive patient monitoring through registries or restricted distribution methods. Product-related side effects could also result in potential product liability claims. Any of these occurrences may harm our business, financial condition and prospects significantly.

In addition, if one or more of our product candidates receives marketing approval, and we or others later identify undesirable side effects caused by such products, or any other similar biologics, after such approval, a number of potentially significant negative consequences could result, including:

•	regulatory authorities may suspend, withdraw or limit approvals of such product;

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regulatory authorities may require additional warnings on the label, including a “boxed” warning or contraindication, or issue safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings or other safety information about the product;

•	regulatory authorities may require a REMS plan to mitigate risks;

•	we may be required to change the way a product is distributed or administered, conduct additional clinical trials or change the labeling of the product;

•	the product may become less competitive, and our reputation may suffer;

•	we may decide to remove the product from the marketplace; and

•	we may be subject to regulatory investigations and government enforcement actions, including fines, injunctions or the imposition of civil or criminal penalties.

Interim, topline and preliminary data from our preclinical studies and clinical trials may change as more data become available and are subject to audit and verification procedures that could result in material changes in the final data.

We have disclosed and intend to publicly disclose from time to time in the future, interim, topline or preliminary data from our preclinical studies and clinical trials, which is based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change as more data become available. We may also announce topline data following the completion of a preclinical study or clinical trial, which may be subject to change following a more comprehensive review of the data related to the particular study or trial. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the interim, topline or preliminary results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Top line data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, interim, topline and preliminary data should be viewed with caution until the final data are available. Adverse differences between previous preliminary or interim data and future interim or final data could significantly harm our business prospects.

From time to time, we may also disclose interim data from our clinical trials. Interim data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available or as patients from our clinical trials continue other treatments for their disease. Adverse differences between preliminary or interim data and final data could significantly harm our business prospects. Further, disclosure of interim data by us, our collaboration partners, or by our competitors could result in volatility in the price of our securities.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate or product, our company in general and our securities. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine to be material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product candidate or our business. If the interim, topline or preliminary data that we report differ from future or more comprehensive data, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for and commercialize our product candidates, our business, operating results, prospects or financial condition may be harmed.

We may not be able to submit INDs or IND amendments to commence additional clinical trials on the timelines we expect, and even if we are able to, the FDA may not permit us to proceed.

We may not be able to submit future INDs for our product candidates on the timelines we expect. For example, we may experience manufacturing delays or other delays with IND-enabling studies. Moreover, submission of an IND may not result in the FDA allowing further clinical trials to begin, and, once begun, issues may arise that suspend or terminate clinical trials. Additionally, even if such regulatory authorities agree with the design and implementation of the clinical trials set forth in an IND, such regulatory authorities may change their requirements in the future. These considerations also apply to new clinical trials we may submit as amendments to existing INDs or to a new IND. Any failure to submit INDs on the timelines we expect or to obtain regulatory approvals for our trials may prevent us from completing our clinical trials or commercializing our products on a timely basis, if at all.

We may investigate one or more of our product candidates in combination with other therapies, which exposes us to additional risks.

We may investigate one or more of our product candidates in combination with one or more other approved or unapproved therapies to treat cancer or other diseases. Even if any product candidate we develop were to receive marketing approval or be commercialized for use in combination with other existing therapies, we would continue to be subject to the risks that the FDA or comparable foreign regulatory authorities outside of the U.S. could revoke approval of the therapy used in combination with our product or that safety, efficacy, manufacturing or supply issues could arise with any of those existing therapies. If the therapies we use in combination with our product candidates are replaced as the standard of care for the indications we choose for any of our product candidates, the FDA or comparable foreign regulatory authorities may require us to conduct additional clinical trials. The occurrence of any of these risks could result in our own products, if approved, being removed from the market or being less successful commercially.

We also may choose to evaluate our current product candidates or any other future product candidates in combination with one or more cancer therapies that have not yet been approved for marketing by the FDA or comparable foreign regulatory authorities. We will not be able to market and sell our current product candidates or any product candidate we develop in combination with an unapproved cancer therapy for a combination indication if that unapproved therapy does not ultimately obtain marketing approval either alone or in combination with our product. In addition, unapproved cancer therapies face the same risks described with respect to our product candidates currently in development and clinical trials, including the potential for serious adverse effects, delay in their clinical trials and lack of FDA approval.

If the FDA or comparable foreign regulatory authorities do not approve these other products or revoke their approval of, or if safety, efficacy, quality, manufacturing or supply issues arise with, the products we choose to evaluate in combination with our product candidate we develop, we may be unable to obtain approval of or market such combination therapy.

We may seek Breakthrough Therapy or “Fast Track designations” by the FDA for one or more of our product candidates, but we may not receive such designations, and even if we do, such designations may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood that our product candidates will receive marketing approval.

We may seek Fast Track and/or Breakthrough Therapy designations for one or more of our product candidates. If a drug or biologic is intended for the treatment of a serious or life-threatening condition and clinical or preclinical data demonstrate the potential to address unmet medical needs for this condition, the product candidate may be eligible for Fast Track designation. The benefits of Fast Track designation include more frequent interactions between FDA and the sponsor of the trial to discuss the product candidate’s development plan and extent of safety data needed to support approval and use of biomarkers. Product candidates that have been designated as Fast Track are also eligible for rolling review, which means that a sponsor can submit completed sections of its BLA for review by FDA, rather than waiting until every section of the BLA is completed before the entire application can be reviewed. BLA review usually does not begin until the entire application has been submitted to the FDA.

A Breakthrough Therapy is defined as a drug or biologic that is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the product candidate may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. A product candidate designated as a Breakthrough Therapy by the FDA may be eligible for all features of Fast Track designation, intensive guidance on an efficient product development program, beginning as early as Phase 1, and organizational commitment involving senior managers at the FDA.

Product candidates designated as Fast Track and Breakthrough Therapy by the FDA may also be eligible for other expedited approval programs, including accelerated approval and priority review, but such designation does not assure any such qualification or ultimate marketing approval by the FDA. The FDA has broad discretion whether or not to grant these designations, so even if we believe a particular product candidate is eligible for a designation, the FDA may not decide to grant it. Even if designated, we may not experience a faster development process, review or approval compared to non-expedited FDA review procedures. In addition, the FDA may withdraw Fast Track designation or Breakthrough Therapy designation if it believes that the designation is no longer supported by emerging data or the product development program is no longer being pursued.

We may seek orphan drug designations by the FDA for certain of our product candidates, but we may be unable to obtain such designations or maintain or ultimately realize the potential benefits of orphan drug designation.

We may seek orphan drug designation for certain of our product candidates. The FDA grants orphan designation to drugs or biologics that are intended to treat a rare disease or condition with fewer than 200,000 patients in the U.S. or that affects 200,000 or more persons in the U.S. but where there is no reasonable expectation for a sponsor to recover the costs of developing and marketing the drug or biologic in the U.S. Orphan drug designation must be requested before submitting an new drug application or BLA. In the U.S., orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages, and application fee waivers. After the FDA grants orphan drug designation, the generic identity of the drug or biologic and its potential orphan use are disclosed publicly by the FDA. However, orphan drug designation neither shortens the development time nor regulatory review time of a product candidate nor gives the candidate any advantage in the regulatory review or approval process.

In addition, if a product that has orphan designation subsequently receives the first FDA approval for a particular active ingredient for the indication for which it has orphan designation, the product is entitled to orphan product exclusivity, which means the FDA may not approve any other application to market the same drug or biologic for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the product with orphan exclusivity or where the manufacturer is unable to assure sufficient product quantity to meet the needs of patients for which the product was designated. As a result, even if one of our product candidates receives orphan exclusively, the FDA can still approve other drugs and biologics that have a different active ingredient for use in treating the same indication or disease. Furthermore, the FDA can waive orphan exclusively if we are unable to manufacture sufficient supply of our product.

We may seek orphan drug designation for certain of our product candidates in orphan indications in which there is a medically plausible basis for the use of these products. Even if we obtain orphan drug designation, exclusive marketing rights in the U.S. may also be unavailable if we or our collaborators seek approval for an indication broader than the orphan designated indication and may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition. In addition, even if we seek orphan drug designation for certain of our other product candidates, we may never receive such designations. Even if we obtain orphan drug designation, we may not be the first to obtain marketing approval for any particular orphan indication due to the uncertainties associated with developing pharmaceutical products. Further, even if we obtain orphan exclusivity for a product candidate, that exclusivity may not effectively protect the product from competition because different drugs or biologics can be approved for the same condition.

The FDA may further reevaluate the Orphan Drug Act of 1983 and its regulations and policies. We do not know if, when, or how the FDA may change the orphan drug regulations and policies in the future, and it is uncertain how any changes might affect our business. Depending on what changes the FDA may make to its orphan drug regulations and policies, our business could be adversely impacted.

We may seek accelerated approval by the FDA for certain of our product candidates, but the FDA may not agree that the accelerated approval pathway is appropriate, which may prolong development and delay our projected commercialization plans.

We may seek approval of certain of our product candidates using the FDA’s accelerated approval pathway. Accelerated approval requires the data to indicate the product candidate has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or an effect on a clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. However, it is possible that at the time of a BLA submission, a given product candidate would not be eligible for accelerated approval or the FDA could determine that accelerated approval is not warranted. In particular, it is difficult to predict whether accelerated approval will be possible for ARX517 at the time we expect to submit a BLA. If data from our initial Phase 1a clinical trials do not provide evidence sufficient for accelerated approval, additional clinical testing would be required to support approval. While we intend to initiate randomized Phase 1b/2 clinical trials for ARX517 regardless, if we were unable to obtain accelerated approval based on the results of our Phase 1a clinical trial, it could significantly delay the approval of, and our ability to commercialize, ARX517.

As a condition of accelerated approval, the FDA requires that a sponsor of a product receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. These confirmatory trials must be completed with due diligence. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product.

We currently conduct and may in the future conduct clinical trials for our product candidates outside the U.S., and the FDA, NMPA, EMA or comparable foreign regulatory authorities may not accept data from such trials.

We are conducting and plan to conduct one or more future clinical trials of our product candidates outside the U.S., including in Europe, Australia and China. The acceptance of trial data from clinical trials conducted outside the U.S. or another jurisdiction by the FDA or comparable foreign regulatory authorities may be subject to certain conditions or may not be accepted at all. In cases where data from clinical trials conducted outside the U.S. are intended to serve as the sole basis for marketing approval in the U.S., the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the U.S. population and U.S. medical practice; (ii) the trials were performed by clinical investigators of recognized competence and (iii) the data may be considered valid without the need for an on-site inspection by the FDA or, if the FDA considers such an inspection to be necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means. Additionally, the FDA’s clinical trial requirements, including sufficient size of patient populations and statistical powering, must be met. Many foreign regulatory bodies have similar approval requirements. In addition, such foreign trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. The FDA, NMPA, EMA or any comparable foreign regulatory authority may not accept data from trials conducted outside of the U.S. or the applicable jurisdiction. If the FDA, NMPA, EMA or any comparable regulatory authority does not accept such data, it would result in the need for additional trials, which would be costly and time-consuming and delay aspects of our business plan, and which may result in our product candidates not receiving approval or clearance for commercialization in the applicable jurisdiction.

Our product candidates must meet extensive regulatory requirements before they can be commercialized and any regulatory approval may contain limitations or conditions that require substantial additional development expenses or limit our ability to successfully commercialize the product.

Our product candidates and the activities associated with their clinical development and commercialization, including their design, testing, manufacture, safety, efficacy, labeling, storage, record-keeping, approval, advertising, promotion, import, export, marketing and distribution are subject to extensive regulation by the FDA in the U.S. and by comparable foreign regulatory authorities in foreign markets. In the U.S., we are not permitted to market our product candidates until we receive regulatory approval from the FDA. Whether the results from our ongoing clinical trials and other trials will suffice to obtain approval will be a review issue and the FDA may not grant approval and may require that we conduct one or more controlled clinical trials to obtain approval. Securing regulatory approval requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the relevant regulatory authority. The process of obtaining regulatory approval is expensive, often takes many years following the commencement of clinical trials and can vary substantially based upon the type, complexity and novelty of the product candidates involved, as well as the target indications and patient population. Despite the time and expense invested in clinical development of product candidates, regulatory approval is never guaranteed.

To date, we have not submitted a BLA or other marketing authorization application to the FDA or similar drug approval submissions to comparable foreign regulatory authorities for any product candidate. Prior to obtaining approval to commercialize a product candidate in the U.S. or abroad, we or our potential future collaborators must demonstrate with substantial evidence from adequate and well-controlled clinical trials, and to the satisfaction of the FDA, NMPA, EMA or comparable regulatory authorities, that such product candidates are safe and effective for their intended uses. Even if we believe the preclinical or clinical data for our product candidates are promising, such data may not be sufficient to support approval by the FDA, NMPA, EMA or comparable regulatory authorities. In particular, because we are seeking to identify and develop product candidates using new technologies, there is heightened risk that the FDA, NMPA, EMA or comparable regulatory authorities may impose additional requirements prior to granting marketing approval, including enhanced safety studies or monitoring. Furthermore, as more product candidates within a particular class of products proceed through clinical development to regulatory review and approval, the amount and type of clinical data that may be required by regulatory authorities may increase or change.

The FDA, NMPA, EMA or comparable regulatory authorities can delay, limit or deny approval of a product candidate for many reasons, including:

•	such authorities may disagree with the design or implementation of our clinical trials;

•	negative or ambiguous results from our clinical trials or results may not meet the level of statistical significance required by the FDA, NMPA, EMA or comparable regulatory authorities for approval;

•	serious and unexpected product-related side effects may be experienced by participants in our clinical trials or by individuals using biological products similar to our product candidates;

•	the population studied in the clinical trial may not be sufficiently broad or representative to assure safety in the full population for which we seek approval;

•	such authorities may not accept clinical data from trials which are conducted at clinical facilities or in countries where the standard of care is potentially different from that of the U.S.;

•	we may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks or that a product candidate is safe and effective for its proposed indication;

•	such authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

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such authorities may not agree that the data collected from clinical trials of our product candidates are acceptable or sufficient to support the submission of an application for regulatory approval or other submissions or to obtain regulatory approval in the U.S. or elsewhere, and such authorities may impose requirements for additional preclinical studies or clinical trials;

•	such authorities may disagree regarding the formulation, labeling and/or the specifications of our product candidates;

•	approval may be granted only for indications that are significantly more limited than what we apply for and/or with other significant restrictions on distribution and use;

•	such authorities may fail to approve any required companion diagnostics to be used with our product candidates;

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such authorities may find deficiencies in the manufacturing processes or facilities of our third-party manufacturers with which we or any of our potential future collaborators contract for clinical and commercial supplies; or

•	the approval policies or regulations of such authorities may significantly change in a manner rendering our or any of our potential future collaborators’ clinical data insufficient for approval.

With respect to foreign markets, approval procedures vary among countries and, in addition to the foregoing risks, may involve additional product testing, administrative review periods and agreements with pricing authorities. In addition, events raising questions about the safety of certain marketed pharmaceuticals may result in increased cautiousness by the FDA, NMPA, EMA or comparable regulatory authorities in reviewing new products based on safety, efficacy or other regulatory considerations and may result in significant delays in obtaining regulatory approvals.

Even if we eventually complete clinical trials and receive approval to commercialize our product candidates, the FDA, NMPA, EMA or comparable regulatory authority may grant approval contingent on the performance of costly additional clinical trials, including Phase 4 clinical trials, and/or the implementation of a REMS. The FDA, NMPA, EMA or comparable regulatory authority also may approve a product candidate for a more limited indication or patient population than we originally requested or may not approve the labeling that we believe is necessary or desirable for the successful commercialization of a product. Manufacturers of our products and manufacturers’ facilities are also required to comply with cGMP regulations, which include requirements related to quality control and quality assurance, as well as the corresponding maintenance of records and documentation. Further, regulatory authorities must approve these manufacturing facilities before they can be used to manufacture our products, and these facilities are subject to continual review and periodic inspections by the FDA, NMPA, EMA or comparable regulatory authorities for compliance with cGMP regulations.

Any delay in obtaining, or inability to obtain, applicable regulatory approval would delay or prevent commercialization of that product candidate and would materially and adversely impact our business and prospects.

Even if we obtain regulatory approval for our product candidates, they will remain subject to ongoing regulatory oversight. Additionally, our product candidates, if approved, could be subject to labeling and other restrictions on marketing or withdrawal from the market, and we may be subject to penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our product candidates, when and if any of them are approved.

Even if we obtain regulatory approval for any of our product candidates, they will be subject to extensive and ongoing regulatory requirements for manufacturing, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion, import, export, sampling and record-keeping. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMP regulations, good laboratory practices (“GLPs”) and GCPs for any clinical trials that we conduct post-approval, all of which may result in significant expense and limit our ability to commercialize such products. In addition, any regulatory approvals that we receive for our product candidates may also be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials, and surveillance to monitor the safety and efficacy of the product candidate. The FDA may also require a REMS as a condition of approval of our product candidates, which could include requirements for a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. Such regulatory requirements may differ from country to country depending on where we have received regulatory approval.

The FDA’s, NMPA’s, EMA’s or comparable regulatory authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the U.S. or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability. Moreover, if there are changes in the application of legislation or regulatory policies, or if problems are discovered with a product or our manufacture of a product, or if we or one of our distributors, licensees or co-marketers fails to comply with regulatory requirements, the regulators could take various actions. These include:

•	issuing warning or untitled letters or holds on clinical trials;

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mandating modifications to promotional materials or require us to provide corrective information to healthcare practitioners, or require other restrictions on the labeling or marketing of such products;

•	seeking an injunction or imposing civil or criminal penalties or monetary fines;

•	suspension or imposition of restrictions on operations, including product manufacturing or marketing or withdrawal of the product from the market;

•	seizure or detention of products, refusal to permit the import or export of products or voluntary or mandatory product recalls;

•	suspension, modification or revocation of our marketing approvals;

•	suspension of any ongoing clinical trials;

•	refusal to approve pending applications or supplements to applications submitted by us;

•	imposition of a REMS, which may include distribution or use restrictions; or

•	requiring us to conduct additional post-market clinical trials, change our product labeling or submit additional applications for marketing authorization.

Moreover, the FDA and other regulatory authorities strictly regulate the promotional claims that may be made about biological products. In particular, a product may not be promoted for uses that are not approved by the FDA as reflected in the product’s approved labeling. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of such off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant civil, criminal and administrative penalties. The federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees, corporate integrity agreements or permanent injunctions under which specified promotional conduct must be changed or curtailed. If we cannot successfully manage the promotion of our product candidates, if approved, we could become subject to significant liability, which would materially adversely affect our business and financial condition.

Noncompliance by us or any future collaborator with regulatory requirements regarding safety monitoring or pharmacovigilance, and with requirements related to the development of products for the pediatric population, can also result in significant financial penalties. Similarly, failure to comply with regulatory requirements regarding the protection of personal information can also lead to significant penalties and sanctions.

Noncompliance with EU requirements regarding safety monitoring or pharmacovigilance, and with requirements related to the development of products for the pediatric population, also can result in significant financial penalties. Similarly, failure to comply with the EU’s requirements regarding the protection of personal information can also lead to significant penalties and sanctions. Any government investigation of alleged violations of law could require us to expend significant time and resources in response and could generate negative publicity. The occurrence of any event or penalty described above may inhibit our ability to commercialize our product candidates and harm our business, financial condition, results of operations and prospects.

If any of these events occurs, our ability to sell such product may be impaired, and we may incur substantial additional expense to comply with regulatory requirements, which could harm our business, financial condition, results of operations and prospects.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not guarantee that we will be able to obtain or maintain regulatory approval in any other jurisdiction, while a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA grants marketing approval of a product candidate, comparable foreign regulatory authorities must also approve the manufacturing, marketing and promotion of the product candidate in those countries. Approval and licensure procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the U.S., including additional preclinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the U.S., a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval.

We may also submit marketing applications in other countries. Regulatory authorities in jurisdictions outside of the U.S. have requirements for approval of product candidates with which we must comply prior to marketing in those jurisdictions. Obtaining comparable foreign regulatory approvals and compliance with comparable foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. If we fail to comply with the regulatory requirements in international markets and/or receive applicable marketing approvals, our target market will be reduced and our ability to realize the full market potential of our product candidates will be harmed.

Disruptions at the FDA and other government agencies caused by funding shortages or global health concerns could hinder their ability to hire, retain or deploy key leadership and other personnel, or otherwise prevent new or modified products from being developed, or approved or commercialized in a timely manner or at all, which could negatively impact our business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, statutory, regulatory, and policy changes, the FDA’s ability to hire and retain key personnel and accept the payment of user fees, and other events that may otherwise affect the FDA’s ability to perform routine functions. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable. Disruptions at the FDA and other agencies may also slow the time necessary for new biologics to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years, including for 35 days beginning on December 22, 2018, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical FDA employees and stop critical activities. If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions, which could have a material adverse effect on our business.

We may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Due to several factors, we may again change our development plans. Because we have limited financial and managerial resources, we must prioritize our research programs and will need to focus our discovery and development on select product candidates and indications. Correctly prioritizing our research and development activities is particularly important for us due to the breadth of potential product candidates and indications that we believe could be pursued using our platform technologies. Specifically, we believe our SAA technology’s broad applicability allows us to develop a wide array of product candidate modalities, such as ADCs, bispecific antibodies, PEGylated peptides, modified cytokines and immuno-stimulating antibody conjugates (“ISACs”). While we expect to add new franchises as we expand our technology platform and explore new disease areas, we may not have the resources necessary to pursue all of the potential applications of our technology. As a result, we may forego or delay pursuit of opportunities with potential product candidates or for certain indications that later prove to have greater prospects for success or return on our investment. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future research and development programs and product candidates for specific indications may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may also relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate.

We may not be successful in our efforts to identify or discover additional product candidates in the future.

Our research programs may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development for a number of reasons, including:

•	our inability to design such product candidates with the properties that we desire; or

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potential product candidates may, on further study, be shown to have harmful side effects or other characteristics that indicate that they are unlikely to be products that will receive marketing approval and achieve market acceptance.

Research programs to identify new product candidates require substantial technical, financial and human resources. If we are unable to identify suitable additional candidates for preclinical and clinical development, our opportunities to successfully develop and commercialize therapeutic products will be limited.

Risks Related to Manufacturing and Reliance on Third Parties

We rely on third parties to conduct, supervise and monitor our clinical trials and perform some of our research and preclinical studies. If these third parties do not satisfactorily carry out their contractual duties or fail to meet expected deadlines, our development programs may be delayed or subject to increased costs, each of which may have an adverse effect on our business and prospects.

We do not have the ability to conduct all aspects of our preclinical testing or clinical trials ourselves. As a result, we are, and expect to remain, dependent on third parties to conduct our preclinical studies and clinical trials, including our ongoing Phase 1 clinical trials and any future clinical trials of our product candidates. Specifically, CROs that manage preclinical studies and our clinical trials as well as clinical investigators and consultants play a significant role in the conduct of our preclinical studies and clinical trials and the subsequent collection and analysis of data. The timing of the initiation and completion of these studies and trials will therefore be partially controlled by such third parties and may result in delays to our development programs. Nevertheless, we are responsible for ensuring that each of our preclinical studies and clinical trials is conducted in accordance with the applicable protocol, legal requirements, and scientific standards, and our reliance on the CROs and other third parties does not relieve us of our regulatory responsibilities. We and these third parties are required to comply with GLP and GCP requirements, which are regulations and guidelines enforced by the FDA, the Competent Authorities of the Member States of the European Economic Area, and comparable foreign regulatory authorities for all of our product candidates in clinical development. Regulatory authorities enforce these GLP and GCP requirements through periodic inspections of preclinical study sites, trial sponsors, clinical trial investigators and clinical trial sites. If we or any of these third parties or clinical trial sites fail to comply with applicable GLP or GCP requirements, the data generated in our preclinical studies and clinical trials may be deemed unreliable, and the FDA, NMPA, EMA or comparable regulatory authorities may require us to perform additional preclinical or clinical trials before approving our marketing applications. Upon inspection, such regulatory authorities may not determine that any of our clinical trials comply with the GCP regulations. In addition, our clinical trials must be conducted with product produced under cGMP regulations and will require a large number of test patients. Our failure or any failure by these third parties to comply with these regulations or to recruit a sufficient number of patients may require us to stop and/or repeat clinical trials, which would delay the marketing approval process. Moreover, our business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

Any such CROs, clinical trial investigators or other third parties on which we rely are not and will not be our employees and, except for remedies available to us under our agreements with such third parties, we cannot control whether or not they devote adequate time and resources to our development activities or perform as contractually required. If any of these third parties fails to meet expected deadlines, adhere to our clinical protocols or meet regulatory requirements, otherwise performs in a substandard manner, or terminates its engagement with us, the timelines for our development programs may be delayed or our development activities may be suspended or terminated. If any of our clinical trial sites terminates for any reason, we may experience the loss of follow-up information on subjects enrolled in such clinical trials unless we are able to transfer those subjects to another qualified clinical trial site, which may be difficult or impossible. In addition, clinical trial investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and may receive cash or equity compensation in connection with such services. If these relationships and any related compensation result in perceived or actual conflicts of interest, or the FDA, NMPA, EMA or any comparable regulatory authority concludes that the financial relationship may have affected the interpretation of the trial, the integrity of the data generated at the applicable clinical trial site may be questioned and the utility of the clinical trial itself may be jeopardized, which could result in the delay or rejection of any marketing application we submit by the FDA, NMPA, EMA or any comparable regulatory authority. Any such delay or rejection could prevent us from commercializing our product candidates.

Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our products.

Switching or adding third parties to conduct our preclinical studies and clinical trials involves substantial cost and requires extensive management time and focus. In addition, there is a natural transition period when a new third party commences work. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines.

We rely on third parties, including sole source vendors and vendors in China, for the manufacturing and supply of certain of our product candidates for use in preclinical testing and clinical trials, which supply may become limited or interrupted or may not be of satisfactory quality and quantity.

We do not have any manufacturing facilities. We produce relatively small quantities of product for evaluation in our research programs in our laboratory. We rely on third parties for the manufacture of a portion of our product candidates for preclinical testing and all of our product candidates for clinical testing and we will continue to rely on such third parties for commercial manufacture if any of our product candidates are approved.

This reliance increases the risk that we will not have sufficient quantities of our product candidates or products, if approved, or such quantities at an acceptable cost or quality, which could delay, prevent or impair our development or commercialization efforts. Currently, our drug raw materials for our manufacturing activities are supplied by multiple source suppliers. In addition, we rely on vendors in foreign jurisdictions, including China for the manufacture of certain portions of our product candidates. If this supply is interrupted for business or geopolitical reasons, the development of our product candidates could be materially delayed. Any replacement of our manufacturers could require significant time, effort and expertise because there may be a limited number of qualified replacements and the process to transfer technology and initiate manufacturing is complex and time consuming. Currently, we have agreements for the supply of drug materials with manufacturers or suppliers that we believe have sufficient capacity to meet our demands. In addition, we believe that adequate alternative sources for such supplies exist. However, there is a risk that, if supplies are interrupted, it would materially harm our business.

Furthermore, all entities involved in the preparation of therapeutics for clinical trials or commercial sale, including our existing contract manufacturers for our product candidates, are subject to extensive regulation. Components of a finished therapeutic product approved for commercial sale or used in clinical trials must be manufactured in accordance with cGMP requirements. These regulations govern manufacturing processes and procedures, including record keeping, and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. Poor control of production processes can lead to the introduction of contaminants, or to inadvertent changes in the properties or stability of our product candidates that may not be detectable in final product testing. We or our contract manufacturers must supply all necessary documentation in support of a BLA on a timely basis and must adhere to the FDA’s GLP and cGMP regulations enforced by the FDA through its facilities inspection program. Comparable foreign regulatory authorities may require compliance with similar requirements. We have analytical and process development capabilities and can manufacture non-cGMP material in our laboratory. We generally perform cell line, analytical and process development for our product candidates internally and manufacture the drug necessary to conduct non-GLP preclinical studies of our investigational product candidates. We occasionally outsource the production of research and development material. We do not have, and we do not currently plan to, acquire or develop the facilities or capabilities to manufacture bulk drug substance or filled drug product for use in human clinical trials. We rely on third-party manufacturers to produce the bulk drug substances required for our clinical trials and expect to continue to rely on third parties to manufacture and test clinical trial drug supplies for the foreseeable future. The facilities and quality systems of our third-party contract manufacturers must pass a pre-approval inspection for compliance with the applicable regulations as a condition of marketing approval of our product candidates. We do not control the manufacturing activities of, and are completely dependent on, our contract manufacturers for compliance with cGMP regulations.

In the event that any of our manufacturers fails to comply with such requirements or to perform its obligations to us in relation to quality, timing or otherwise, or if our supply of components or other materials becomes limited or interrupted for other reasons, including due to macroeconomic or geopolitical factors, we may be forced to manufacture the materials ourselves, for which we currently do not have the capabilities or resources, or enter into an agreement with another third-party, which we may not be able to do on commercially reasonable terms, if at all. In particular, any replacement of our manufacturers could require significant effort and expertise because there may be a limited number of qualified replacements. In some cases, the technical skills or technology required to manufacture our product candidates may be unique or proprietary to the original manufacturer and we may have difficulty transferring such skills or technology to another third-party and a feasible alternative may not exist. In addition, certain of our product candidates and our own proprietary methods have never been produced or implemented outside of our company, and we may therefore experience delays to our development programs when we attempt to establish new third-party manufacturing arrangements for these product candidates or methods. These factors would increase our reliance on such manufacturer or require us to obtain a license from such manufacturer in order to have another third-party manufacture our product candidates. If we are required to or voluntarily change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. We will also need to verify, such as through a manufacturing comparability study, that any product produced by the new manufacturer is equivalent to that produced in a prior facility. The delays associated with the verification of a new manufacturer and equivalent product could negatively affect our ability to develop product candidates in a timely manner or within budget.

A third-party’s failure to execute on our manufacturing requirements, do so on commercially reasonable terms and timelines and comply with cGMP requirements could adversely affect our business in a number of ways, including:

•	inability to meet our product specifications and quality requirements consistently;

•	an inability to initiate or continue clinical trials of our product candidates under development;

•	delay in submitting regulatory applications, or receiving marketing approvals, for our product candidates, if at all;

•	loss of the cooperation of future collaborators;

•	subjecting third-party manufacturing facilities or our manufacturing facilities to additional inspections by regulatory authorities;

•	requirements to cease development or to recall batches of our product candidates; and

•	in the event of approval to market and commercialize our product candidates, an inability to meet commercial demands for our product or any other future product candidates.

Manufacturing ADC products is complex and our third-party manufacturers may encounter difficulties in production. If any of our third-party manufacturers encounter such difficulties, our ability to provide supply of our product candidates for clinical trials or our products for patients, if approved, will likely be delayed or prevented.

Manufacturing ADC products is complex and requires the use of innovative technologies to handle living cells. Each lot of an approved biological product must undergo thorough testing for identity, strength, quality, purity and potency. Manufacturing these products requires facilities specifically designed for and validated for this purpose and sophisticated quality assurance and quality control procedures are necessary. Slight deviations anywhere in the manufacturing process, including filling, labeling, packaging, storage and shipping and quality control and testing, may result in lot failures, product recalls or spoilage. When changes are made to the manufacturing process, we may be required to provide preclinical and clinical data showing the comparable identity, strength, quality, purity or potency of the products before and after such changes. If microbial, viral or other contaminations are discovered at manufacturing facilities, such facilities may need to be closed for an extended period of time to investigate and remedy the contamination, which will likely delay clinical trials and adversely harm our business. The use of biologically derived ingredients can also lead to allegations of harm, including infections or allergic reactions, or closure of product facilities due to possible contamination.

In addition, there are risks associated with large scale manufacturing for clinical trials or commercial scale including, among others, cost overruns, potential problems with process scale-up, process reproducibility, stability issues, compliance with good manufacturing practices, lot consistency, significant lead times and timely availability of raw materials. Even if we obtain marketing approval for any of our product candidates, we or our manufacturers may not be able to manufacture the approved product to specifications acceptable to the FDA, NMPA, EMA or comparable foreign regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential commercial launch of the product or to meet potential future demand. If our manufacturers are unable to produce sufficient quantities for clinical trials or for commercialization, our development and commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.

Due to the early nature of our product candidates, the drug product may not be stable over time, causing changes to be made to the manufacturing or storage process which will likely result in delays or stopping the development of the product candidate.

Changes in methods of product candidate manufacturing may result in additional costs or delays.

As product candidates progress through preclinical to late-stage clinical trials to marketing approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods, are altered along the way in an effort to optimize yield, manufacturing batch size, change drug product dosage form, minimize costs and achieve consistent quality and results. While we have successfully scaled bacterial fermentation of our ReCODE platform to the commercial-scale of 50,000 liters and have scaled our EuCODE platform to 2,000 liters and we have manufactured our product candidates with a new dosage lyophilized formulation and demonstrated analytical comparability with pre-change clinical trial materials, further changes may be required to the manufacturing processes and deviations anywhere in the manufacturing process, including filling, labeling, packaging, storage and shipping and quality control and testing, may result in lot failures, product recalls or spoilage. We may also use different formulations in the same clinical trial. When changes are made to the manufacturing process, we may be required to provide preclinical and clinical data showing the comparable identity, strength, quality, purity or potency of the products before and after such changes. Any of these changes could also cause our product candidates to perform differently and affect the safety and efficacy results of current and planned clinical trials or other future clinical trials conducted with the altered materials. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of our product candidates and jeopardize our ability to commercialize our product candidates and generate revenue.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Because we rely on third parties to research and develop and to manufacture our product candidates, we must share trade secrets with them. We seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, consulting agreements or other similar agreements with our advisors, employees, third-party contractors and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, including our trade secrets. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor’s independent discovery of our trade secrets or other unauthorized use or disclosure would impair our competitive position and may have a material adverse effect on our business.

In addition, these agreements typically restrict the ability of our advisors, employees, third-party contractors and consultants to publish data potentially relating to our trade secrets, although our agreements may contain certain limited publication rights. For example, any academic institution that we may collaborate with will likely expect to be granted rights to publish data arising out of such collaboration and any joint research and development programs may require us to share trade secrets under the terms of our research and development or similar agreements. Despite our efforts to protect our trade secrets, our competitors may discover our trade secrets, either through breach of our agreements with third parties, independent development or publication of information by any of our third-party collaborators. A competitor’s discovery of our trade secrets would impair our competitive position and have an adverse impact on our business.

Risks Related to Commercialization

Any approved products may fail to achieve the degree of market acceptance by physicians, patients, hospitals, cancer treatment centers, healthcare payors and others in the medical community necessary for commercial success.

If any of our product candidates receive marketing approval, they may nonetheless fail to gain sufficient market acceptance by physicians, patients, healthcare payors and others in the medical community. For example, current cancer treatments like chemotherapy and radiation therapy are well established in the medical community, and physicians may continue to rely on these treatments. Most of our product candidates target mechanisms for which there are limited or no currently approved products, which may result in slower adoption by physicians, patients and payors. If our product candidates do not achieve an adequate level of acceptance, we may not generate significant product revenue and we may not become profitable. The degree of market acceptance of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

•	efficacy and potential advantages compared to alternative treatments;

•	our ability to offer our products for sale at competitive prices;

•	convenience and ease of administration compared to alternative treatments;

•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

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the availability of coverage and adequate reimbursement from government and commercial third-party payors, and the willingness of patients to pay out of pocket for our products, once approved, in the absence of adequate third party payor reimbursement;

•	the strength of marketing and distribution support; and

•	the prevalence and severity of any side effects.

We may not be able to successfully commercialize our product candidates, if approved, due to unfavorable pricing regulations or third-party coverage and reimbursement policies, which could make it difficult for us to sell our product candidates profitably.

Obtaining coverage and reimbursement approval for a product from a government or other third-party payor is a time-consuming and costly process, with uncertain results, that could require us to provide supporting scientific, clinical and cost effectiveness data for the use of our products to the payor. There may be significant delays in obtaining such coverage and reimbursement for newly approved products, and coverage may not be available, or may be more limited than the purposes for which the product is approved by the FDA, NMPA, EMA or comparable foreign regulatory authorities. Moreover, eligibility for coverage and reimbursement does not imply that a product will be paid for in all cases or at a rate that covers our costs, including research, development, intellectual property, manufacture, sale and distribution expenses. Interim reimbursement levels for new products, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of the product and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost products and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors, by any future laws limiting drug prices and by any future relaxation of laws that presently restrict imports of product from countries where they may be sold at lower prices than in the U.S.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the U.S., there is no uniform policy among third-party payors for coverage and reimbursement. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting reimbursement policies, but also have their own methods and approval process apart from Medicare coverage and reimbursement determinations. Therefore, one third-party payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage for the product.

Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a product is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

Reimbursements may not be available for all products that we commercialize and, if coverage and reimbursement is available, we cannot be sure what level of reimbursement will be available. Obtaining reimbursement for our products may be particularly difficult because of the higher prices often associated with branded therapeutics and therapeutics administered under the supervision of a physician. Our inability to promptly obtain coverage and adequate reimbursement rates from both government-funded and private payors for any approved products that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

Reimbursement may impact the demand for, and the price of, any product for which we obtain marketing approval. Even if we obtain coverage for a given product by a third-party payor, the resulting reimbursement payment rates may not be adequate or may require co-payments that patients find unacceptably high. Patients who are prescribed medications for the treatment of their conditions, and their prescribing physicians, generally rely on third-party payors to reimburse all or part of the costs associated with those medications. Patients are unlikely to use our products unless coverage is provided and reimbursement is adequate to cover all or a significant portion of the cost of our products. Therefore, coverage and adequate reimbursement are critical to a new product’s acceptance. Coverage decisions may depend upon clinical and economic standards that disfavor new products when more established or lower cost therapeutic alternatives are already available or subsequently become available.

For products administered under the supervision of a physician, obtaining coverage and adequate reimbursement may be particularly difficult because of the higher prices often associated with such drugs. Additionally, separate reimbursement for the product itself may or may not be available. Instead, the hospital or administering physician may be reimbursed only for providing the treatment or procedure in which our product is used. Further, from time to time, the Centers for Medicare & Medicaid Services (“CMS”) revises the reimbursement systems used to reimburse healthcare providers, including the Medicare Physician Fee Schedule and Hospital Outpatient Prospective Payment System, which may result in reduced Medicare payments.

We expect to experience pricing pressures in connection with the sale of any of our product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription medicines, medical devices and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the successful commercialization of new products. Further, the adoption and implementation of any future governmental cost containment or other health reform initiative may result in additional downward pressure on the price that we may receive for any approved product. In addition, coverage policies and third-party payor reimbursement rates may change at any time. Therefore, even if favorable coverage and reimbursement status is attained for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Additionally, while we currently intend to rely on commercially-available diagnostic tests, we may in the future be required to develop, alone or through a diagnostic test collaborator, new companion diagnostic tests for use with our product candidates. In this case we, or our collaborators, would be required to obtain coverage and reimbursement for these tests separate and apart from the coverage and reimbursement we may seek for our product candidates. For any newly-developed companion diagnostic test, there would be significant uncertainty regarding our ability to obtain coverage and adequate reimbursement for the same reasons applicable to our product candidates. Outside of the U.S., many countries require approval of the sale price of a product before it can be marketed, and the pricing review period only begins after marketing or product licensing approval is granted. To obtain reimbursement or pricing approval in some of these countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing approval for a product candidate in a particular country, but then be subject to price regulations that delay our commercial launch of the product, possibly for lengthy time periods, and negatively impact the revenue, if any, we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more product candidates, even if such product candidates obtain marketing approval.

The market opportunities for any current or future product candidate we develop, if approved, may be limited to those patients who are ineligible for established therapies or for whom prior therapies have failed, and may be small.

Cancer therapies are sometimes characterized by line of therapy (first-line, second-line, third-line, etc.) and the FDA often approves new therapies initially only for a particular line or lines of use. When cancer is detected early enough, first-line therapy, usually chemotherapy, hormone therapy, surgery, radiation therapy or a combination of these, is sometimes adequate to cure the cancer or prolong life without a cure. Second- and third-line therapies are administered to patients when prior therapy is not effective. We expect to initially seek approval of ARX517 and any other product candidates we develop as a therapy for patients who have received one or more prior treatments. Subsequently, for those products that prove to be sufficiently beneficial, if any, we would expect to seek approval potentially as a first-line therapy, but product candidates we develop, even if approved, may not be approved for first-line therapy, and, prior to any such approvals, we may have to conduct additional clinical trials.

The number of patients who have the cancers we are targeting as well as the subset of patients with these cancers in a position to receive a particular line of therapy may turn out to be lower than expected. Additionally, the potentially addressable patient population for our current programs or future product candidates may be limited, if approved. Further, new therapies may change the estimated incidence or prevalence of the cancers that we are targeting. Even if we obtain significant market share for any product candidate, if approved, if the potential target populations are small, we may never achieve profitability without obtaining marketing approval for additional indications, including to be used as first- or second-line therapy.

Our product candidates for which we intend to seek approval as biological products may face competition sooner than anticipated.

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “ACA”) signed into law on March 23, 2010, includes a subtitle called the Biologics Price Competition and Innovation Act of 2009 (“BPCIA”), which created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with FDA-licensed reference biological product. Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of their product.

We believe that any of our product candidates approved as a biological product under a BLA should qualify for the 12-year period of exclusivity. However, the FDA may determine that previously marketed biologics may limit or eliminate the 12-year exclusivity. There is also a risk that this exclusivity could be shortened due to congressional action, court decisions or otherwise, or that the FDA will not consider our product candidates to be reference products for competing products, potentially creating the opportunity for generic competition sooner than anticipated. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. Moreover, the extent to which a biosimilar, once approved, will be substituted for any one of our reference products in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing.

If any approved products are subject to biosimilar competition sooner than we expect, we will face significant pricing pressure and our commercial opportunity will be limited.

If the market opportunities for any of our product candidates are smaller than we believe they are, our potential revenue may be adversely affected, and our business may suffer.

We are focused initially on the development of treatments for cancer. Our projections of addressable patient populations that have the potential to benefit from treatment with our product candidates are based on estimates. If any of our estimates are inaccurate, the market opportunities for any of our product candidates could be significantly diminished and have an adverse material impact on our business.

If any of our product candidates are approved for marketing and commercialization and we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market our product candidates, we will be unable to successfully commercialize our product candidates if they are approved.

We have no sales, marketing or distribution capabilities or experience. To achieve commercial success for any approved product for which we retain sales and marketing responsibilities, we must either develop a sales and marketing organization, which would be expensive and time consuming, or outsource these functions to other third parties. In the future, we may choose to build a focused sales and marketing infrastructure to sell, or participate in sales activities with our collaborators for, some of our product candidates if they are approved.

There are risks involved with both establishing our own sales and marketing capabilities and entering into arrangements with third parties to perform these services. For example, recruiting and training a sales force is expensive and time consuming and could delay any product launch. If the commercial launch of a product candidate for which we recruit a sales force and establish marketing capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel.

Factors that may inhibit our efforts to commercialize future products on our own include:

•	our inability to recruit and retain adequate numbers of effective sales and marketing personnel;

•	the inability of sales personnel to obtain access to physicians or educate adequate numbers of physicians on the benefits of prescribing any future products;

•	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product portfolios; and

•	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

If we enter into arrangements with third parties to perform sales, marketing and distribution services, our product revenue or the profitability of these product revenue to us are likely to be lower than if we were to market and sell any products that we develop ourselves. In addition, we may not be successful in entering into arrangements with third parties to sell and market our product candidates or may be unable to do so on terms that are favorable to us. In entering into third-party marketing or distribution arrangements, any revenue we receive will depend upon the efforts of the third parties, which may not establish adequate sales and distribution capabilities or devote the necessary resources and attention to sell and market any future products effectively. If we do not establish sales and marketing capabilities successfully, either on our own or in collaboration with third parties, we may not be successful in commercializing our product candidates.

Any product candidate for which we obtain marketing approval could be subject to post-marketing restrictions or recall or withdrawal from the market, and we may be subject to penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our product candidates, when and if any of them are approved.

The FDA and other federal and state agencies, including the U.S. Department of Justice (“DOJ”) closely regulate compliance with all requirements governing prescription drug products, including requirements pertaining to marketing and promotion of products in accordance with the provisions of the approved labeling and manufacturing of products in accordance with cGMP requirements. The FDA and DOJ impose stringent restrictions on manufacturers’ communications regarding off-label use and if we do not market our products for their approved indications, or if other of our marketing claims are deemed false or misleading, we may be subject to enforcement action. Violations of such requirements may lead to investigations alleging violations of the Food, Drug and Cosmetic Act and other statutes, including the False Claims Act and other federal and state healthcare fraud and abuse laws as well as state consumer protection laws.

Our failure to comply with all regulatory requirements, and later discovery of previously unknown adverse events or other problems with our products, manufacturers or manufacturing processes, may yield various results, including:

•	litigation involving patients taking our products;

•	restrictions on such products, manufacturers or manufacturing processes;

•	restrictions on the labeling or marketing of a product;

•	restrictions on product distribution or use;

•	requirements to conduct post-marketing studies or clinical trials;

•	warning or untitled letters;

•	withdrawal of the products from the market;

•	refusal to approve pending applications or supplements to approved applications that we submit;

•	recall of products;

•	fines, restitution or disgorgement of profits or revenue;

•	suspension or withdrawal of marketing approvals;

•	suspension of any ongoing clinical trials;

•	damage to relationships with any potential collaborators;

•	unfavorable press coverage and damage to our reputation;

•	refusal to permit the import or export of our products;

•	product seizure; or

•	injunctions or the imposition of civil or criminal penalties.

If any of these events occurs, our ability to sell such product may be impaired, and we may incur substantial additional expense to comply with regulatory requirements, which could adversely affect our business, financial condition and results of operations.

We face substantial competition, which may result in others discovering, developing or commercializing products more quickly or marketing them more successfully than us.

The development and commercialization of new products is highly competitive. We largely compete in the segments of the pharmaceutical, biotechnology and other related markets that develop cancer treatments. Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient, or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, if ever, which could result in our competitors establishing a strong market position before we are able to enter the market or make our development more complicated. Moreover, with the proliferation of new drugs and therapies into oncology, we expect to face increasingly intense competition as new technologies become available. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future. The highly competitive nature of and rapid technological changes in the biotechnology and pharmaceutical industries could render our product candidates or our technology obsolete, less competitive or uneconomical.

Other ADCs have already been approved and other products in the same class are further along in development. As more product candidates within a particular class of biological products proceed through clinical development to regulatory review and approval, the amount and type of clinical data that may be required by regulatory authorities may increase or change. Consequently, the results of our clinical trials for product candidates in those classes will likely need to show a risk benefit profile that is competitive with or more favorable than those products and product candidates in order to obtain marketing approval or, if approved, a product label that is favorable for commercialization. If the risk benefit profile is not competitive with those products or product candidates, we may have developed a product that is not commercially viable, that we are not able to sell profitably or that is unable to achieve favorable pricing or reimbursement. In such circumstances, our future product revenue and financial condition would be materially and adversely affected.

There are many companies pursuing a variety of approaches to protein conjugations and modifications. Multiple companies, including larger and more established companies, are pursuing traditional approaches that rely upon natural amino acids, usually a cysteine or lysine, as a conjugation site. Another approach looks to modify the sugar residues of naturally occurring amino acids. Our approach is to encode a non-natural amino acid at optimized positions within the proteins, and Sutro Biopharma, Synthorx Inc. and other early-stage companies also use this approach. Other companies using ADCs to target innate immune receptors include, but are not limited to, Actym Therapeutics, Mersana Therapeutics, Bolt Biotherapeutics, and Takeda Pharmaceuticals. Immunotherapy and validated pathway approaches are further being pursued by many smaller biotechnology companies as well as larger pharmaceutical companies. We face competition from companies that offer validated pathway therapy treatments and continue to invest in innovation in the ADC field, including but not limited to, AbbVie, ADC Therapeutics, Astellas Pharma, AstraZeneca, BioAtla, Byondis, Celldex Therapeutics, CytomX Therapeutics, Daiichi Sankyo, Eli Lilly and Company, GlaxoSmithKline, Genmab, ImmunoGen, Immunomedics, MacroGenics, Millennium Pharmaceuticals, MorphoSys AG, Novartis, Pfizer, Pieris Pharmaceuticals, Puma, Roche, Sanofi, SeaGen, Spectrum Pharmaceuticals, Sutro Biopharma, VelosBio and Zymeworks.

Many of our competitors, either alone or with their collaboration partners, have significantly greater financial resources and expertise in research and development, preclinical testing, clinical trials, manufacturing and marketing than we do. Future collaborations and mergers and acquisitions may result in further resource concentration among a smaller number of competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors will also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and subject registration for clinical trials, as well as in acquiring technologies complementary to, or that may be necessary for, our programs.

The key competitive factors affecting the success of all of our programs are likely to be efficacy, safety, and convenience. If we are not successful in developing, commercializing and achieving higher levels of reimbursement than our competitors, we will not be able to compete against them and our business would be materially harmed.

Risks Related to Our In-Licenses and Other Strategic Agreements

We are currently party to certain in-license agreements under which we acquired rights to use, develop, manufacture and/or commercialize certain of our platform technologies and resulting product candidates. If we breach our obligations under these agreements, we may be required to pay damages, lose our rights to these technologies or both, which would adversely affect our business and prospects.

We rely, in part, on license and other strategic agreements, which subject us to various obligations, including diligence obligations with respect to development and commercialization activities, payment obligations for achievement of certain milestones and royalties on product sales, negative covenants and other material obligations. For example, we have exclusively licensed certain patent rights from The Scripps Research Institute (“TSRI”) related to various aspects of our platform technology. If we fail to comply with the obligations under our license agreements, or use the intellectual property licensed to us in an unauthorized manner, we may be required to pay damages and our licensors may have the right to terminate the license. If our license agreements are terminated, we may not be able to develop, manufacture, market or sell the products covered by our agreements and those being tested or approved in combination with such products. Such an occurrence could materially adversely affect the value of the product candidates being developed under any such agreement.

In addition, the agreements under which we license intellectual property or technology to or from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates.

Our business also would suffer if any current or future licensors fail to abide by the terms of the license, if the licensors fail to enforce licensed patents against infringing third parties, if the licensed patents or other rights are found to be invalid or unenforceable, or if we are unable to enter into necessary licenses on acceptable terms.

Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing or otherwise violating the licensor’s rights.

In addition, while we cannot currently determine the amount of the royalty obligations we would be required to pay on sales of future products, if any, the amounts may be significant. The amount of our future royalty obligations will depend on the technology and intellectual property we use in products that we successfully develop and commercialize, if any. We may also face expensive and consuming litigation with respect to the determination of any royalty payments that may or may not be owed with respect to our future products. Therefore, even if we successfully develop and commercialize products, we may be unable to achieve or maintain profitability.

If we are unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights we have, we may have to abandon development of the relevant research programs or product candidates. We may also enter into licensing agreements regarding certain technology that is necessary to commercialize our product candidates and execute our business strategy and such licenses may be deemed invalid with respect to such technology. As a result of the foregoing, our business, financial condition, results of operations and prospects could suffer a material adverse effect.

We are dependent on our license agreements and R&D Agreements with various partners to develop and commercialize products using our technologies in various fields and indications as well as certain of our product candidates in certain geographies. The failure to maintain our R&D Agreements with our collaboration partners or the failure of our partners to perform their obligations under our R&D Agreements with them, could negatively impact our business.

We have granted various collaboration partners exclusive licenses to certain patents, information and know-how related to our technologies or product candidates, including rights to develop and commercialize ARX788 and ARX305 in China to NovoCodex Biopharmaceuticals Ltd. (“NovoCodex”). Consequently, our ability to realize value or generate any revenues from certain of our product candidates or in certain geographies for our product candidates depends on our collaboration partners’ willingness and ability to develop and obtain regulatory approvals for and successfully commercialize our out-licensed product candidates or other product candidates using our technology. We have limited control over the amount and timing of resources that our collaboration partners will dedicate to these efforts. In particular, we will not be entitled to receive additional milestone or royalty payments from our existing collaborations absent further development and eventual commercialization of the licensed product candidates or other product candidates using our technology.

We are subject to a number of other risks associated with our dependence on our license agreements and R&D Agreements, including:

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our collaboration partners may not comply with applicable regulatory requirements with respect to developing or commercializing products under our agreements with them, which could adversely impact development, regulatory approval and eventual commercialization of such products. For example, our collaboration partners’ failure to comply with existing or future laws and regulations related to the management of human genetic resources (including materials and information) in China could lead to government enforcement actions, which could include fines, suspension of related activities and confiscation of related human genetic resources and gains generated from conducting these activities, or breach liability. Compliance or the failure to comply with such laws could increase the costs of, limit and cause significant delay in their clinical studies and research and development activities, which could materially and adversely affect our business and prospects as well;

•	we and our collaboration partners could disagree as to future development plans and our partners may delay initiation of or cease research efforts, preclinical studies or clinical trials;

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there may be disputes between us and our collaboration partners, including disagreements regarding the terms of the applicable agreement or scope of the license, that may result in the delay of or failure to achieve development, regulatory and commercial objectives that would result in milestone or royalty payments to us, the delay or termination of any future development or commercialization of our product candidates or other product candidates using our technology, and/or costly litigation or arbitration that diverts our management’s attention and resources;

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our collaboration partners may not provide us with timely and accurate information regarding development progress and activities under the applicable agreement, which could adversely impact our ability to report progress to our investors and otherwise plan our own development activities;

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business combinations or significant changes in our collaboration partners’ business strategy may adversely affect their ability or willingness to perform their obligations under the applicable agreement;

collaborators have significant discretion in determining the efforts and resources that they will apply to a collaboration;

•	a collaborator with marketing and distribution rights to one or more products may not commit sufficient resources to their marketing and distribution;

•	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates;

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our collaboration partners may not properly maintain or defend our licensed intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property rights or expose us to potential litigation;

•	safety and efficacy data generated by our partners may adversely affect our product candidates or the market perception of our product candidates; and

•	the royalties we are eligible to receive from our collaboration partners may be reduced or eliminated based upon their and our ability to maintain or defend our intellectual property rights.

With respect to ARX788 and ARX305, we have licensed development and commercialization rights in China to NovoCodex. We have limited control over NovoCodex’s development, regulatory and commercialization activities with respect to these product candidates in China; however, NovoCodex’s activities in China could have significant consequences to our ability to successfully develop, obtain regulatory approval for and commercialize ARX788 and ARX305 in the U.S. and other territories for which we maintain rights. For example, if NovoCodex experiences a clinical failure or safety issues or receives negative decisions from regulatory authorities in China, it could negatively impact the value and prospects of the product candidate in the territories in which we retain rights. Additionally, although we have not been required to repeat Phase 1 trials to initiate Phase 2 or Phase 3 HER2-positive metastatic breast cancer trials in the U.S., the FDA or comparable foreign regulatory authorities may not interpret the results of the trials being conducted in China by our partner, NovoCodex as we do, and may require additional trials.

Our license agreements and R&D Agreements are subject to early termination, including through the collaboration partner’s right to terminate without cause upon advance notice to us. For example, in June 2021, Agensys, a wholly owned subsidiary of Astellas Pharma, terminated a collaboration agreement with us. Agensys terminated the agreement due to a lack of efficacy demonstrated by ASP-1235, a product candidate discovered through our collaboration. If an agreement is terminated early, we may not be able to find another collaborator for the further development or commercialization of the licensed product candidate or technology in the applicable field or geography on acceptable terms, or at all, and we may otherwise be unable to pursue continued development on our own. To the extent we enter into additional agreements for the development and commercialization of our product candidates, we would likely be similarly dependent on the performance of those third parties and subject to similar risks.

We may not be successful in establishing and maintaining additional R&D Agreements, which could adversely affect our ability to develop and commercialize our product candidates.

We intend to continue evaluating and, as deemed appropriate, enter into additional out-licensing and R&D Agreements, including potentially with major biotechnology or pharmaceutical companies. We face significant competition in seeking appropriate partners for our product candidates, and the negotiation process is time-consuming and complex. In order for us to successfully partner our product candidates, potential partners must view these product candidates as having the requisite potential to demonstrate safety and efficacy and as being economically valuable in light of the terms that we are seeking and other available products for licensing by other companies. Due to our multiple existing license agreements and R&D Agreements, we may find it more difficult to secure additional collaborations for our technologies or product candidates if major biotechnology or pharmaceutical companies would prefer to have exclusive control over development in all geographies or indications within a field. Even if we are successful in our efforts to establish new collaborations, the terms that we agree upon may not be favorable to us, and we may not be able to maintain such collaborations if, for example, development or approval of a product candidate is delayed or sales of an approved product are disappointing. Any inability or delay in entering into new R&D Agreements related to our product candidates, in particular in foreign countries where we do not have and do not intend to establish significant capabilities, could delay the development and commercialization of our product candidates or other product candidates using our technology and reduce their market potential.

We may not realize the benefits of any acquisitions, in-licenses, out-licenses or strategic alliances that we enter into.

We have entered into in-license agreements with multiple licensors and in the future may seek and form our-licenses, strategic alliances, create joint ventures or collaborations, or enter into acquisitions or additional licensing arrangements with third parties that we believe will complement or augment our existing technologies and product candidates. These transactions can entail numerous operational and financial risks, including exposure to unknown liabilities, disruption of our business and diversion of our management’s time and attention in order to manage a collaboration or develop acquired products, product candidates or technologies, incurrence of substantial debt or dilutive issuances of equity securities to pay transaction consideration or costs, higher than expected collaboration, acquisition or integration costs, write-downs of assets or goodwill or impairment charges, increased amortization expenses, difficulty and cost in facilitating the collaboration or combining the operations and personnel of any acquired business, impairment of relationships with key suppliers, manufacturers or customers of any acquired business due to changes in management and ownership and the inability to retain key employees of any acquired business. As a result, we may not be able to realize the benefits of such existing or future acquisitions or in-licenses if we are unable to successfully integrate them into our operations and company culture. Following a strategic transaction or license, we may not achieve the revenue or specific net income that justifies such transaction or such other benefits that led us to enter into the arrangement.

Risks Related to Our Industry and Business Operations

Budget constraints have in the past and may in the future force us to delay our efforts to develop certain product candidates in favor of developing others, which prevents us from commercializing all product candidates as quickly as possible.

Because we are a small company with limited resources, and because research and development is an expensive process, we must regularly assess the most efficient allocation of our research and development budget. As a result, we have been forced to prioritize development activities with the result that we will not be able to fully realize the value of some of our product candidates in a timely manner, as they will be delayed in reaching the market, if at all. For example, in October 2022, we engaged in a strategic reprioritization of our pipeline in an effort to increase our efficiencies. If we are not successful in increasing our efficiency as a result of this strategic reprioritization, our efforts to develop and commercialize our product candidates may be delayed or halted.

The COVID-19 pandemic could continue to adversely impact our business, including our ongoing and planned clinical trials, supply chain and business development activities.

Since December 2019, COVID-19, a novel strain of coronavirus, has become a global pandemic, which has resulted in travel restrictions, quarantine orders and other restrictions by governments to reduce the spread of the disease. As a result of these orders, many of our general and administrative employees continue to operate on a hybrid schedule of in-office and remote work, which has impacted certain of our operations and may continue to do so over the long term. We may experience further limitations on employee resources in the future, including because of sickness of employees or their families. The effects of government actions and our own policies and those of third parties to reduce the spread of COVID-19 may negatively impact productivity and slow down or delay our ongoing and future clinical trials, preclinical studies and research and development activities, and may cause disruptions to our supply chain and impair our ability to execute our business development strategy. In the event that government authorities were to enhance current restrictions, our employees who currently are not operating remotely, including but not limited to, our lab employees, may no longer be able to access our facilities, and our operations may be further limited or curtailed.

As COVID-19 continues to spread and new variants of the virus emerge, we may experience ongoing disruptions that could severely impact our business, preclinical studies and clinical trials, including:

•	interruption or delays in our operations, which may impact our ability to conduct and produce preclinical results required for submission of an IND;

•	delays in receiving authorizations from local regulatory authorities to initiate our planned clinical trials;

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delays or difficulties in enrolling patients in our clinical trials due to patients’ concerns of contracting COVID-19 while visiting hospitals, including patients with cancer who may be immunocompromised during the COVID-19 pandemic;

•	delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;

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delays in clinical sites receiving the supplies and materials needed to conduct our clinical trials, including interruption in global shipping that may affect the transport of clinical trial materials;

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changes in local regulations as part of a response to COVID-19 which may require us to change the ways in which our clinical trials are conducted, which may result in unexpected costs, or to discontinue the clinical trials altogether;

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diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

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interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others, or interruption of clinical trial subject visits and study procedures, the occurrence of which could affect the integrity of clinical trial data;

•	interruption or delays in the operations of the FDA or other regulatory authorities, which may impact review and approval timelines;

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risk that participants enrolled in our clinical trials will contract COVID-19 while the clinical trial is ongoing, which could impact the results of the clinical trial, including by increasing the number of observed adverse events; and

•	refusal of the FDA to accept data from clinical trials in affected geographies outside the U.S.

These and other disruptions in our operations and the global economy could negatively impact our business, operating results and financial condition.

Our clinical trials have been, and may in the future be, affected by the COVID-19 pandemic. For example, some of our clinical trial sites in the U.S. and Australia slowed down or temporarily suspended enrollment of new patients, denied access to site monitors and otherwise curtailed certain operations. Similarly, our ability to recruit and retain principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19, may be adversely impacted. Our ongoing or planned clinical trials may also be impacted by interruptions or delays in the operations of the FDA, NMPA, EMA or comparable foreign regulatory authorities. We and our CROs have also made certain adjustments to the operation of our trials in an effort to ensure compliance with GCP, to assure the safety of trial participants, and to minimize risks to trial integrity during the pandemic in accordance with the guidance issued by the FDA and may need to make further adjustments in the future. Many of these adjustments are new and untested, may not be effective, and may have unforeseen effects on the enrollment, progress and completion of these trials and the findings from these trials. These events could delay our clinical trials, increase the cost of completing our clinical trials and negatively impact the integrity, reliability or robustness of the data from our clinical trials.

In addition, quarantines, shelter-in-place and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, related to COVID-19 or other infectious diseases could impact personnel at third-party manufacturing facilities upon which we rely, or the availability or cost of materials, which could disrupt the supply chain for our product candidates. The demand for vaccines and COVID-19 treatments and potential for manufacturing facilities and materials to be commandeered under the Defense Production Act of 1950, or equivalent foreign legislation, may make it more difficult to obtain materials or manufacturing slots for the products needed for our clinical trials which could lead to delays in these trials. To the extent our suppliers and service providers are unable to comply with their obligations under our agreements with them or they are otherwise unable to deliver or are delayed in delivering goods and services to us due to the COVID-19 pandemic or government mandates to participate in COVID-19 vaccine or treatment production, our ability to continue meeting clinical supply demand for our product candidates or otherwise advancing development of our product candidates may become impaired.

The spread of COVID-19 and actions taken to reduce its spread may also materially affect us economically. While the potential economic impact brought by, and the duration of, the COVID-19 pandemic may be difficult to assess or predict, there could be a significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity and financial position. In addition, the trading prices for other biologics companies have been highly volatile as a result of the COVID-19 pandemic. As a result, we may face difficulties raising capital through sales of Ambrx Ordinary Shares.

COVID-19 and actions taken to reduce its spread continue to rapidly evolve. The extent to which COVID-19 may impede the development of our product candidates, reduce the productivity of our employees, disrupt our supply chains, delay our clinical trials, reduce our access to capital or limit our business development activities, will depend on future developments, which are highly uncertain and cannot be predicted with confidence. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this section entitled “Risk Factors”, such as those relating to the timing and results of our clinical trials and our financing needs.

Our employees, principal investigators, consultants and commercial partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements and insider trading.

We are exposed to the risk of fraud or other misconduct by our employees, principal investigators, consultants and commercial partners. Misconduct by these parties could include intentional failures to comply with the regulations of the FDA and non-U.S. regulators, provide accurate information to the FDA and non-U.S. regulators, comply with healthcare fraud and abuse laws and regulations in the U.S. and abroad, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Such misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and cause serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us those actions could have a significant impact on our business, including the imposition of significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from government funded healthcare programs, such as Medicare and Medicaid, contractual damages, reputational harm, diminished profits and future earnings, additional reporting obligations and oversight if subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of our operations.

We face potential product liability, and, if successful claims are brought against us, we may incur substantial liability and costs. If the use of our product candidates harms patients or is perceived to harm patients even when such harm is unrelated to our product candidates, our regulatory approvals could be revoked or otherwise negatively impacted and we could be subject to costly and damaging product liability claims.

The use of our product candidates in clinical trials and the sale of any products for which we obtain marketing approval exposes us to the risk of product liability claims. Product liability claims might be brought against us by consumers, healthcare providers, pharmaceutical companies or others selling or otherwise coming into contact with our products. Our product candidates may induce adverse events or SAEs, including but not limited to, death and ocular toxicity. If we cannot successfully defend against product liability claims, we could incur substantial liability and costs. In addition, regardless of merit or eventual outcome, product liability claims may result in:

•	impairment of our business reputation;

•	withdrawal of clinical trial participants;

•	costs due to related litigation;

•	distraction of management’s attention from our primary business;

•	substantial monetary awards to patients or other claimants;

•	the inability to commercialize our product candidates; and

•	decreased demand for our product candidates, if approved for commercial sale.

We believe our product liability insurance coverage is sufficient in light of our current clinical programs; however, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability. If we obtain marketing approval for product candidates, we intend to expand our insurance coverage to include the sale of commercial products; however, we may be unable to obtain product liability insurance on commercially reasonable terms or in adequate amounts. On occasion, large judgments have been awarded in class action lawsuits based on drugs or medical treatments that had unanticipated adverse effects. A successful product liability claims, or series of claims brought against us could cause our share price to decline and, if judgments exceed our insurance coverage, could adversely affect our results of operations and business.

Patients with cancer are often already in severe and advanced stages of disease and have both known and unknown significant pre-existing and potentially life-threatening health risks. These patients are also currently on or have recently been on multiple other therapies for their cancer or other underlying conditions. During the course of treatment in our clinical trials, patients may suffer adverse events, including death, for reasons that may be related to our product candidates. Such events could subject us to costly litigation, require us to pay substantial amounts of money to injured patients, delay, negatively impact or end our opportunity to receive or maintain regulatory approval to market our product candidates, or require us to suspend or abandon our commercialization efforts. Even in a circumstance in which we do not believe that an adverse event is related to our product candidates, the investigation into the circumstance may be time-consuming or inconclusive. These investigations may interrupt our development efforts, delay our regulatory approval process or limit the type of regulatory approvals our product candidates receive or maintain. As a result of these factors, a product liability claim, even if successfully defended, could have a material adverse effect on our business, financial condition or results of operations.

We are highly dependent on our key personnel, and if we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive biotechnology and pharmaceutical industries depends upon our ability to attract and retain highly qualified directors and managerial, scientific and medical personnel. We are highly dependent on our management, scientific and medical personnel.

We conduct substantial operations at our facilities in San Diego. This region is headquarters to many other biologics companies and many academic and research institutions. Competition for skilled personnel in our market is intense and may limit our ability to hire and retain highly qualified personnel on acceptable terms or at all.

To induce valuable employees to remain at our company, in addition to salary and cash incentives, we have provided share options that vest over time. The value to employees of share options that vest over time may be significantly affected by movements in our share price that are beyond our control and may at any time be insufficient to counteract more lucrative offers from other companies. Despite our efforts to retain valuable employees, members of our management, scientific and development teams may terminate their employment with us on short notice. Although we have employment agreements with certain of our key employees, these employment agreements provide for at-will employment, which means that any of our employees could leave our employment at any time, with or without notice. For example, we have had several leadership and management transitions in 2021 and 2022. The loss of the services of any of our executive officers, key employees and scientific and medical advisors, and our inability to find suitable replacements could result in delays in product development and harm our business. We do not maintain “key person” insurance policies on the lives of these individuals or the lives of any of our employees. Our success also depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level and senior managers as well as junior, mid-level and senior scientific and medical personnel.

We may experience a disruption of our business activities due to senior executive transitions.

Recently hired executives may view the business differently than prior members of management, and over time may make changes to our strategic focus, operations, business plans, existing personnel and their responsibilities. We may not be able to properly manage such shift in focus, and any changes to our business may not ultimately prove successful.

In addition, we have had several leadership and management transitions in 2021 and 2022. Leadership transitions and management changes can be inherently difficult to manage and may cause uncertainty or a disruption to our business or may increase the likelihood of turnover in key officers and employees. Our success depends in part on having a successful leadership team. If we cannot effectively manage leadership transitions and management changes, it could make it more difficult to successfully operate our business and pursue our business goals. We may not be able to retain the services of any of our current executives or other key employees. If we do not succeed in attracting well-qualified employees, retaining and motivating existing employees or integrating new executives and employees, our business could be materially and adversely affected.

We expect to expand our development, regulatory and operational capabilities and, as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

As of June 30, 2023, we had 79 employees. As we advance our research and development programs, we will be required to further increase the number of our employees and the scope of our operations, particularly in the areas of clinical development, quality, regulatory affairs and, if any of our product candidates receives marketing approval, sales, marketing and distribution. To manage any future growth, we must:

•	identify, recruit integrate, maintain and motivate additional qualified personnel;

•	manage our development efforts effectively, including the initiation and conduct of clinical trials for our product candidates, both as monotherapy and in combination with other therapeutics; and

•	improve our operational, financial and management controls, reporting systems and procedures.

Our future financial performance and our ability to develop, manufacture and commercialize our product candidates, if approved, will depend, in part, on our ability to effectively manage any future growth, and our management may also have to divert financial and other resources, and a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time, to managing these growth activities.

If we are not able to effectively expand our organization by hiring new employees and expanding our groups of consultants and contractors, we may not be able to successfully implement the tasks necessary to further develop and commercialize our product candidates and, accordingly, may not achieve our research, development and commercialization goals.

Our business operations and current and future relationships with investigators, healthcare professionals, consultants, third-party payors and customers are subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, transparency laws and other healthcare laws and regulations. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

Although we do not currently have any products on the market, our operations may be, directly or indirectly through our prescribers, customers and third-party payors, subject to various U.S. federal and state healthcare laws and regulations, including, without limitation, the U.S. federal Anti-Kickback Statute, the U.S. federal civil and criminal false claims laws and the Physician Payments Sunshine Act and regulations. Healthcare providers and others play a primary role in the recommendation and prescription of any products for which we obtain marketing approval. These laws may impact, among other things, our current business operations, including our clinical research activities, and proposed sales, marketing and education programs and constrain the business of financial arrangements and relationships with healthcare providers and other parties through which we may market, sell and distribute our products for which we obtain marketing approval. In addition, we may be subject to additional healthcare, statutory and regulatory requirements and enforcement by foreign regulatory authorities in jurisdictions in which we conduct our business. The laws that may affect our ability to operate include:

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the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, offering, receiving or paying any remuneration (including any kickback, bribe or certain rebates), directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, lease, order or recommendation of, any good, facility, item or service, for which payment may be made, in whole or in part, under U.S. federal and state healthcare programs such as Medicare and Medicaid. The government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act or federal civil money penalties statute. This statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand, and prescribers, purchasers and formulary managers on the other. Although there are several statutory exceptions and regulatory safe harbors protecting certain common activities from prosecution, they are drawn narrowly, and practices that involve remuneration intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exception or safe harbor. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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the U.S. federal false claims, including the False Claims Act, which can be enforced through whistleblower actions, and civil monetary penalties laws, which, among other things, impose criminal and civil penalties against individuals or entities for knowingly presenting, or causing to be presented, to the U.S. federal government, claims for payment or approval that are false or fraudulent, knowingly making, using or causing to be made or used, a false record or statement material to a false or fraudulent claim, or from knowingly making a false statement to avoid, decrease or conceal an obligation to pay money to the U.S. federal government. Manufacturers can be held liable under the False Claims Act even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. Companies that submit claims directly to payors may also be liable under the False Claims Act for the direct submission of such claims. The False Claims Act also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the False Claims Act and to share in any monetary recovery. In addition, the government may assert that a claim including items and services resulting from a violation of the U.S. federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

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the U.S. federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) which imposes criminal and civil liability for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement, in connection with the delivery of, or payment for, healthcare benefits, items or services; similar to the U.S. federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), and their respective implementing regulations, impose requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses and their respective business associates that perform services for them that involve the use, or disclosure of, individually identifiable health information as well as their covered subcontractors, relating to the privacy, security, and transmission of such individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions;

•	the U.S. Federal Food, Drug and Cosmetic Act, which prohibits, among other things, the adulteration or misbranding of drugs, biologics and medical devices;

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the U.S. federal legislation commonly referred to as Physician Payments Sunshine Act, enacted as part of the ACA, and its implementing regulations, which requires certain manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the CMS information related to certain payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), other healthcare professionals (such as physician assistants and nurse practitioners) and teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members;

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analogous state laws and regulations, including: state anti-kickback and false claims laws, which may apply to our business practices, including, but not limited to, research, distribution, sales and marketing arrangements and claims involving healthcare items or services reimbursed by any third-party payor, including private insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the U.S. federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws and regulations that require drug manufacturers to file reports relating to pricing and marketing information, which requires tracking gifts and other remuneration and items of value provided to healthcare professionals and entities; and state and local laws requiring the registration of pharmaceutical sales representatives; and

•	European and other foreign law equivalents of each of the laws, including reporting requirements detailing interactions with and payments to healthcare providers.

Ensuring that our internal operations and future business arrangements with third parties comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices do not comply with current or future statutes, regulations, agency guidance or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of the laws described above or any other governmental laws and regulations that may apply to us, we may be subject to significant penalties, including civil, criminal and administrative penalties, damages, fines, exclusion from U.S. government funded healthcare programs, such as Medicare and Medicaid, or similar programs in other countries or jurisdictions, disgorgement, imprisonment, contractual damages, reputational harm, diminished profits, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws and the delay, reduction, termination or restructuring of our operations. Further, defending against any such actions can be costly and time-consuming, and may require significant financial and personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be impaired. If any of the physicians or other providers or entities with whom we expect to do business is found to not be in compliance with applicable laws, they may be subject to significant criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs and imprisonment. If any of the above occur, it could adversely affect our ability to operate our business and our results of operations.

Enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval of and commercialize our product candidates and affect the prices we may charge for such product candidates.

The U.S. and many foreign jurisdictions have enacted or proposed legislative and regulatory changes affecting the healthcare system that could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell any product for which we obtain marketing approval.

In March 2010, the ACA was enacted, which substantially changed the way health care is financed by both governmental and private insurers, and significantly impacts the U.S. pharmaceutical industry. The ACA, among other things, increased the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extended the rebate program to individuals enrolled in Medicaid managed care organizations, established annual fees and taxes on manufacturers of certain branded prescription drugs, and promoted a new Medicare Part D coverage gap discount program.

Since its enactment, there have been and there remain executive, judicial and congressional challenges to certain aspects of the ACA. As a result, there have been delays in the implementation of, and action taken to repeal or replace, certain aspects of the ACA. For example, since January 2017, former President Trump signed several Executive Orders designed to delay the implementation of certain provisions of the ACA or otherwise circumvent some of the requirements for health insurance mandated by the ACA. While Congress has not passed comprehensive repeal legislation to date, it has enacted laws that modify certain provisions of the ACA such as the Tax Cuts and Jobs Act of 2017 (“TCJA”), which decreased the “individual mandate” to $0. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Further, on August 16, 2022, President Biden signed the Inflation Reduction Act of 2022 (“IRA”) into law, which among other things, extends enhanced subsidies for individuals purchasing health insurance coverage in ACA marketplaces through plan year 2025. The IRA also eliminates the “donut hole” under the Medicare Part D program beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost and creating a new manufacturer discount program. It is possible that the ACA will be subject to judicial or congressional challenges in the future. It is unclear how such challenges and the healthcare reform measures of the Biden administration, will impact the ACA or our business. We continue to evaluate the effect that the ACA and its possible repeal and replacement has on our business.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. For example, in August 2011, the Budget Control Act of 2011 was signed into law, which, among other things, included aggregate reductions to Medicare payments to providers of, on average, 2% per fiscal year until 2032, unless Congress takes additional action.

Recently, there has been increasing legislative and enforcement interest in the U.S. with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. congressional inquiries and legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs and reform government program reimbursement methodologies for drugs. In addition, there have been several changes to the 340B drug pricing program, which imposes ceilings on prices that drug manufacturers can charge for medications sold to certain healthcare facilities. Some of these changes are undergoing legal challenges, and their status is currently in question. It is unclear how these developments could affect covered hospitals who might purchase our future products and affect the rates we may charge such facilities for our approved products in the future, if any.

Additionally, in July 2021, the Biden administration released an executive order, “Promoting Competition in the American Economy,” with multiple provisions aimed at prescription drugs. In response to President Biden’s executive order, on September 9, 2021, the U.S. Department of Health and Human Services (the “HHS”) released a Comprehensive Plan for Addressing High Drug Prices that outlines principles for drug pricing reform and sets out a variety of potential legislative policies that Congress could pursue to advance these principles. Further, the IRA, among other things (i) directs HHS to negotiate the price of certain high-expenditure, single-source drugs and biologics covered under Medicare and (ii) imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation. These provisions will take effect progressively starting in fiscal year 2023, although they may be subject to legal challenges. HHS has and will continue to issue and update guidance as these programs are implemented. It is currently unclear how the IRA will be implemented but is likely to have a significant impact on the pharmaceutical industry. In addition, in response to the Biden administration’s October 2022 executive order, on February 14, 2023, HHS released a report outlining three new models for testing by the Center for Medicare and Medicaid Innovation which will be evaluated on their ability to lower the cost of drugs, promote accessibility, and improve quality of care. It is unclear whether the models will be utilized in any health reform measures in the future. At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control costs of pharmaceutical and biological products. Moreover, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs.

We expect that the healthcare reform measures that have been adopted, and that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved product and could seriously harm our future revenues. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our products.

Our product candidates are subject to government price controls in certain jurisdictions that may affect our revenue.

There has been heightened governmental scrutiny in the U.S., China, the European Union, Japan and other jurisdictions of pharmaceutical pricing practices in light of the rising cost of prescription drugs. In the U.S., such scrutiny has resulted in several recent Congressional inquiries and proposed and enacted federal legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for products. At the federal level, Congressional leadership and the Biden administration have each indicated that they will continue to seek new legislative and/or administrative measures to control drug costs. At the state level, legislatures have increasingly enacted legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. Outside of the U.S., particularly in the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain coverage and reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business could be harmed.

We are subject to stringent and evolving federal, state, local and foreign laws, regulations, rules, contractual obligations, policies, industry standards, and other obligations relating to privacy and data protection laws. Our actual or perceived failure to comply with such obligations could lead to government enforcement actions (which could include civil or criminal penalties), private litigation, and/or adverse publicity and could negatively affect our operating results and business.

In the ordinary course of business, we collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, process) personal data and other sensitive information, including proprietary and confidential business data, trade secrets, intellectual property, data we collect about trial participants in connection with clinical trials, and sensitive third-party data. Additionally, we may obtain health information from third parties (including research institutions from which we obtain clinical trial data). Therefore, we and our collaborators and third-party providers may be subject to federal, state, local and foreign data privacy and security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements, and other obligations relating to data privacy and security. In the U.S., numerous federal, state, and local laws and regulations, including federal health information privacy laws, state data breach notification laws, state health information privacy laws, federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), and other similar laws (e.g., wiretapping laws) that govern the processing of health-related and other personal information could apply to our operations or the operations of our collaborators and third-party providers. For example, HIPAA imposes specific requirements relating to the privacy, security, and transmission of individually identifiable health information.

Furthermore, California enacted the California Consumer Privacy Act (“CCPA”), which applies to personal information of California consumers, business representatives, and employees, and gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches. Although the CCPA exempts some data processed in the context of clinical trials, the CCPA increases compliance costs and potential liability with respect to other personal data we maintain about California residents. In addition, the California Privacy Rights Act of 2020 expands the CCPA’s requirements, including by adding a new right for individuals to correct their personal information and establishing a new regulatory agency to implement and enforce the law. Other states, such as Virginia and Colorado, have also passed comprehensive privacy laws, and similar laws are being considered in several other states, as well as the federal and local levels. While these states, like the CCPA, also exempt some data processed in the context of clinical trials, these developments further complicate compliance efforts, and increase legal risk and compliance costs for us and the third parties upon whom we rely.

An increasing number of foreign data protection laws, regulations, and industry standards, including the European Union’s General Data Protection Regulation (“EU GDPR”), the United Kingdom’s GDPR (“UK GDPR” and the EU GDPR and UK GDPR collectively, “GDPR”), and China’s Personal Information Protection Law (“PIPL”) may also apply to health-related and other personal information obtained from individuals outside of the U.S. For example, the EU GDPR, which came into effect on May 25, 2018, imposes strict requirements for processing the personal data of individuals within the European Economic Area (“EEA”) including health-related data, as well as potential fines for noncompliant companies of up to the greater of €20 million or 4% of annual global revenue. In addition, under the EU GDPR, companies may face private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests. We also have operations in China and may be subject to new and emerging data privacy regimes in Asia, including China’s Cyber Security Law, the Measures for the Management of Scientific Data, Regulation on the Administration of Human Genetic Resources, and PIPL.

In addition, we may be unable to transfer personal data from Europe (including the EEA and UK) and other jurisdictions to the U.S. or other countries due to data localization requirements or limitations on cross-border data flows. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the EEA and UK have significantly restricted the transfer of personal data to the U.S. and other countries whose privacy laws it believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and UK to the U.S. in compliance with law, such as the EEA and UK’s standard contractual clauses, these mechanisms are subject to legal challenges, and we may not be able to satisfy or rely on these measures to lawfully transfer personal data to the U.S. If there is no lawful manner for us to transfer personal data from the EEA, the UK, or other jurisdictions to the U.S, or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against our processing or transferring of personal data necessary to operate our business. Additionally, companies that transfer personal data out of the EEA and UK to other jurisdictions, particularly to the U.S, are subject to increased scrutiny from regulators, individual litigants, and activities groups. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers of personal data out of EU for allegedly violating the GDPR’s cross-border data transfer limitations.

In addition to data privacy and security laws, we are contractually subject to industry standards adopted by industry groups and may become subject to such obligations in the future. We are also bound by other contractual obligations related to data privacy and security, and our efforts to comply with such obligations may not be successful. Moreover, clinical trial subjects about whom we or our potential collaborators obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose such information.

We publish privacy policies, marketing materials, and other statements regarding data privacy and security. If these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, or misrepresentative of our practices, we may be subject to investigation, enforcement actions by regulators, or other adverse consequences.

Obligations related to data privacy and security are quickly changing, becoming increasingly stringent, and creating regulatory uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources and may necessitate changes to our services, information technologies, systems, and practices and to those of any third parties that process personal data on our behalf.

We may at times fail (or be perceived to have failed) in our efforts to comply with our data privacy and security obligations. Moreover, despite our efforts, our personnel, collaborators, or third-party providers may fail to comply with such obligations, which could negatively impact our business operations. If we or our collaborators and third-party providers fail to comply with applicable data privacy and security obligations, we could face significant consequences, including but not limited to, government enforcement actions (which could include investigations, fines, audits, inspections, civil or criminal penalties), private litigation (including class-action claims), additional reporting requirements and/or oversight, bans on processing personal data, orders to destroy or not use personal data, and/or adverse publicity and could negatively affect our operating results and business. Claims that we have violated individuals’ privacy rights, or otherwise failed to comply with data protection laws or other obligations, even if we are not found liable, could be expensive and time consuming to defend, could result in adverse publicity and could have a material adverse effect on our business, financial condition, results of operations and prospects.

We or the third parties upon whom we depend may be adversely affected by earthquakes, fires or other natural disasters and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

Our headquarters and main research facility are located in San Diego, California, which in the past has experienced severe earthquakes and fires. If these earthquakes, fires, other natural disasters, terrorism and similar unforeseen events beyond our control prevented us from using all or a significant portion of our headquarters or research facility, it may be difficult or, in certain cases, impossible for us to continue our business for a substantial period of time. We do not have a disaster recovery or business continuity plan in place and may incur substantial expenses as a result of the absence or limited nature of our internal or third-party service provider disaster recovery and business continuity plans, which, particularly when taken together with our lack of earthquake insurance, could have a material adverse effect on our business. Furthermore, integral parties in our supply chain are operating from single sites, increasing their vulnerability to natural disasters or other sudden, unforeseen and severe adverse events. If such an event were to affect our supply chain, it could have a material adverse effect on our ability to conduct our clinical trials, our development plans and business.

The U.S. and Chinese tax authorities may disagree with our conclusions regarding certain tax positions, resulting in unanticipated costs, taxes or non-realization of expected benefits.

As of December 31, 2022, we held capital resources in our subsidiaries, Shanghai Ambrx Biopharma Company Limited (“Ambrx Shanghai”) and Biolaxy Pharmaceutical Hong Kong Limited. We may decide to repatriate those resources held in such entities, which may include initiating a voluntary liquidation of such entities. In addition, we would need to engage legal and tax specialists to analyze the effects of various structures to the voluntary liquidation and selected a structure that minimized the timeline to completion and maximized the value of the capital resources that could be repatriated in the process. In the event that the U.S. or Chinese tax authorities do not agree with our analysis, we may be subject to a material tax liability and/or fail to realize the expected benefits of such liquidation. In addition, we may incur additional costs associated with defending our position. Such tax liability and increase in costs may have a material adverse effect on our financial results. Further, the process to repatriate such capital resources may be lengthy and timing consuming and may divert management’s attention, the result of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

The People’s Republic of China’s (“PRC”) regulations relating to offshore investment activities by PRC residents and enterprises may increase our administrative burden and restrict our overseas and cross-border investment activity. If our PRC resident and enterprise shareholders fail to make any required applications and filings under such regulations, we may be unable to distribute profits to such shareholders and may become subject to liability under PRC law.

In July 2014, PRC State Administration of Foreign Exchange (“SAFE”) promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (“SAFE Circular 37”), which replaces the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in

Financing and Round-tripping Investment via Overseas Special Purpose. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles(“SPVs”) are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any change of basic information or material events. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment (“SAFE Notice 13”). Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, shall be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE.

We may not be aware of the identities of all of our beneficial owners who are PRC residents, nor can we compel our beneficial owners to comply with SAFE registration requirements. All shareholders or beneficial owners of ours who are PRC residents or entities may not have completed any required registration under SAFE Circular 37 and any amendment may not be completed in a timely manner, or at all. The failure of our beneficial owners who are PRC residents to register or amend their foreign exchange registrations pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or Ambrx Shanghai to fines and legal sanctions. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to Ambrx Shanghai and limit Ambrx Shanghai’s ability to distribute dividends to us. These risks may have a material adverse effect on our business, financial condition and results of operations.

On December 26, 2017, the National Development and Reform Commission (“NDRC”) promulgated the Administrative Measures on Overseas Investments (“NDRC Order No. 11”), which took effect as of March 1, 2018. According to NDRC Order No. 11, non-sensitive overseas investment projects are subject to record-filing requirements with the local branch of the NDRC. On September 6, 2014, the Ministry of Commerce (“MOFCOM”) promulgated the Administrative Measures on Overseas Investments, which took effect as of October 6, 2014. According to this regulation, overseas investments of PRC enterprises that involve non-sensitive countries and regions and non-sensitive industries are subject to record-filing requirements with a local MOFCOM branch. According to the Circular of the State Administration of Foreign Exchange on Issuing the Regulations on Foreign Exchange Administration of the Overseas Direct Investment of Domestic Institutions, which was promulgated by SAFE on July 13, 2009 and took effect on August 1, 2009, PRC enterprises must register for overseas direct investment with a local SAFE branch.

We may not be fully informed of the identities of all our shareholders or beneficial owners who are PRC entities, and all of our shareholders and beneficial owners who are PRC entities may not have completed, or may not complete upon our request, the overseas direct investment procedures under the aforementioned regulations or other related rules in a timely manner, or at all. If they fail to complete such required filings or registrations required by the overseas direct investment regulations, the relevant authorities may order them to suspend or cease the implementation of such investment impose warnings and sanctions on them, require them to make corrections within a specified time, or limit our ability to distribute dividends and proceeds to Ambrx Shanghai and limit Ambrx Shanghai’s ability to distribute dividends to us, which may adversely affect our business, financial condition and results of operations.

Further, as these foreign exchange and outbound investment related regulations and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We may not have complied and may not be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we or the owners of such company, as the case may be, may not be able to obtain the necessary approvals or complete the necessary filings and registrations required by the PRC foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Risks Related to Our Intellectual Property

If we are unable to obtain and maintain sufficient intellectual property protection for our platform technologies and product candidates, or if the scope of the intellectual property protection is not sufficiently broad, our competitors could develop and commercialize products similar or identical to ours, and our ability to successfully commercialize our products may be adversely affected.

We rely upon a combination of patents, know-how and confidentiality agreements to protect the intellectual property related to our products and technologies and to prevent third parties from copying and surpassing our achievements, thus eroding our competitive position in our market.

Our success depends in large part on our ability to obtain and maintain patent protection for our platform technologies, product candidates and their uses, as well as our ability to operate without infringing the proprietary rights of others. We seek to protect our proprietary position by filing patent applications in the U.S. and abroad related to our novel discoveries and technologies that are important to our business. Our pending and future patent applications may not result in patents being issued, our issued patents may not afford sufficient protection of our product candidates or their intended uses against competitors, and the patents issued may be infringed, designed around, invalidated by third parties, or may not effectively prevent others from commercializing competitive technologies, products or product candidates.

Obtaining and enforcing patents is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications or maintain and/or enforce patents that may issue based on our patent applications, at a reasonable cost or in a timely manner, including delays as a result of the COVID-19 pandemic impacting us or our licensors’ operations, the preparation and prosecution of patent filings performed primarily by our internal team, and/or the increasing financial costs associated with managing a growing patent estate. It is also possible that we will fail to identify patentable aspects of our research and development results before it is too late to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of our research and development output, such as our employees, corporate collaborators, outside scientific collaborators, contract research organizations, contract manufacturers, consultants, advisors and other third parties, any of these parties may breach these agreements and disclose such results before a patent application is filed, thereby jeopardizing our ability to seek patent protection. Furthermore, we may not be able to obtain full cooperation from former employees who are listed as inventors on our patents. Although such former employees have assigned their inventions to the company, we may need to periodically consult with such former employees about matters relevant to the inventions disclosed in our patents, and a lack of cooperation from these former employees may not allow us to obtain the broadest possible patent protection for our inventions.

Composition of matter patents for biological and pharmaceutical product candidates often provide a strong form of intellectual property protection for those types of products, as such patents provide protection without regard to any method of use. The claims in our pending patent applications directed to composition of matter of our product candidates may not be considered patentable by the U.S. Patent and Trademark Office (“USPTO”) or by patent offices in foreign countries, and the claims in any of our issued patents may not be considered valid and enforceable by courts in the U.S. or foreign countries. Method of use patents protect the use of a product for the specified method. This type of patent does not prevent a competitor from making and marketing a product that is identical to our product for an indication that is outside the scope of the patented method. Moreover, even if competitors do not actively promote their product for our targeted indications, physicians may prescribe these products “off-label.” Although off-label prescriptions may infringe or contribute to the infringement of method of use patents, the practice is common and such infringement is difficult to prevent or prosecute.

The patent position of biologics companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation, resulting in court decisions, including Supreme Court decisions, which have increased uncertainties as to the ability to enforce patent rights in the future. In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the U.S., or vice versa.

The patent application process is subject to numerous risks and uncertainties, and we or our potential future collaborators may not be successful in protecting our product candidates by obtaining and defending patents. For example, we may not be aware of all third-party intellectual property rights potentially relating to our product candidates or their intended uses, and as a result the impact of such third-party intellectual property rights upon the patentability of our own patents and patent applications, as well as the impact of such third-party intellectual property upon our freedom to operate, is highly uncertain. Patent applications in the U.S. and other jurisdictions are typically not published until 18 months after filing or, in some cases, not at all. Therefore, we may not have been the first to make the inventions claimed in our patents or pending patent applications, or the first to file for patent protection of such inventions. As a result, the issuance, inventorship, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending patent applications may be challenged in patent offices in the U.S. and abroad. Even issued patents may later be found invalid or unenforceable or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. For example, our pending patent applications may be subject to third-party pre-issuance submissions of prior art to the USPTO or our issued patents may be subject to post-grant review proceedings, oppositions, derivations, reexaminations, or inter partes review (“IPR”) proceedings, in the U.S. or elsewhere, challenging our patent rights or the patent rights of others. Additionally, if there was relevant “prior art” with respect to our patent applications that was not disclosed to the USPTO, our granted patents could be limited or found invalid. An adverse determination in any such challenges may result in loss of exclusivity or in patent claims being narrowed, invalidated, or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and products. In addition, given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. The degree of future protection for our proprietary rights is uncertain. Only limited protection may be available and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Any failure to obtain or maintain patent protection with respect to our product candidates or their uses could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition to the protection afforded by patents, we rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable, processes for which patents are difficult to enforce and any other elements of our discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. We may also rely on trade secret protection as temporary protection for concepts that may be included in a future patent filing. However, trade secret protection will not protect us from innovations that a competitor develops independently of our proprietary know-how. If a competitor independently develops a technology that we protect as a trade secret and files a patent application on that technology, then we may not be able to patent that technology in the future, may require a license from the competitor to use our own know-how, and if the license is not available on commercially viable terms, then we may not be able to launch our product. Although we require all of our employees to assign their inventions to us, and require all of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information or technology to enter into confidentiality agreements, our trade secrets and other confidential proprietary information may nevertheless be disclosed or competitors may otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Furthermore, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the U.S. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the U.S. and abroad. If we are unable to prevent unauthorized material disclosure of our intellectual property to third parties, we will not be able to establish or maintain a competitive advantage in our market, and this scenario could materially adversely affect our business, financial condition and results of operations.

Patent rights relating to inventions described and claimed in our pending patent applications may not issue and patents based on our patent applications may be challenged and rendered invalid and/or unenforceable.

The patent application process is subject to numerous risks and uncertainties, and we or our potential future collaborators may not be successful in protecting our product candidates by obtaining and defending patents. We have pending U.S. and foreign patent applications in our portfolio; however, we cannot predict:

•	if and when patents may issue based on our patent applications;

•	the scope of protection of any patent issuing based on our patent applications;

•	whether the claims of any patent issuing based on our patent applications will provide protection against competitors;

•	whether or not third parties will find ways to invalidate or circumvent our patent rights, including designing around our patents;

•	whether or not others will obtain patents claiming aspects similar to those covered by our patents and patent applications;

•	whether we will need to initiate litigation or administrative proceedings to enforce and/or defend our patent rights which will be costly whether we win or lose; and/or

•	whether the patent applications that we own or in-license will result in issued patents with claims that cover our product candidates or uses thereof in the U.S. or in other foreign countries.

The claims in our pending patent applications directed to our product candidates and/or technologies may not be considered patentable by the USPTO or by patent offices in foreign countries. The USPTO may determine that our patents or patent applications are invalid for obviousness. Such patent applications may not issue as granted patents. One aspect of the determination of patentability of our inventions depends on the scope and content of the “prior art,” information that was or is deemed available to a person of skill in the relevant art prior to the priority date of the claimed invention. There may be prior art of which we are not aware that may affect the patentability of our patent claims or, if issued, affect the validity or enforceability of a patent claim. Even if the patents do issue based on our patent applications, third parties may challenge the validity, enforceability or scope thereof, which may result in such patents being narrowed, invalidated or held unenforceable. Furthermore, even if they are unchallenged, patents in our portfolio may not adequately exclude third parties from practicing relevant technology or prevent others from designing around our claims. If the breadth or strength of our intellectual property position with respect to our product candidates is threatened, it could dissuade companies from collaborating with us to develop and threaten our ability to commercialize our product candidates. In the event of litigation or administrative proceedings, the claims in our issued patents may not be considered valid by courts in the U.S. or foreign countries.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

•

others may be able to make product candidates that are similar to ours but that are not covered by the claims of the patents that we own or have exclusively licensed by designing around features of our product candidates;

•	we or our licensors or future collaborators might not have been the first to make the inventions covered by the issued patent or pending patent application that we own or have exclusively licensed;

•	we or our licensors or future collaborators might not have been the first to file patent applications covering certain of our inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•

it is possible that noncompliance with the USPTO and foreign governmental patent agencies requirement for a number of procedural, documentary, fee payment and other provisions during the patent process can result in abandonment or lapse of a patent or patent application, and partial or complete loss of patent rights in the relevant jurisdiction;

•	it is possible that our pending patent applications will not lead to issued patents;

•	issued patents that we own or have exclusively licensed may be revoked, modified, or held invalid or unenforceable, as a result of legal challenges by our competitors;

•

our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•	we may not develop additional proprietary technologies that are patentable;

•

we cannot predict the scope of protection of any patent issuing based on our patent applications, including whether the patent applications that we own or in-license will result in issued patents with claims that directed to our product candidates or uses thereof in the U.S. or in other foreign countries;

•

there may be significant pressure on the U.S. government and international governmental bodies to limit the scope of patent protection both inside and outside the U.S. for disease treatments that prove successful, as a matter of public policy regarding worldwide health concerns;

•

countries other than the U.S. may have patent laws less favorable to patentees than those upheld by U.S. courts, allowing foreign competitors a better opportunity to create, develop and market competing product candidates;

•	the claims of any patent issuing based on our patent applications may not provide protection against competitors or any competitive advantages, or may be challenged by third parties;

•	if enforced, a court may not hold that our patents are valid, enforceable and infringed;

•	we may need to initiate litigation or administrative proceedings to enforce and/or defend our patent rights which will be costly whether we win or lose;

•	we may choose not to file a patent application in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent application covering such intellectual property;

•	we may fail to adequately protect and police our trademarks and trade secrets; and

•

the patents of others may have an adverse effect on our business, including if others obtain patents claiming subject matter similar to or improving that covered by our patents and patent applications.

Should any of these or similar events occur, they could significantly harm our business, results of operations and prospects.

We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect our ability to develop and market our products.

Our patent searches or analyses, including the identification of relevant patents, the scope of patent claims or the expiration of relevant patents, may not have been complete or thorough, and we may not have identified each and every third-party patent and pending application in the U.S. and abroad that is relevant to or necessary for the commercialization of our product candidates in any jurisdiction.

The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history. Our interpretation of the relevance or the scope of a patent or a pending application may be incorrect. For example, we may incorrectly determine that our products are not covered by a third-party patent or may incorrectly predict whether a third-party’s pending application will issue with claims of relevant scope. Our determination of the expiration date of any patent in the U.S. or abroad that we consider relevant may be incorrect. Our failure to identify and correctly interpret relevant patents may negatively impact our ability to develop and market our products.

We are currently party to an in-license agreement under which we were granted rights to manufacture certain components of our product candidates. If we breach our obligations under these agreements, we may be required to pay damages, lose our rights to these technologies or both, which would adversely affect our business and prospects.

We rely, in part, on license and other strategic agreements, which subject us to various obligations, including payment obligations for achievement of certain milestones on product sales. For example, with respect to our ReCODE platform, we have an exclusive license to a patent portfolio containing three families of U.S. and foreign patents and patent applications co-owned by TSRI and The Regents of the University of California. If we fail to comply with the obligations under our license agreements, including as a result of COVID-19 impacting our operations, or use the intellectual property licensed to us in an unauthorized manner, we may be required to pay damages and our licensors may have the right to terminate the license. If our license agreements are terminated, we may experience significant delays, difficulties, and costs in developing new cell lines and identifying an alternative source to manufacture components of our candidate products covered by our agreements and those being tested or approved in combination with such products. Such an occurrence could materially adversely affect the value of the product candidates being developed under any such agreement.

In addition, the agreements under which we license intellectual property or technology to or from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We control the prosecution of patents resulting from licensed technology. In the event we breach any of our obligations related to such prosecution, we may incur significant liability to our licensing partners.

Licensing of intellectual property involves complex legal, business and scientific issues and is complicated by the rapid pace of scientific discovery in our industry. Disputes may arise regarding intellectual property subject to a licensing agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	the sublicensing of patent and other rights;

•	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•	the ownership of inventions and know-how resulting from the creation or use of intellectual property by us alone or with our licensors and partners;

•	the scope and duration of our payment obligations; and

•	the priority of invention of patented technology.

If disputes over intellectual property and other rights that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates. We are generally also subject to all of the same risks with respect to protection of intellectual property that we license as we are for intellectual property that we own, which are described herein. If we or our licensor fail to adequately protect this intellectual property, our ability to develop, manufacture, or commercialize products could suffer.

In addition, while we cannot currently determine the amount of the royalty obligations we would be required to pay on sales of future products, if any, the amounts may be significant. The amount of our future royalty obligations will depend on the technology and intellectual property we use in products that we successfully develop and commercialize, if any. Therefore, even if we successfully develop and commercialize products, we may be unable to achieve or maintain profitability.

If we are unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights we have, we may have to abandon development of the relevant research programs or product candidates and our business, financial condition, results of operations and prospects could suffer.

In the future, we may need to obtain additional licenses of third-party technology that may not be available to us or are available only on commercially unreasonable terms, and which may cause us to operate our business in a more costly or otherwise adverse manner that was not anticipated.

We currently own intellectual property directed to our product candidates and other proprietary technologies. Other pharmaceutical companies and academic institutions may also have filed or are planning to file patent applications potentially relevant to our business. From time to time, in order to avoid infringing these third-party patents, we may be required to license technology from additional third parties to further develop or commercialize our product candidates. Should we be required to obtain licenses to any third-party technology, including any such patents required to manufacture, use or sell our product candidates, such licenses may not be available to us on commercially reasonable terms, or at all. The inability to obtain any third-party license required to develop or commercialize any of our product candidates could cause us to abandon any related efforts, which could seriously harm our business and operations.

The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us.

Moreover, some of our owned and in-licensed patents or patent applications or future patents are or may be co-owned with third parties. If we are unable to obtain an exclusive license to any such third-party co-owners’ interest in such patents or patent applications, such co-owners may be able to license their rights to other third parties, including our competitors, and our competitors could market competing products and technology. In addition, we may need the cooperation of any such co-owners of our patents in order to enforce such patents against third parties, and such cooperation may not be provided to us. Furthermore, our owned and in-licensed patents may be subject to a reservation of rights by one or more third parties. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations and prospects.

If we are sued for infringing intellectual property rights of third parties, such litigation could be costly and time consuming and could prevent or delay us from developing or commercializing our product candidates.

Our commercial success depends, in part, on our ability to develop, manufacture, market and sell our product candidates without infringing the intellectual property and other proprietary rights of third parties. Third parties may allege that we have infringed or misappropriated their intellectual property. Litigation or other legal proceedings relating to intellectual property claims, with or without merit, is unpredictable and generally expensive and time consuming and, even if resolved in our favor, is likely to divert significant resources from our core business, including distracting our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the trading price of our securities. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

There is a substantial amount of intellectual property litigation in the biotechnology and pharmaceutical industries, and we may become party to, or threatened with, litigation or other adversarial proceedings regarding intellectual property rights with respect to our product candidates. We may develop product candidates and other proprietary technologies that infringe existing or future patents owned by third parties. Third parties may assert infringement claims against us based on existing or future intellectual property rights. We believe that the relevant claims of these third party patents are likely invalid or unenforceable, and we may choose to challenge those patents, though the outcome of any challenge that we may initiate in the future is uncertain. We may also decide in the future to seek a license to those third party patents, but we might not be able to do so on reasonable terms. Proving invalidity may be difficult. For example, in the U.S., proving invalidity in court requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. If we are found to infringe a third party’s intellectual property rights, we could be forced, including by court order, to cease developing, manufacturing or commercializing the infringing candidate product or product. Alternatively, we may be required to obtain a license from such third party in order to use the infringing technology and continue developing, manufacturing or marketing the infringing candidate product or product. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our investigational products or force us to cease some of our business operations, which could materially harm our business.

We may not be aware of patents that have already been issued and that a third party, for example, a competitor in the fields in which we are developing our product candidates, might assert are infringed by our current or future product candidates, including claims to compositions, formulations, methods of manufacture or methods of use or treatment that cover our product candidates. It is also possible that patents owned by third parties of which we are aware, but which we do not believe are relevant to our product candidates and other proprietary technologies we may develop, could be found to be infringed by our product candidate. In addition, because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that our product candidates may infringe. Our competitors in both the U.S. and abroad, many of which have substantially greater resources and have made substantial investments in patent portfolios and competing technologies, may have applied for or obtained or may in the future apply for and obtain, patents that will prevent, limit or otherwise interfere with our ability to make, use and sell our product candidates. The pharmaceutical and biotechnology industries have produced a considerable number of patents, and it may not always be clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we were sued for patent infringement, we would need to demonstrate that our product candidates, products or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid or unenforceable, and we may not be able to do this. Proving invalidity may be difficult. For example, in the U.S., proving invalidity in court requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents, and a court of competent jurisdiction may not invalidate the claims of any such U.S. patent. Even if we are successful in these proceedings, we may incur substantial costs and the time and attention of our management and scientific personnel could be diverted in pursuing these proceedings, which could have a material adverse effect on our business and operations. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation. In addition, we may not have sufficient resources to bring these actions to a successful conclusion.

We may choose to challenge the enforceability or validity of claims in a third party’s U.S. patent by requesting that the USPTO review the patent claims in an ex-partes re-exam, IPR or post-grant review proceedings. These proceedings are expensive and may consume our time or other resources. We may choose to challenge a third party’s patent in patent opposition proceedings in the European Patent Organisation (“EPO”), or other foreign patent office. The costs of these opposition proceedings could be substantial and may consume our time or other resources. If we fail to obtain a favorable result at the USPTO, EPO or other patent office then we may be exposed to litigation by a third party alleging that the patent may be infringed by our product candidates or proprietary technologies.

If we are found to infringe a third-party’s intellectual property rights, we could be forced, including by court order, to cease developing, manufacturing or commercializing the infringing product candidate or product. Alternatively, we may be required to obtain a license from such third-party in order to use the infringing technology and continue developing, manufacturing or marketing the infringing product candidate. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations and could divert the time and attention of our technical personnel and management, cause development delays, and/or require us to develop non-infringing technology, which may not be possible on a cost-effective basis, any of which could materially harm our business. In the event of a successful claim of infringement against us, we may have to pay substantial monetary damages, including treble damages and attorneys’ fees for willful infringement, pay royalties and other fees, redesign our infringing drug or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.

Competitors or other third parties may infringe our patents, trademarks or other intellectual property. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time consuming and divert the time and attention of our management and scientific personnel. Our pending patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless and until a patent issues from such applications. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their patents, in addition to counterclaims asserting that our patents are invalid or unenforceable, or both. In patent litigation in the U.S., defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, non-enablement or insufficient written description. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO or made a misleading statement during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable. In any patent infringement proceeding, there is a risk that a court will decide that a patent of ours is invalid or unenforceable, in whole or in part, and that we do not have the right to stop the other party from using the invention at issue. There is also a risk that, even if the validity of such patents is upheld, the court will construe the patent’s claims narrowly or decide that we do not have the right to stop the other party from using the invention at issue on the grounds that our patent claims do not cover the invention, or decide that the other party’s use of our patented technology falls under the safe harbor to patent infringement under 35 U.S.C. §271(e)(1). An adverse outcome in a litigation or proceeding involving our patents could limit our ability to assert our patents against those parties or other competitors and may curtail or preclude our ability to exclude third parties from making and selling similar or competitive products. Any of these occurrences could adversely affect our competitive business position, business prospects and financial condition. Similarly, if we assert trademark infringement claims, a court may determine that the marks we have asserted are invalid or unenforceable, or that the party against whom we have asserted trademark infringement has superior rights to the marks in question. In this case, we could ultimately be forced to cease use of such trademarks.

Even if we establish infringement, the court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may or may not be an adequate remedy. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the trading price of our securities. Moreover, we may not have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are concluded. Even if we ultimately prevail in such claims, the monetary cost of such litigation and the diversion of the attention of our management and scientific personnel could outweigh any benefit we receive as a result of the proceedings.

Because of the expense and uncertainty of litigation, we may not be in a position to enforce our intellectual property rights against third parties.

Because of the expense and uncertainty of litigation, we may conclude that even if a third-party is infringing our issued patent, any patents that may be issued as a result of our pending or future patent applications or other intellectual property rights, the risk-adjusted cost of bringing and enforcing such a claim or action may be too high or not in the best interest of our company or our shareholders, or it may be otherwise impractical or undesirable to enforce our intellectual property against some third parties. Our competitors or other third parties may be able to sustain the costs of complex patent litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. In such cases, we may decide that the more prudent course of action is to simply monitor the situation or initiate or seek some other non-litigious action or solution. In addition, the uncertainties associated with litigation could compromise our ability to raise the funds necessary to continue our clinical trials, continue our internal research programs, in-license needed technology or other product candidates or enter into development partnerships that would help us bring our product candidates to market.

Further, proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any such lawsuits that we initiate and the damages and other remedies awarded, if any, may not be commercially meaningful.

We may be subject to claims that we have wrongfully hired an employee from a competitor or that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

As is common in the pharmaceutical industry, in addition to our employees, we engage the services of consultants to assist us in the development of our product candidates. Many of these consultants, and many of our employees, were previously employed at, or may have previously provided or may be currently providing consulting services to, other pharmaceutical companies including our competitors or potential competitors. We could in the future be subject to claims that we or our employees have inadvertently or otherwise used or disclosed alleged trade secrets or other confidential information of former employers or competitors. Although we try to ensure that our employees and consultants do not use the intellectual property, proprietary information, know-how or trade secrets of others in their work for us, we may become subject to claims that we caused an employee to breach the terms of his or her non-competition or non-solicitation agreement, or that we or these individuals have, inadvertently or otherwise, used or disclosed the alleged trade secrets or other proprietary information of a former employer or competitor.

While we may litigate to defend ourselves against these claims, even if we are successful, litigation could result in substantial costs and could be a distraction to management. If our defenses to these claims fail, in addition to requiring us to pay monetary damages, a court could prohibit us from using technologies or features that are essential to our product candidates, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. Moreover, any such litigation or the threat thereof may adversely affect our reputation, our ability to form strategic alliances or sublicense our rights to collaborators, engage with scientific advisors or hire employees or consultants, each of which would have an adverse effect on our business, results of operations and financial condition. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

Changes in patent law in the U.S. and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect our intellectual property rights throughout the world.

As is the case with other biologics companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biologics industry involves both technological and legal complexity and is therefore costly, time consuming and inherently uncertain. Changes in either the patent laws or interpretation of the patent laws in the U.S. could increase the uncertainties and costs, and may diminish our ability to protect our inventions, obtain, maintain, and enforce our intellectual property rights and, more generally, could affect the value of our intellectual property or narrow the scope of our owned and licensed patents.

Patent protection is available on a national or regional level. Filing, prosecuting and defending patents throughout the world and on all of our product candidates would be prohibitively expensive. As such, our intellectual property rights outside the U.S. may not extend to all other possible countries outside the U.S. and we may not be able to prevent third parties from practicing our inventions in countries outside the U.S. where we do not have patent protection, or from selling in and importing products into other jurisdictions made using our inventions in such countries outside the U.S. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products or technology and may export otherwise infringing products or technology to territories where we have patent protection, but enforcement rights are not as strong as those in the U.S. These products may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing. Further, the legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to pharmaceuticals or biologics, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. In addition, certain developing countries, including India, have compulsory licensing laws under which a patent owner may be compelled under certain circumstances to grant licenses to third parties at nominal or no consideration. In those countries, we and our licensors may have limited remedies if patents are infringed or if we or our licensors are compelled to grant a license to a third-party, which could materially diminish the value of those patents. In addition, many countries limit the enforceability of patents against government agencies or government contractors. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

No earlier than June 1, 2023, European applications will soon have the option, upon grant of a patent, of becoming a Unitary Patent which will be subject to the jurisdiction of the Unitary Patent Court (“UPC”). This will be a significant change in European patent practice. As the UPC is a new court system, there is no precedent for the court, increasing the uncertainty of any litigation.

Patent reform legislation in the U.S. and other countries, including the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), signed into law on September 16, 2011, could increase those uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, IPR, and derivation proceedings. Further, because of a lower evidentiary standard in these USPTO post-grant proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Thus, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

After March 2013, under the Leahy-Smith Act, the U.S. transitioned to a first inventor to file system in which, assuming that the other statutory requirements are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third-party was the first to invent the claimed invention. A third party that files a patent application in the USPTO after March 2013, but before we file an application covering the same invention, could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by such third party. This will require us to be cognizant going forward of the time from invention to filing of a patent application. Since patent applications in the U.S. and most other countries are confidential for a period of time after filing or until issuance, we or our licensors may not be the first to either (i) file any patent application related to our product candidates and other proprietary technologies we may develop or (ii) invent any of the inventions claimed in our or our licensor’s patents or patent applications. Even where we have a valid and enforceable patent, we may not be able to exclude others from practicing the claimed invention where the other party can show that they used the invention in commerce before our filing date or the other party benefits from a compulsory license. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, the patent positions of companies in the development and commercialization of pharmaceuticals are particularly uncertain. The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future. For example, in the 2013 case Assoc. for Molecular Pathology v. Myriad Genetics, Inc., the U.S. Supreme Court held that certain claims to DNA molecules are not patentable. While we do not believe that any of the patents owned or licensed by us will be found invalid based on this decision, future decisions by the courts, the U.S. Congress or the USPTO may impact the value of our patents.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submissions, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuities fees and various other governmental fees on patents and/or patent applications are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent and/or patent application. The USPTO and various foreign governmental patent agencies also require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse, including due to the effect of the COVID-19 pandemic on us or our patent maintenance vendors, can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we fail to maintain the patents and patent applications covering our product candidates, our competitive position would be adversely affected.

We may rely on trade secret and proprietary know-how which can be difficult to trace and enforce and, if we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patents for some of our technology and product candidates, we may also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. Elements of our product candidate, including processes for their preparation and manufacture, may involve proprietary know-how, information, or technology that is not covered by patents, and thus for these aspects we may consider trade secrets and know-how to be our primary intellectual property. Any disclosure, either intentional or unintentional, by our employees, the employees of third parties with whom we share our facilities or third-party consultants and vendors that we engage to perform research, clinical trials or manufacturing activities, or misappropriation by third parties (such as through a cybersecurity breach) of our trade secrets or proprietary information could enable competitors to duplicate or surpass our technological achievements, thus eroding our competitive position in our market. Because we expect to rely on third parties in the development and manufacture of our product candidates, we must, at times, share trade secrets with them.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Trade secrets and know-how can be difficult to protect. We require our employees to enter into written employment agreements containing provisions of confidentiality and obligations to assign to us any inventions generated in the course of their employment. We and any third parties with whom we share facilities enter into written agreements that include confidentiality and intellectual property obligations to protect each party’s property, potential trade secrets, proprietary know-how, and information. We further seek to protect our potential trade secrets, proprietary know-how, and information in part, by entering into non-disclosure and confidentiality agreements with parties who are given access to them, such as our corporate collaborators, outside scientific collaborators, contract research organizations, contract manufacturers, consultants, advisors and other third parties. With our consultants, contractors, and outside scientific collaborators, these agreements typically include invention assignment obligations. We may not have entered into such agreements with each party that may have or has had access to our trade secrets or proprietary technology and processes. Our trade secrets and other confidential proprietary information may be disclosed, or competitors may otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the U.S. are less willing or unwilling to protect trade secrets. We currently have and may in the future enter into more contract research and manufacturing relationships with organizations that operate in certain countries that are at heightened risk of theft of technology, data and intellectual property, including through direct intrusion by private parties or foreign actors, and those affiliated with or controlled by state actors. If our trade secrets are disclosed in a foreign jurisdiction, competitors worldwide could have access to our proprietary information, and we may be without satisfactory recourse. Such disclosure could have a material adverse effect on our business. Moreover, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws. Further, if any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third-party, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor or other third-party, our competitive position would be harmed.

We may become subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an inventor or co-inventor. The failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our product candidates or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and/or ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Our licensors may have relied on third-party consultants or collaborators or on funds from third parties, such as the U.S. government, such that our licensors are not the sole and exclusive owners of the patents we in- licensed. If other third parties have ownership rights or other rights to our in-licensed patents, they may be able to license such patents to our competitors, and our competitors could market competing products and technology. This could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Such claims could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.

Patent rights are of limited duration. In the U.S., if all maintenance fees are paid timely, the natural expiration of a patent is generally 20 years after its first effective filing date. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such product candidates are commercialized. Even if patents covering our product candidates are obtained, once the patent life has expired for a product, we may be open to competition from biosimilar or generic products. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing product candidates similar or identical to ours. Upon issuance in the U.S., the term of a patent can be increased by patent term adjustment, which is based on certain delays caused by the USPTO, but this increase can be reduced or eliminated based on certain delays caused by the patent applicant during patent prosecution. The term of a U.S. patent may also be shortened if the patent is terminally disclaimed over an earlier-filed patent. A patent term extension (“PTE”), based on regulatory delay may be available in the U.S. However, only a single patent can be extended for each marketing approval, and any patent can be extended only once, for a single product. Moreover, the scope of protection during the period of the PTE does not extend to the full scope of the claim, but instead only to the scope of the product as approved. Laws governing analogous PTEs in foreign jurisdictions vary widely, as do laws governing the ability to obtain multiple patents from a single patent family. Additionally, we may not receive an extension if we fail to exercise due diligence during the testing phase or regulatory review process, apply within applicable deadlines, fail to apply prior to expiration of relevant patents or otherwise fail to satisfy applicable requirements. Furthermore, our patents covering certain components of our product candidates may expire prior to the commercialization of our product candidates or soon thereafter. As a result, third parties may be able to utilize these components of our products after expiration of these patents. For example, our initial non-natural pAF amino acid patent estate expires in 2025. However, our subsequent patent families, which cover our product candidates as ADCs or immuno oncology conjugates (“IOCs”), and which also incorporate the non-natural pAF amino acid, expire between 2032 and 2039.

If we are unable to obtain PTE or restoration, or the term of any such extension is less than we request, the period during which we will have the right to exclusively market our product will be shortened and our competitors may obtain approval of competing products following our patent expiration and may take advantage of our investment in development and clinical trials by referencing our clinical and preclinical data to launch their product earlier than might otherwise be the case, and our revenue could be reduced, possibly materially.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our current or future trademarks or trade names may be challenged, infringed, circumvented or declared generic or descriptive or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names or may be forced to stop using these names, which we need for name recognition by potential partners or customers in our markets of interest. During trademark registration proceedings, we may receive rejections of our applications by the USPTO or in other foreign jurisdictions. Although we would be given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the USPTO and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our business may be adversely affected. We may license our trademarks and trade names to third parties, such as distributors. Although these license agreements may provide guidelines for how our trademarks and trade names may be used, a breach of these agreements or misuse of our trademarks and trade names by our licensees may jeopardize our rights in or diminish the goodwill associated with our trademarks and trade names.

Moreover, any name we have proposed to use with our product candidate in the U.S. must be approved by the FDA, regardless of whether we have registered it, or applied to register it, as a trademark. Similar requirements exist in Europe. The FDA typically conducts a review of proposed product names, including an evaluation of potential for confusion with other product names. If the FDA (or an equivalent administrative body in a foreign jurisdiction) objects to any of our proposed proprietary product names, it may be required to expend significant additional resources in an effort to identify a suitable substitute name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA. Furthermore, in many countries, owning and maintaining a trademark registration may not provide an adequate defense against a subsequent infringement claim asserted by the owner of a senior trademark. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. If we assert trademark infringement claims, a court may determine that the marks we have asserted are invalid or unenforceable, or that the party against whom we have asserted trademark infringement has superior rights to the marks in question. In this case, we could ultimately be forced to cease use of such trademarks.

Risks Related to Our Securities and Our Status as a Public Company

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2022, we had U.S. federal, state and foreign net operating loss carryforwards of approximately $103.5 million, $136.2 million, and $13.7 million, respectively, which will begin to expire in 2025, 2028 and 2023, respectively, unless previously utilized. Additionally, as of December 31, 2022, we also had U.S. federal and foreign net operating loss carryforwards of approximately $107.1 million and $1.7 million, respectively, which can be carried forward indefinitely. As of December 31, 2022, we also had U.S. federal R&D tax credit carryforwards of approximately $12.3 million which will begin to expire in 2024 unless previously utilized. As of December 31, 2022, the Company had state tax credit carryforwards of approximately $8.9 million, which can be carried forward indefinitely.

It is possible that some of these net operating losses and other tax attributes may expire prior to our generating sufficient taxable income to use them. Under current law, U.S. federal net operating losses incurred in tax years beginning after December 31, 2017, may be carried forward indefinitely, but for tax years beginning after December 31, 2020, the deductibility of such federal net operating losses is limited to 80% of taxable income. In addition, the federal and state net operating loss carryforwards and certain tax credits may be subject to significant limitations under Section 382 and Section 383 of the Code, respectively, and similar provisions of state law. Under those sections of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change attributes, such as research tax credits, to offset its post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. We may have experienced such ownership changes in the past and also may experience ownership changes in the future as a result of future shifts in our share ownership, some of which may be outside of our control. If an ownership change occurs and our ability to use our net operating loss carryforwards and tax credits is materially limited, it would harm our business by effectively increasing our future tax obligations.

In addition, for state income tax purposes, there may be periods during which the use of net operating losses is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Changes in tax law may adversely affect us or our shareholders

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service (“IRS”), and the U.S. Treasury Department. The tax treatment of our company is subject to changes in tax laws, regulations and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration and the practices of tax authorities in jurisdictions in which we operate, as well as tax policy initiatives and reforms related to the Organisation for Economic Co-operation and Development’s, Base Erosion and Profit Shifting, Project, (including “BEPS 2.0”), including the imposition of a global minimum tax for multinational companies of 15 percent, the European Commission’s state aid investigations and other initiatives. Such changes may include (but are not limited to) the taxation of operating income, investment income, dividends received or (in the specific context of withholding tax) dividends paid, all of which may have retroactive application and could adversely affect our business operations and financial performance. For example, the TCJA, the Coronavirus Aid, Relief, and Economic Security Act of 2020 and the Inflation Reduction Act of 2022 enacted many significant changes to the U.S. tax laws. In addition, under Section 174 of the Code, in taxable years beginning after December 31, 2021, expenses that are incurred for research and development in the U.S. will be capitalized and subsequently amortized, which may have an adverse effect on our cash flow. The actual impact of this provision will depend on multiple factors, including the amount of research and development expenses we will incur, whether we achieve sufficient income to fully utilize such deductions and whether we conduct our research and development activities inside or outside the U.S. Further guidance from the IRS and other tax authorities with respect to such legislation may affect us, and certain aspects of such legislation could be repealed or modified in future legislation. In addition, the Inflation Reduction Act of 2022 includes a minimum tax equal to 15 percent of the adjusted financial statement income of certain corporations, as well as a one percent excise tax on share buybacks. We are unable to predict what tax reform may be proposed or enacted in the future or what effect such changes would have on our business, and it is uncertain if and to what extent various states will conform to federal tax laws. Future tax reform legislation could have a material impact on the value of our deferred tax assets and could increase our future U.S. tax expense. It cannot be predicted whether, when, in what form, or with what effective dates, tax laws, regulations and rulings may be enacted, promulgated or issued, which could result in an increase in our or our investors’ tax liability or require changes in the manner in which we operate in order to minimize or mitigate any adverse effects of changes in tax law.

Tax authorities may disagree with our positions and conclusions regarding certain tax positions, resulting in unanticipated costs, taxes or non-realization of expected benefits.

A tax authority may disagree with tax positions that we have taken, which could result in increased tax liabilities. For example, the U.S. Internal Revenue Service or another tax authority could challenge our allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to our intercompany arrangements and transfer pricing policies, including amounts paid with respect to our intellectual property development. Similarly, a tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties and, such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions. A tax authority may take the position that material income tax liabilities, interest and penalties are payable by us, in which case, we expect that we might contest such assessment. Contesting such an assessment may be lengthy and costly, and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective tax rate, where applicable.

We have incurred costs as a result of operating as a company whose ADSs are publicly traded in the U.S. and will continue to incur costs as a result of operating as a company whose common stock will be publicly traded in the U.S., and our management has been and will be required to devote substantial time to compliance initiatives and corporate governance practices, including maintaining an effective system of internal control over financial reporting.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Act, as well as rules and regulations subsequently implemented by the SEC, and Nasdaq, our stock exchange, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. For example, the Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. In addition, the rules governing management’s assessment of our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. Compliance with these requirements has increased our legal and financial compliance costs and made some activities more time consuming and costly. In addition, our management and other personnel need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we expect to continue incurring significant expenses and devote substantial management effort toward ensuring compliance with the requirements of the Sarbanes-Oxley Act. Although we have already hired additional employees to assist us in complying with these requirements, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, which will increase our operating expenses. In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure create uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. Furthermore, these rules and regulations require us to incur legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers. Once we cease to be an emerging growth company (“EGC”), we will not be entitled to the exemptions provided in the U.S. Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). After we are no longer an EGC, we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. If we identify material weaknesses in the future and are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an EGC, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our securities could be negatively affected, and we could become subject to investigations by Nasdaq, the SEC or other regulatory authorities, which could require additional financial and management resources. Moreover, we cannot predict or estimate the amount of additional costs we may incur as a result of operating as a public company or the timing of such costs.

We are an EGC and as a result of the reduced disclosure and governance requirements applicable to EGCs, our securities may be less attractive to investors.

We are an EGC as defined in the JOBS Act. For as long as we continue to be an EGC, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions until we are no longer an EGC. We could be an EGC until December 31, 2026, although circumstances could cause us to lose that status earlier, including if the aggregate market value of securities, held by non-affiliates exceeds $700 million as of the end of our second fiscal quarter before that time, in which case we would no longer be an EGC as of the following December 31st (the last day of our fiscal year). Investors may find our securities less attractive because we may rely on these exemptions. If some investors do find our securities less attractive as a result, there may be a less active trading market for our securities and the price of our securities may be more volatile.

The concentration of our share ownership with insiders will likely limit your ability to influence corporate matters, including the ability to influence the outcome of director elections and other matters requiring stockholder approval.

A small number of investors together beneficially own a significant amount of our Ambrx Ordinary Shares or ADSs representing Ambrx Ordinary Shares and the same will be true for NewCo. As a result, these stockholders, acting together, will have significant influence over matters that require approval by our stockholders, including matters such as adoption of stockholder proposals, declarations of dividends, the appointment and dismissal of directors, certain amendments to the Proposed Organizational Documents and approval of significant corporate transactions. Actions by such significant stockholders might be taken even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control or merger of our company that other stockholders may view as beneficial. As a result, the concentration of our share ownership with insiders will likely limit your ability to influence any corporate matters.

General Risk Factors

Failure to build our finance infrastructure and improve our accounting systems and controls could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

We operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act, the regulations of Nasdaq, the rules and regulations of the SEC, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.

We have implemented an internal system to combine and streamline the management of our financial, accounting, human resources and other functions. Any disruptions or difficulties in using such system could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management attention. In addition, we may discover weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

If we are unable to maintain effective internal controls, our business, financial position and results of operations could be adversely affected.

We are subject to reporting and other obligations under the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act, which require annual management assessments of the effectiveness of our internal control over financial reporting.

The rules governing the standards that must be met for management to determine that our internal control over financial reporting is effective are complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, our management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. These reporting and other obligations place significant demands on our management and administrative and operational resources, including accounting resources.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the U.S. Any failure to maintain effective internal controls could have an adverse effect on our business, financial position and results of operations.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

We are subject to the periodic reporting requirements of the Exchange Act. We designed our disclosure controls and procedures to reasonably assure that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. For example, our directors or executive officers could inadvertently fail to disclose a new relationship or arrangement causing us to fail to make any related party transaction disclosures. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Future changes in financial accounting standards or practices may cause adverse and unexpected revenue fluctuations and adversely affect our reported results of operations.

Future changes in financial accounting standards may cause adverse, unexpected revenue fluctuations and affect our reported financial position or results of operations. Financial accounting standards in the U.S. are constantly under review and new pronouncements and varying interpretations of pronouncements have occurred with frequency in the past and are expected to occur again in the future. As a result, we may be required to make changes in our accounting policies. Those changes could affect our financial condition and results of operations or the way in which such financial condition and results of operations are reported. We have invested resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from business activities to compliance activities.

Unstable market and economic conditions may have serious adverse consequences on our business and financial condition and the trading price of our securities.

The global credit and financial markets have recently experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. This is as a result of a number of factors, including the COVID-19 pandemic (and actions taken to slow its spread) and the ongoing conflict between Ukraine and Russia. Further deterioration in credit and financial markets and confidence in economic conditions may occur. Our general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and share price and could require us to delay or abandon clinical development plans. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive an economic downturn, which could directly affect our ability to attain our operating goals on schedule and on budget. Any of these events could have a material and negative impact on the trading price of our securities.

If equity research analysts do not publish research or reports, cease publishing research reports, or publish unfavorable research or reports, about us, our business or our market, the price and trading volume of our securities could decline.

The trading market for our securities is influenced by the research and reports that equity research analysts publish about us and our business. Certain equity research analysts may never provide research coverage of our securities and such lack of research coverage may adversely affect the market price of our securities. With respect to equity research analysts that do cover our securities, we do not have any control over the analysts or the content and opinions included in their reports. The price of our securities could decline if one or more equity research analysts downgrade our securities or issue other unfavorable commentary or research about us. If one or more equity research analysts cease coverage of us or fail to publish reports on us regularly, demand for our securities could decrease, which in turn could cause the trading price or trading volume of our securities to decline.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because pharmaceutical companies have experienced significant stock price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

If our information technology systems or data, or those of third parties upon which we rely, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to, regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operation (including related to our product candidate development programs); reputational harm; loss of revenue or profits; and other adverse consequences.

We are increasingly dependent upon information technology systems, infrastructure and data to operate our business. In the ordinary course of business, we process confidential information (including, but not limited to, intellectual property, proprietary business information and personal information). It is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information.

Our internal information technology systems and those of our third-party CROs and other contractors and consultants, as well as our confidential information, are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches cyberattacks by malicious third parties (including the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering, supply-chain attacks, software bugs, credential harvesting, and other threats confidential information), which may compromise the confidentiality, integrity and availability of our confidential information. In particular, severe ransomware attacks are becoming increasingly prevalent and can lead to significant interruptions in our operations, loss of sensitive data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments.

These threats are prevalent and continue to rise, are increasingly difficult to detect, and come from a variety of sources, including traditional computer “hackers,” threat actors, “hacktivists,” organized criminal threat actors, personnel (such as through theft or misuse), sophisticated nation states, and nation-state-supported actors. Some actors now engage and are expected to continue to engage in cyberattacks, including without limitation, nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, we and our third-party CROs and other contractors and consultants may be vulnerable to a heightened risk of these attacks, including retaliatory cyberattacks, that could materially disrupt our systems and operations, supply chain, and ability to produce, sell and distribute our goods and services. For example, there has been an increase in phishing and spam emails as well as social engineering attempts from “hackers” hoping to use the recent developments in Ukraine to their advantage. Remote work has become more common and has increased risks to our information technology systems and data, as more of our employees utilize network connections, computers and devices outside our premises or network, including working at home, while in transit and in public locations.

Additionally, future or past business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, we may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into our information technology environment and security program.

We also have outsourced elements of our operations to third parties, and as a result we manage a number of third-party contractors and other third parties who process our confidential information. We rely on these third parties to operate critical business systems to process confidential information in a variety of contexts, including, without limitation, cloud-based infrastructure, data center facilities, encryption and authentication technology, employee email, and other functions. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. If our third-party service providers experience a security incident or other interruption, we could experience adverse consequences. While we may be entitled to damages if our third-party service providers fail to satisfy their privacy or security-related obligations to us, any award may be insufficient to cover our damages, or we may be unable to recover such award. In addition, supply-chain attacks have increased in frequency and severity, and we cannot guarantee that third parties’ infrastructure in our supply chain or our third-party partners’ supply chains have not been compromised.

We may expend significant resources or modify our business activities (including our clinical trial activities) to try to protect against security incidents. Certain data privacy and security obligations may require us to implement and maintain specific security measures or industry-standard or reasonable security measures to protect our information technology systems and confidential information.

Our data protection efforts and our investment in information technology may not prevent significant breakdowns, data leakages, breaches in our systems or other cyber incidents. We take steps to detect and remediate vulnerabilities, but we may not be able to detect and remediate all vulnerabilities because the threats and techniques used to exploit the vulnerability change frequently and are often sophisticated in nature.

Therefore, such vulnerabilities could be exploited but may not be detected until after a security incident has occurred. These vulnerabilities pose material risks to our business. Further, we may experience delays in developing and deploying remedial measures designed to address any such identified vulnerabilities. For example, if a security breach or other event were to occur and cause interruptions in our operations or the confidentiality, integrity and availability of our confidential information, it could result in a material disruption of our programs and the development of our product candidates could be delayed. In addition, the loss of clinical trial data for our product candidates could result in delays in our marketing approval efforts and significantly increase our costs to recover or reproduce the data. Furthermore, significant disruptions of our internal information technology systems or security breaches could result in the loss, misappropriation, and/or unauthorized access, use, or disclosure of, or the prevention of access to, confidential information, which could result in financial, legal, business, and reputational harm to us. For example, any such event could harm our reputation directly, compel us to comply with federal and/or state breach notification laws and foreign law equivalents, subject us to mandatory corrective action, subject us to government enforcement actions or litigation, expose us to negative publicity, and otherwise subject us to liability under relevant laws and regulations, which could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on our business. Additionally, theft of our intellectual property or proprietary business information could require substantial expenditures to remedy.

Our contracts may not contain limitations of liability, and even where they do, the limitations of liability in our contracts may not be sufficient to protect us from liabilities, damages, or claims related to our data privacy and security obligations. Our insurance coverage may not be adequate or sufficient to protect us from or to mitigate liabilities arising out of our privacy and security practices, such coverage may not continue to be available on commercially reasonable terms or at all, and such coverage may not pay future claims. In addition to experiencing a security incident, third parties may gather, collect, or infer sensitive information about us from public sources, data brokers, or other means that reveals competitively sensitive details about our organization and could be used to undermine our competitive advantage or market position.

We or the third parties upon whom we depend may be adversely affected by earthquakes, fires or other natural disasters and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

Our headquarters and main research facility are located in San Diego, California, which in the past has experienced severe earthquakes and fires. If these earthquakes, fires, other natural disasters, terrorism and similar unforeseen events beyond our control prevented us from using all or a significant portion of our headquarters or research facility, it may be difficult or, in certain cases, impossible for us to continue our business for a substantial period of time. We do not have a disaster recovery or business continuity plan in place and may incur substantial expenses as a result of the absence or limited nature of our internal or third-party service provider disaster recovery and business continuity plans, which, particularly when taken together with our lack of earthquake insurance, could have a material adverse effect on our business. Furthermore, integral parties in our supply chain are operating from single sites, increasing their vulnerability to natural disasters or other sudden, unforeseen and severe adverse events. If such an event were to affect our supply chain, it could have a material adverse effect on our ability to conduct our clinical trials, our development plans and business.

We are subject to certain U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations. We can face serious consequences for violations.

U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations (collectively, “Trade Laws”) prohibit, among other things, companies and their employees, agents, CROs, legal counsel, accountants, consultants, contractors, and other partners from authorizing, promising, offering, providing, soliciting, or receiving directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. Violations of Trade Laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences. We have direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities, and other organizations. We also expect our non-U.S. activities to increase over time. We expect to rely on third parties for research, preclinical studies, and clinical trials and/or to obtain necessary permits, licenses, patent registrations, and other marketing approvals. We can be held liable for the corrupt or other illegal activities of our personnel, agents, or partners, even if we do not explicitly authorize or have prior knowledge of such activities.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

We, and the third parties with whom we share our facilities, are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Each of our operations involve the use of hazardous and flammable materials, including chemicals and biological materials. Each of our operations also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. We could be held liable for any resulting damages in the event of contamination or injury resulting from the use of hazardous materials by us or the third parties with whom we share our facilities, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties.

Although we maintain workers’ compensation insurance to cover us for costs and expenses, we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, or hazardous materials.

In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research and development. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

Risks Related to the Merger

The rights of NewCo stockholders under Delaware law will differ from the rights of Ambrx Shareholders under the CICA, which will, in some cases, be less favorable to stockholders following the Merger.

Upon consummation of the Merger, Ambrx Shareholders will become stockholders of NewCo. There are material differences between the CICA and the DGCL and the Ambrx Governing Documents and the Proposed Organizational Documents. For instance, while class actions are generally not available to shareholders under the CICA, such actions are generally available under the DGCL. This change could increase the likelihood that NewCo becomes involved in costly litigation, which could have a material adverse effect on NewCo. Therefore, if the Merger is consummated, in some cases, the application of Delaware law may be less favorable to NewCo stockholders. See “Comparison of Corporate Governance and Shareholder Rights” for more details of material differences between the DGCL and the CICA.

Following the Merger, provisions in NewCo’s Proposed Certificate of Incorporation and Proposed Bylaws under Delaware law could discourage another company from acquiring us and may prevent attempts by NewCo stockholders to replace or remove its current management.

Provisions in NewCo’s Proposed Certificate of Incorporation and Proposed Bylaws, which will become effective upon the Closing, may discourage, delay or prevent a merger, acquisition or other change in control of NewCo that certain stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for NewCo Common Stock, thereby depressing the market price of its common stock. In addition, these provisions may frustrate or prevent any attempts by NewCo stockholders to replace or remove its current management by making it more difficult for stockholders to replace members of the NewCo Board.

As the NewCo Board will be responsible for appointing the members of its management team, these provisions could in turn affect any attempt by NewCo stockholders to replace current members of NewCo’s management team. These provisions provide, among other things, that:

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the NewCo Board has the exclusive right to expand the size of the NewCo Board and to elect directors to fill a vacancy created by the expansion of the NewCo Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the NewCo Board of Directors;

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a special meeting of stockholders may be called only by the chairperson of the NewCo Board, its chief executive officer (or president, in the absence of a chief executive officer), or a majority of the NewCo Board, which may delay the ability of its stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	NewCo’s Proposed Certificate of Incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the NewCo Board may alter certain provisions of its Proposed Bylaws without obtaining stockholder approval;

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stockholders must provide advance notice and additional disclosures to nominate individuals for election to the NewCo Board or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain voting control of its shares;

•

the NewCo Board is authorized to issue shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	NewCo’s Proposed Organizational Documents provide for a staggered term for the NewCo Board with directors initially divided into three classes; and

•

NewCo’s Proposed Organizational Documents adopt a threshold of at least 80% of shareholders who are entitled to vote to amend, alter, change or repeal, or to adopt any provision inconsistent with certain provisions of NewCo’s Proposed Organizational Documents.

As a Delaware corporation, NewCo will be subject to provisions of Delaware law, including Section 203 of the DGCL. Section 203 prevents some stockholders holding more than 15% of NewCo’s voting stock from engaging in certain business combinations with NewCo unless the business combination or the transaction that resulted in the stockholder becoming a 15% or greater holder was (i) approved in advance by the NewCo Board, (ii) results in the stockholder holding more than 85% of its voting stock (subject to certain restrictions), or (iii) is approved at an annual or special meeting of stockholders by the holders of at least 66 2/3% of its voting stock not held by the stockholder engaging in the transaction. Any provision of NewCo’s Proposed Certificate of Incorporation, its Proposed Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for its stockholders to receive a premium for their NewCo Common Stock and affect the price that some investors are willing to pay for the NewCo Common Stock.

NewCo’s Proposed Bylaws provide that the Court of Chancery of the State of Delaware (the “Court of Chancery”) will be the exclusive forum for substantially all disputes between NewCo and its stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with NewCo or its directors, officers or employees.

NewCo’s Proposed Bylaws provide that the Court of Chancery (or, if the Court of Chancery does not have jurisdiction, another state or federal court located within the State of Delaware) is the exclusive forum, to the fullest extent permitted by law, for (A) any derivative action or proceeding brought on behalf of NewCo, (B) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any of NewCo’s current or former directors, officers, stockholders, employees or agents to NewCo or its stockholders, (C) any action asserting a claim against NewCo or any current or former director, officer or other employee of NewCo arising out of, or pursuant to any provision of the DGCL, the Proposed Certificate of Incorporation or the Proposed Bylaws; or (D) any action asserting a claim governed by the internal affairs doctrine; except, in each case, (i) any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court, (ii) which is vested in the exclusive jurisdiction of a court or forum other than such court, or (iii) for which such court does not have subject matter jurisdiction, in all cases subject to the courts having jurisdiction over indispensable parties named as defendants. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with NewCo or its directors, officers or other employees, which may discourage such lawsuits against NewCo and its directors, officers and other employees. For example, stockholders who bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Delaware. The Court of Chancery may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to NewCo than to its stockholders.

This exclusive forum provision would not apply to suits brought to enforce a duty or liability vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, such as those created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, to prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Proposed Bylaws provide that, unless NewCo consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Proposed Bylaws provide that the federal district courts of the U.S. will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive forum provision. The Proposed Bylaws further provides that any person or entity holding, owning or otherwise acquiring any interest in any NewCo securities shall be deemed to have notice of and to have consented to these provisions. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with NewCo or its directors, officers, or other employees and this limitation may have the effect of discouraging lawsuits or make NewCo securities less attractive to investors. Further, while the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring such a claim arising under the Securities Act against NewCo its directors, officers, or other employees in a venue other than in the federal district courts of the United States of America. In such instance, NewCo would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Proposed Bylaws. This may require significant additional costs associated with resolving such action in other jurisdictions and NewCo cannot assure you that the provisions will be enforced by a court in those other jurisdictions. If a court were to find either exclusive-forum provision in NewCo’s Proposed Bylaws to be inapplicable or unenforceable in an action, it may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm NewCo’s business.

Claims for indemnification by NewCo’s directors and officers may reduce its available funds to satisfy successful third-party claims against NewCo and may reduce the amount of money available to us.

The Proposed Organizational Documents that will be in effect following the Merger will provide that NewCo will indemnify its directors and officers, in each case, to the fullest extent permitted by Delaware law. Pursuant to its charter, its directors will not be liable to NewCo or any stockholders for monetary damages for any breach of fiduciary duty, except (i) for acts that breach his, her or their duty of loyalty to NewCo or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors and officers for unlawful payments of dividends of unlawful stock purchase or redemptions, or (iv) for any transaction from which the director and officers derived an improper personal benefit. The Proposed Bylaws also require us, if so requested, to advance expenses that such director or officer incurred in defending or investigating a threatened or pending action, suit or proceeding, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by its directors and officers may reduce its available funds to satisfy successful third-party claims against NewCo and may reduce the amount of money available to us.

The proposed Merger will result in additional direct and indirect costs whether or not completed.

The Merger will result in additional direct costs. We will incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, franchise taxes and financial printing expenses in connection with the Merger. The Merger may also result in certain indirect costs by diverting the attention of our management and employees from the day-to-day management of the business, which may result in increased administrative costs and expenses.

If the Merger fails to qualify as a Section 351(a) Exchange, U.S. holders of Ambrx Ordinary Shares may recognize taxable gain as a result of the Merger.

Ambrx intends for the Merger to qualify as a Section 351(a) Exchange. The position of Ambrx is not binding on the IRS or the courts, and Ambrx does not intend to request a ruling from the IRS with respect to the Merger. Accordingly, there can be no assurance that the IRS will not challenge the qualification of the Merger as a Section 351(a) Exchange or that a court will not sustain such a challenge. If the IRS were to be successful in any such contention, or if for any other reason the Merger was not treated as part of a Section 351(a) Exchange, the Merger could be a taxable event to the U.S. Holders. Ambrx Shareholders are urged to consult with their own tax advisors with respect to the tax consequences of the Merger.

SPECIAL MEETING OF AMBRX

General

Ambrx is furnishing this proxy statement/prospectus to Ambrx Shareholders as part of the solicitation of proxies by the Ambrx Board for use at the Special Meeting to be held on                , 2023, and at any adjournment thereof. This proxy statement/prospectus is first being furnished to Ambrx Shareholders on or about                , 2023 in connection with the vote on the Proposals described in this proxy statement/prospectus. This proxy statement/prospectus provides Ambrx Shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time, and Place of Special Meeting

The Special Meeting will be held in person or by proxy, on                , 2023, at                (Eastern Time), virtually via live webcast at https://www.proxydocs.com/    .

Voting Power; Record Date

If you are a holder of record of Ambrx Ordinary Shares on the Record Date, you may vote at the Special Meeting in person (which would include presence at a virtual meeting) or by proxy. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. As of the close of business on the Record Date, there were                Ambrx Ordinary Shares (including Ambrx Ordinary Shares underlying the outstanding ADSs) issued and outstanding.

If you are an Ambrx ADS Holder as of the Record Date, you will not be entitled to vote directly at the Special Meeting. Instead, you will be asked to provide voting instructions to the Depositary. If you held ADSs as of the Record Date, you have the right to instruct the Depositary—if you held your ADSs directly—or the right to instruct your broker, bank or other nominee—if you held your ADSs through such intermediary—how you wish the Ambrx Ordinary Shares represented by your ADSs to be voted. So long as the Depositary receives your voting instructions on or prior to                a.m. (Eastern Time) on                , 2023, it will, to the extent practicable and subject to Cayman law and the terms of the deposit agreement, vote the underlying Ambrx Ordinary Shares as you instruct. If your ADSs are held through a broker, bank or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Ambrx Ordinary Shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

Purpose of the Special Meeting

At the Special Meeting, Ambrx is asking Ambrx Ordinary Shareholders to:

•

Merger Proposal—consider and vote upon a proposal to approve by special resolution and adopt the Merger Agreement, and to authorize by special resolution the Cayman Plan of Merger, pursuant to which, among other things, following the Merger of Merger Sub with and into Ambrx, with Ambrx surviving the Merger as a direct wholly owned subsidiary of NewCo, on the terms of and subject to the conditions of the Merger Agreement and the Cayman Plan of Merger as more fully described elsewhere in this proxy statement/prospectus. Your approval of the Merger Proposal will constitute your approval and adoption of the Merger Agreement, the Cayman Plan of Merger, the Merger and the Proposed Organizational Documents;

•

Advisory Organization Documents Proposals—on a non-binding advisory basis, consider and vote upon the following seven separate proposals to approve, assuming the Merger Proposal is approved and adopted, the following differences between the Ambrx Governing Documents and the Proposed Organizational Documents, each to be effective upon the Merger:

•	Advisory Organizational Documents Proposal A—on a non-binding advisory basis, to authorize the difference in authorized share capital between (a) Ambrx, which consists of $105,000 divided into 1,050,000,000 shares comprising (i) 950,000,000 Ambrx Ordinary Shares, par value $0.0001 per share, and (ii) 100,000,000 undesignated shares, par value $0.0001 per share, of such class or classes (however designated) as the Ambrx Board may determine in accordance with Articles 8 and 9 of the Ambrx Governing Documents and (b) NewCo, which consists of 251,000,000 shares of capital stock of NewCo, comprising (i) 250,000,000 shares of NewCo Common Stock and (ii) 1,000,000 shares of NewCo Preferred Stock;

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Advisory Organizational Documents Proposal B—on a non-binding advisory basis, to authorize provisions in the Proposed Certificate of Incorporation prohibiting cumulative voting rights for holders of NewCo Common Stock;

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Advisory Organizational Documents Proposal C—on a non-binding advisory basis, to authorize provisions in the Proposed Certificate of Incorporation limiting personal liability of NewCo directors and officers for monetary damages for breach of fiduciary duty as a director or as an officer to the extent permissible under the DGCL;

•

Advisory Organizational Documents Proposal D—on a non-binding advisory basis, to authorize provisions in the Proposed Bylaws that provide, subject to certain exceptions, that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any NewCo stockholder to bring (i) any derivative action or proceeding brought on behalf of NewCo, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of NewCo to NewCo or NewCo stockholders, (iii) any action asserting a claim against NewCo or any current or former director, officer, stockholder, employee or agent of NewCo arising out of or relating to any provision of the DGCL, the Proposed Certificate of Incorporation or the Proposed Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against NewCo or any current or former director, officer, stockholder, employee or agent of NewCo governed by the internal affairs doctrine of the State of Delaware. This exclusive forum provision would not apply to suits brought to enforce a duty or liability vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, such as those created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Proposed Bylaws provide that the federal district courts of the U.S. will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act;

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Advisory Organizational Documents Proposal E—on a non-binding advisory basis, to adopt a staggered term for the NewCo Board. Directors will initially be divided into three classes. Each class will consist of, as equally as possible, one-third of the total number of directors constituting the entire NewCo Board. The term of the initial Class I, II and III will terminate on the date of the 2024, 2025 and 2026 Annual Meetings of NewCo stockholders, respectively. After the initial term, directors are appointed for a term of three years. At each succeeding annual meeting beginning in 2024, successors to the class of directors whose term expires at the annual meeting shall be elected for a three year term;

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Advisory Organizational Documents Proposal F—on non-binding advisory basis, to adopt a threshold of holders of at least 80% of the shares of NewCo who are entitled to vote at an election of directors to amend, alter, change or repeal, or to adopt any provision inconsistent with the purpose and intent of (i) Paragraphs (c), (d), (e), or (f) of Article Fifth or any provision of Articles Sixth, Seventh, Eighth, Ninth, Eleventh and Twelfth of the Proposed Certificate of Incorporation and (ii) Sections 3, 4 or 5 of Article II or Sections 1, 2, 4, or 6 of Article III or any of the provisions of Article VIII, Article IX or Article X of the Proposed Bylaws; and

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Adjournment Proposal—to consider and vote upon a proposal to approve, by ordinary resolution, the adjournment of the Special Meeting to a later date or dates, if necessary, either (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the Special Meeting, to be effective as of the date of the Special Meeting or (ii) the Ambrx Board determines before the Special Meeting that it is not necessary or no longer desirable to proceed with the other proposals.

Neither the Merger Proposal nor the Adjournment Proposal is conditioned upon the approval of any other Proposal set forth in this proxy statement/prospectus.

Quorum

A quorum of Ambrx Shareholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if Ambrx Shareholders who hold Ambrx Ordinary Shares (including Ambrx Ordinary Shares underlying ADSs) which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding Ambrx Ordinary Shares entitled to vote at the Special Meeting are represented in person (which would include presence at a virtual meeting) or by proxy. As of the Record Date,                Ambrx Ordinary Shares (including Ambrx Ordinary Shares underlying ADSs) would be required to achieve a quorum.

Abstentions and Broker Non-Votes

In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee or intermediary on a timely basis on how to vote your shares, your broker, bank or other nominee or intermediary, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-discretionary matters. Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to Ambrx but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of quorum on all matters, but they will not be treated as shares voted on the matter and will, therefore, have no effect on any of the Proposals. Under applicable self-regulatory organization rules, your broker, bank or nominee cannot vote your shares with respect to “non-discretionary” matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Ambrx believes that none of the Proposals to be presented at the Special Meeting are routine matters and that each such Proposal is, therefore, a “non-discretionary” matter. As such, without your voting instructions, your brokerage firm cannot vote your shares on any Proposal to be voted on at the Special Meeting.

Vote Required For Approval

The Merger Proposal must be approved by a special resolution, which under the CICA requires the affirmative vote of holders of at least two-thirds of the Ambrx Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting.

The approval of each of the Advisory Organizational Documents Proposals, on a non-binding advisory basis, requires the affirmative vote of holders of at least a majority of Ambrx Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting. Adoption of each of the Advisory Organizational Documents Proposals is conditioned on the approval of the Merger Proposal. Although Ambrx is seeking a shareholder vote regarding the Advisory Organizational Documents Proposals, a vote for each such proposal is an advisory vote only, and is not binding on Ambrx or the Ambrx Board, and is not a condition to the closing of the Merger. Notwithstanding the approval of the Advisory Organizational Documents Proposals, if the Merger is not consummated for any reason, the actions contemplated by the Advisory Organizational Documents Proposals will not be effected.

The Adjournment Proposal may be approved by an ordinary resolution under the Ambrx Governing Documents, being the affirmative vote of a majority of the Ambrx Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting. The Adjournment Proposal is not conditioned upon the approval of any other Proposal.

It is important for Ambrx Shareholders to note that in the event that the Merger Proposal does not receive the requisite vote for approval, Ambrx will not consummate the Merger.

Recommendation of the Ambrx Board

The Ambrx Board believes that the Merger Proposal and the other Proposals to be presented at the Special Meeting are advisable and in the best interests of Ambrx and its shareholders and recommends that its shareholders vote “FOR” the Merger, “FOR” each of the separate Advisory Organizational Documents Proposals and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting.

Voting Your Shares

If you are a holder of record of Ambrx Ordinary Shares on the Record Date, you may vote at the Special Meeting in person (which would include presence at a virtual meeting) or by proxy. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope.

If you are an Ambrx ADS Holder as of the Record Date, you will not be entitled to vote directly at the Special Meeting. Instead, you will be asked to provide voting instructions to the Depositary. If you held ADSs as of the Record Date, you have the right to instruct the Depositary—if you held your ADSs directly—or the right to instruct your broker, bank or other nominee—if you held your ADSs through such intermediary—how you wish the Ambrx Ordinary Shares represented by you ADSs to be voted. So long as the Depositary receives your voting instructions on or prior to                a.m. (Eastern Time) on                , 2023 (one business day prior to the date of the Special Meeting), it will, to the extent practicable and subject to Cayman law and the terms of the deposit agreement, vote the underlying Ambrx Ordinary Shares as you instruct. If your ADSs are held through a broker, bank or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Ambrx Ordinary Shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

Shareholders of Record

Holders of record of Ambrx Ordinary Shares on the Record Date can vote by proxy by having one or more individuals who will attend the Special Meeting vote your shares for you. These individuals are called “proxies” and using them to cast your ballot at the Special Meeting is called voting “by proxy.” Alternatively, you may attend and vote your shares at the Special Meeting virtually via live webcast at https://www.proxydocs.com/    .

If you wish to vote by proxy, you must (i) complete the enclosed form, called a “proxy card,” and mail it in the envelope provided or (ii) submit your proxy over the Internet in accordance with the instructions on the enclosed proxy card. If you complete the proxy card and mail it in the envelope provided or submit your proxy over the Internet as described above, you will designate each of Daniel J. O’Connor, Sonja Nelson and Jared Kelly or the Chairperson of the Special Meeting to act as your proxy at the Special Meeting. One of the aforementioned individuals will then vote your shares at the Special Meeting in accordance with the instructions you provided to them in the proxy card with respect to the Proposals presented in this proxy statement/prospectus. Proxies will extend to, and be voted at, any adjournments or postponements of the Special Meeting. If you sign and return the proxy card but do not provide instructions as to how to vote your shares, your shares will be voted, in accordance with the recommendation of the Ambrx Board, “FOR” the Merger Proposal, “FOR” each of the separate Advisory Organizational Documents Proposals and “FOR” the Adjournment Proposal.

If you are an Ambrx ADS Holder, you will not be entitled to vote directly at the Special Meeting. To the extent you provide the Depositary or your broker, bank, or other nominee, as applicable, with voting instructions, the Depositary will vote the underlying Ordinary Shares represented by your ADSs in accordance with your instructions. If you hold ADSs and sign and return the voting instruction form without indicating how to vote on any particular Proposal, the Ambrx Ordinary Shares represented by your ADSs will not be voted.

Revoking Your proxy

If you are a holder of record of Ambrx Ordinary Shares on the Record Date and you give a proxy, you may revoke it in any of the following ways:

•	you may submit another properly completed proxy card with a later date.

•	you may grant a subsequent proxy through the internet.

•	you may send a timely written notice that you are revoking your proxy to Ambrx Biopharma Inc., 10975 North Torrey Pines Road, La Jolla, California 92037, Attention: Corporate Secretary.

•	you may attend the Special Meeting and vote electronically. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by the Depositary or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote your ADSs.

Dissenters’ Rights

Ambrx Ordinary Shareholders are entitled to receive payment of the fair value of such Ambrx Ordinary Shareholder’s Ambrx Ordinary Shares upon dissenting from the Merger in accordance with Section 238 of the CICA.

In the context of the Merger, the CICA provides that the Ambrx Ordinary Shareholders may elect to have Ambrx purchase the Ambrx Ordinary Shares held by such Ambrx Ordinary Shareholder for a cash price that is equal to the fair value of such Ambrx Ordinary Shares, (x) as mutually agreed by Ambrx and such Ambrx Ordinary Shareholder or (y) to the extent Ambrx and such Ambrx Ordinary Shareholder cannot agree, as determined by the Grand Court of the Cayman Islands in a judicial proceeding in accordance with the CICA.

A copy of Section 238 of the CICA is attached as Annex C hereto. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Annex C hereto. IF YOU FAIL TO COMPLY WITH THE PROCEDURES SPECIFIED IN SECTION 238 OF THE CICA IN A TIMELY MANNER, YOU MAY LOSE YOUR DISSENTERS’ RIGHTS. Because of the complexity of those procedures, you should SEEK THE ADVICE OF COUNSEL IF YOU ARE CONSIDERING EXERCISING YOUR DISSENTERS’ RIGHTS.

Ambrx Ordinary Shareholders who exercise their dissenters’ rights by complying with the procedures set forth in Section 238 of the CICA will have the fair value of their Ambrx Ordinary Shares, if the same cannot be mutually agreed by Ambrx and such Ambrx Ordinary Shareholder, determined by the Grand Court of the Cayman Islands and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the value of the NewCo Common Stock that such Ambrx Ordinary Shareholder would be paid in connection with the Merger. In addition, Ambrx Ordinary Shareholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the Merger on the amount determined to be the fair value of their Ambrx Ordinary Shares.

The exercise of your dissenters’ rights will preclude the exercise of any other rights by virtue of holding Ambrx Ordinary Shares in connection with the Merger, other than the right to seek relief on the grounds that the Merger is void or unlawful. To exercise your dissenters’ rights, the following procedures must be followed:

•

An Ambrx Ordinary Shareholder (a “Dissenting Shareholder”) must give Ambrx, before the vote on the Merger at the Special Meeting, written objection to the Merger, which includes a statement that such Dissenting Shareholder proposes to demand payment for such Dissenting Shareholders’ Ambrx Ordinary Shares if the Merger is authorized by the vote at the Special Meeting;

•

Within twenty (20) days immediately following the date on which the vote of members giving authorization for the Merger is made, Ambrx shall give written notice of the authorization to each Dissenting Shareholder who made a written objection;

•

Within twenty (20) days immediately following the date on which notice of the authorization of the Merger is given by Ambrx (the “Dissent Period”), such Dissenting Shareholder may give a written notice of such Dissenting Shareholder’s decision to dissent (a “Notice of Dissent”) to Ambrx stating such Dissenting Shareholder’s name and address, the number and class of Ambrx Ordinary Shares with respect to which such Dissenting Shareholder dissents and demanding payment of the fair value of such Dissenting Shareholders’ Ambrx Ordinary Shares. A Dissenting Shareholder must dissent in respect of all the shares of Ambrx which such Dissenting Shareholder holds;

•

Within seven (7) days immediately following the date of expiry of the Dissent Period, or within seven (7) days immediately following the date on which the plan of merger is filed, whichever is later, Ambrx, as the surviving company, must make a written offer (a “Fair Value Offer”) to each Dissenting Shareholder to purchase their Ambrx Ordinary Shares at a price determined by Ambrx to be the fair value of such Ambrx Ordinary Shares;

•

If, within thirty (30) days immediately following the date of the Fair Value Offer, Ambrx and the Dissenting Shareholder fail to agree on the price at which Ambrx will purchase the Dissenting Shareholder’s Ambrx Ordinary Shares, then, within twenty (20) days immediately following the date of the expiry of such thirty (30)-day period, Ambrx must, and the Dissenting Shareholder may, file a petition with the Grand Court of the Cayman Islands for a determination of the fair value of the Ambrx Ordinary Shares held by all Dissenting Shareholders who have served a Notice of Dissent and who have not agreed with Ambrx as to fair value;

•

If a petition is timely filed, the Grand Court of the Cayman Islands will determine at a hearing which shareholders are entitled to dissenters’ rights and will determine the fair value of the Ambrx Ordinary Shares held by those shareholders.

Failure to make a timely demand in accordance with the foregoing procedures will result in you losing your right to exercise your dissenters’ rights. All written demands for appraisal of Ambrx Ordinary Shares should be sent or delivered to Ambrx at the following address: Ambrx Biopharma Inc., 10975 North Torrey Pines Road, La Jolla, California 92037, Attention: Daniel J. O’Connor.

All notices and petitions must be executed by or for the Ambrx Ordinary Shareholder of record, fully and correctly, as such Ambrx Ordinary Shareholder’s name appears on the register of members of Ambrx. If the Ambrx Ordinary Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. If the Ambrx Ordinary Shares are owned by or for more than one person such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for an Ambrx Ordinary Shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the notice, he is acting as agent for the record owner. A person having a beneficial interest in Ambrx Ordinary Shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized above and in a timely manner to exercise whatever dissenters’ rights attached to the Ambrx Ordinary Shares.

The foregoing summary of the rights of dissenting shareholders under Section 238 of the CICA does not purport to be a complete statement of the procedures to be followed by Ambrx Ordinary Shareholders desiring to exercise any dissenters’ rights available under Section 238 of the CICA. The preservation and exercise of dissenters’ rights require strict adherence to Section 238 of the CICA, and the foregoing summary is qualified in its entirety by reference to Annex C hereto. You should carefully review Section 238 of the CICA, particularly the procedural steps required to exercise your dissenters’ rights, because failure to strictly comply with the procedural requirements set forth in Section 238 of the CICA will result in a loss of your dissenters’ rights. YOU ARE URGED TO CONSULT WITH YOUR OWN ATTORNEY REGARDING THE DISSENTERS’ RIGHTS AVAILABLE TO YOU, AND THE PROCESS TO EXERCISE YOUR DISSENTERS’ RIGHTS UNDER SECTION 238 OF THE CICA.

Additional Matters

The Ambrx Board does not know of any other matters to be presented at the Special Meeting. The form of proxy accompanying this proxy statement/prospectus confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Special Meeting and with respect to any other matters that may properly come before the Special Meeting. If any additional matters are properly presented at the Special Meeting, or at any adjournments or postponements of the Special Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares they represent in accordance with the recommendations of the Ambrx Board with respect to any such matters. Ambrx expects that the Ambrx Ordinary Shares represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of the Ambrx Board with respect to any such matters.

Who Can Answer Your Questions About Voting Your Shares

Shareholders who have questions about how to vote or direct a vote in respect of Ambrx Ordinary Shares or need assistance in completing or submitting their proxy cards should contact Morrow, Ambrx’s proxy solicitor, at (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing AMAM.info@investor.morrowsodali.com.

Proxy Solicitation Costs

Ambrx is soliciting proxies on behalf of the Ambrx Board. This solicitation is being made by mail but also may be made by telephone or in person. Ambrx and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Ambrx will bear the cost of the solicitation.

Ambrx has hired Morrow to assist in the proxy solicitation process. Ambrx will pay Morrow approximately $15,000 for its proxy solicitation services, plus reasonable out-of-pocket expenses incurred in the process of solicitating proxies. Such fee will be paid from non-Trust Account funds.

Ambrx will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Ambrx will reimburse them for their reasonable expenses.

PROPOSAL NO. 1—THE MERGER PROPOSAL

Overview

Ambrx Shareholders are being asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Cayman Plan of Merger and the transactions contemplated thereby. Ambrx Shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement. Please see the section entitled “The Merger Agreement” in this proxy statement/prospectus for additional information, including a summary of certain terms of the Merger Agreement and the Cayman Plan of Merger. You are urged to carefully read the Merger Agreement and the Cayman Plan of Merger in their entirety before voting on the Merger Proposal. Your approval of the Merger Proposal will constitute your approval and adoption of the Merger Agreement, the Cayman Plan of Merger, the Merger and the Proposed Organizational Documents.

Resolution

The full text of the resolution to be passed in connection with the Merger Proposal is as follows:

“RESOLVED, as a special resolution, that the Merger Agreement, by and among NewCo, Merger Sub, and Ambrx, be approved and adopted, and that the Cayman Plan of Merger, by and among Ambrx and Merger Sub, be approved and authorized.”

Vote Required for Approval

The approval of this Merger Proposal (and consequently, the transactions contemplated by the Merger Agreement) requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the Ambrx Ordinary Shares who, being present in person (or represented by proxy) and entitled to vote at the Special Meeting, vote at the Special Meeting. Abstentions and broker non-votes, while considered present for purposes of establishing quorum, will not count as a vote cast at the Special Meeting.

Failure to submit a proxy or to vote in person or virtually at the Special Meeting, an abstention from voting or a broker non-vote will have no effect on the Merger Proposal.

The Merger is conditioned upon the approval of the Merger Proposal, on the terms of and subject to the conditions of the Merger Agreement.

Recommendation of the Ambrx Board

THE AMBRX BOARD UNANIMOUSLY RECOMMENDS THAT AMBRX SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

PROPOSAL NO. 2—THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS

If the Merger is consummated, the Proposed Organizational Documents of NewCo, under the DGCL, will govern NewCo and your rights as a stockholder of NewCo instead of the Ambrx Governing Documents, under the CICA.

Ambrx Shareholders are asked, on a non-binding advisory basis, to consider and vote upon and to approve seven separate proposals with respect to certain differences between the Ambrx Governing Documents and the Proposed Organizational Documents of NewCo, which are being presented separately in accordance with SEC guidance to give Ambrx Shareholders the opportunity to present their separate views on important corporate governance provisions. The adoption by Ambrx Shareholders of the Merger Agreement will also constitute approval of the terms of NewCo’s Proposed Certificate of Incorporation and Proposed Bylaws, copies of which are attached to this proxy statement/prospectus as Annex A and Annex B, respectively.

The Proposed Organizational Documents have certain material differences compared to the existing Ambrx Governing Documents.

All Ambrx Shareholders are encouraged to read each of the Proposed Organizational Documents in its entirety for a more complete description of its terms. Additionally, as the Ambrx Governing Documents are governed by the CICA and the Proposed Organizational Documents will be governed by the DGCL, we encourage shareholders to carefully consult the information set out under the “Comparison of Corporate Governance and Shareholder Rights” section of this proxy statement/prospectus for a summary of the principal changes proposed between the Existing Memorandum and the Existing Articles and the Proposed Certificate of Incorporation and Proposed Bylaws for NewCo that are subject to the Advisory Organizational Documents Proposals.

Overview

Advisory Organizational Documents Proposal A—on a non-binding advisory basis, to authorize the difference in authorized share capital between (a) Ambrx, which consists of $105,000 divided into 1,050,000,000 shares comprising (i) 950,000,000 Ambrx Ordinary Shares, par value $0.0001 per share, and (ii) 100,000,000 undesignated shares, par value $0.0001 per share, of such class or classes (however designated) as the Ambrx Board may determine in accordance with Articles 8 and 9 of the Ambrx Governing Documents and (b) NewCo, which consists of 251,000,000 shares of capital stock of NewCo, comprising (i) 250,000,000 shares of NewCo Common Stock and (ii) 1,000,000 shares of NewCo Preferred Stock.

Reasons for the Proposal

The principal purpose of this proposal is to provide for an authorized capital structure of NewCo. The Ambrx Board believes that it is important for NewCo to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to support its growth and to provide flexibility for future corporate needs and actions. NewCo also intends to adjust its authorized share capital to align with the number of issued and outstanding ADSs to minimize the effect on the market price of NewCo’s Common Stock when compared to the market price of Ambrx’s existing ADSs.

Vote Required for Approval

The approval, on a non-binding advisory basis, of Advisory Organizational Documents Proposal A requires the affirmative vote of holders of at least a majority of Ambrx Shareholders represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting. Adoption of the Advisory Organizational Documents Proposal A is conditioned on the approval of the Merger Proposal. Although Ambrx is seeking a shareholder vote regarding Advisory Organizational Documents Proposal A, a vote for such proposal is an advisory vote only, and is not binding on Ambrx of the Ambrx Board, and is not a condition to the closing of the Merger. Notwithstanding the approval of Advisory Organizational Documents Proposal A, if the Merger is not consummated for any reason, the actions contemplated by Advisory Organizational Documents Proposal A will not be effected.

Recommendation of the Ambrx Board

THE AMBRX BOARD RECOMMENDS THAT AMBRX SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSAL A.

Overview

Advisory Organizational Documents Proposal B—on a non-binding advisory basis, to authorize provisions in the Proposed Certificate of Incorporation prohibiting cumulative voting rights for holders of NewCo Common Stock

Reasons for the Proposal

The Ambrx Board believes that each director should only be elected if such director receives a plurality of the votes cast, and that each director should represent the interests of all stockholders rather than the interests of a minority stockholder or a special constituency. The Ambrx Board believes that the system of electing directors whereby those directors are elected who receive a plurality of votes cast by stockholders as a whole will best ensure that the NewCo Board will act for the benefit of all stockholders. While the absence of cumulative voting could have the effect of preventing stockholders holding a minority of NewCo’s shares from obtaining representation on the NewCo Board, the elimination of cumulative voting might also, under certain circumstances, render more difficult or discourage a merger, tender offer or proxy contest favored by a majority of stockholders, the assumption of control by a holder of a large block of NewCo’s stock or the removal of incumbent management.

Vote Required for Approval

The approval, on a non-binding advisory basis, of Advisory Organizational Documents Proposal B requires the affirmative vote of holders of at least a majority of Ambrx Shareholders represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting. Adoption of the Advisory Organizational Documents Proposal B is conditioned on the approval of the Merger Proposal. Although Ambrx is seeking a shareholder vote regarding Advisory Organizational Documents Proposal B, a vote for such proposal is an advisory vote only, and is not binding on Ambrx of the Ambrx Board, and is not a condition to the closing of the Merger. Notwithstanding the approval of Advisory Organizational Documents Proposal B, if the Merger is not consummated for any reason, the actions contemplated by Advisory Organizational Documents Proposal B will not be effected.

Recommendation of the Ambrx Board

THE AMBRX BOARD RECOMMENDS THAT AMBRX SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSAL B.

Overview

Advisory Organizational Documents Proposal C—on a non-binding advisory basis, to authorize provisions in the Proposed Certificate of Incorporation limiting personal liability for NewCo directors and officers for monetary damages for breach of fiduciary duty as a director or as an officer to the extent permissible under the DGCL.

Reasons for the Proposal

The Ambrx Board believes that eliminating personal monetary liability for directors and officers under certain circumstances is reasonable and appropriate because the nature of the role of directors and officers often requires them to make decisions on crucial matters in time-sensitive situations, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. The Ambrx Board also anticipates that similar exculpation provisions are likely to be adopted by Ambrx’s peers and others with whom Ambrx competes for executive talent. As a result, director and officer exculpation provisions may become necessary for Delaware corporations to attract and retain experienced and qualified corporate directors and officers. Further, Delaware corporations that fail to adopt director and officer exculpation provisions may experience a disproportionate amount of nuisance litigation and disproportionately increased costs in the form of increased director and officer liability insurance premiums, as well as diversion of management attention from the business of the corporation.

The limitation of liability and indemnification provisions in NewCo’s Proposed Certificate of Incorporation and Proposed Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit NewCo and its stockholders. In addition, your investment may be adversely affected to the extent NewCo pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Vote Required for Approval

The approval, on a non-binding advisory basis, of Advisory Organizational Documents Proposal C requires the affirmative vote of holders of at least a majority of Ambrx Shareholders represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting. Adoption of the Advisory Organizational Documents Proposal C is conditioned on the approval of the Merger Proposal. Although Ambrx is seeking a shareholder vote regarding Advisory Organizational Documents Proposal C, a vote for such proposal is an advisory vote only, and is not binding on Ambrx of the Ambrx Board, and is not a condition to the closing of the Merger. Notwithstanding the approval of Advisory Organizational Documents Proposal C, if the Merger is not consummated for any reason, the actions contemplated by Advisory Organizational Documents Proposal C will not be effected.

Recommendation of the Ambrx Board

THE AMBRX BOARD RECOMMENDS THAT AMBRX SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSAL C.

Overview

Advisory Organizational Documents Proposal D—on a non-binding advisory basis, to authorize provisions in the Proposed Bylaws that provide, subject to certain exceptions, that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any NewCo stockholder to bring (i) any derivative action or proceeding brought on behalf of NewCo, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of NewCo to NewCo or NewCo stockholders, (iii) any action asserting a claim against NewCo or any current or former director, officer, stockholder, employee or agent of NewCo arising out of or relating to any provision of the DGCL, the Proposed Certificate of Incorporation or the Proposed Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against NewCo or any current or former director, officer, stockholder, employee or agent of NewCo governed by the internal affairs doctrine of the State of Delaware. This exclusive forum provision would not apply to suits brought to enforce a duty or liability vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, such as those created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Proposed Bylaws provide that the federal district courts of the U.S. will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act.

Reasons for the Proposal

Adopting Delaware as the exclusive forum for certain stockholder litigation is intended to assist NewCo in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolution of such claims. The Ambrx Board believes that the Delaware courts are best suited to address disputes involving such matters given that NewCo is incorporated in Delaware. Delaware law generally applies to such matters and the Delaware courts have a reputation for expertise in corporate law matters. Delaware offers a specialized Court of Chancery to address corporate law matters, with streamlined procedures and processes, which help provide relatively quick decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders and NewCo with more predictability regarding the outcome of intra-corporate disputes. In the event the Court of Chancery does not have jurisdiction, the other state courts located in Delaware would be the most appropriate forums because these courts have more expertise on matters of Delaware law compared to other jurisdictions. The Ambrx Board further believes that providing that, unless we consent in writing to an alternative forum, the federal district courts of the U.S. will be the exclusive forum for resolving actions arising under the Securities Act, provides the flexibility to file such suits in any federal district court while providing the benefits of eliminating duplicative litigation and having such cases heard by courts that are well-versed in the applicable law. This exclusive forum provision also would not apply to suits brought to enforce a duty or liability vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, such as those created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

In addition, this proposal would promote judicial fairness and avoid conflicting results, as well as make NewCo’s defense of applicable claims less disruptive and more economically feasible, principally by avoiding duplicative discovery. However, these exclusive forum provisions may limit the ability of NewCo stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with NewCo or NewCo’s directors, officers or employees, which may discourage such lawsuits against NewCo or NewCo’s directors, officers and other employees.

Vote Required for Approval

The approval, on a non-binding advisory basis, of Advisory Organizational Documents Proposal D requires the affirmative vote of holders of at least a majority of Ambrx Shareholders represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting. Adoption of the Advisory Organizational Documents Proposal D is conditioned on the approval of the Merger Proposal. Although Ambrx is seeking a shareholder vote regarding Advisory Organizational Documents Proposal D, a vote for such proposal is an advisory vote only, and is not binding on Ambrx of the Ambrx Board, and is not a condition to the closing of the Merger. Notwithstanding the approval of Advisory Organizational Documents Proposal D, if the Merger is not consummated for any reason, the actions contemplated by Advisory Organizational Documents Proposal D will not be effected.

Recommendation of the Ambrx Board

THE AMBRX BOARD RECOMMENDS THAT AMBRX SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSAL D.

Overview

Advisory Organizational Documents Proposal E—on a non-binding advisory basis, to adopt a staggered term for the NewCo Board. Directors will initially be divided into three classes. Each class will consist of, as equally as possible, one-third of the total number of directors constituting the entire NewCo Board. The term of the initial Class I, II and III will terminate on the date of the 2024, 2025 and 2026 Annual Meetings of NewCo stockholders, respectively. After the initial term, directors are appointed for a term of three years. At each succeeding annual meeting beginning in 2024, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term.

Reasons for the Proposal

The Ambrx Board believes that a classified board of directors in the best interest of NewCo because it is designed to assure the continuity and stability of NewCo’s leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with NewCo and, therefore, will be familiar with its business and operations. The Ambrx Board also believes that this classification will assist NewCo in protecting the interests of stockholders in the event of an unsolicited offer for NewCo by encouraging any potential acquirer to negotiate directly with the NewCo Board.

This proposal may increase the amount of time required for a takeover bidder to obtain control of NewCo without the cooperation of the NewCo Board, even if the takeover bidder were to acquire a majority of the voting power of NewCo’s outstanding voting stock. Without the ability to obtain immediate control of the NewCo Board, a takeover bidder will not be able to take action to remove other impediments to its acquisition of NewCo. Thus, this proposal could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. Further, this proposal will make it more difficult for stockholders to change the majority composition of the NewCo Board, even if the stockholders believe such a change would be desirable. Because of the additional time required to change the control of the NewCo Board, this proposal could be viewed as tending to perpetuate present management.

Although this proposal could make it more difficult for a hostile bidder to acquire control over NewCo, the Ambrx Board believes that by forcing potential bidders to negotiate with the NewCo Board for a change of control transaction, the NewCo Board will be better able to maximize stockholder value in any change of control transaction.

The Ambrx Board is not aware of any present or threatened third-party plans to gain control of NewCo, and this proposal is not being recommended in response to any such plan or threat. Rather, the Ambrx Board is recommending this proposal as part of its review of NewCo’s key governance mechanisms in connection with the Merger and to assist in assuring fair and equitable treatment for all of NewCo’s stockholders in hostile takeover situations.

Vote Required for Approval

The approval, on a non-binding advisory basis, of Advisory Organizational Documents Proposal E requires the affirmative vote of holders of at least a majority of Ambrx Shareholders represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting. Adoption of the Advisory Organizational Documents Proposal E is conditioned on the approval of the Merger Proposal. Although Ambrx is seeking a shareholder vote regarding Advisory Organizational Documents Proposal E, a vote for such proposal is an advisory vote only, and is not binding on Ambrx of the Ambrx Board, and is not a condition to the closing of the

Merger. Notwithstanding the approval of Advisory Organizational Documents Proposal E, if the Merger is not consummated for any reason, the actions contemplated by Advisory Organizational Documents Proposal E will not be effected.

Recommendation of the Ambrx Board

THE AMBRX BOARD RECOMMENDS THAT AMBRX SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSAL E.

Overview

Advisory Organizational Documents Proposal F—on non-binding advisory basis, to adopt a threshold of holders of at least 80% of the shares of NewCo who are entitled to vote at an election of directors to amend, alter, change or repeal, or to adopt any provision inconsistent with the purpose and intent of (i) Paragraphs (c), (d), (e), or (f) of Article Fifth or any provision of Articles Sixth, Seventh, Eighth, Ninth, Eleventh and Twelfth of the Proposed Certificate of Incorporation and (ii) Sections 3, 4 or 5 of Article II or Sections 1, 2, 4, or 6 of Article III or any of the provisions of Article VIII, Article IX or Article X of the Proposed Bylaws.

Reasons for the Proposal

The proposal is intended to protect certain key provisions of the Proposed Certificate of Incorporation and Proposed Bylaws from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders. Limiting the right of stockholders to amend the Proposed Certificate of Incorporation and Proposed Bylaws thereby limits the circumstances under which stockholders can act on their own initiative to alter the Proposed Organizational Documents, and may therefore have certain anti-takeover effects.

Vote Required for Approval

The approval, on a non-binding advisory basis, of Advisory Organizational Documents Proposal F requires the affirmative vote of holders of at least a majority of Ambrx Shareholders represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting. Adoption of the Advisory Organizational Documents Proposal F is conditioned on the approval of the Merger Proposal. Although Ambrx is seeking a shareholder vote regarding Advisory Organizational Documents Proposal F, a vote for such proposal is an advisory vote only, and is not binding on Ambrx of the Ambrx Board, and is not a condition to the closing of the Merger. Notwithstanding the approval of Advisory Organizational Documents Proposal F, if the Merger is not consummated for any reason, the actions contemplated by Advisory Organizational Documents Proposal F will not be effected.

Recommendation of the Ambrx Board

THE AMBRX BOARD RECOMMENDS THAT AMBRX SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSAL F.

PROPOSAL NO. 3—THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows the Ambrx Board to submit the Merger Proposal at a later date or dates, if necessary, to be effective as of the date of the Special Meeting, if approved, by ordinary resolution, the adjournment of the Special Meeting to permit further solicitation and vote of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal. The purpose of the Adjournment Proposal is to permit further solicitation of proxies and votes and to provide additional time for Ambrx and Ambrx Shareholders to make purchases of Ambrx Ordinary Shares or ADSs or other arrangements that would increase the likelihood of obtaining a favorable vote on the Merger Proposal to be put to the Special Meeting.

Consequences if the Adjournment Proposal if not Approved

If the Adjournment Proposal is presented to the Special Meeting and is not approved by Ambrx Shareholders, the Ambrx Board may not be able to adjourn the Special Meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal. In such events, the Merger would not be completed.

Vote Required for Approval

The approval of the Adjournment Proposal requires an ordinary resolution under the Ambrx Governing Documents, being the affirmative vote of at least a majority of Ambrx Shareholders represented in person or by proxy and entitled to vote thereon and who vote at the Special Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Special Meeting.

The Adjournment Proposal is not conditioned on the approval of any other Proposal to be presented at the Special Meeting.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the Special Meeting to a later date or dates, if necessary, either (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the Special Meeting, to be effective as of the date of the Special Meeting or (ii) the Ambrx Board determines before the Special Meeting that it is not necessary or no longer desirable to proceed with the other proposals ”

Recommendation of the Ambrx Board

THE AMBRX BOARD RECOMMENDS THAT AMBRX SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT AMBRX

In this section, any references to “Ambrx,” the “Company,” “we,” “our” or “us” generally are to Ambrx prior to the Merger and NewCo following the Merger, unless context otherwise requires. The business of Ambrx will be the primary business of NewCo following the Merger.

Company Overview

We are a clinical-stage biologics company focused on discovering and developing a novel class of EPBs, using our proprietary expanded genetic code technology platform that allows us to incorporate, in a site-specific manner, SAAs into proteins within living cells. Our product candidates are designed to overcome the inherent limitations of conventional conjugation approaches that use natural amino acids for non-site-specific conjugation, offering potential safety and efficacy benefits to treat patients across multiple therapeutic areas. We believe that our technology allows us to engineer a single optimized structure by designing the conjugation chemistries, selecting the precise number of amino acids and conjugation positions in the protein, and expanding the types of payloads that can be conjugated. Our precision engineering capabilities and the broad applicability of our expanded genetic code technology platform have the potential to enhance and enable the therapeutic functions of conventional biologics and bio-conjugates.

Our SAA incorporation technology is designed to develop a wide array of product candidate modalities, such as ADCs, IOCs, bispecific antibodies, PEGylated peptides, modified cytokines and ISACs.

Our primary focus is on the ADC modality and our two lead-ADC product candidates in clinical development: ARX788 and ARX517. ARX788 is an anti-HER2 ADC currently being investigated in multiple clinical trials for the treatment of HER2-positive metastatic breast cancer and gastric cancer, and ARX517 is an anti-prostate-specific membrane antigen (“PSMA”) ADC currently being investigated in an ongoing first-in-human dose escalation and dose expansion Phase 1/2 clinical trial in patents with metastatic castration-resistant prostate cancer (“mCRPC”), who are resistant or refractory to standard therapies.

Our most advanced product candidate, ARX788, is an anti-HER2 ADC currently being studied in breast, gastric and other solid tumor trials. In January 2021, we received Fast Track designation from the FDA, for ARX788 as a monotherapy for the treatment of HER2-positive metastatic breast cancer patients who have received one or more prior anti-HER2-based regimens in the metastatic setting. Our ACE-Breast-03 study, previously a large global Phase 2 study of patients with HER2-positive metastatic breast cancer whose disease is resistant or refractory to T-DM1, and/or T-DXd, and/or tucatinib-containing regimens, was amended to be a Phase 2 signal-finding study of approximately 45 HER2-positive patients in the post- or T-DXd (Enhertu™) metastatic breast cancer patient population in the U.S. and is currently screening patients for enrollment.

ARX788 is also currently being assessed in the I-SPY 2 Trial as a single agent in patients with HER2-positive early-stage breast cancer in the neoadjuvant setting. The I-SPY 2 Trial has tested over 20 unique investigational agents using the early surrogate efficacy endpoint of pathological complete response. Based on successful completion of an interim review, the I-SPY 2 Trial agreed to continue enrollment for a total of up to 100 patients.

The most advanced trial related to ARX788, ACE-Breast-02, is a Phase 3 clinical trial for HER2-positive metastatic breast cancer being conducted in China by our partner, NovoCodex, a subsidiary of Zhejiang Medicine Co. Ltd. The primary endpoint of ACE-Breast-02 was progression free survival (“PFS”) based on Blinded Independent Review Committee (“BIRC”) assessment. An interim analysis was conducted by an Independent Data Monitoring Committee (“IDMC”) when two-thirds (2/3) of the PFS events occurred. The IDMC determined that the study met its pre-specified interim primary efficacy endpoint with statistical significance, demonstrating a greater PFS benefit compared to the control, and NovoCodex has submitted a communication application to seek marketing approval in China pending discussion with the NMPA.

Our ACE-Pan-Tumor-01 is an ongoing Phase 1 dose escalation and expansion trial in the U.S. and Australia for patients who have various tumors with HER2 expression, including advanced HER2-positive and HER2-low expressing breast cancer. Certain preliminary results of this study have been submitted in abstract form to the San Antonio Breast Cancer Symposium (“SABCS”), and we expect to present such results during SABCS in December 2023.

Our second most advanced ADC candidate, ARX517, is a fully humanized anti-PSMA ADC, currently being studied in first-in-human Phase 1/2 a clinical trial named APEX-01 for the treatment of mCRPC. In July 2023, we received Fast Track designation from the FDA for ARX517 as a potential treatment for patients with mCRPC upon progression on an androgen receptor pathway inhibitor.

APEX-01 is a first-in-human multicenter, open-label Phase 1/2 dose escalation and dose expansion study. The primary objectives of the APEX-01 study are to evaluate its safety and tolerability, and to determine a recommended Phase 2 dose. Secondary objectives include (a) measuring the radiographic and prostate specific antigen responses and the related (“PK”), and (b) determining the preliminary activity of ARX517 in the treatment of prostate cancer. The dose escalation portion of APEX-01 evaluated dose levels from 0.32 mg/kg (Cohort 1) to 2.88 mg/kg (Cohort 8) and we have begun dose expansion into a putative recommended Phase 2 dose, or RP2D, levels. Following dose expansion and after reviewing data from the Phase 1 dose escalation and dose expansion portion of the study, RP2D levels will be selected for evaluation in a Phase 2 study. We expect to report preliminary safety and efficacy data and PK data in October 2023 at the European Society for Medical Oncology Conference.

Within our ADC franchise, while not our primary focus, we are also developing another earlier-stage product candidate, ARX305, an anti-CD70 ADC for the treatment of renal cell carcinoma (“RCC”) and other cancers. The IND for ARX305 received FDA clearance in February 2022. NovoCodex is our commercial and development partner in China for ARX305, where we may use data generated by NovoCodex to support our clinical development and regulatory filings.

Additionally, our IOC franchise consists of product candidates targeting broad immuno-oncology applications. These candidates include ARX102, a smart PEG-IL-2cytokine. Our partner, Sino Biopharmaceutical Limited has submitted its IND for ARX102 to the NMPA.

In connection with our pipeline programs and platform technologies, we own or control over 800 issued patents and pending patent applications.

Implications of Being an EGC

We qualify as an EGC as defined in the JOBS Act. As an EGC, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until we are no longer an EGC. We will remain an EGC until the earlier to occur of (1) (a) December 31, 2026, (b) the last day of the fiscal year in which our annual gross revenue is $1.235 billion or more, and (c) the date on which we are deemed to be a “large accelerated filer,” under the rules of the SEC, which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide shareholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, EGCs can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected not to avail ourselves of delayed adoption of new or revised accounting standards and, therefore, we will be subject to the same requirements to adopt new or revised accounting standards as other public companies that are not EGCs.

Corporate Information

Ambrx Biopharma Inc. is an exempted company incorporated in the Cayman Islands with limited liability. We commenced our operations in the U.S. in January 2003 through Ambrx, Inc., a Delaware corporation (Ambrx US). In May 2015, we incorporated under the laws of the Cayman Islands and have become the ultimate holding company through a series of transactions.

Our principal executive offices are located at 10975 North Torrey Pines Road, La Jolla, California 92037. Our telephone number at this address is (858) 875-2400. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above. Our website is www.ambrx.com. Any reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website is not part of this proxy statement/prospectus. “Ambrx,” the Ambrx logo and other trademarks or service marks of Ambrx Biopharma Inc. or Ambrx, Inc. appearing in this proxy statement/prospectus are the property of Ambrx Biopharma Inc. or Ambrx, Inc. Trade names, trademarks and service marks of other companies appearing in this proxy statement/prospectus are the property of their respective holders.

Properties

We lease at the location of our principal executive offices an approximately 36,000 square foot facility, used as laboratory, research and office space. We believe that our current facilities are suitable and adequate to meet our current needs.

Employees and Human Capital

As of June 30, 2023, we had 79 total and full-time employees, 26 of whom hold Ph.D. and/or M.D. degrees. Of these 79 employees, 56 were engaged in research and development activities and 23 were engaged in business development, finance, information systems, facilities, human resources or administrative support. One of the employees was based in Shanghai, China while the other 78 resided in the U.S. None of our employees are subject to a collective bargaining agreement. We consider our relationship with our employees to be good.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity incentive plans are to attract, retain and reward personnel through the granting of share-based compensation awards in order to increase shareholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Legal Proceedings

From time to time we may be involved in various disputes and litigation matters that arise in the ordinary course of business activities. We are currently not a party to any material legal proceedings.

MANAGEMENT OF NEWCO

In this section, any references to “Ambrx,” the “Company,” “we,” “our” or “us” generally are to Ambrx prior to the Merger and NewCo following the Merger, unless context otherwise requires.

Directors and Executive Officers

The following table lists the names, ages and positions of the individuals who are expected to serve as directors and executive officers of NewCo upon completion of the Merger. All individuals currently serve in such positions for Ambrx.

Name	Age	Title
Daniel J. O’Connor	58	President, Chief Executive Officer and Director
Andrew Aromando	54	Chief Operating Officer
Sonja Nelson	50	Chief Financial Officer
Stephen Glover	64	Chairperson of the Board
Xiaowei Chang	40	Director
Kate Hermans	54	Director
Janet Loesberg	60	Director
Paul Maier	75	Director

Daniel J. O’Connor has served as a director and President and Chief Executive Officer of Ambrx since November 2022. Mr. O’Connor has over 23 years of executive and leadership experience in all aspects of the biopharmaceutical industry, including as the chief executive officer of public companies, including OncoSec Medical Incorporated (“OncoSec”), Advaxis, Inc. (“Advaxis”) and Larkspur Health Acquisition Corp. (“Larkspur”) and as a senior executive at ImClone Systems Incorporated (“ImClone”), Bracco Diagnostics Inc. (“Bracco”) and PharmaNet, Inc. (“PharmaNet”). Mr. O’Connor is a founding board member of Seelos, serving on its board of directors since 2018. Mr. O’Connor founded Larkspur in 2021 and served as its Chief Executive Officer and Chairman until it merged with ZyVersa Therapeutics in 2022, and has continued to serve as a current member of ZyVersa’s board of directors. Mr. O’Connor served as Chief Executive Officer and as a member of the board of directors of OncoSec from 2017 to 2021. Mr. O’Connor also served as President, Chief Executive Officer, member of the board of directors and in other executive leadership roles at Advaxis, from January 2013 to July 2017, and previously served as Senior Vice President and General Counsel at Bracco, from 2008 to 2012. Mr. O’Connor served as Senior Vice President, General Counsel and Secretary and other senior leadership roles at ImClone from 2002 to 2008. He was also a senior leader and General Counsel at PharmaNet, (today, Syneos Health, Inc.), from 1998 to 2001. In 2017, Mr. O’Connor was appointed to the New Jersey Biotechnology Task Force by its then Governor. From 2016 to 2021, Mr. O’Connor served as a member of the Board of Trustees of BioNJ, a non-profit organization representing research-based life sciences companies, and previously served as its Vice Chairman and Chairman of its Nominating Committee for several years. He earned a J.D. from the Dickinson School of Law of Pennsylvania State University, previously serving as an advisor to its Dean, and holds a B.A. in English from Boston University. Mr. O’Connor is a graduate of the U.S. Marine Corps Officer Candidate School, earning a commission as a Second Lieutenant, and thereafter attaining the rank of Captain. He was deployed to Saudi Arabia for Operation Desert Shield. Mr. O’Connor was previously an Assistant Prosecutor in Somerset County, New Jersey, and served as the Chief Law Clerk to the Hon. Edward W. Beglin, Assignment Judge of Union County, New Jersey. Mr. O’Connor has served on a non-profit board of directors relating to youth sports and was previously appointed, then elected, to serve on the Board of Education of the Hopewell Township Regional School District, New Jersey. Our Board and Nominating Committee believes that Mr. O’Connor’s extensive leadership experience, as well as extensive experience in all aspects of drug development and board membership, qualifies him to serve on our Board.

Andrew Aromando has served as Chief Operating Officer of Ambrx since April 2023. Mr. Aromando is responsible for leading certain functional areas of Ambrx, including business development. Mr. Aromando brings over 30 years of experience across numerous sectors in the biopharmaceutical industry. Mr. Aromando has served in senior executive roles focused on corporate development, clinical operations, and commercial strategy. Prior to joining Ambrx, Mr. Aromando served since June 2018 as the founder and President of The Ardu Group, a strategic advisory firm focused on the life sciences industry; and from 2017 to 2018, Mr. Aromando served as Chief Commercial Officer at WCG Clinical. Mr. Aromando previously served in C-level roles for 15 years across multiple oncology-focused biotech and specialty pharmaceutical companies. Mr. Aromando also held senior leadership positions at IQVIA and Syneos Health focused on the development and execution of clinical and commercial solutions for clinical-stage assets, new products, and mature brands of pharmaceutical and biotech clients. Mr. Aromando holds a B.A. from The College of New Jersey and a M.A. from Rutgers University.

Sonja Nelson has served as Chief Financial Officer of Ambrx since June 30, 2021 and as Chief Operating Officer of Ambrx from October 2022 to April 2023. Ms. Nelson previously served as Senior Vice President, Finance at Immunity Bio, Inc. (“ImmunityBio”). From June 2018 to March 2021, Ms. Nelson served as Chief Financial Officer at NantKwest, Inc. (“NantKwest”), a public biotechnology company (NantKwest and ImmunityBio completed a merger in March 2021). Ms. Nelson previously served as NantKwest’s Chief Accounting Officer from May 2016 to June 2018 and as its Vice President and Corporate Controller from November 2015 to May 2016. Prior to joining NantKwest, Ms. Nelson was Vice President and Corporate Controller at AltheaDx, Inc., a private molecular diagnostics company, from July 2014 through October 2015. Previously, Ms. Nelson was Senior Director and Controller at Cadence Pharmaceuticals, Inc., a public pharmaceuticals company (acquired by Mallinckrodt plc), from May 2012 through June 2014. Prior to that, Ms. Nelson was Director, General Accounting at Cricket Communications, Inc., a wireless services provider (acquired by AT&T, Inc.), from September 2008 through May 2012. Ms. Nelson has served as a director at Motus GI Holdings, Inc. since June 2021. Ms. Nelson began her career with KPMG LLP, holds a B.A. in business administration with specialization in taxation and auditing from the University of Applied Sciences in Pforzheim, Germany, and is a Certified Public Accountant.

Stephen Glover has severed as a director and chairperson of the Ambrx Board since May 2023. Mr. Glover has over 32 years of biopharmaceutical and life sciences experience. Currently Mr. Glover is the Co-Founder, Chairman, Chief Executive Officer, and President of ZyVersa Therapeutics (“ZyVersa”), which he took public in December 2022. Mr. Glover has been at ZyVersa since 2014. ZyVersa is a clinical stage biopharmaceutical Company advancing a dynamic pipeline of drug candidates with multiple programs built around two proprietary technologies - Cholesterol Efflux Mediator™ VAR 200 in development to ameliorate renal lipid accumulation that damages the kidneys’ filtration system in patients with glomerular kidney diseases, and Inflammasome ASC Inhibitor IC 100, targeting damaging inflammation associated with numerous CNS and other inflammatory diseases. Mr. Glover is Chairman of the Board of Directors of PDS Biotechnology and a Board member of the Coulter Foundation at the University of Miami U Innovation Center and Asclepius Lifesciences. Previously, Mr. Glover was Co-Founder and Chief Business Officer of Coherus BioSciences (“Coherus”), a commercial biologics platform Company focused on delivering biosimilar therapeutics and novel immuno-oncology products which went public in 2014. Prior to Coherus, Mr. Glover was President of Insmed Therapeutic Proteins and Executive Vice President and Chief Business Officer of Insmed Incorporated, where he was responsible for the creation of its biosimilar business unit and sale of that business to Merck. Mr. Glover led the strategic review process that resulted in the merger of Insmed and Transave. Before joining Insmed, Mr. Glover held senior-level positions in sales, marketing and operations at Andrx Corporation, Roche Laboratories, Amgen and IMS Health. Our Board and Nominating and Corporate Governance Committee believe that Mr. Glover’s extensive experience in executive roles and public company board positions in the pharmaceutical and biotech industries qualifies him to serve on our Board.

Xiaowei Chang, C.F.A. has served as a director of the Ambrx Board since June 2015. Mr. Chang has over 17 years of experience in the healthcare industry. Mr. Chang has served as a Managing Director of the Healthcare investment team at HOPU Investments, an alternative asset manager (“HOPU”), since 2014, where he plays an integral role in building HOPU’s healthcare ecosystem, deal sourcing and execution. Prior to HOPU, Mr. Chang was a senior associate at China International Capital Corporation Private Equity (“CICC”), a private equity firm, from 2011 to 2014. Prior to CICC, Mr. Chang worked for Roland Berger Strategy Consultants, a management consulting company, as a team leader from 2007 to 2011. Mr. Chang graduated from Tsinghua University with a B.S. and a M.S. in Electrical Engineering. He is a C.F.A. charter holder. Our Board and Nominating Committee believe that Mr. Chang’s experience in management and private equity in the healthcare industry qualifies him to serve on our Board.

Kate Hermans has served as a director of the Ambrx Board since July 2022 and has more than 20 years of experience in the pharmaceutical, biotech and healthtech industries. Since August 2021, she has been an advisor to venture-backed, early-stage biotech companies and as of May 2022 joined the board of directors of the Advisory Board of Clue by Biowink, a femtech company. Most recently, Ms. Hermans served as interim-CEO for our company from August 2022 to November 2022. Previously, Ms. Hermans served as an investor and Chief Business Officer (Pharma) for 83bar Inc., a digital-health company, from December 2018 to July 2021. She served as Vice President, Marketing at Radius Health, Inc., a global biopharmaceutical company, from March 2017 to April 2018. Previously, Ms. Hermans held executive commercial and operations leadership roles at Bristol Myers Squibb, a global biopharmaceutical company, Pfizer, Inc., a multinational pharmaceutical and biotechnology corporation, and the Intel Corporation, a multinational technology company, working in the U.S., China, Africa, and globally. Ms. Hermans serves on the board of directors of Mid-Atlantic Diamond Ventures and the Alzheimer’s Association, Delaware Valley Chapter. She is also a member of the Healthcare Executive Review Committee for Ben Franklin Tech Partners and the Advisory Board of the Women’s Resource Center. Ms. Hermans earned a B.A. in International Relations from Wheaton College, MA and a Master of International Management degree from The Thunderbird School of Global Management. Our Board and Nominating Committee believes that Ms. Hermans’ extensive experience in executive roles in the pharmaceutical, biotech and healthtech industries qualifies her to serve on our Board.

Janet Loesberg, Pharm.D. has served as a director of the Ambrx Board since June 2022. Dr. Loesberg has over 30 years of pharmaceutical industry experience. She is currently Senior Vice President Global Medical Affairs at Blueprint Medicines, a precision medicine biotech company, where she has been since March 2020, and President of The Loesberg Group, LLC, a leadership coaching company, where she has been since April 2019. From September 2019 to March 2020, Dr. Loesberg was Vice President, Head of Portfolio and Project Management, Research & Development at Janssen Pharmaceutical Companies of Johnson & Johnson, a pharmaceutical company, where she was responsible for delivering the extensive pipeline on time and on budget. Dr. Loesberg also served in several executive roles at Bristol Myers Squibb, a global biopharmaceutical company, from October 2007 to March 2019 including leading Medical Affairs for the launch of Opdivo in China, Brazil, Latin America, and many additional countries. She started her career at Pfizer, Inc., a pharmaceutical and biotechnology company, where she also held several leadership roles. Currently, Janet is a board member for All in Together, a non-profit organization that equips women with tools to drive meaningful policy change. Dr. Loesberg holds a Pharm.D. degree from the University of Michigan, College of Pharmacy and also an executive coaching certificate from the International Coaching Federation. Our Board and Nominating Committee believes that Dr. Loesberg’s executive leadership experience in in the pharmaceutical industry qualifies her to serve on our Board.

Paul Maier has served as a director of the Ambrx Board since February 2022. Mr. Maier currently serves as a board member of Small Pharma, Inc, a life science company, since November 2021, Eton Pharmaceuticals, Inc., a life science company, since September 2017, as a board member of Biological Dynamics, Inc., a private diagnostics company, since November 2014 and as a board member of International Stem Cell Corporation, a life science company, since July 2007. Previously, Mr. Maier was the Chief Financial Officer at Sequenom, Inc., a genomic analysis company, from 2009 to 2014. Mr. Maier also served as Senior Vice President and Chief Financial Officer of Ligand Pharmaceuticals Incorporated, a biopharmaceutical company, from 1992 to 2007, and as independent financial consultant to certain life sciences companies. Previously, Mr. Maier served on the board of directors of 4D Pharma PLC., a biotechnology company, from February 2021 to July 2022, Ritter Pharmaceuticals, Inc., a biotechnology company, from March 2015 until its merger with Qualigen, Inc. in

May 2020, Apricus Biosciences Inc., a pharmaceutical company, from May 2012 until its merger with Seelos in January 2019, and MabVax Therapeutics Holdings, Inc., a clinical-stage oncology drug development company, from June 2014 to July 2018. Mr. Maier holds a B.S. in business logistics from the Pennsylvania State University and an M.B.A. from Harvard University. Our Board and Nominating Committee believes that Mr. Maier’s considerable experience in leading and managing pharmaceutical companies, along with his financial experience, qualifies him to serve on our Board.

Number, Terms of Office and Appointment of Directors and Officers

We expect the NewCo Board will consist of six members and will initially be divided into three classes. Each class will consist of, as equally as possible, one-third of the directors. Class I, II and III will terminate on the date of the 2024, 2025 and 2026 Annual Meeting of NewCo stockholders, respectively. After the initial term, directors will be appointed for a term of three years. At Closing, the current directors of Ambrx will serve as the directors of NewCo, and, following the Merger, directors will subsequently be elected by a majority of the votes of the NewCo stockholders present virtually or represented by proxy and entitled to vote on the election of director.

NewCo’s officers will be appointed by the NewCo Board and serve at the discretion of the NewCo Board, rather than for specific terms of office. The NewCo Board is authorized to appoint persons to the offices set forth in the Proposed Organizational Documents, as it deems appropriate. The Proposed Organizational Documents provide that NewCo’s Board shall appoint a chief executive officer and, in its discretion, also may appoint a chairperson of the NewCo Board (who must be a director), a vice chairperson of the NewCo Board (who must be a director), and a President, a chief operating officer, one or more vice presidents, assistant secretaries, treasurer, assistant treasurer and any other officers. At Closing, the current officers of Ambrx will serve as the officers of NewCo.

Director Independence

As required under the Nasdaq listing standards, a majority of the members of Ambrx’s Board must qualify as “independent,” as affirmatively determined by the Ambrx Board. The Ambrx Board consults with our counsel to ensure that the Ambrx Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, its senior management and its independent auditors, the Ambrx Board has affirmatively determined that the following five current directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Chang, Ms. Hermans, Mr. Glover, Dr. Loesberg and Mr. Maier. In making these determinations, the Ambrx Board found that none of these directors or the nominee for director had a material or other disqualifying relationship with us.

Committees of the Board of Directors

The Ambrx Board has three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. Each committee operates under a charter approved by the Ambrx Board, copies of which are available on Ambrx’s website at www.ambrx.com, and has the composition and responsibilities described below. Any reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website is not part of this proxy statement/prospectus. NewCo will have the same committees consistent with the composition and responsibilities described below upon Closing.

Audit Committee. The Audit Committee was established by the Ambrx Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our consolidated financial statements. For this purpose, the purpose of the Audit Committee is responsible for, among other things:

•	evaluating and making recommendations to the Ambrx Board for the engagement of the independent auditors;

•	reviewing and approving the engagement of the independent auditors to perform any proposed audit and permissible non-audit services;

•	assessing the qualifications, performance and independence of the independent auditors, including the evaluation of the lead audit partner;

•	reviewing reports by the independent auditors describing the independent auditors’ internal quality-control procedures and any materials issues raised in such report;

•	overseeing the policies and procedures as required by applicable rules and regulations governing how we may employ individuals who are or once were employed by the independent auditors;

•	reviewing with management and the independent auditors the results of the annual audit;

•

reviewing our annual audited consolidated financial statements and quarterly consolidated financial statements with management and the independent auditor, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•

reviewing and discussing with management and the independent auditors any earnings press releases and other financial information and guidance regarding our results of operations provided publicly or to ratings agencies;

•	overseeing the preparation of any report required by applicable rules and regulations to be included in our proxy statement;

•	reviewing and discussing with management and the independent auditors significant issues regarding accounting principles and financial-statement presentation;

•	reviewing and discussing with the independent auditors and management any problems, difficulties or disagreements, and management’s response thereto;

•

reviewing and discussing with management and the independent auditor our policies on financial risk management and assessment and the adequacy and effectiveness of our information securities policies and practices;

•

should an internal audit function be established, reviewing the audit plan of the internal audit team and discussing with that team the adequacy and effectiveness of the scope, staffing, and general audit approach;

•

conferring with management and the auditors as appropriate concerning the scope, design, adequacy and effectiveness of internal control over financial reporting and our disclosure controls and procedures the adequacy and effectiveness of our information security policies and practices and the internal controls regarding information security, including those concerning data privacy, cybersecurity and backup of information systems;

•

consider and review with management, the independent auditors, and outside advisors or accountants any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding our financial statements or accounting policies;

•

overseeing procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal controls or auditing matters and submissions by employees concerning questionable accounting or auditing matters;

•	reviewing management’s efforts to maintain compliance with our programs and policies adhering to applicable laws and rules; and

•	reviewing and approving related party transactions.

The Audit Committee is composed of three directors: Ms. Hermans, Dr. Loesberg and Mr. Maier. The Audit Committee met three times during the last fiscal year. The Ambrx Board has adopted a written Audit Committee charter that is available to Ambrx Shareholders on our website at https://ir.ambrx.com, and plans to adopt an identical charter for NewCo. Any reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website is not part of this proxy statement/prospectus.

The Ambrx Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

The Ambrx Board has also determined that Mr. Maier qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Ambrx Board made a qualitative assessment of Mr. Maier’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Compensation Committee. The Compensation Committee is composed of three directors: Mr. Glover, Dr. Loesberg, and Mr. Maier. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met seven times during the last fiscal year. The Ambrx Board has adopted a written Compensation Committee charter that is available to Ambrx Shareholders on our website at https://ir.ambrx.com, and plans to adopt an identical charter for NewCo. Any reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website is not part of this proxy statement/prospectus.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Ambrx Board in overseeing our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. The Compensation Committee is responsible for, among other things:

•	reviewing, evaluating and, if necessary, revising our overall compensation policies;

•

reviewing and approving the compensation and other terms of employment of our chief executive officer, other executive officers and senior management and evaluating the performance of our chief executive officer and, other executive officers and senior management in achieving corporate performance goals and objectives;

•	reviewing and recommending to the Ambrx Board the type and amount of compensation to be paid or awarded to members of the Ambrx Board;

•

appointing, selecting, retaining and terminating any compensation and oversight of the work of compensation consultants, legal counsel, or any other advisors engaged for the purpose of advising the Compensation Committee;

•	adopting, amending, terminating and administering our equity awards, pension, and profit sharing plans, bonus plans, benefit plans and other similar programs;

•

reviewing and discussing with management any conflicts of interest raised by the work of a compensation consultant or other advisor hired by the Compensation Committee or management and how such conflict is being addressed, and prepare any necessary disclosure in our public filings in accordance with applicable SEC rules and regulations;

•	overseeing the preparation of any report required by applicable rules and regulations to be included in our public filings relating to compensation policy and practices; and

•	such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.

Typically, the Compensation Committee meets whenever its members deem a meeting necessary or appropriate, and typically at least quarterly. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and Radford/Aon (“Radford”). The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not be present during the voting or deliberations regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of our company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of our company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Radford as compensation consultants. The Compensation Committee requested that Radford evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals and assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy. As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Radford also conducted individual interviews with members of the Compensation Committee and senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee approved certain recommendations of Radford.

Nominating and Corporate Governance Committee. The Nominating Committee is responsible for, among other things:

•	selecting and recommending to the Ambrx Board nominees for election by Ambrx Shareholders or appointment by the Ambrx Board;

•

reviewing periodically the performance of the Ambrx Board and the current composition of the Ambrx Board and each committee with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•	reviewing periodically the processes and procedures that we use to provide information to the Ambrx Board and its committees and recommending improvements as appropriate;

•

reviewing periodically with our chief executive officer the plans for succession to the officers of our company’s chief executive officer and other key executives and making recommendations to the Ambrx Board with respect to the selection of appropriate individuals to succeed these positions; and

•

advising the Ambrx Board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the Ambrx Board on all matters of corporate governance and on any remedial action to be taken.

The Nominating Committee is composed of four directors: Mr. Glover, Ms. Hermans, Mr. Maier and Mr. Chang. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating Committee met two times during the last fiscal year. The Ambrx Board has adopted a written Nominating Committee charter that is available to Ambrx Shareholders on our website at https://ir.ambrx.com, and plans to adopt an identical charter for NewCo. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website is not part of this proxy statement/prospectus.

The Nominating Committee evaluates candidates for the Ambrx Board using criteria approved by the Ambrx Board, including consideration of the potential conflicts of interest, director independence, and other requirements. The Nominating Committee monitors and evaluates the composition, organization, and size of the Ambrx Board.

The Nominating Committee appreciates the value of thoughtful Ambrx Board refreshment, and regularly evaluates directors’ interests, independence, experience, qualifications and the independence and experience requirements imposed by the SEC and Nasdaq and recommends to the entire Ambrx Board periodically the chairmanship and membership of each committee. The Nominating Committee also takes into account the results of the Ambrx Board’s self-evaluation, conducted annually on a group and individual basis and every three years, conducted with an outside consultant. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Ambrx Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Ambrx Board by majority vote.

The Nominating Committee will consider director candidates recommended by Ambrx Shareholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder. See section entitled “Shareholder Proposal and Nominations.”

Compensation Committee Interlocks and Insider Participation

None of Ambrx’s executive officers currently serves or in the past year has served as a member of the compensation committee of any entity that has one or more executive officers serving on the Ambrx Board.

Code of Ethics

Ambrx has adopted a Code of Business Conduct and Ethics applicable to its directors, executive officers and employees, a copy of which is available on its website at www.ambrx.com.

AMBRX MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

All references in this section to “we,” “us,” “our,” the “Company” or “Ambrx” are generally to Ambrx prior to the Merger and NewCo following the Merger, unless context otherwise requires. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our condensed financial statements and accompanying notes thereto for the quarter ended June 30, 2023, the audited consolidated financial statements and accompanying notes thereto for the fiscal year ended December 31, 2022 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference in this proxy statement/prospectus, which are included in our Quarterly Report on Form 10-Q filed with the SEC on August 9, 2023 and our Annual Report on Form 10-K filed with the SEC on March 30, 2023, respectively, and the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

This proxy statement/prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements, which represent our intent, belief, or current expectations, involve risks and uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “predict,” “potential,” “believe,” “should” and similar expressions. Factors that could cause or contribute to differences in results include, but are not limited to, those set forth the section entitled “Risk Factors” above. Except as required by law, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Overview

We are a clinical-stage biologics company focused on discovering and developing a novel class of EPBs using our proprietary expanded genetic code technology platform that allows us to incorporate, in a site-specific manner, SAAs into proteins within living cells. Our product candidates are designed to overcome the inherent limitations of conventional conjugation approaches that use natural amino acids for non-site-specific conjugation, offering potential safety and efficacy benefits to treat patients across multiple therapeutic areas. We believe that our technology allows us to engineer a single optimized structure by designing the conjugation chemistries, selecting the precise number of amino acids and conjugation positions in the protein, and expanding the types of payloads that can be conjugated. Our precision engineering capabilities and the broad applicability of our expanded genetic code technology platform have the potential to enhance and enable the therapeutic functions of conventional biologics and bio-conjugates.

Our SAA incorporation technology is designed to develop a wide array of product candidate modalities, such as ADCs, IOCs, bispecific antibodies, PEGylated peptides, modified cytokines and ISACs.

Our primary focus is on the ADC modality and our two lead-ADC product candidates in clinical development: ARX788 and ARX517. ARX788 is an anti-HER2 ADC currently being investigated in multiple clinical trials for the treatment of HER2-positive metastatic breast cancer and gastric cancer, and ARX517 is a PSMA ADC currently being investigated in an ongoing first-in-human dose escalation and dose expansion Phase 1/2 clinical trial in patents with mCRPC who are resistant or refractory to standard therapies.

Our most advanced product candidate, ARX788, is an anti-HER2 ADC currently being studied in breast, gastric and other solid tumor trials. In January 2021, we received Fast Track designation from the FDA, for ARX788 as a monotherapy for the treatment of HER2-positive metastatic breast cancer patients who have received one or more prior anti-HER2-based regimens in the metastatic setting. Our ACE-Breast-03 study, previously a large global Phase 2 study of patients with HER2-positive metastatic breast cancer whose disease is resistant or refractory to T-DM1, and/or T-DXd, and/or tucatinib-containing regimens, was amended to be a Phase 2 signal-finding study of approximately 45 HER2-positive patients in the post- or T-DXd (Enhertu™) metastatic breast cancer patient population in the U.S. and is currently screening patients for enrollment.

ARX788 is also currently being assessed in the I-SPY 2 Trial as a single agent in patients with HER2-positive early-stage breast cancer in the neoadjuvant setting. The I-SPY 2 Trial has tested over 20 unique investigational agents using the early surrogate efficacy endpoint of pathological complete response. Based on successful completion of an interim review, the I-SPY 2 Trial agreed to continue enrollment for a total of up to 100 patients.

The most advanced trial related to ARX788, ACE-Breast-02, is a Phase 3 clinical trial for HER2-positive metastatic breast cancer being conducted in China by our partner, NovoCodex, a subsidiary of Zhejiang Medicine Co. Ltd. The primary endpoint of ACE-Breast-02 was PFS based on BIRC assessment. An interim analysis was conducted by an IDMC, when two-thirds (2/3) of the PFS events occurred. The IDMC determined that the study met its pre-specified interim primary efficacy endpoint with statistical significance, demonstrating a greater PFS benefit compared to the control, and NovoCodex has submitted a communication application to seek marketing approval in China pending discussion with the NMPA.

Our ACE-Pan-Tumor-01 is an ongoing Phase 1 dose escalation and expansion trial in the U.S. and Australia for patients who have various tumors with HER2 expression, including advanced HER2-positive and HER2-low expressing breast cancer. Certain preliminary results of this study have been submitted in abstract form to the SABCS, and we expect to present such results during SABCS in December 2023.

Our second most advanced ADC candidate, ARX517, is a fully humanized anti-PSMA ADC, currently being studied in first-in-human Phase 1/2 a clinical trial named APEX-01 for the treatment of mCRPC. In July 2023, we received Fast Track designation from the FDA for ARX517 as a potential treatment for patients with mCRPC upon progression on an androgen receptor pathway inhibitor.

APEX-01 is a first-in-human multicenter, open-label Phase 1/2 dose escalation and dose expansion study. The primary objectives of the APEX-01 study are to evaluate its safety and tolerability, and to determine a recommended Phase 2 dose. Secondary objectives include (a) measuring the radiographic and prostate specific antigen responses and the related PK, and (b) determining the preliminary activity of ARX517 in the treatment of prostate cancer. The dose escalation portion of APEX-01 evaluated dose levels from 0.32 mg/kg (Cohort 1) to 2.88 mg/kg (Cohort 8) and we have begun dose expansion into a putative recommended Phase 2 dose (“RP2D”) levels. Following dose expansion and after reviewing data from the Phase 1 dose escalation and dose expansion portion of the study, RP2D levels will be selected for evaluation in a Phase 2 study. We expect to report preliminary safety and efficacy data and PK data in October 2023 at the European Society for Medical Oncology Conference.

Within our ADC franchise, while not our primary focus, we are also developing another earlier-stage product candidate, ARX305, an anti-CD70 ADC for the treatment of RCC, and other cancers. The IND, for ARX305 received FDA clearance in February 2022. NovoCodex is our commercial and development partner in China for ARX305, where we may use data generated by NovoCodex to support our clinical development and regulatory filings.

Additionally, our IOC franchise consists of product candidates targeting broad immuno-oncology applications. These candidates include ARX102, a smart PEG-IL-2cytokine. Our partner, Sino Biopharmaceutical Limited has submitted its IND for ARX102 to the NMPA.

In connection with our pipeline programs and platform technologies, we own or control over 800 issued patents and pending patent applications.

R&D Agreements

Zhejiang Medicine Co. Ltd. (“ZMC”)

In June 2013, the Company entered into a co-development and license agreement with ZMC to develop and commercialize ARX788 (the “ZMC Agreement”). In March 2019, the ZMC Agreement was transferred to NovoCodex, a subsidiary of ZMC. Under the ZMC Agreement, both companies will continue the development of ARX788. ZMC is responsible, at its sole expense, for making commercially reasonable efforts to develop, obtain regulatory approval for and commercialize the licensed products in China and fund the development of the product in Australia or other jurisdictions approved by a joint steering committee through Phase 1 clinical trials. ZMC will receive commercial rights in China while Ambrx retains commercial rights outside of China and will receive low double-digit tiered royalties on sales of the product in China.

Under the terms of the ZMC Agreement, as amended, ZMC received an exclusive right and license for the prevention, and treatment of human diseases and conditions associated with αHer2 with the right to grant sublicenses under the Company’s existing patents and know how. Under the agreement, the Company is entitled to receive tiered royalties as high as mid-teens range on aggregate net sales of ARX788 in the PRC. The Company will be entitled to receive these royalties until the later of the expiration of the applicable patent rights or 20 years after the first commercial sale of the product in the PRC. In addition, the Company is obligated to pay royalties in a mid-single digit to low-teens percentage range of any sublicensing profit that the Company may receive outside of the PRC, depending on what phase of clinical development has been completed at the time of transfer, or a low single digit percentage range on any net sales that the Company or its successors may receive from sales of ARX788 outside of the PRC, if the market authorization of ARX788 is based on Phase 1 clinical data obtained during the Company’s collaboration with ZMC.

BeiGene Ltd. (“BeiGene”)

In March 2019, the Company entered into a collaboration and exclusive license agreement with BeiGene for the development and commercialization of next-generation biologics drugs (the “BeiGene Agreement”) and received an upfront license payment to fund the initial discovery and research activities of $10.0 million. Under the terms of the BeiGene Agreement, BeiGene will have worldwide rights to develop and commercialize any drug products resulting from the collaboration. BeiGene may terminate the BeiGene Agreement upon three months’ written notice. The Company or BeiGene may terminate the BeiGene Agreement for cause for safety reasons or upon other party’s material breach that remains uncured after receipt of notice thereof, or upon certain bankruptcy or insolvency proceedings. The Company may also terminate the BeiGene Agreement for cause due to BeiGene’s failure to use commercially reasonable efforts in the development and commercialization of products.

In November 2022, the Company received notification from BeiGene of its intent to terminate the HER-3 anti-body drug conjugate, or ADC, research program, effective January 23, 2023 (the “BeiGene Notification”). Prior to receipt of the BeiGene Notification, deferred revenue would have been recognized through February 2023. However, the BeiGene Notification resulted in a re-evaluation of the measure of progress for the program and the Company accelerating revenue recognition associated with the remaining deferred revenue as of the notification date.

In March 2023, the Company and BeiGene extended the initial research term for an additional two years.

NovoCodex

In October 2019, the Company entered into a co-development and commercialization agreement with NovoCodex, a majority owned company of ZMC to develop and commercialize Ambrx’s internally developed site-specific ADCs (the “NovoCodex Agreement”), and received an upfront, non-refundable, and non-creditable payment of $2.0 million. The license to the Company’s intellectual property and R&D services performed by the

Company until the initial manufacturing run or technology transfer are combined as a single performance obligation. R&D services performed after the initial manufacturing run or technology transfer are considered to represent a separate performance obligation. NovoCodex may terminate the NovoCodex Agreement upon six months written notice. The Company or NovoCodex may terminate the NovoCodex Agreement for cause for safety reasons or upon other party’s material breach that remains uncured after receipt of notice thereof, or upon certain bankruptcy or insolvency proceedings. The Company may also terminate the NovoCodex Agreement for cause due to NovoCodex’s failure to use commercially reasonable efforts in the development and commercialization of products.

Under the terms of the NovoCodex Agreement, NovoCodex is responsible for developing and commercializing ARX305 in China while Ambrx is responsible for developing and commercializing ARX305 outside of China. NovoCodex will fund global development activities through the end of Phase 1 clinical trials. The Company is eligible to receive payments for R&D services for a minimum of one FTE based on the annual rate defined in the agreement. In addition, the Company is eligible to receive milestone payments upon achievement of certain clinical development milestones. During the fourth quarter of 2022, the Company recognized milestone revenue of $1.0 million upon dosing of the first patient with ARX305 pursuant to the NovoCodex Agreement. The Company is also eligible to receive tiered royalties on a product-by-product basis on aggregate worldwide net sales of each product. NovoCodex is also eligible to share in a portion of ARX305 product sales outside of China. In the event the Company transfers or licenses the Phase 1 clinical data to a third party, NovoCodex is entitled to royalties on aggregate net sales of ARX305 outside of China.

Since inception and through June 30, 2023, the Company has identified two performance obligations for all promises under the NovoCodex Agreement. Accordingly, the Company recognizes revenue for the transaction price based upon efforts or inputs to satisfy its performance obligations relative to the total expected inputs. Due to the uncertainty in the achievement of the development milestones, the variable consideration associated with these future milestone payments has been fully constrained (excluded) from the transaction price until such time that the Company concludes that it is probable that a significant reversal of previously recognized revenue will not occur. These estimates are re-assessed at each reporting period.

Sino Biopharmaceutical Co., Ltd. (“Sino Biopharma”)

In January 2020, the Company entered into a co-development and license agreement with Sino Biopharma pursuant to which the Company (i) assigned to Sino Biopharma existing and future patent rights in the People’s Republic of China (inclusive of Hong Kong, Macau and Taiwan, the Sino Territory) to ARX822 and ARX102 (each a preclinical compound) and (ii) granted exclusive rights and licenses in the Sino Territory to develop and manufacture ARX822 and ARX102 (the “Sino Agreement”). Sino Biopharma is solely responsible, at its own expense, for marketing, selling, offering for sale, distributing, promoting and otherwise commercializing the products in the Sino Territory and costs associated with Investigational New Drug (IND) enabling activities and for providing the Company with study drug for up to 100 patients enrolled in a Phase 1 clinical trial for each of ARX822 and ARX102, if any. Sino Biopharma may terminate the Sino Agreement upon six-months’ written notice.

Under the terms of the Sino Agreement, the Company received an upfront payment of $10.0 million, which is no longer subject to refund. The Company is also eligible to receive milestone payments upon achievement of certain potential development and regulatory milestones for each program. In the fourth quarter of 2022, Sino completed its IND enabling activities associated with ARX102, at which time the Company fully recognized all previously deferred revenue associated with this compound. In 2022, at Sino’s request the Company has temporarily suspended development of ARX822.

Since inception and through June 30, 2023, the Company has identified one performance obligation per each preclinical compound for all promises under the agreement. Accordingly, the Company recognizes revenue for the transaction price based upon efforts or inputs to satisfy its performance obligations relative to the total expected inputs. Due to the uncertainty in the achievement of the development and regulatory milestones, the variable consideration associated with these future milestone payments has been fully constrained (excluded) from the transaction price until such time that the Company concludes that it is probable that a significant reversal of previously recognized revenue will not occur. These estimates are re-assessed at each reporting period.

Components of Results of Operations

Revenue

To date, we have not generated any revenue from product sales and do not expect to generate any revenue from product sales in the foreseeable future. We record revenue from R&D Agreements, including amounts related to upfront payments for license fees, reimbursements, milestones and other contingent payments and payments for research and development services. Our ability to generate product revenue and to become profitable will depend upon our ability to successfully develop, obtain regulatory approval and commercialize our product candidates. Because of the numerous risks and uncertainties associated with product development and regulatory approval, we are unable to predict the amount, timing or whether we will be able to obtain product revenue.

Operating Expenses

Research and Development

Research and development expenses consist primarily of direct and indirect costs incurred in connection with the development of our technology platform, product candidates, discovery efforts and preclinical and clinical development of our product candidates.

Our direct costs include the following external costs:

•	expenses incurred under agreements with third parties, including CROs, and other third parties conducting preclinical research and development activities and clinical trials on our behalf;

•

costs of developing and scaling our manufacturing process and manufacturing drug products for use in our preclinical studies and future clinical trials, including the costs of contract manufacturing organizations that will manufacture our clinical trial material for use in our preclinical studies and potential future clinical trials;

•	costs of outside consultants, including their fees and related travel expenses;

•	costs of laboratory supplies and acquiring, developing and manufacturing preclinical study and clinical trial materials; and

•	license payments for intellectual property used in research and development activities.

Our indirect costs include the following internal costs:

•	personnel costs, which include salaries, benefits and other employee related costs, including share-based compensation, for personnel engaged in research and development functions; and

•

facility, depreciation, amortization and equipment related costs, which include depreciation and amortization costs and expenses for rent and maintenance of facilities and other operating costs if specifically, identifiable to research and development activities.

We expense research and development costs as incurred. Research and development activities are central to our business model. In-licensing fees and other costs to acquire technologies used in research and development that have not yet received regulatory approval and that are not expected to have an alternative future use are expensed when incurred. We track direct costs by stage of program, clinical or preclinical. However, we do not track indirect costs on a program specific or stage of program basis because these costs are deployed across multiple programs and, as such, are not separately classified.

We expect research and development expenses will continue to increase substantially for the foreseeable future and will comprise a larger percentage of our total expenses as we conduct clinical trials for our current product candidates in development, and continue to discover and develop additional candidates.

As of the date hereof, we cannot reasonably determine the timing of initiation, the duration or the completion costs of future clinical trials and preclinical studies of product candidates due to the inherently unpredictable nature of preclinical and clinical development. Clinical and preclinical development timelines, the probability of success and development costs can differ materially from expectations. We anticipate that we will make determinations as to which product candidates and development programs to pursue and how much funding to direct to each product candidate or program on an ongoing basis in response to the results of ongoing and future preclinical studies and clinical trials, regulatory developments and our ongoing assessments as to each product candidate’s commercial potential. We will need to raise substantial additional capital in the future. In addition, we cannot forecast which product candidates may be subject to future collaborations, when such arrangements will be secured, if at all, and to what degree such arrangements would affect our development plans and capital requirements. We may never succeed in obtaining marketing approval for any product candidate.

Our future research and development costs may vary significantly based on a wide variety of factors, such as:

•

the scope, rate of progress, expense and results of ongoing preclinical and clinical development activities, including clinical trials of ARX788 and ARX517, as well as of any future clinical trials of other product candidates, and other additional research and development activities we may conduct;

•	uncertainties in clinical trial design;

•	per patient trial costs;

•	the number of trials required for approval;

•	the number of sites included in the trials;

•	the number of patients that participate in the trials;

•	the countries in which the trials are conducted;

•	the length of time required to enroll eligible patients;

•	the drop-out or discontinuation rates of patients;

•	the safety and efficacy profiles of our product candidates;

•	the timing receipt, and terms of any approvals from applicable regulatory authorities including the FDA and non-U.S. regulators;

•	maintaining a continued acceptable safety profile of our product candidates following approval, if any, of our product candidates;

•	significant and changing government regulation and regulatory guidance;

•

establishing clinical and commercial manufacturing capabilities or making arrangements with third-party manufacturers in order to ensure that we or our third-party manufacturers are able to make product successfully;

•

the impact of any business interruptions to our operations or to those of the third parties with whom we work, particularly considering geopolitical and macroeconomic conditions, including the COVID-19 pandemic, the ongoing conflict between Ukraine and Russia the recent disruption in access to bank deposits and lending commitments due to bank failures;

•	the expense of filing, prosecuting, defending, and enforcing any patent claims and other intellectual property rights; and

•	the extent to which we establish additional strategic collaborations or other arrangements.

A change in the outcome of any of these variables with respect to the development of any of our product candidates could significantly change the costs and timing associated with the development of that product candidate. For example, if the FDA or non-U.S. regulators were to require us to conduct clinical trials beyond those that we anticipate will be required for the completion of clinical development of a product candidate, or if we experience significant delays in our clinical trials due to slower than expected patient enrollment or other reasons, we would be required to expend significant additional financial resources and time on the completion of clinical development.

The process of conducting the necessary preclinical and clinical research to obtain regulatory approval is costly and time-consuming. The actual probability of success for our product candidates may be affected by a variety of factors. We may never succeed in achieving regulatory approval for any of our product candidates. Further, several factors, including those outside of our control, could adversely impact the timing and duration of our product candidates’ development, which could increase our research and development expenses.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel costs, which include salaries and other related costs, including share-based compensation, for personnel in our executive, finance, business development, operations and administrative functions. General and administrative expenses also include legal fees relating to intellectual property and corporate matters; professional fees for accounting, auditing, tax and consulting services; insurance costs; travel expenses; facilities-related costs, which include direct depreciation costs and expenses for rent and maintenance of facilities and other operating costs that are not specifically attributable to research activities.

Our general and administrative expenses are anticipated to increase in the future as we increase our personnel headcount to support our continued research activities and development of our product candidates and incur costs associated with being a public company, including costs of accounting, audit, legal, regulatory and tax-related services associated with maintaining compliance with the Nasdaq and the SEC requirements; director and officer insurance costs; and investor and public relations costs.

Results of Operations

Results of Operations for the Six Months Ended June 30, 2023 and 2022

The following table summarizes our results of operations for the six months ended June 30, 2023 and 2022 (in thousands):

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Revenues	$1,147	$2,912	$(1,765)	(60.6%)
Operating expenses:
Research and development	24,143	32,766	(8,623)	(26.3%)
General and administrative	12,206	9,393	2,813	29.9%
Impairment of intangible assets	—	9,660	(9,660)	(100.0%)

Total operating expenses	36,349	51,819	(15,470)	(29.9%)

Loss from operations	(35,202)	(48,907)	13,705	(28.0%)

Other income (expense), net:
Investment income, net	1,979	223	1,756	787.4%
Interest income (expense), net	401	(965)	1,366	(141.6%)
Other income (expense), net	72	(124)	196	(158.1%)

Total other income (expense), net	2,452	(866)	3,318	(383.1%)

Loss before provision for income taxes	(32,750)	(49,773)	17,023	(34.2%)
Provision for income taxes	(378)	(1,716)	1,338	(78.0%)

Net loss	$(33,128)	$(51,489)	$18,361	(35.7%)

Revenues

The following table summarizes our revenues for the six months ended June 30, 2023 and 2022 (in thousands):

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Milestones	$1,100	$—	$1,100	—
Reimbursements	41	168	(127)	(75.6%)
Research and development services	6	1,297	(1,291)	(99.5%)
License fees	—	1,447	(1,447)	(100.0%)

Total revenues	$1,147	$2,912	$(1,765)	(60.6%)

During the six months ended June 30, 2023 and 2022, we recognized revenues of $1.1 million and $2.9 million, respectively, under our R&D Agreements. The decrease in revenue was primarily related to completion of our obligations under two of our R&D Agreements during 2022, which were offset in part by milestone revenue recognized upon achievement of a clinical development milestone.

The following table summarizes our research and development expenses for six months ended June 30, 2023 and 2022 (in thousands):

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Direct costs:
Clinical programs	$8,803	$16,446	$(7,643)	(46.5%)
Preclinical programs	2,171	2,668	(497)	(18.6%)
Indirect costs:
Personnel and related costs	9,989	10,374	(385)	(3.7%)
Facility, depreciation, amortization and equipment related	3,180	3,278	(98)	(3.0%)

Total research and development expenses	$24,143	$32,766	$(8,623)	(26.3%)

Research and development expenses decreased by 26.3%, or $8.6 million primarily due to a $8.1 million decrease in direct costs associated with our clinical programs mainly related to our product candidate ARX788 and related reprioritization efforts initiated in the fourth quarter of 2022, timing of manufacturing runs for our ongoing clinical programs, and a $0.4 million decrease in personnel costs primarily resulting from decreased headcount as a result of our reduction in force in the fourth quarter of 2022, offset in part by an increase in recruiting and hiring related fees, as we hired a number of key employees during the second quarter of 2023.

General and Administrative Expenses

General and administrative expenses increased by 29.9%, or $2.8 million, primarily due to a $1.6 million increase in personnel costs, including share-based compensation expense, and higher legal and administrative costs of $1.2 million associated with corporate projects and facilities costs.

Impairment of Intangible Assets

During the six months ended June 30, 2022, we received notices of termination from Bristol-Myers Squibb Company related to our Relaxin and FGF-21 definite-lived intangible assets, which we acquired in July 2015. Due to the termination notices, and our determination that the definite-lived intangible asset had no alternative future use, we concluded that the net carrying value of the assets was greater than its estimated fair value and therefore recorded impairment charges of $9.7 million for six months ended June 30, 2022.

Other Income (Expense), Net

During the six months ended June 30, 2023, other income (expense), net, increased by $3.3 million. Investment income increased from prior year by $1.8 million because prior to the second quarter of 2022 the Company’s cash and its cash equivalents were yielding an insignificant amount of interest and dividend income. Interest income, net, of $0.4 million during the current year was primarily associated with certificates of deposit held by our Shanghai entity, whereas interest expense, net, of $1.0 million during the prior year resulted primarily from borrowings made pursuant a short-term bridge loan in connection with our corporate restructure in 2021, which was issued and repaid during the first quarter of 2022.

Provision for Income Taxes

Provision for income taxes decreased from prior year by $1.3 million due primarily to a one-time tax accrual of $1.4 million during 2022 associated with a capital reduction in our Shanghai entity with no similar accrual during the current year.

Results of Operations for the Years Ended December 31, 2022 and 2021

The following table summarizes our results of operations in for the periods presented (in thousands):

	2022	2021	$ Change	% Change
Revenues	$7,402	$7,455	$(53)	(0.7%)
Operating expenses:
Research and development	53,307	54,295	(988)	(1.8%)
General and administrative	20,836	17,071	3,765	22.1%
Impairment of intangible assets	9,660	513	9,147	1,783.0%

Total operating expenses	83,803	71,879	11,924	16.6%

Loss from operations	(76,401)	(64,424)	(11,977)	18.6%

Other income (expense), net:
Investment income, net	1,337	—	1,337	—
Interest expense, net	(968)	—	(968)	—
Other (expense) income, net	(27)	40	(67)	(167.5%)
Change in fair value of redeemable noncontrolling interests	—	(3,903)	3,903	(100.0%)

Total other income (expense), net	342	(3,863)	4,205	(108.9%)

Loss before provision for income taxes	(76,059)	(68,287)	(7,772)	11.4%
Provision for income taxes	(1,937)	(1)	(1,936)	193,600.0%

Net loss	$(77,996)	$(68,288)	$(9,708)	14.2%

Revenues

The change in revenue was minimal during the periods presented, and consisted of the following (in thousands):

	2022	2021	$ Change	% Change
License fees	$3,442	$3,533	$(91)	(2.6%)
Research and development services	2,140	2,072	68	3.3%
Milestones	1,000	—	1,000	—
Reimbursements	820	1,850	(1,030)	(55.7%)

Total revenues	$7,402	$7,455	$(53)	(0.7%)

Research and Development Expenses

The following table summarizes our research and development expenses for the periods presented (in thousands):

	2022	2021	$ Change	% Change
Direct costs:
Clinical programs	$24,159	$21,912	$2,247	10.3%
Preclinical programs	4,325	3,816	509	13.3%
Indirect costs:
Personnel and related costs	18,755	23,153	(4,398)	(19.0%)
Facility, depreciation, amortization and equipment related	6,068	5,414	654	12.1%

Total research and development expenses	$53,307	$54,295	$(988)	(1.8%)

Research and development expenses decreased by 1.8%, or $1.0 million, due primarily to a net decrease of $4.4 million in personnel related costs mainly associated with a $5.4 million reduction in share-based compensation expense related to accelerated vesting of certain options in 2021 upon the closing of our initial public offering (“IPO”), partially offset by $0.8 million of severance costs associated with a reduction in our workforce as a result of our strategic reprioritization announced in October 2022. Clinical costs increased by $2.2 million due primarily to higher costs of $3.6 million associated with our ARX517 product candidate offset in part by a $1.3 million decrease related to company-sponsored clinical trials for ARX788.

General and Administrative Expenses

General and administrative expenses increased by 22.1%, or $3.8 million, due primarily to increases of $2.0 million in personnel costs and $1.7 million in other general and administrative costs. The increase in personnel costs was driven primarily by higher compensation related costs, including retention costs for key employees and severance costs associated with a reduction in our workforce as a result of our strategic reprioritization announced in October 2022. The increase in other general and administrative costs was driven primarily by increases in legal, consulting and insurance costs of $2.2 million as a result of operating as a public company, offset in part by a decrease related to audit and tax fees of $0.5 million.

Impairment of intangible assets

During the year ended December 31, 2022, we received notices of termination from Bristol-Myers Squibb Company, or BMS, related to our Relaxin and FGF-21 definite-lived intangible assets, which we acquired in July 2015. Due to the termination notices and our determination that the definite-lived intangible assets had no alternative future use, we concluded the net carrying value of the assets was greater than their estimated fair values and therefore recorded impairment charges of $2.5 million and $7.2 million, respectively.

During the year ended December 31, 2021, we recorded an impairment charge of $0.5 million related to other definite-lived intangible assets acquired in July 2015, due to our determination that the carrying value of the acquired technology exceeded the estimated future cash flows.

For additional details regarding our intangible assets and related impairments see the sections titled Intangible Assets, Net of Note 2—Summary of Significant Accounting Policies and Note 4—Intangible Assets, Net, to our consolidated financial statements and related notes included in our Annual Report on Form 10-K, filed with the SEC on March 30, 2023, which is incorporated by reference into this proxy statement/prospectus.

Other Income (Expense), net

During the year ended December 31, 2022, other income, net, was primarily related to investment income, net of $1.3 million, offset in part by interest expense, net, of $1.0 million. During the second quarter of 2022 we purchased MDS, including commercial paper, U.S. government securities, debt securities of U.S. financial institutions, corporate debt and asset backed securities. Investment income is comprised of (i) interest and dividend income, (ii) the net impact of amortization and accretion associated with premiums and discounts incurred at the time of purchase, and to a lesser extent, (iii) realized gains and losses on sales of MDS. Interest expense, net, was primarily due to borrowings made pursuant a short-term bridge loan which was issued and repaid during the first quarter of 2022.

During the year ended December 31, 2021, other expense, net, was primarily related to a change in fair value associated with the reclassification of our redeemable noncontrolling interest to a liability prior to its settlement in the second quarter of 2021.

For additional details regarding our MDS see the sections titled Marketable Debt Securities, Available-for-Sale subsection of Note 2—Summary of Significant Accounting Policies and Note 5—Marketable Debt Securities, Available-for-Sale, to our consolidated financial statements and related notes included in our Annual Report on Form 10-K, filed with the SEC on March 30, 2023, which is incorporated by reference into this proxy statement/prospectus.

Liquidity and Capital Resources

Overview

As of June 30, 2023, we had cash, cash equivalents and marketable debt securities, available for sale, or MDS, of $235.1 million. As of December 31, 2022, we had cash, cash equivalents and MDS of $101.3 million, of which $16.8 million are non-current MDS. Based on our current operating plan, we believe our existing cash, cash equivalents and MDS will enable us to fund our operating expenses and capital requirements for at least the next 12 months from the date of our last Quarterly Report on Form 10-Q, filed with the SEC on August 9, 2023.

On July 29, 2022, we entered into an at-the-market sales agreement with Cowen and Company LLC, pursuant to which we were able to offer and sell our ADSs, each representing seven of Ambrx Ordinary Shares, having an aggregate offering price of up to $80.0 million (the “ATM Program”). During the first quarter of 2023, we issued and sold 16,575,826 of our ADSs at an average selling price of $4.83 per ADS, for gross proceeds of approximately $80.0 million, less sales commissions of approximately $2.0 million, for net proceeds of approximately $78.0 million. Accordingly, as of March 10, 2023, the ATM Program is complete.

On May 23, 2023, we entered into a securities purchase agreement with a related party, pursuant to which we were able to offer and sell 37,688,441 Ambrx Ordinary Shares (5,384,063 ADSs) at a selling price of $1.99 per Ambrx Ordinary Share ($13.93 per ADS), for gross proceeds of approximately $75.0 million, less expenses of approximately $0.3 million, for net proceeds of approximately $74.7 million. There were no underwriting or placement agent fees associated with this offering. The offering price of $13.93 per ADS, was based on the 5-day trailing variable weighted-average price of our ADSs immediately prior to the agreement date. Upon the satisfaction of all closing conditions, the offering closed on June 27, 2023.

Since inception, we have invested most of our resources in the development of our product candidates, building our intellectual property portfolio, developing our supply chain, conducting business planning, raising capital and providing support for our operations. To date we have funded our operations through public and private placements of equity securities and upfront milestone payments. Through June 30, 2023, we have raised aggregate gross proceeds of $563.0 million from private and public offerings, including an at-the-market program and registered direct offering as described more fully in Note 9—Shareholders’ Equity to the notes to our unaudited condensed financial statements included in our Quarterly Report on Form 10-Q, filed with the SEC on August 9, 2023, which is incorporated by reference into this proxy statement/prospectus, and we have received an aggregate of $287.0 million in payments from our collaborators. Since our inception, we have incurred net losses and negative cash flows from our operations. Substantially all of our losses have resulted from funding our research and development programs and general and administrative costs associated with our operations. We incurred net losses of $33.1 million, and $51.5 million for the six months ended June 30, 2023 and 2022, respectively. We incurred net losses of $78.0 million, and $68.3 million for the years ended December 31, 2022 and 2021, respectively. As of June 30, 2023, December 31, 2022 and December 31, 2021, we had an accumulated deficit of $324.8 million, $291.6 million and $213.6 million, respectively. Our operating activities used $26.1 million and $40.2 million of cash outflows during the six months ended June 30, 2023 and 2022, respectively. Our operating activities used $68.7 million and $44.6 million of cash outflows during the years ended December 31, 2022 and 2021, respectively.

We have not achieved profitability since our inception and we expect to continue to incur net losses for the foreseeable future.

We expect to fund our long-term anticipated operating and capital expenditure requirements through public and private offerings of our ADSs and Ambrx Ordinary Shares and following the Merger, NewCo Common Stock.

Capital Requirements

As of June 30, 2023, we have the following potential purchase obligations for which the timing and/or likelihood of occurrence is unknown; however, if such claims arise in the future, they could have a material effect on our financial position, results of operations, and cash flows.

•

under our license agreements and R&D Agreements, we have payment obligations, which are contingent upon future events such as our achievement of specified development, regulatory and commercial milestones and are required to make royalty payments in connection with the sales of products developed under those agreements;

•	obligations under contracts which are cancelable without significant penalty;

•	purchase orders issued in the ordinary course of business as they represent authorizations to purchase the items rather than binding agreements; and

•

contracts in the normal course of business with clinical supply manufactures and with vendors for preclinical studies, research supplies and other services and products for operating purposes. These contracts generally provide for termination after a notice period, and therefore are cancelable contracts and are not included in the table above.

Our future capital requirements will depend on many factors, including:

•	the scope, progress, results and costs of drug discovery, preclinical development, laboratory testing and clinical trials for our product candidates;

•	the costs, timing and outcome of regulatory review of our product candidates;

•	the costs of establishing or contracting for sales, marketing and distribution capabilities if we obtain regulatory approvals to market our product candidates;

•	the costs of securing and producing drug substance and drug product material for use in preclinical studies, clinical trials and for use as commercial supply;

•	the costs of securing manufacturing arrangements for development activities and commercial production;

•	the scope, prioritization and number of our research and development programs;

•	the extent to which we are obligated to reimburse, or entitled to reimbursement of, clinical trial costs under future collaboration agreements, if any;

•	the extent to which we acquire or in-license other product candidates and technologies; and

•	the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims.

We could use our available capital resources sooner than we currently expect. If our planned clinical trials and preclinical studies are successful, or other product candidates enter clinical trials or advance beyond the discovery stage, we will need to raise substantial additional financing in the future to fund our operations. In order to meet these additional cash requirements, we may incur debt, out-license certain intellectual property and seek to sell additional equity or convertible securities that may result in dilution to Ambrx Shareholders, and following the Merger, NewCo stockholders. If we raise additional funds through the issuance of equity or convertible securities, these securities could have rights or preferences senior to those of our ADSs and Ambrx Ordinary Shares, and, following the Merger, NewCo Common Stock, and any indebtedness could contain covenants that restrict our operations. There can be no assurance that we will be able to obtain additional equity or debt financing on terms acceptable to us, if at all.

Cash Flows

The following table provides information regarding our cash flows for the six months ended June 30, 2023 and 2022 and for the years ended December 31, 2022 and 2021 (in thousands):

	Six Months Ended June 30,		Years Ended December 31,
	2023	2022	2022	2021
Operating activities	$(26,117)	$(40,195)	$(68,675)	$(44,640)
Investing activities	38,735	(64,204)	(46,718)	(3,206)
Financing activities	159,871	(34)	928	127,427
Effect of exchange rate changes on cash	—	—	—	47

Net increase (decrease) in cash, cash equivalents and restricted cash	$172,489	$(104,433)	$(114,465)	$79,628

Net Cash Used In Operating Activities

During the six months ended June 30, 2023, net cash used in operating activities of $26.1 million consisted of a net loss of $33.1 million, partially offset by $6.6 million in adjustments for non-cash items and $0.4 million of cash used by net working capital changes primarily related to the funding of our research and development activities, regulatory and other clinical trial costs.

During the six months ended June 30, 2022, net cash used in operating activities of $40.2 million consisted of a net loss of $51.5 million, and $4.1 million of cash used by net working capital changes, partially offset by $15.4 million in adjustments for non-cash items primarily related to the funding of our research and development activities, regulatory and other clinical trial costs related to ARX788.

During the year ended December 31, 2022, net cash used in operating activities of $68.7 million consisted of a net loss of $78.0 million, and $10.6 million of cash used by net working capital changes, partially offset by $19.9 million in adjustments for non-cash items. Overall, net cash used in operating activities was primarily related to the funding of our research and development activities, including preclinical and clinical program expenses, as well as supporting costs associated with general and administrative expenses. Adjustments for non-cash items primarily consisted of $9.7 million of intangible asset impairments, $6.3 million of share-based compensation expense, $2.7 million of non-cash operating lease expense, $1.1 million of intangible asset amortization, and $0.8 million of depreciation of property and equipment, offset in part by $0.5 million of accretion/amortization of investment securities, net. The decrease in net working capital consisted primarily of decreases related to deferred revenue of $3.9 million, accrued liabilities of $3.6 million, operating lease liabilities of $2.1 million and accounts payable of $1.8 million, offset in part by an increase of $0.9 million related to accounts receivables.

During the year ended December 31, 2021, operating activities used $44.6 million of cash, which was primarily attributable to our net loss of $68.3 million, including net loss attributable to our redeemable noncontrolling interests of $0.2 million, partially offset by noncash expenses of $20.0 million and cash provided by changes in our operating assets and liabilities of $3.6 million primarily related to the funding of our research and development activities, regulatory and other clinical trial costs for ARX788.

Net Cash Provided By (Used In) Investing Activities

During the six months ended June 30, 2023, net cash provided by investing activities consisted of cash inflows of $54.3 million and $25.9 million related to sales and maturities of MDS, respectively, partially offset by $40.6 million for purchases of MDS and $0.8 million for the purchase of property and equipment to support our preclinical and clinical development activities.

During the six months ended June 30, 2022, net cash used in investing activities consisted of $63.3 million related to purchases of MDS, and $0.9 million for the purchase of property and equipment to support our preclinical and clinical development activities.

During the year ended December 31, 2022, net cash used in investing activities consisted of $84.9 million for purchases of MDS and $1.1 million for the purchase of property and equipment to support our preclinical and clinical development activities, offset in part by cash inflows of $37.0 million and $2.2 million related to maturities and sales of MDS, respectively.

During the year ended December 31, 2021, uses of cash from investing activities consisted of $2.0 million for the purchase of property and equipment to support our preclinical and clinical development activities and $1.3 million for the purchase of a license agreement related to acquired technology.

Net Cash Provided By (Used in) Financing Activities

During the six months ended June 30, 2023, net cash provided by financing activities consisted of $77.8 million in net proceeds from the issuance of Ambrx Ordinary Shares pursuant to an at-the-market offering that was completed during the first quarter of 2023, $75.0 million in net proceeds from the issuance of our Ambrx Ordinary Shares pursuant to a securities purchase agreement with a related party that closed on June 27, 2023, and $8.0 million in proceeds from exercises of stock options. These cash inflows were partially offset by $0.9 million in payments under our financed directors and officers financing agreement.

During the six months ended June 30, 2022, net cash used in financing activities was not significant. However, we borrowed and repaid a short-term bridge loan during the first quarter of 2022 in the amount of $166.0 million, which resulted in approximately $1.0 million of interest expense being recognized during the six months ended June 30, 2022.

During the year ended December 31, 2022, net cash provided by financing activities consisted of $166.0 million related to borrowings of a short-term bridge loan, $1.8 million of proceeds from our directors and officers premium financing agreement and $0.1 million related to issuances of ordinary shares pursuant to our employee share purchase plan. These cash inflows were offset in part by cash outflows of $166.0 million related to repayment of a short-term bridge loan, $0.9 million for payments of our directors and officers premium financing agreement and $0.1 million for settlement of ordinary shares issuance costs in accounts payable and accrued liabilities as of December 31, 2021.

During the year ended December 31, 2021, net cash provided by financing activities consisted of $148.7 million of proceeds from issuances of ordinary shares, including issuance of ordinary shares in an IPO and upon underwriters’ exercise of an overallotment option, and issuance of ordinary shares pursuant to share-based compensation plans. These cash inflows were partially offset by cash outflows of $21.0 million to settle our redeemable noncontrolling interest and $0.3 million for settlement of Series B preferred share issuance costs in accounts payable and accrued liabilities as of December 31, 2020.

Critical Accounting Policies and Significant Judgments and Estimates

The discussion and analysis of our financial condition and results of operations is based on our unaudited condensed financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these unaudited condensed financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, at the date of the financial statements, as well as expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our critical accounting policies are described in the section titled Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies, Significant Judgments and Use of Estimates in our Annual Report on Form 10-K, filed with the SEC on March 30, 2023, and the notes to our unaudited condensed financial statements included in our Quarterly Report on Form 10-Q, filed with the SEC on August 9, 2023, which are incorporated into this proxy statement/prospectus by reference. During the six months ended June 30, 2023, there were no material changes to our critical accounting policies from those discussed in our Annual Report on Form 10-K, filed with the SEC on March 30, 2023, which is incorporated by reference into this proxy statement/prospectus.

We believe the critical accounting estimates disclosed in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, which is incorporated by reference into this proxy statement/prospectus, as supplemented below involve the most significant estimates and judgments used in the preparation of our condensed consolidated financial statements.

Impairment of Long-Lived Assets (Property and Equipment, and Intangible Assets)

In accordance with the authoritative guidance for impairment or disposal of long-lived assets ASC Topic 360, Property, Plant and Equipment, we assess potential impairments to our long-lived assets, including property, equipment and intangible assets, when there is evidence that events or changes in circumstances indicate that the carrying value may not be recoverable. We recognize an impairment loss when the undiscounted cash flows expected to be generated by an asset (or group of assets) are less than the asset’s carrying value. Any required impairment loss would be measured as the amount by which the asset’s carrying value exceeds its fair value and would be recorded as a reduction in the carrying value of the related asset and charged to results of operations.

In accordance with ASC Topic 350, Intangibles–Goodwill and Other (ASC 350), we test our acquired in-process research and development for impairment at least annually and more frequently if events or changes in circumstances indicate that it is more likely than not the asset is impaired. ASC 350 provides an unconditional option to bypass a qualitative assessment and only perform a quantitative impairment test at any time. Impairment losses, if any, would be recognized for the amount for which the carrying value exceeds the fair value of the asset. This amount would be recorded as a reduction in the carrying value of the related asset and charged to results of operations.

Assumptions and estimates used in evaluating our definite-lived assets future values and remaining useful lives are complex and often subjective. They can be affected by a variety of factors, including external factors such as industry and economic trends, and internal factors such as changes in our business strategy, internal forecasts and clinical trial results. For example, if we experience a sustained decline in our market capitalization determined to be indicative of a reduction in fair value of our enterprise, we may be required to record future impairment charges for our acquired technology intangible assets with finite lives. Impairment charges could materially decrease our future net income and result in lower asset values on our balance sheet.

If our indefinite-lived assets require a quantitative assessment to be performed, the evaluation would include management’s estimates of cash flow projections based on internal future projections and/or use of a market approach by looking at market values of comparable companies. Key assumptions include, but are not limited to, future cash flows, operating margins, capital expenditures, terminal growth rates and discount rates. We also consider our market capitalization as a part of our analysis.

During the six months ended June 30, 2022, we recorded intangible asset impairment charges of $9.7 million as described under Impairment of intangible assets, above. There were no impairment charges recognized during the six months ended June 30, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Ambrx Ordinary Shares as of June 30, 2023 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of Ambrx Ordinary Shares;

•	each of our directors, including the nominee named herein;

•	each of our named executive officers; and

•	all current executive officers and directors of our company as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a shareholder and the percentage ownership of such shareholder, we deemed to be outstanding all shares subject to options held by the shareholder that are currently exercisable or exercisable as of August 29, 2023, which is 60 days after June 30, 2023. These shares are deemed to be outstanding and beneficially owned by the shareholder holding such options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other shareholder. Except as indicated by the footnotes below and subject to community property laws where applicable, we believe, based on information furnished to us, that the shareholder named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. This table is based upon information supplied by officers and directors and Schedules 13D and 13G filed with the SEC.

Applicable percentage ownership is based on 432,227,488 Ambrx Ordinary Shares outstanding as of June 30, 2023.

Unless otherwise indicated, the address for each shareholder listed in the table below is c/o Ambrx Biopharma Inc., 10975 North Torrey Pines Road, La Jolla, California 92037.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Equivalent Number of ADSs Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
Daniel J. O’Connor	—	—	—%
Andrew Aromando	—	—	—
Sonja Nelson(2)	2,084,685	297,812	*
Xiaowei Chang, C.F.A.	—	—	—
Stephen Glover(3)	35,000	5,000	*
Kate Hermans(4)	390,833	55,833	*
Janet Loesberg, Pharm.D.(5)	186,666	26,666	*
Paul Maier(6)	210,000	30,000	*
All current executive officers and directors as a group (8 persons)(7)	2,907,184	415,312	*
5% or Greater Shareholders
Entities affiliated with Darwin Global(8)	116,820,452	16,688,636	27.0%
Entities affiliated with Cormorant(9)	67,313,093	9,616,156	15.6%
HOPU Reunion Company Limited(10)	38,952,409	5,564,629	9.0%
Commodore Capital LP(11)	31,181,983	4,454,569	7.2%
Entities affiliated with Venrock(12)	26,740,000	3,820,000	6.2%

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Equivalent Number of ADSs Beneficially Owned	Percentage of Shares Beneficially Owned
Entities affiliated with WuXi(13)	24,101,148	3,443,021	5.6%
Entities affiliated with D.E. Shaw Valence Portfolios L.L.C.(14)	22,050,000	3,150,000	5.1%

*	Less than one percent.
(1)

This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 432,227,488 Ambrx Ordinary Shares outstanding on June 30, 2023, adjusted as required by rules promulgated by the SEC.

(2)	Consists of 2,084,685 Ambrx Ordinary Shares underlying options that are exercisable by Ms. Nelson within 60 days of June 30, 2023.
(3)	Consists of 35,000 Ambrx Ordinary Shares underlying options that are exercisable by Mr. Glover within 60 days of June 30, 2023.
(4)	Consists of 390,833 Ambrx Ordinary Shares underlying options that are exercisable by Ms. Hermans within 60 days of June 30, 2023.
(5)	Consists of 186,666 Ambrx Ordinary Shares underlying options that are exercisable by Dr. Loesberg within 60 days of June 30, 2023.
(6)	Consists of 210,000 Ambrx Ordinary Shares underlying options that are exercisable by Mr. Maier within 60 days of June 30, 2023.
(7)	Consists of the securities described in footnotes 2, 3, 4, 5 and 6 above.
(8)

Consists of (i) 7,834,393 Ambrx Ordinary Shares held by a sub-account (the “Managed Account”) to which Darwin Global Management, Ltd., a limited company incorporated under the laws of Jersey (“Darwin Global”) serves as a sub-advisor and (ii) 108,986,059 Ambrx Ordinary Shares held by Darwin Global Master Fund Ltd. (“Darwin Master Fund”), a Cayman Islands exempted company. Darwin Global serves as an investment manager to Darwin Master Fund. Dr. Abhishek Trehan is the Chief Investment Officer and the controlling person of Darwin Global. Dr. Trehan specifically disclaims beneficial ownership of these securities, which he does not directly own. The address for each of Darwin Global, Darwin Master Fund and Dr. Trehan is Whiteley Chambers, Don Street, St. Helier, Jersey JE2 4TR. The foregoing information is based on Schedule 13D filed on June 28, 2023.

(9)

Consists of (i) 49,771,367 Ambrx Ordinary Shares held by Cormorant Global Healthcare Master Fund, LP (“Cormorant Master Fund”) and (ii) 17,541,726 Ambrx Ordinary Shares held by Cormorant Private Healthcare Fund III, LP (“Fund III”). Cormorant Global Healthcare GP, LLC (“Global GP”) is the general partner of Cormorant Master Fund and Cormorant Private Healthcare GP III, LLC (“Private GP”) is the general partner of Fund III. Cormorant Asset Management LP (“Cormorant Management” and together with Cormorant Master Fund, Fund III, Global GP and Private GP, the “Cormorant Funds”) serves as the investment manager to Cormorant Master Fund and Fund III. Bihua Chen serves as the managing member of Global GP, Private GP and the general partner of Cormorant Management. Ms. Chen and each of the Cormorant Entities disclaims beneficial ownership of the securities reported herein except to the extent of its or her pecuniary interest therein. The address for Ms. Chen and the Cormorant Funds is 200 Clarendon Street 52nd Floor Boston, Massachusetts 02116. The foregoing information is based on Form 4 filed on April 20, 2023 and information known to us.

(10)

Consists of 38,952,409 Ambrx Ordinary Shares held by HOPU Reunion Company Limited. The address for HOPU Reunion Company Limited is Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands.

(11)	Consists of 31,181,983 Ambrx Ordinary Shares held by Commodore Capital Master LP, a Cayman Islands exempted limited partnership (“Commodore Master”). Commodore Capital LP, a Delaware limited partnership (the “Firm”), as the investment manager to Commodore Master, may be deemed to beneficially own these securities. Michael Kramarz and Robert Egen Atkinson are the managing partners of the Firm and exercise investment discretion with respect to these securities. Each of Commodore Master, the Firm, Mr. Kramarz and Mr. Atkinson disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest therein. The address for the Firm and Commodore Master is 444 Madison Avenue, Floor 35, New York, New York 10022. The foregoing information is based upon Schedule 13G filed on April 27, 2023.
(12)

Consists of (i) 7,029,946 Ambrx Ordinary Shares owned by Venrock Healthcare Capital Partners III, L.P. (“VHCP III LP”), (ii) 703,262 Ambrx Ordinary Shares held by VHCP Co-Investment Holdings III, LLC (“VHCP Co-Investment III”) and (iii) 19,006,792 Ambrx Ordinary Shares held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”). VHCP Management III, LLC (“VHCP Management III”) is the general partner of VHCP III LP and the manager of VHCP Co-Investment III. VHCP Management EG, LLC (“VHCP Management EG” and collectively with VHCP III LP, VHCP Co-Investment III, VHCP EG and VHCP Management III, the “Venrock Entities”) is the general partner of VHCP EG. Nimish Shah and Bong Koh are the voting members of VHCP Management III and VHCP Management EG. The New York address for the Venrock Entities and Messrs. Shah and Koh is 7 Bryant Park, 23rd Floor, New York, New York 10018 and the Palo Alto address for the Venrock Entities and Messrs. Shah a Koh is 3340 Hillview Avenue, Palo Alto, California 94304. The foregoing information is based upon Schedule 13G filed on February 27, 2023.

(13)

Consists of 24,101,148 Ambrx Ordinary Shares held by Wuxi PharmaTech Healthcare Fund I, L.P. (“PharmaTech”). AppTec Co is the indirect parent company and ultimate beneficial owner of PharmaTech and shares voting and investment authority over these securities. The address for PharmaTech and AppTec Co is 288 Fute Zhong Road, Pudong New Area, Shanghai 200131, China. The foregoing information is based on a Schedule 13G filed on February 8, 2022 and information known to us.

(14)

Consists of (i) 16,537,500 Ambrx Ordinary Shares owned by D.E. Shaw Valence Portfolios, L.L.C. (“DESVP”) and (ii) 5,512,500 Ambrx Ordinary Shares held by D.E. Shaw Oculus Portfolios, L.L.C. (“DESOP”). David ER. Shaw is President and sole shareholder of D.E. Shaw & Co., Inc, which is the general partner of D.E. Shaw & Co., L.P, which in turn in the is the investment advisor of DESVP and DESOP and by virtue of David E. Shaw’s position as President and sole shareholder of D.E. Shaw & Co. II, Inc., which is the managing member of D.E. Shaw & Co., L.L.C., which in turn is the manager of DESVP and DESOP. Mr. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of the 22,050,000 shares. The address for the D.E. Shaw Entities and Mr. Shaw is 1166 Avenue of the Americas, 9th Floor, New York, New York 10036. The foregoing information is based upon Schedule 13G filed on March 16, 2023.

EXECUTIVE AND DIRECTOR COMPENSATION

In this section, any references to “Ambrx,” the “Company,” “we,” “our” or “us” generally are to Ambrx prior to the Merger, unless context otherwise requires.

Our named executive officers for the year ended December 31, 2022, consisting of our principal executive officer, our two former principal executive officers, the next most highly compensated executive officer employed by us as of December 31, 2022, and the next mostly highly compensated executive officer who was not employed by us on December 31, 2022, were:

•	Daniel J. O’Connor, our President and Chief Executive Officer

•	Kate Hermans, our former Interim Chief Executive Officer

•	Feng Tian, Ph.D., our former Chief Executive Officer

•	Sonja Nelson, our Chief Financial and Operating Officer

•	Janice Lu, M.D., Ph.D., our former Chief Medical Officer

We are an EGC, as defined in the JOBS Act. As an EGC, we are exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of the Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2022 and 2021, compensation awarded to or paid to, or earned by, our named executive officers.

Name and Principal Position	Year	Salary ($)(2)		Bonus ($)	Option Awards ($)(3)		Non- Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Daniel J. O’Connor	2022	$69,000		—	$524,229		$34,500	$61,439	$689,168
President and Chief Executive Officer(1)
Kate Hermans	2022	$125,672	(6)	—	$140,458	(7)	$48,125	$28,196	$342,451
Former Interim Chief Executive Officer(5)
Feng Tian, Ph.D.	2022	$365,158		—	$9,366		—	$482,397	$856,921
Former Chief Executive Officer(8)	2021	$454,731		—	—		$207,900	$9,861	$672,492
Sonja Nelson	2022	$424,327		$595,000	$555,050		$153,000	$6,093	$1,733,470
Chief Financial and Operating Officer	2021	$192,000		—	$4,537,072		$86,014	$427	$4,815,514
Janice Lu, M.D., Ph.D.	2022	$227,036		—	$1,242,000		—	$481,131	$1,950,167
Former Chief Medical Officer(9)

(1)	Mr. O’Connor joined our company as our President and Chief Executive Officer in November 2022.

(2)

The amounts reported in this column represent, (i) for Mr. O’Connor, salary paid to Mr. O’Connor since the commencement of his employment (prorated based on an annual salary of $460,000); (ii) for Ms. Hermans, salary paid to Ms. Hermans during her employment (prorated based on an annual salary of $462,000); (iii) for Dr. Tian in 2022, $303,854 in salary paid to Dr. Tian until the termination of his employment (prorated based on an annual salary of $462,000) and a $61,304 cash payment for unused vacation time; and (iv) for Dr. Lu, $212,885 in salary paid to Dr. Lu during her employment (prorated based on an annual salary of $450,000) and a $14,151 cash payment for unused vacation time.

(3)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each share option granted computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in the Proxy Statement. Our named executive officers will only realize compensation to the extent the trading price of our ADSs, which each represent seven of our Ambrx Ordinary Shares, is greater than seven times the exercise price of such share options. For Dr. Tian, amount represents the incremental accounting expense that resulted from extending Dr. Tian’s post-termination exercise period pursuant to the terms of his advisor agreement as described below under “—Agreements with our Named Executive Officers.”

(4)

The amounts reported in this column represent, (i) for Mr. O’Connor, $1,062 of matching payments under our 401(k) plan, $377 in life insurance premiums and a $60,000 temporary housing allowance payment; (ii) for Ms. Hermans, $1,644 of matching payments under our 401(k) plan, $303 in life insurance premiums and $26,250 in temporary housing allowance payments; (iii) for Dr. Tian in 2022, $8,700 of matching payments under our 401(k) plan, $1,697 in life insurance premiums, $462,000 in severance payments and $10,000 in fees paid to Dr. Tian for his advisory services in October 2022; (iv) for Dr. Tian in 2021, $8,550 of matching payments under our 401(k) plan and $1,311 in life insurance premiums; (v) for Ms. Nelson in 2022, $5,238 of matching payments under our 401(k) plan and $855 in life insurance premiums; (vi) for Ms. Nelson in 2021, $427 in life insurance premiums; and (vii) for Dr. Lu, $1,131 in life insurance premiums, $30,000 in temporary housing allowance payments and $450,000 in severance payments accrued at December 31, 2022 and paid in January 2023.

(5)

Ms. Hermans served as our Interim Chief Executive Officer from August 2022 to November 2022. While Ms. Hermans continues to serve as a member of the Ambrx Board, her employment with us terminated on November 1, 2022.

(6)

The amount reported consists of compensation earned in connection with Ms. Hermans’ employment as our former Interim Chief Executive Officer and includes $19,192 earned in connection with her service as a non-employee director.

(7)

The amount reported represents an option to purchase 210,000 Ordinary Shares awarded to Ms. Hermans in connection with her employment as our former Interim Chief Executive Officer and includes options to purchase an aggregate of 315,000 Ordinary Shares that were awarded to Ms. Hermans in connection with her service as a non-employee director.

(8)

Dr. Tian served as our Chief Executive Officer from July 2018 to August 2022. Dr. Tian’s employment with us terminated on August 15, 2022. Dr. Tian’s resignation was not the result of any disagreement with our company.

(9)	Dr. Lu served as our Chief Medical Officer from May 2022 to November 2022. Dr. Lu’s employment with us terminated on November 1, 2022.

Narrative Disclosure to Summary Compensation Table

The Compensation Committee has historically determined our executives’ compensation and determines the compensation of our named executive officers. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then approves the compensation of each executive officer after discussions without members of management present.

Annual Base Salary

Base salaries for our named executive officers are initially established through arm’s-length negotiations at the time of the executive officer’s hiring, taking into account such executive officer’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries are reviewed, determined, and approved periodically, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we may also draw upon the experience of members of our Board with executives at other companies. The annualized 2022 base salaries for our named executive officers were as follows: (i) $460,000 for Mr. O’Connor; (ii) $462,000 for Ms. Hermans, solely in connection with her service as our Interim Chief Executive Officer; (iii) $462,000 for Dr. Tian; (iv) $425,000 for Ms. Nelson; and (v) $450,000 for Dr. Lu.

Bonus and Non-Equity Incentive Plan Compensation

In addition to base salaries, our named executive officers are eligible to receive annual performance-based bonuses, which are designed to provide appropriate incentives to our executive officers to achieve pre-established annual corporate goals and to reward them for individual achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that the Ambrx Board establishes each year. At the end of the year, the Compensation Committee reviews our performance against each corporate goal and approves the extent to which we achieved each of our corporate goals. The annual performance-based bonus for fiscal year 2022 did not apply to Dr. Tian or Dr. Lu, as they were not employed by us as of December 31, 2022, however, Ms. Hermans was eligible to receive a performance-based bonus prorated for the number of full calendar months during fiscal year 2022 that she was continuously and actively employed in the full-time position of Interim Chief Executive Officer, as described under “—Agreements with our Named Executive Officers” below.

The Compensation Committee generally considers each named executive officer’s individual contributions towards reaching our annual corporate goals but does not typically establish specific individual goals for our named executive officers. There is no minimum bonus percentage or amount established for the named executive officers and, thus, the bonus amounts vary from year to year based on achievement of corporate goals and assessment of individual performance, in each case pursuant to the terms of the executive officer’s employment agreement described below. For 2022, Mr. O’Connor’s target performance bonus was 50% of his base salary, Ms. Hermans’ target performance bonus was 50% of her base salary, Dr. Lu’s target performance bonus was 40% of her base salary, Dr. Tian’s target performance bonus was 50% of his base salary, and Ms. Nelson’s target performance bonus was 40% of her base salary.

Our corporate performance goals for 2022, as established by our Board, consisted of goals for ARX788, ARX517, preclinical and technology/platform goals and certain financial and strategic goals. In February 2023, the Compensation Committee determined that our 2022 corporate goals had been achieved at a level of 90%. The actual annual performance-based bonuses awarded to each applicable named executive officer for 2022 performance are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

In October 2022, in connection with Ms. Hermans’ transition from Interim Chief Executive Officer back to service on our Board, the Compensation Committee determined that the corporate and/or individual objectives and milestones as determined by the Ambrx Board in consultation with Ms. Hermans had been achieved at a level of 100%. As a result, in October 2022, the Compensation Committee determined that Ms. Hermans was entitled to 100% of her target bonus, resulting in a bonus of $48,125 for Ms. Hermans (which such amount is prorated for the 2.5 months that Ms. Hermans was continuously and actively employed in the full-time position of Interim Chief Executive Officer) as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

In March 2022, we entered into a retention bonus agreement with Ms. Nelson providing eligibility to receive a retention bonus in the aggregate amount of $595,000, payable in two equal installments, subject to her continuous employment with us through each payment date. In July 2022 and December 2022, we paid the full amount of such retention bonus to Ms. Nelson, as reflected in the “Bonus” column of the Summary Compensation Table above.

Equity Based Incentive Awards

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our shareholders. In addition, we believe that our ability to grant equity-based incentive awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

The Ambrx Board and Ambrx Shareholders approved our Amended and Restated Share Incentive Plan, as amended (“Share Incentive Plan”), in June 2016, as amended and restated in August 2019, and as further amended in February 2021, under which we have granted options to eligible participants. The Ambrx Board adopted, and Ambrx Shareholders approved, our 2021 Equity Incentive Plan (“2021 Plan”) in June 2021, under which we have granted options and restricted stock unit (“RSU”) awards to eligible participants (collectively, and together with the awards granted under the 2016 Plan, “awards”). Our 2021 Plan is a successor to and continuation of our Share Incentive Plan and became effective in connection with our IPO. The Ambrx Board has approved the amendment and restatement of each of the Share Incentive Plan and 2021 Plan on     , 2023 (the 2021 Plan as amended and restated, the “A&R 2021 Parent Incentive Plan”) in order to reflect the transactions contemplated by the Merger and the domicile change of Ambrx, which amendment and restatements will become effective upon the effective time of the Merger. The A&R 2021 Parent Incentive Plan does not increase the reserve of shares available for issuance. The A&R 2021 Parent Incentive Plan provides that, unless otherwise provided by the Committee, outstanding awards will become vested and exercisable, and any applicable performance goals will be deemed to have been met at the target level, upon the occurrence of a Change in Control (as defined in the A&R 2021 Parent Incentive Plan). Except for the above changes and certain amendments intended to modernize the 2021 Plan that do not require shareholder approval, the A&R 2021 Parent Incentive Plan otherwise generally contains the same features, terms, and conditions as the 2021 Plan.

Our A&R 2021 Parent Incentive Plan continues to provide for the grant of incentive share options to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory share options, share appreciation rights, restricted share awards, restricted share unit awards, performance awards and other forms of share awards to employees, directors, and consultants, including employees and consultants of our affiliates.

The Ambrx Board adopted, and Ambrx Shareholders approved, our 2021 Employee Share Purchase Plan (“ESPP”) in June 2021. The ESPP became effective in connection with our IPO. The Ambrx Board has approved the amendment and restatement of the ESPP on                , 2023 in order to reflect the transactions contemplated by the Merger and the domicile change of Ambrx, which amendment and restatement will become effective upon the effective time of the Merger. The ESPP was suspended indefinitely, effective December 16, 2022 and there are no options outstanding under the ESPP. Following adoption of our 2021 Plan and ESPP in connection with our IPO, we have granted all equity awards pursuant to the 2021 Plan and ESPP. We have historically granted options to our named executive officers.

On January 27, 2023, the Compensation Committee approved an amendment to certain of our outstanding options under the 2021 Plan and the Share Incentive Plan, each of which had an exercise price per Ambrx Ordinary Share that was higher than the fair market value of the Ordinary Shares as of January 27, 2023 (the “Underwater Options”), held by our employees, directors and consultants that were providing services as of such date. Each Underwater Option was amended to reduce the exercise price per Ambrx Ordinary Share to $0.28 (or the equivalent of $1.95 per ADS, each representing seven Ambrx Ordinary Shares), which was the fair market value of Ambrx Ordinary Shares as of January 27, 2023 (the “Repricing Amendment”). Pursuant to Section 7(b)(xii) of the 2021 Plan and Section 9.2 of the Share Incentive Plan, the Compensation Committee has the authority to adopt the Repricing Amendment under the terms of the 2021 Plan and the Share Incentive Plan, as applicable, without Company shareholder consent. All features of the Underwater Options other than the exercise price remained the same (including the number of shares, vesting schedule and expiration date).

For additional information, please see below under “—Outstanding Equity Awards at Fiscal Year End.”

Agreements with our Named Executive Officers

Below are descriptions of our employment agreements with our named executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see “—Potential Payments Upon Termination or Change in Control” below.

Mr. O’Connor. In November 2022, we entered into an employment agreement with Mr. O’Connor, which governs the terms of his employment with us. Pursuant to his employment agreement, Mr. O’Connor is entitled to an initial annual base salary of $460,000, which was most recently increased to $575,000 in April 2023, and is eligible to receive an annual target bonus equal to 50% of his annual base salary, which was most recently increased to 55% of his annual base salary in April 2023, payable based on the achievement of certain targets as established by the Ambrx Board. Pursuant to Mr. O’Connor’s employment agreement, he was also granted options to purchase 5,410,000 Ordinary Shares subsequent to Mr. O’Connor’s employment start date, with an exercise price equal to the then-current fair market value of Ambrx Ordinary Shares, and which vest over a period of four years, with 25% vesting on the first anniversary of his employment commencement date and 1/36th of the remaining Ordinary Shares vesting monthly thereafter. Pursuant to his employment agreement, Mr. O’Connor also received a $60,000 one-time cash payment as a housing allowance, which is subject to a right of repayment in the event Mr. O’Connor’s employment with our company ends before April 30, 2023 for any reason other than a resignation for “good reason” or a termination without “cause” (each, as defined in his employment agreement). Additionally, in April 2023, the Compensation Committee approved a one-time cash payment of $90,000 to Mr. O’Connor as a housing allowance for the remainder of the 2023 fiscal year. In addition, on April 26, 2023, the independent members of the Ambrx Board approved a RSU to Mr. O’Connor of 2,750,000 Ordinary Shares pursuant to the 2021 Plan, with 25% of RSUs subject to vesting on the six month anniversary of the grant date, 25% of the RSUs vesting on the 12-month anniversary of the grant date, 25% of the RSUs vesting on the 24-month anniversary of the grant date, and 25% of the RSUs vesting on the 36-month anniversary of the grant date. Mr. O’Connor is entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.” Mr. O’Connor is also eligible for standard benefits such as paid time off and to participate in employee benefit plans and programs. Mr. O’Connor’s employment is at will.

Ms. Hermans. In August 2022, we entered into an employment agreement with Ms. Hermans, which governed the terms of her employment with us. The employment agreement was anticipated to continue until January 1, 2023, unless earlier terminated. Pursuant to her employment agreement, Ms. Hermans was entitled to an initial monthly base salary of $38,500 and was eligible to receive an annual target bonus equal to 50% of her monthly base salary, prorated for the number of full calendar months she was employed full-time as our Interim Chief Executive Officer, payable based on the achievement of certain targets as established by the Ambrx Board in consultation with Ms. Hermans. Pursuant to her employment agreement and in connection with her service as our Interim Chief Executive Officer, Ms. Hermans also was eligible to receive certain benefits, including a monthly temporary housing allowance of $10,500, executive coaching services for up to an aggregate of $20,000 and reimbursement for reasonable out-of-pocket business expenses reasonably incurred in performance of her duties as our Interim Chief Executive Officer. Further pursuant to Ms. Hermans’ employment agreement, she was granted options to purchase 210,000 Ordinary Shares subsequent to Ms. Hermans’ employment start date, with an exercise price equal to the then-current fair market value of Ambrx Ordinary Shares, and which vest over a period of four months, with 25% vesting on each month commencing with her employment commencement date. Ms. Hermans was also eligible for standard benefits such as paid time off and to participate in employee benefit plans and programs. Ms. Hermans’ employment was at will.

Dr. Tian. In April 2022, we entered into an employment agreement with Dr. Tian, which governed the terms of his employment with us. Pursuant to his employment agreement, Dr. Tian was entitled to an initial annual base salary of $462,000 and was eligible to receive an annual target bonus equal to 50% of his annual base salary, payable based on the achievement of certain targets as established by the Ambrx Board. During his employment, Dr. Tian was eligible for standard benefits such as paid time off and to participate in employee benefit plans and programs.

In August 2022, in connection with Dr. Tian’s termination, we entered into a General Release of Claims (the “Release”) and an Advisor Agreement (the “Advisor Agreement”) with Dr. Tian. Pursuant to the Release, Dr. Tian received certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.” Pursuant to the Advisor Agreement, Dr. Tian agreed to consult with and advise us for one month, up to a maximum of 25 hours, in exchange for a fee of $10,000 and an extension of the exercise period for the outstanding share options held by Dr. Tian on August 22, 2022 to the earlier of (i) the one-year anniversary of the Dr. Tian’s termination of continuous service, in accordance with the terms of the 2021 Plan or the Share Incentive Plan, as applicable, or (ii) the original expiration date applicable to each of Dr. Tian’s share options, unless terminated earlier in accordance with the terms of the 2021 Plan or the Share Incentive Plan, as applicable.

Ms. Nelson. In June 2021, we entered into an at-will employment agreement with Ms. Nelson, which was subsequently amended in March 2022 and which governs the terms of her employment with us. Pursuant to the terms of her employment agreement, Ms. Nelson is entitled to an initial annual base salary of $390,000, which was most recently increased to $460,000 in April 2023, and was eligible to receive an annual target bonus of 35% of her base salary, which was most recently increased to 45% of her base salary in April 2023, payable in the sole discretion of our chief executive officer and in accordance with the terms and conditions of any applicable bonus plan. Pursuant to Ms. Nelson’s employment agreement, she was also granted options to purchase 2,574,596 ordinary shares subsequent to Ms. Nelson’s employment start date, with an exercise price equal to the then-current fair market value of Ambrx Ordinary Shares, and which vest over a period of four years, with 25% of the shares subject to the option vesting on the first anniversary of her employment commencement date and 1/48th of the Ordinary Shares subject to the option vesting each month thereafter. In March 2022, we entered into a retention bonus agreement with Ms. Nelson described above under “—Bonus and Non-Equity Incentive Plan Compensation.” In addition, on April 26, 2023, the independent members of the Ambrx Board of Directors approved a RSU award to Ms. Nelson of 1,000,000 Ordinary Shares pursuant to the 2021 Plan, with 25% of the RSUs subject to vesting on the six month anniversary of the grant date, 25% of the RSUs vesting on the 12-month anniversary of the grant date, 25% of the RSUs vesting on the 24-month anniversary of the grant date, and 25% of the RSUs vesting on the 36-month anniversary of the grant date. Ms. Nelson is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.” Ms. Nelson is also eligible for standard benefits such as paid time off, for reimbursement of business expenses, and to participate in employee benefit plans and programs. Ms. Nelson’s employment is at will.

Dr. Lu. In May 2022, we entered into an employment agreement with Dr. Lu, which governed the terms of her employment with us. Pursuant to her employment agreement, Dr. Lu was entitled to an initial annual base salary of $450,000 and was eligible to receive an annual target bonus equal to 40% of her annual base salary, payable based on the achievement of certain targets as established by our Chief Executive Officer. Pursuant to Dr. Lu’s employment agreement, she was also granted options to purchase 3,000,000 Ordinary Shares subsequent to Dr. Lu’s employment start date, with an exercise price equal to the then-current fair market value of Ambrx Ordinary Shares, and which vest over a period of four months, with 25% of the shares subject to the option vesting on the first anniversary of her employment commencement date and 1/48th of the Ambrx Ordinary Shares subject to the option vesting each month thereafter. Pursuant to her employment agreement, Dr. Lu also was eligible to receive a monthly temporary housing allowance of $5,000 per month and reimbursement for reasonable out-of-pocket business expenses reasonably incurred in performance of her duties as our Chief Medical Officer. In October 2022, in connection with Dr. Lu’s termination, we entered into a separation agreement with Dr. Lu (the “Separation Agreement”) pursuant to which she was entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.” Dr. Lu was also eligible for standard benefits such as paid time off and to participate in employee benefit plans and programs. Dr. Lu’s employment was at will. Effective November 1, 2022, Dr. Lu was terminated as our Chief Medical Officer in connection with a reduction in force.

Other Compensation

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally. We generally do not provide perquisites or personal benefits, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

We maintain a 401(k) plan for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $20,500 for calendar year 2022. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2022 may be up to an additional $6,500 above the statutory limit. We may make matching contributions into the 401(k) plan at the discretion of the Ambrx Board. From January 1, 2022 through December 31, 2022, we provided matching contributions of 50% of up to the first 6% of eligible compensation contributed to the 401(k) plan by an employee or named executive officer.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended December 31, 2022, certain information regarding outstanding equity awards at fiscal year-end for our named executive officers.

Outstanding Equity Awards at December 31, 2022

Name(1)	Grant Date		Number of ordinary shares underlying unexercised options (#) exercisable	Number of ordinary shares underlying unexercised options (#) unexercisable	Option exercise price ($)		Option expiration date
Daniel J. O’Connor	11/01/2022	(2)	—	5,410,000	$0.13		11/01/2032
Kate Hermans	06/30/2022	(3)	35,000	175,000	$0.38	(12)	06/29/2032
	07/08/2022	(4)	—	105,000	$0.43	(12)	07/07/2032
	08/15/2022	(5)	210,000	—	$0.35	(12)	08/14/2032

Name(1)	Grant Date		Number of ordinary shares underlying unexercised options (#) exercisable	Number of ordinary shares underlying unexercised options (#) unexercisable	Option exercise price ($)		Option expiration date
Feng Tian, Ph.D.	06/03/2016	(6)	1,337,170	—	$1.316		09/22/2023
	08/02/2019	(7)	4,217,003	—	$1.316		09/22/2023
	12/27/2020	(8)	8,028,871	—	$1.22		09/22/2023
Sonja Nelson	09/02/2021	(9)	965,473	1,609,123	$2.56	(12)	09/01/2031
	02/23/2022	(10)	—	850,000	$0.64	(12)	02/23/2032
	02/23/2022	(11)	—	425,000	$0.64	(12)	02/23/2032

(1)

All of the option awards granted prior to our IPO in June 2021 were granted under the Share Incentive Plan. All of the option awards granted since our IPO in June 2021 were granted under the 2021 Plan. Dr. Lu did not have any outstanding options as of December 31, 2022, as none of the shares subject to her options had vested at her termination on November 1, 2022.

(2)

25% of the shares subject to this option vest on November 1, 2023, and 1/48th of the shares subject to this option vest each month thereafter, provided that the holder remains in continuous service as of each applicable vesting date.

(3)	1/36th of the shares subject to this option vest each month following June 30, 2022, provided that the holder remains in continuous service as of each applicable vesting date.
(4)	100% of the shares subject to this option vest on July 8, 2023, provided that the holder remains in continuous service as of such vesting date.
(5)	1/4th of the shares subject to this option vest each month following August 15, 2022, provided that the holder remains in continuous service as of each applicable vesting date.
(6)

25% of the shares subject to this option vested on June 18, 2016, and 1/16th of the shares subject to this option vested each quarter thereafter, provided that the holder remained in continuous service as of each applicable vesting date.

(7)

25% of the shares subject to this option vested on June 18, 2019, and 1/48th of the shares subject to this option vested each month thereafter, provided that the holder remained in continuous service as of each applicable vesting date.

(8)

25% of the shares subject to this option vested on November 6, 2021, and 1/48th of the shares subject to this option vested each month thereafter, provided that the holder remained in continuous service as of each applicable vesting date.

(9)

25% of the shares subject to this option vested on June 30, 2022, and 1/48th of the shares subject to this option vest each month thereafter, provided that the holder remains in continuous service as of each applicable vesting date.

(10)

25% of the shares subject to this option vested on February 23, 2023, and 1/48th of the shares subject to this option vest each month thereafter, provided that the holder remains in continuous service as of each applicable vesting date.

(11)	100% of the shares subject to this option vested on February 23, 2023, provided that the holder remained in continuous service as of such vesting date.
(12)

On January 27, 2023, pursuant to the Repricing Amendment, the exercise price of this option award was amended to $0.28 per Ordinary Share, the then-current fair market value of the Ordinary Shares. For more information, see above under “—Equity-Based Incentive Awards.”

Potential Payments Upon Termination or Change of Control

Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation, as applicable. In addition, the named executive officers are entitled to certain severance benefits under their employment agreements, subject to their execution of a release of claims, return of all company property, compliance with post-termination obligations and resignation from all positions with us. In addition, the terms of share options granted to our executive officers generally provide that the vesting of the options will accelerate in full in the event we undergo a change of control.

Mr. O’Connor. Pursuant to the terms of his employment agreement with us, if Mr. O’Connor is terminated by us without “cause” or resigns for “good reason” (as each term is defined in Mr. O’Connor’s employment agreement), then Mr. O’Connor will receive a lump sum cash payment equal to 12 months of his base salary as in effect immediately prior to his termination and shall also be eligible for the cost of COBRA continuation health coverage for a period of up to 12 months following his termination or resignation date. If Mr. O’Connor is terminated by us without “cause” or resigns for “good reason” within three months prior to or 12 months following a “change in control” (as defined in the 2021 Plan), then Mr. O’Connor will receive a lump sum cash payment equal to 18 months of his base salary as in effect immediately prior to his termination, 100% of his target bonus for the year in which such termination or resignation occurs, shall be eligible for the cost of COBRA continuation health coverage for a period of up to 18 months following his termination or resignation date and the vesting and exercisability of all of his outstanding time-based equity awards shall accelerate in full as of the later of the date of separation or the effective date of such change in control.

Dr. Tian. Pursuant to the Release, Dr. Tian received certain severance benefits, including a lump sum cash payment equal to 12 months of his base salary as in effect immediately prior to his termination, and continuance of his COBRA health insurance coverage as in effect immediately prior to his termination until the earlier of (1) 12 months following Dr. Tian’s termination; (2) the date when Dr. Tian becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (3) the date Dr. Tian ceases to be eligible for COBRA or state law continuation coverage for any reason, including plan termination. In connection with his termination, we paid Dr. Tian $523,304, consisting of a $61,304 cash payment for unused vacation time in August 2022 and a $462,000 severance payment in October 2022.

Ms. Nelson. Pursuant to the terms of her employment agreement with us, if Ms. Nelson is terminated by us without “cause” or resigns for “good reason” (as each term is defined in Ms. Nelson’s employment agreement), then Ms. Nelson will receive a lump sum cash payment equal to 12 months of her base salary as in effect immediately prior to her termination, and shall also be eligible for the cost of COBRA continuation health coverage for a period of up to 12 months following her termination or resignation date. If Ms. Nelson is terminated by us without “cause” or resigns for “good reason” within three months prior to or 12 months following a “change in control” (as defined in the 2021 Plan), then Ms. Nelson will receive a lump sum cash payment equal to 12 months of her base salary as in effect immediately prior to her termination, 100% of her target bonus for the year in which such termination or resignation occurs, shall be eligible for the cost of COBRA continuation health coverage for a period of up to 12 months following her termination or resignation date, and the vesting and exercisability of all of her outstanding time-based equity awards shall accelerate in full as of the later of the date of separation or the effective date of such change in control.

Dr. Lu. Pursuant the Separation Agreement, Dr. Lu received certain severance benefits, including a lump sum cash payment equal to 12 months of her base salary as in effect immediately prior to her termination and continuance of her COBRA health insurance coverage as in effect immediately prior to her termination until the earlier of (1) 12 months following Dr. Lu’s termination; (2) the date when Dr. Lu becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (3) the date Dr. Lu ceases to be eligible for COBRA or state law continuation coverage for any reason, including plan termination. In connection with her termination, we paid Dr. Lu $464,151, consisting of a $14,151 cash payment for unused vacation time in November 2022, and a $450,000 severance payment in January 2023.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2022, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	39,116,174	$1.11	35,496,743	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	39,116,174	$1.11	35,496,743

(1)

Consists of the Share Incentive Plan, the 2021 Plan and the ESPP. The number of ordinary shares reserved for issuance under the 2021 Plan is subject to an automatic increase on January 1 of each calendar year through January 1, 2031, in an amount equal to 5% of the total number of shares of our share capital outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by our board of directors. The number of ordinary shares reserved for issuance under the ESPP is subject to an automatic increase on January 1 of each calendar year through January 1, 2031, by the lesser of (i) 1% of the total number of shares of Ambrx Ordinary Shares outstanding on the last day of the calendar month before the date of the automatic increase; and (ii) 5,187,625 shares; provided that before the date of any such increase, our board of directors may determine that such increase will be less than the amount set forth in clauses (i) and (ii). On January 1, 2023, the numbers of ordinary shares reserved for issuance under the 2021 Plan and the ESPP were increased by 13,522,762 and 2,704,552, respectively, pursuant to the automatic increase provisions of such plans.

(2)

Consists of shares available for future issuance under the 2021 Plan and the ESPP. As of December 31, 2022, 30,235,551 ordinary shares were available for issuance under the 2021 Plan, and 5,261,192 ordinary shares were available for issuance under the ESPP.

Limitations on Liability and Indemnification

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers, that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Director Compensation

The following table sets forth the compensation paid to each individual who served as a non-employee member of our Board for the fiscal year ended December 31, 2022 with the exception of Kate Hermans, who served as our Interim Chief Executive Officer from August 2022 until November 2022. Ms. Hermans’ compensation for her service both as a member of our Board and our Interim Chief Executive Officer are included in the Summary Compensation Table above.

Name	Fees earned or paid in cash ($)		Option awards ($)(1)	Total ($)
Xiaowei Chang, C.F.A.	$4,128		—	$4,128
Edward Hu	$6,328	(2)	—	$6,328
Janet Loesberg, Pharm.D.	$37,622	(3)	$118,494	$156,116
Paul Maier	$143,547	(4)	$125,004	$268,551
Katrin Rupalla, Ph.D.	$168,378		$31,554	$199,932
Olivia C. Ware	$130,338	(5)	—	$130,338
Xiao Le(6)	—		—	—

(1)

Amounts shown in this column do not reflect dollar amounts actually received by non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each option granted computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in the Annual Report. Our non-employee directors will only realize compensation to the extent the trading price of our ADSs, each representing seven Ordinary Shares, is greater than the exercise price of such options. As of December 31, 2022, Dr. Loesberg held options to purchase 315,000 Ordinary Shares; Mr. Maier held options to purchase 315,000 Ordinary Shares; and Dr. Rupalla held options to purchase 305,000 Ordinary Shares.

(2)

Mr. Hu resigned from the Ambrx Board on February 22, 2023. His decision to resign was not the result of any disagreement with our company. Amount reported is prorated based on Mr. Hu’s appointment to the Ambrx Board on June 30, 2022. For a portion of the 2022 fiscal year, Mr. Hu did not accept or receive compensation for his service on the Ambrx Board.

(3)	Amount reported is prorated based on Dr. Loesberg’s appointment to the Ambrx Board on June 30, 2022.
(4)	Amount reported is prorated based on Mr. Maier’s appointment to the Ambrx Board on February 2, 2022.
(5)	Amount reported is prorated based on Ms. Ware’s resignation from the Ambrx Board on June 30, 2022. Her decision to resign was not the result of any disagreement with our company.
(6)

During the 2022 fiscal year, Mr. Le did not accept compensation for his service on the Ambrx Board. Mr. Le resigned from the Ambrx Board on June 30, 2022. His decision to resign was not the result of any disagreement with our company.

Director Compensation Policy

The Ambrx Board adopted a non-employee director compensation policy in June 2021 that became effective in connection with our IPO and was amended and restated in June 2023 and is applicable to all of our non-employee directors. This compensation policy provides that each such non-employee director will receive the following compensation for service on the Ambrx Board:

•	an annual cash retainer of $50,000;

•	an additional annual cash retainer of $35,000 for service as chair of the Ambrx Board;

•	an additional annual cash retainer of $10,000, $7,500 and $5,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;

•

an additional annual cash retainer of $20,000, $15,000 and $10,000 for service as chair of the Audit Committee, chair of the Compensation Committee and chair of the Nominating Committee, respectively (in lieu of the committee member retainer above);

•

an initial grant, at the election of the director, either (i) a share option to purchase 250,000 Ambrx Ordinary Shares or (ii) an RSU award convertible into 125,000 Ambrx Ordinary Shares, vesting in 36 equal monthly installments, in the case of a share option, or 3 successive equal annual installments, in the case of an RSU award; and

•

an annual grant, at the election of the director, either (i) a share option to purchase 170,000 Ambrx Ordinary Shares or (ii) an RSU award convertible into 85,000 Ambrx Ordinary Shares, vesting on the earlier of (a) the one year anniversary of the date of grant and (b) the day before the next annual general meeting; provided that if an eligible director is elected or appointed for the first time between annual general meetings, then the eligible director will be granted a prorated share option grant.

Each of the grants described above will be granted under our 2021 Plan. Each such grant will vest and become exercisable subject to the director’s continuous service with us, provided that each option will vest in full upon a change in control (as defined in the 2021 Plan). The term of each share option will be 10 years, subject to earlier termination as provided in the 2021 Plan, provided that upon a termination of service other than for death, “disability” or “cause” (as each such term is defined in the 2021 Plan), the post-termination exercise period will be 12 months from the date of termination and upon termination of service due to death, the share options will expire 18 months from the date of termination. All RSUs granted under this policy will be convertible on a one-for-one basis into Ambrx Ordinary Shares upon the vesting date, or if elected by the director, upon termination of the director’s service.

In addition, certain non-employee directors received cash compensation of $9,600, $12,800 or $50,000 per calendar quarter during the last fiscal year for serving as members of strategic committees of the Ambrx Board.

THE MERGER AGREEMENT

This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about Ambrx or NewCo. Such information can be found elsewhere in this proxy statement/prospectus.

The Merger Agreement summary below is included in this proxy statement/prospectus only to provide you with information regarding the terms and conditions of the Merger Agreement and not to provide any other factual information regarding Ambrx or NewCo, or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus.

The Merger

On the terms of and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Ambrx, with Ambrx as the surviving entity (the “Surviving Entity”) and, as the Surviving Entity, will be named “Ambrx Biopharma Cayman Inc.” and will be a direct wholly owned subsidiary of NewCo. As a result of the Merger, the separate existence of Merger Sub will cease at the Effective Time, and all property, rights, privileges, powers and franchises of Merger Sub will vest in the Surviving Entity at the Effective Time, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Entity at the Effective Time.

From and after the Effective Time, (i) the Ambrx Governing Documents will be amended and restated by the deletion in their entirety and the substitution in their place in the form of organizational documents attached to the Merger Agreement, which will reflect, among other things, the modified corporate structure wherein Ambrx will be a wholly owned subsidiary of NewCo; (ii) the organizational documents of NewCo will be amended and restated by the deletion in their entirety and the substitution in their place of the Proposed Organizational Documents; (iii) the sole member of the Board of Directors of the Surviving Entity will be Daniel J. O’Connor; and (iv) any officers of Ambrx serving as officers of Ambrx immediately prior to the Effective Time will be the officers of the Surviving Entity.

Treatment of Interests in the Merger

Ambrx Ordinary Shares. On the terms of and subject to the conditions of the Merger Agreement, upon the Effective Time, each Ambrx Ordinary Share that is issued and outstanding immediately prior to the Effective Time (including Ambrx Ordinary Shares underlying the outstanding ADSs) (other than Ambrx Ordinary Shares held by Ambrx Shareholders who properly elect to exercise dissenters’ rights under Section 238 of the CICA) will be converted into one-seventh (1/7) of one share of NewCo Common Stock.

Fractional Shares. No fractional shares of NewCo Common Stock will be issued in connection with the Merger. In lieu of any such fractional shares, NewCo will direct Equiniti to determine the number of whole shares and fractional shares of NewCo Common Stock allocable to each Ambrx Shareholder entitled to NewCo Common Stock pursuant to the Merger, to aggregate all such fractional shares into whole shares, to sell the whole shares obtained thereby in the open market at the then-prevailing prices on behalf of each Ambrx Shareholder who otherwise would be entitled to receive fractional share interests and to distribute to each such holder his, her or its ratable share of the total proceeds of such sale, after making appropriate deductions of the amounts required for U.S. federal income tax withholding purposes and after deducting any applicable transfer taxes. The costs and expenses of such sale and distribution, including brokers fees and commissions will be paid by NewCo. The sales of fractional shares shall occur as soon after the effective time of the Merger as practicable and as determined by

Equiniti. None of Ambrx, NewCo, Merger Sub or Equiniti shall guarantee any minimum sale price for the fractional shares of NewCo Common Stock, or will pay any interest on the proceeds from the sale of fractional shares. None of the Parties shall pay any interest on the proceeds from the sale of fractional shares. Equiniti will have the sole discretion to select the broker-dealers through which to sell the aggregated fractional shares and to determine when, how and at what price to sell such shares.

Merger Sub Ordinary Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of the outstanding ordinary shares, par value $0.0001 per share, of Merger Sub (the “Merger Sub Shares”), all Merger Sub Shares issued and outstanding immediately prior to the Effective Time will be cancelled and no consideration shall be issued in respect thereof.

Conditions to Obligations to Complete the Merger

The respective obligations of Ambrx, NewCo and Merger Sub to effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of the following conditions:

(a) no order by any court or other tribunal of competent jurisdiction shall have been entered and shall continue to be in effect and no law shall have been adopted or be effective, in each case that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Merger;

(b) no suit, action or proceeding shall have been brought by any governmental entity, and remain pending, that seeks an order that would prohibit, enjoin or make illegal the consummation of the Merger;

(c) Ambrx Shareholders shall have approved the Merger in accordance with Ambrx Governing Documents and the CICA, as further described in this proxy statement/prospectus; and

(d) the registration statement on Form S-4, to which this proxy statement/prospectus forms a part, with respect to the NewCo Common Stock to be issued pursuant to the Merger shall be effective, and there shall be no stop order suspending such effectiveness.

Representations and Warranties

The Merger Agreement contains certain representations and warranties relating to organization and good standing, due authorization and enforceability of the Merger Agreement, in each case, on the part of Ambrx, NewCo or Merger Sub.

Termination of Merger Agreement

The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time for any reason by the mutual agreement of Ambrx, NewCo and Merger Sub.

Governing Law

The merger agreement is interpreted by, and construed, interpreted and enforced in accordance with and pursuant to the laws of the Cayman Islands and, with respect to the treatment of the Ambrx Ordinary Shares in connection with the Merger, the laws of the State of Delaware.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary discussion of U.S. federal income tax considerations of the Merger generally applicable to holders of Ambrx Ordinary Shares or ADSs (together, “Ambrx Stock”), as well as certain U.S. federal income tax considerations related to owning and disposing of NewCo Common Stock that are generally applicable to non-U.S. Holders (as defined below). This discussion applies only to Ambrx Shareholders that hold Ambrx Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•	persons holding Ambrx Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated transaction;

•	banks, insurance companies and other financial institutions or financial service entities;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	taxpayers that are subject to mark-to-market accounting rules;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies or real estate investment trusts;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds”; and

•	Ambrx Shareholders who acquired their Ambrx Stock pursuant to or in connection with options or other compensation arrangements.

The following does not purport to be a complete analysis of all potential tax effects associated with the exchange of Ambrx Stock for NewCo Common Stock in the Merger. This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax, the Medicare tax on investment income or the special accounting rules in Section 451(b) of the Code), nor does it address any aspects of U.S. state or local or non-U.S. taxation. The following discussion also does not address the tax consequences applicable to holders of options or warrants to acquire Ambrx Stock or holders of shares of Ambrx Stock who exercise dissenters’ rights.

Ambrx has not and does not intend to seek any rulings from the IRS regarding the Merger. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

If you are a partnership (or other pass-through entity) for U.S. federal income tax purposes, the tax treatment of your partners (or other owners) will generally depend on the status of the partners, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (or other pass-through entities) and the partners (or other owners) in such partnerships (or such other pass-through entities) should consult their tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

THIS DISCUSSION IS NOT INTENDED AS TAX ADVICE. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Treatment of the Merger

For U.S. federal income tax purposes, the Merger is intended to qualify as either a “reorganization” within the meaning of section 368(a) of the Code, a tax-free exchange within the meaning of Section 351 of the Code, or both. If the IRS were to successfully challenge both the “reorganization” status of the Merger and the status of the Merger as a tax-free exchange within the meaning of Section 351 of the Code, the tax consequences would differ from those set forth herein, and holders of Ambrx Stock could be subject to U.S. federal income tax upon the receipt of NewCo Common Stock in the Merger.

The following discussion assumes that the Merger will qualify as a “reorganization” within the meaning of section 368(a) of the Code or as a tax-free exchange within the meaning of Section 351 of the Code, or both.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Ambrx Stock who or that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the U.S.,

•	a corporation organized in or under the laws of the U.S., any state thereof or the District of Columbia,

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source, or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) was in existence on August 20, 1996, and has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

Effects of the Merger to U.S. Holders

Subject to the discussion below relating to the U.S. federal income tax treatment of the receipt of cash in lieu of fractional entitlements to NewCo Common Stock under the section entitled “-Cash in Lieu of Fractional Shares,” a U.S. Holder will generally not recognize gain or loss as a result of the Merger. A U.S. Holder’s aggregate tax basis in NewCo Common Stock received pursuant to the Merger will equal the U.S. Holder’s aggregate tax basis in the Ambrx Stock exchanged therefor. A U.S. Holder’s holding period in NewCo Common Stock received pursuant to the Merger will include the holding period for its Ambrx Stock surrendered in exchange therefor. U.S. Holders who hold shares of Ambrx Stock with differing bases or holding periods should consult their tax advisors with regard to identifying the bases or holding periods of the particular shares of NewCo Common Stock received in the Merger.

Cash in Lieu of Fractional Shares

Notwithstanding the foregoing, if a U.S. Holder receives cash pursuant to the Merger in lieu of a fractional share of NewCo Common Stock, the U.S. Holder will be treated as having (1) exchanged a portion of such U.S.

Holder’s Ambrx Stock equal in value to such cash in exchange for a fractional share of NewCo Common Stock in a nontaxable transaction, and (2) then sold such fractional share of NewCo Common Stock for such cash in a taxable transaction. In general, the U.S. Holder will recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the NewCo Common Stock deemed sold.

Such gain or loss will generally be long-term capital gain or loss if, as of the date of the exchange, a U.S. Holder’s holding period in the NewCo Common Stock deemed sold is more than one year. The U.S. Holder’s holding period of the NewCo Common Stock deemed sold will include the U.S. Holder’s holding period for the Ambrx Stock deemed exchanged therefor. Long-term capital gain recognized by certain non-corporate holders, including individuals, is currently subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations under the Code.

PFIC Considerations

NewCo is not a foreign corporation subject to the passive foreign investment company (“PFIC”) rules. However, if Ambrx is classified as a PFIC for the taxable year that includes the Merger or for a prior taxable year, dispositions of Ambrx Stock may be subject to the PFIC rules, as described below.

Definition of a PFIC

Under the Code, a foreign (i.e., non-U.S.) corporation is classified as a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, at least 75% of its gross income is passive income, or at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. For purposes of these tests, passive income includes dividends, interest, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income and rents or royalties other than rents or royalties which are received from unrelated parties in connection with the active conduct of a trade or business.

If Ambrx is or was characterized as a PFIC for any taxable year during which a U.S. Holder holds or held Ambrx Stock, the following discussion regarding the disposition of PFIC shares may be relevant to such U.S. Holder.

PFIC Status of Ambrx

While Ambrx cannot express a definitive view about its PFIC status for the current taxable year or any prior taxable year, based on the composition of its income and valuation of its assets, the manner in which it conducts its business, relevant market data and its current expectations regarding the value and nature of its assets (including its intellectual property) and the sources and nature of its income, Ambrx does not expect that it will be a PFIC for the taxable year that includes the Merger, and does not believe that it has been a PFIC in any prior taxable year. However, no assurances can be provided regarding Ambrx’s PFIC status for the taxable year that includes the Merger, or any prior year. Ambrx’s status as a PFIC is a fact-intensive inquiry made on an annual basis that depends on the composition of its income and the composition and value of its assets including its intellectual property (which, may be determined in large part by reference to the market value of Ambrx Stock, which may be volatile) from time to time. The U.S. Internal Revenue Service or courts may not agree with the methodology of Ambrx’s PFIC determination, and Ambrx’s status as a PFIC during the taxable year that includes the Merger cannot be determined until the end of such taxable year.

Effects of the PFIC Rules

Pursuant to Section 1291(f) of the Code, to the extent provided in U.S. Treasury Regulations, even if the Merger qualifies as a transaction described in Section 368(a) or Section 351 of the Code, if Ambrx was a PFIC

for any taxable year during a U.S. Holder’s holding period for Ambrx Stock, certain U.S. federal income tax consequences, including recognition of gain, could potentially apply to such U.S. Holder as a result of the Merger. At present, there are no final Treasury Regulations implementing Section 1291(f). The U.S. Treasury promulgated proposed regulations in 1992 (the “Proposed PFIC Regulations”), but these regulations remain proposed. The IRS could finalize the Proposed PFIC Regulations, including with effect retroactive to a period that includes the Merger, or the IRS could take the position that Section 1291(f) of the Code is effective even in the absence of finalized Treasury Regulations. Accordingly, no assurances can be provided as to the potential applicability of Section 1291(f) of the Code to the Merger.

Even if Section 1291(f) of the Code and the Proposed PFIC Regulations apply to the Merger, however, the Proposed PFIC Regulations provide an exception to the general gain recognition rule for direct or indirect dispositions of PFIC stock if such stock is owned by a U.S. person immediately after the transfer and certain other requirements are met. It is expected that the conditions set forth in the Proposed PFIC Regulations will be met with respect to the transfer by U.S. Holders of Ambrx Stock to NewCo pursuant to the Merger, and accordingly, it is expected that no gain would be recognized by U.S. Holders in the Merger pursuant to Section 1291(f) even if the Proposed PFIC Regulations were to be finalized in their current form with an effective date that includes the date of the Merger. To qualify for the exception described above, the Proposed PFIC Regulations require a U.S. Holder to report certain information to the IRS on Form 8621 together with such U.S. Holder’s U.S. federal income tax return for the tax year in which the Merger occurs. If it is ultimately determined that Ambrx is a PFIC for the taxable year that includes the Merger, Ambrx shall endeavor to provide U.S. Holders with such required reporting information.

US HOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

Non-U.S. Holders

For purposes of this discussion, a “non-U.S. Holder” is any beneficial owner of Ambrx Stock who or that is neither a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.

Effects of the Merger to Non-U.S. Holders

A non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the exchange of Ambrx Stock for NewCo Common Stock in the Merger. A non-U.S. Holder generally will not recognize any loss realized on the exchange of Ambrx Stock for NewCo Common Stock in the Merger for U.S. federal income tax purposes. Assuming a non-U.S. Holder is not engaged in the conduct of a trade or business within the U.S., capital gain or loss recognized with respect to the receipt of cash in lieu of fractional shares of NewCo Common Stock generally will not be subject to U.S. federal income tax, and no U.S. federal income tax filings will generally be required solely on account of the exchange of Ambrx Stock for NewCo Common Stock or the receipt of cash in lieu of fractional shares of NewCo Common Stock.

Considerations related to Owning and Disposing of NewCo Common Stock for Non-U.S. Holders

Distributions

In general, any distributions made to a non-U.S. Holder with respect to NewCo Common Stock, to the extent paid out of NewCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with such non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder), will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its NewCo Common Stock and then, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of such NewCo Common Stock, which will be treated as described under “—Sale, Exchange or Other Disposition of NewCo Common Stock” below.

Dividends paid by NewCo to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder) will generally not be subject to U.S. federal withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Sale, Exchange or Other Disposition of NewCo Common Stock

A non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of NewCo Common Stock unless:

•

such non-U.S. Holder is an individual who was present in the U.S. for 183 days or more in the taxable year of such disposition and certain other requirements are met, in which case any gain realized will generally be subject to a flat 30% U.S. federal income tax;

•

the gain is effectively connected with a trade or business of such non-U.S. Holder in the U.S. (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders, and any such gain of a non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•

NewCo is or has been a U.S. real property holding corporation at any time during the shorter of the five-year period preceding such disposition and such non-U.S. Holder’s holding period and either (A) NewCo’s Common Stock has ceased to be regularly traded on an established securities market or (B) such non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such non-U.S. Holder’s holding period, more than 5% of outstanding NewCo Common Stock.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such non-U.S. Holder on the sale, exchange or other disposition of NewCo Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such NewCo Common Stock from a non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. NewCo will be classified as a U.S. real property holding corporation if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. NewCo does not expect to be classified as a U.S. real property holding corporation following the Merger. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether NewCo will be a U.S. real property holding corporation with respect to a non-U.S. Holder following the Merger or at any future time.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including NewCo Common Stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. Accordingly, the entity through which NewCo Common Stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of NewCo Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which will in turn be provided to the U.S. Treasury Department.

All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in NewCo Common Stock.

NON-U.S. HOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER AND OF HOLDING AND DISPOSING OF NEWCO COMMON STOCK, INCLUDING THE EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

Ambrx is an exempted company incorporated under the CICA. The CICA and the Ambrx Governing Documents govern the rights of its shareholders. The CICA differs in some material respects from laws generally applicable to U.S. corporations and their shareholders. In addition, the Ambrx Governing Documents will differ in certain material respects from the Proposed Organizational Documents. As a result, when you become a stockholder of NewCo, your rights will differ in some regards as compared to when you were a shareholder of Ambrx.

Below is a summary chart outlining important similarities and differences in the corporate governance and shareholder/shareholder rights associated with each of NewCo and Ambrx according to applicable law or the respective organizational documents.

This summary is qualified by reference to the complete texts of the Ambrx Governing Documents, the Proposed Certificate of Incorporation and the Proposed Bylaws, as applicable, copies of which are attached to this proxy statement/prospectus as Annex A and Annex B, respectively. You should review each of the Proposed Organizational Documents, as well as the Delaware corporate law and corporate laws of the Cayman Islands, including the CICA, to understand how these laws apply to NewCo and Ambrx, respectively. Your approval of the Merger Proposal will constitute your approval and adoption of the Merger Agreement, the Cayman Plan of Merger, the Merger and the Proposed Organizational Documents.

	Delaware	Cayman Islands

Stockholder/Shareholder Approval of Mergers	Under the Proposed Organizational Documents provide that mergers that are put to a stockholder vote require the affirmative vote of a majority of the total number of votes of NewCo’s capital stock present at the meeting in person or represented by proxy and entitled to vote on such merger.	Under the Ambrx Organizational Documents, mergers generally require a special resolution, approved by the affirmative vote of holders of at least two-thirds of Ambrx Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the applicable special meeting. Parties holding certain security interests in the constituent companies must also consent.

Stockholder/Shareholder Votes for Routine Matters	Under the Proposed Organizational Documents, the approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of a majority of the total number of votes of the corporation’s capital stock present at the meeting in person or represented by proxy and entitled to vote on such subject matter.	Under the Ambrx Governing Documents, routine corporate matters may be approved by an ordinary resolution (being a resolution passed by a majority of Ambrx Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote on such subject matter at the applicable shareholder meeting).

Appraisal Rights	Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger. The Proposed Organizational	Minority shareholders that dissent from a merger are entitled to be paid the fair market value of their shares, which, if necessary, may

	Delaware	Cayman Islands
	Documents will not provide for appraisal rights.	ultimately be determined by the court.

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a proper purpose during the corporation’s usual hours of business.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.

Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements (including adopting Delaware as the exclusive forum).	The decision to institute proceedings on behalf of a company is generally made by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances.

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders.

A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors of Ambrx owe a duty of care, diligence and skill.

Such duties are owed to the company but may be owed directly to creditors or shareholders in certain limited circumstances.

Indemnification of Directors and Officers	A corporation is generally permitted to indemnify its directors and officers acting in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The Proposed Certificate of Incorporation will provide for indemnification of directors and officers to the extent permissible under Delaware law.	A company generally may indemnify its directors or officers except with regard to fraud or willful default.

Limited Liability of Directors	Delaware law permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends or improper personal benefit.

Liability of directors may be limited, except to the extent any such limitation may be held by the Cayman Islands courts to be contrary to public policy, such as with regard to their own willful default, willful neglect, or actual fraud.

	Delaware	Cayman Islands
The Proposed Organizational Documents will limit a director’s liability to the extent permissible under Delaware law.

Corporate Opportunity	The Proposed Certificate of Incorporation will be silent on the issue of the application of the doctrine of corporate opportunity.	The Ambrx Governing Documents are silent on the issue of the application of the doctrine of corporate opportunity.

Business Combination or Antitakeover Statutes	Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the Business Combination or the transaction that results in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds of the disinterested outstanding voting stock of the corporation approves the transaction.	Cayman Island law does not have a comparable statute.

Authorized Shares	The Proposed Organizational Documents authorize 251,000,000 shares, consisting of 250,000,000 shares of NewCo Common Stock and 1,000,000 shares of NewCo Preferred Stock.	The Ambrx Governing Documents authorize $105,000 divided into 1,050,000,000 shares comprising (i) 950,000,000 Ambrx Ordinary Shares and 100,000,000 undesignated shares, par value

	Delaware	Cayman Islands

The Proposed Organizational Documents authorize the NewCo Board to issue all or any shares of NewCo Preferred Stock in one or more series and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations, or restrictions thereof, as the NewCo Board may determine.

$0.0001 per share, of such class or classes (however designated) as the board of directors may determine in accordance with Articles 8 and 9 of the Ambrx Governing Documents

The Ambrx Governing Documents authorize the Ambrx Board to issue all or any shares of preferred stock in one or more series and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations, or restrictions thereof, as the Ambrx Board may determine.

Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting.

The Proposed Certificate of Incorporation does not authorize cumulative voting.

Cayman Islands law does not prohibit cumulative voting. Ambrx Governing Documents do not provide for cumulative voting.

Exclusive Forum	The Proposed Organizational Documents adopt Delaware as the exclusive forum for certain shareholder litigation.	The Ambrx Governing Documents do not contain a provision adopting an exclusive forum for certain shareholder litigation.

Staggered Boards	Under Delaware law, staggered boards are permitted. The Proposed Certificate of Incorporation will provide for a staggered board.	Under Cayman Island law, staggered boards are permitted. Ambrx Governing Documents implement a staggered board.

Supermajority Requirements	The Proposed Organizational Documents adopt a threshold of at least 80% of shareholders who are entitled to vote to amend, alter, change or repeal, or to adopt any provision inconsistent with the purpose and intent of (i) Paragraphs (c), (d), (e), or (f) of Article Fifth or any provision of Articles Sixth, Seventh, Eighth, Ninth, Eleventh and Twelfth of the Proposed Certificate of Incorporation and (ii) Sections 3,	The Ambrx Governing Documents provide that the Articles of Association may be amended by a special resolution with a two-thirds vote of the shareholders who are entitled to and cast a vote.

Delaware	Cayman Islands
4 or 5 of Article II or Sections 1, 2, 4, or 6 of Article III or any of the provisions of Article VIII, Article IX or Article X of the Proposed Bylaws.

DESCRIPTION OF CAPITAL STOCK OF NEWCO AFTER THE MERGER

The following summary of certain provisions of NewCo’s capital stock does not purport to be complete and is subject to the Proposed Organizational Documents and the provisions of applicable law. We urge you to read the Proposed Certificate of Incorporation and the Proposed Bylaws (copies of which are attached to this proxy statement/prospectus as Annex A and Annex B, respectively).

Authorized Capitalization

The total amount of our authorized capitalized stock consists of 250,000,000 shares of NewCo Common Stock and (b) 1,000,000 shares of NewCo Preferred Stock. We expect to have approximately 65,692,295 shares of NewCo Common Stock outstanding and no shares of NewCo Preferred Stock outstanding immediately after the consummation of the Merger.

Common Stock of NewCo

Voting rights. Each holder of NewCo Common Stock will be entitled to one (1) vote in person or by proxy for each share of the NewCo Common Stock held of record by such holder. The holders of shares of NewCo Common Stock will not have cumulative voting rights. Except as otherwise required in the Proposed Certificate of Incorporation or by applicable law, the holders of NewCo Common Stock vote together as a single class on all matters on which stockholders are generally entitled to vote.

Dividend rights. Subject to the rights of holders of NewCo Preferred Stock, and subject to any other provisions of the Proposed Certificate of Incorporation, holders of shares of NewCo Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of NewCo when, as and if declared thereon by the NewCo Board from time to time out of assets or funds of NewCo legally available therefor.

Rights upon liquidation. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of NewCo, the holders of shares of NewCo Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors of NewCo and to holders of NewCo Preferred Stock that may at the time be outstanding, in proportion to the number of shares of NewCo Stock held by them.

Preferred Stock of NewCo

The NewCo Board is expressly authorized to provide for the issuance of all or any shares of NewCo Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the NewCo Board providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, NewCo; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of NewCo at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. The issuance of NewCo Preferred Stock could have the effect of decreasing the trading price of NewCo Common Stock, restricting dividends on the capital stock of NewCo, diluting the voting power of NewCo Common Stock, impairing the liquidation rights of the capital stock of the NewCo, or delaying or preventing a change in control of NewCo.

Dividends

The NewCo Board has discretion over whether to distribute dividends, subject to the Proposed Organizational Documents and certain requirements of Delaware law. All dividends are subject to certain restrictions under Delaware law. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the NewCo Board may deem relevant. NewCo intends to retain most, if not all, of our available funds and any future earnings to operate and expand our business and does not anticipate paying any cash dividends in the foreseeable future. See the section entitled “Market Price and Dividend Information.”

Annual Stockholder Meetings

The Proposed Bylaws will provide that the annual meeting of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the NewCo Board. To the extent permitted under applicable law, the NewCo Board may conduct meetings by means of electronic or telephonic or other communications equipment by means of which all persons participating in the meeting can hear each other.

Election and Removal of Directors; Vacancies

The Proposed Organizational Documents will provide a staggered term for the NewCo Board. Directors will initially be divided into three classes. Each class will consist of, as equally as possible, one-third of the directors. Class I, II and III will terminate on the date of the 2024, 2025 and 2026 Annual Meeting of NewCo Stockholders, respectively. After the initial term, directors are appointed for a term of three years.

Under the DGCL, unless otherwise provided in the Proposed Certificate of Incorporation, a director serving on a classified board may be removed by the stockholders only for cause. The Proposed Certificate of Incorporation will provide that, subject to the rights, if any, of the holders of shares of NewCo Preferred Stock then outstanding, any director or the entire NewCo Board may be removed from office at any time, only with cause, and only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of NewCo entitled to vote in the election of directors. In addition, the Proposed Certificate of Incorporation will also provide that, subject to the terms of any one or more classes or series of NewCo Preferred Stock, vacancies on the NewCo Board resulting from the death, resignation or removal of a director, or from an increase in the number of directors constituting the NewCo Board, or otherwise, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

Quorum

Unless otherwise required by the DGCL or other applicable law or the Proposed Certificate of Incorporation, the holders of one-third of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Proposed Bylaws, until a quorum shall be present or represented.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the NewCo Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of NewCo Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the NewCo Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the NewCo by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of NewCo Common Stock at prices higher than prevailing market prices.

Special Meetings

Unless otherwise required by law or by the Proposed Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the NewCo Board, if there be one, or (ii) (a) the Chief Executive Officer, (b) the President, if there be one, (c) the Secretary, (d) the General Counsel, if there be one, or (e) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of (x) the NewCo Board, or (y) a committee of the NewCo that has been duly designated by the NewCo Board and whose powers and authority include the power to call such meetings. Under the Proposed Certificate of Incorporation, the ability of the stockholders to call a Special Meeting of Stockholders is specifically denied.

The Proposed Bylaws also provide that unless otherwise provided in the Proposed Certificate of Incorporation or the Proposed Bylaws, (a) any action required or permitted to be taken at any meeting of the NewCo Board or of any committee thereof may be taken without a meeting, if all the members of the NewCo Board or such committee, as the case may be, consent thereto in writing or by electronic transmission and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL.

Amendments to Proposed Certificate of Incorporation and Proposed Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Proposed Certificate of Incorporation requires that the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt certain provisions of the Proposed Certificate of Incorporation.

The Proposed Bylaws may be amended, altered or repealed by either the holders of a majority of the voting power of the shares entitled to vote at an election of directors or by a majority of the entire NewCo Board then in office. The Proposed Certificate of Incorporation and Proposed Bylaws require that the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt certain provisions of the Proposed Bylaws.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Under the Proposed Certificate of Incorporation, no director or officer shall be personally liable to NewCo or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability of: (i) a director or Officer for any breach of the director’s or officer’s duty of loyalty to NewCo or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL; or (iv) a director or officer for any transaction from which the director or Officer derived an improper personal benefit or (v) an officer in any action by or in the right of the Corporation. Under the Proposed Certificate of Incorporations, NewCo is required to indemnify each of its directors and officers, to the fullest extent permitted by the laws of the state of Delaware; provided, however, that, except for proceedings to enforce rights to indemnification, NewCo shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the NewCo Board.

Exclusive Jurisdiction of Certain Actions

The Proposed Bylaws require, subject to certain exceptions, that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any NewCo stockholder to bring (i) any derivative action or proceeding brought on behalf of NewCo, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of NewCo to NewCo or NewCo stockholders, (iii) any action asserting a claim against NewCo or any current or former director, officer, stockholder, employee or agent of NewCo arising out of or relating to any provision of the DGCL, the Proposed Certificate of Incorporation or the Proposed Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against NewCo or any current or former director, officer, stockholder, employee or agent of NewCo governed by the internal affairs doctrine of the State of Delaware. This exclusive forum provision would not apply to suits brought to enforce a duty or liability vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, such as those created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Proposed Bylaws provide that the federal district courts of the U.S. will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act.

Proposed Organizational Documents

The adoption by Ambrx Shareholders of the Merger Agreement will also constitute approval of the terms of NewCo’s Proposed Certificate of Incorporation and Proposed Bylaws in the form attached to this proxy statement/prospectus as Annex A and Annex B, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2021 to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of our total assets as of our last two completed fiscal years, and in which any of our directors, director nominees, executive officers or, to our knowledge, beneficial owners of more than 5% of our share capital or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and shareholders.

Service Agreement with WuXi AppTec

In February 2017, we entered into a Master Services Agreement (the “MSA”) with WuXi AppTec, the indirect parent company and ultimate beneficial owner of PharmaTech, which holds more than 5% of our share capital. In March 2022 and March 2023, we entered into a Work Order and a Change Order, respectively, each under the MSA (collectively, the “WuXi Services Agreement”). Pursuant to the WuXi Services Agreement, WuXi AppTec provides us with certain testing and research services as we may request from time to time. In 2021 and 2022, we paid WuXi AppTec a total of approximately $1.3 million in fees for the services provided under the WuXi Services Agreement. We paid WuXi AppTec a total of approximately $0.5 million during the first half of 2023, and expect to pay WuXi mutually-agreed upon fees in excess of $120,000 for additional services provided under the WuXi Services Agreement. We have the right to terminate some or all of the services upon notice to WuXi AppTec. Services provided for under the services agreement are priced on an arm’s length basis in line with pricing for comparable services provided to other clients. The services agreement includes typical industry terms for a long-term services arrangement, including terms related to termination rights, indemnification and limitation of liability.

Securities Purchase Agreement

On May 23, 2023, Ambrx entered into a securities purchase agreement (“SPA”) with Darwin Global Master Fund Ltd. and a private fund client managed by Darwin Global Management, Ltd., who beneficially hold more than 5% of our share capital. Pursuant to the SPA, Ambrx was able to offer and sell 37,688,441 Ambrx Ordinary Shares (5,384,063 ADS) at a selling price of $1.99 per Ambrx Ordinary Share ($13.93 per ADS), for gross proceeds of approximately $75.0 million, less expenses of approximately $0.3 million, for net proceeds of approximately $74.7 million. There were no underwriting or placement agent fees associated with this offering. The offering price of $13.93 per ADS, was based on the 5-day trailing variable weighted-average price of Ambrx’s ADSs immediately prior to the agreement date. Upon the satisfaction of all closing conditions, the offering closed on June 27, 2023.

Agreements with our Executive Officers and Directors

We have entered into employment agreements with our executive officers and director compensation agreements with our non-executive directors. These agreements contain customary provisions and representations, including confidentiality, non-competition and non-solicitation undertakings by the executive officers. However, the enforceability of the non-competition provisions may be limited under applicable law.

Related Person Transactions Policy and Procedures

In September 2021, we amended and restated our related person transaction policy which sets forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) or any proposed transaction, arrangement or relationship in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our company’s total assets at year-end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest. In reviewing and approving any such transactions, the Audit Committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.

Indemnification

We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors and executive officers. These indemnification agreements provide our directors and executive officers with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder Proposals

The Proposed Bylaws establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders. The Proposed Bylaws provide that the only business that may be conducted at an annual meeting of shareholders is business that is (i) specified in the notice of such meeting (or any supplement or amendment thereto) given by or at the direction of the NewCo Board, (ii) otherwise properly brought before such meeting by or at the direction of the NewCo Board or the chairperson of the NewCo Board, or (iii) otherwise properly brought before such meeting by a shareholder present in person who (A) (1) was a record owner of shares of NewCo both at the time of giving the notice and at the time of such meeting, (2) is entitled to vote at such meeting, and (3) has complied with notice procedures specified in the Proposed Bylaws in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. To be timely for NewCo’s annual meeting of shareholders, NewCo’s secretary must receive the written notice at NewCo’s principal executive offices:

•	not earlier than the 90th day; and

•	not later than the 120th day,

before the one-year anniversary of the preceding year’s annual meeting.

In the event that no annual meeting was held in the previous year, notice of a shareholder proposal must be not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. In the event that NewCo holds its annual meeting of shareholders more than more than 30 days before or more than 60 days after the one-year anniversary of a preceding year’s annual meeting, notice of a shareholder proposal must be not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

Accordingly, for NewCo’s annual meeting, assuming the meeting is held on            , notice of a nomination or proposal must be delivered to NewCo no later than            and no earlier than            . Nominations and proposals must also satisfy other requirements set forth in the bylaws.

Under Rule 14a-8 of the Exchange Act, a shareholder proposal to be included in the proxy statement and proxy card for the 2024 annual general meeting pursuant to Rule 14a-8, assuming the meeting is held on            , must be received at NewCo’s principal office on or before            and must comply with Rule 14a-8.

Shareholder Director Nominees

The Proposed Bylaws permit shareholders to nominate directors for election at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) of shareholders, subject to the provisions of the Proposed Certificate of Incorporation and the Proposed Bylaws. To nominate a director, the shareholder must provide the information required by the Proposed Bylaws. In addition, the shareholder must give timely notice to NewCo’s secretary in accordance with the Proposed Bylaws, which, in general, require that the notice be received by NewCo’s secretary within the time periods described above under “—Shareholder Proposals” for shareholder proposals.

SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with the Ambrx Board, any committee chairperson, or the non-management directors as a group by writing to the board or committee chairperson in care of Ambrx Biopharma Inc., 10975 North Torrey Pines Road, La Jolla, California 92037. Our telephone number at this address is (858) 875-2400. Following the Merger, such communications should be sent in care of Ambrx Biopharma, Inc., 10975 North Torrey Pines Road, La Jolla, California 92037. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson, or all non-management directors.

LEGAL MATTERS

Maples and Calder (Hong Kong) LLP has passed upon the validity of the Ambrx Ordinary Shares, including ordinary shares represented by ADSs offered by this proxy statement/prospectus and certain other matters governed by Cayman Islands law.

Skadden, Arps, Slate, Meagher & Flom LLP has passed upon the validity of the securities of NewCo offered by this proxy statement/prospectus and certain other legal matters related to this proxy statement/prospectus.

EXPERTS

The financial statements of Ambrx Biopharma Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this proxy statement/prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Ambrx and the services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of Ambrx’s annual report to shareholders and Ambrx’s proxy statement/prospectus. Upon written or oral request, Ambrx will deliver a separate copy of the annual report to shareholders or proxy statement/prospectus to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that Ambrx deliver single copies of such documents in the future.

Shareholders may notify Ambrx of their requests by writing Ambrx at its principal executive offices at 10975 North Torrey Pines Road, La Jolla, California 92037 or by calling Ambrx at (858) 875-2400.

WHERE YOU CAN FIND MORE INFORMATION

Ambrx files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that Ambrx files electronically with the SEC at http://www.sec.gov.

Ambrx incorporates by reference additional documents that it may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this proxy statement/prospectus and prior to the consummation of the Merger.

You may obtain additional copies of this proxy statement/prospectus, at no cost, and you may ask any questions you may have about the proposals by contacting Ambrx at the following address and telephone number:

Ambrx Biopharma Inc.

10975 North Torrey Pines Road

La Jolla, California 92037

(858) 875-2400

You may also obtain these documents at no cost by requesting them in writing or by telephone from Ambrx’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC

333 Ludlow St., 5th Floor, South Tower

Stamford, Connecticut 06902

Shareholders may call toll free: (800) 662-5200

Banks and Brokers may call collect: (203) 658-9400

AMAM.info@investor.morrowsodali.com

In order to receive timely delivery of the documents in advance of the Special Meeting, you must make your request for information no later than            , 2023 (five business days prior to the date of the Special Meeting).

ANNEX A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AMBRX BIOPHARMA, INC.

Pursuant to Sections 242 and 245 of the

Delaware General Corporation Law

Ambrx Biopharma, Inc. (the “Corporation”), a Delaware corporation (the “Corporation”), does hereby further certify as follows:

(1) The name of the Corporation is Ambrx Biopharma, Inc.

(2) The name under which the Corporation was originally incorporated was New Ambrx Biopharma Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 11, 2023.

(3) This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

(4) The text of the Certificate of Incorporation of the Corporation, as amended hereby, is restated to read in its entirety, as follows:

FIRST: The name of the Corporation is Ambrx Biopharma, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 251,000,000 shares of capital stock, consisting of (i) 250,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

(b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

(1) No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.

(2) Dividends. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(3) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.

(4) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(c) Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(d) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b) The Board of Directors shall consist of not less than three (3) or more than fifteen (15) members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

(c) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2024 Annual Meeting of Stockholders; the term of the initial Class II directors shall terminate on the date of the 2025 Annual Meeting of Stockholders; and the term of the initial Class III directors shall terminate on the date of the 2026 Annual Meeting of Stockholders. At each succeeding Annual Meeting of Stockholders beginning in 2024, successors to the class of directors whose term expires at that Annual Meeting of Stockholders shall be elected for a three-year term. If the number of directors constituting the entire Board of Directors is changed pursuant to paragraph (b) of this Article FIFTH, any such increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any director appointed to fill a vacancy resulting from such an increase shall be appointed to such class of directors as shall be designated by the Board of Directors in connection with appointing such director to fill such vacancy and shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

(d) A director shall hold office until the next annual meeting at which such director’s term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(e) Subject to the terms of any one or more classes or series of Preferred Stock, vacancies on the Board of Directors resulting from the death, resignation or removal of a director, or from an increase in the number of directors constituting the entire Board of Directors, or otherwise, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office for a term that expires at the Annual Meeting of Stockholders (i) at which the term of the director whose death, resignation or removal resulted in such vacancy was to have expired or (ii) with respect to a vacancy resulting from an increase in the size of the Board of Directors, as determined in accordance with paragraph (c) of this Article FIFTH until the next annual election at which such director’s term expires and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

(f) Any director or the entire Board of Directors may be removed from office at any time, only with cause and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

(g) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

SIXTH: No director or Officer (as defined below) shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or Officer, except for liability of: (i) a director or Officer for any breach of the director’s or Officer’s duty of loyalty to the Corporation or its stockholders; (ii) a director or Officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL; or (iv) a director or Officer for any transaction from which the director or Officer derived an improper personal benefit or (v) an Officer in any action by or in the right of the Corporation. Any amendment, repeal or elimination of this Article SIXTH shall not affect its application with respect to an act or omission by a director or Officer occurring before such amendment, repeal or elimination. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors or Officers, then the liability of a director or Officer, as applicable, shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. All references in this Article SIXTH to an “Officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL.

SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of

Directors. The right of directors and officers to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article SEVENTH.

(2) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

(3) The rights to indemnification and to the advancement of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

(4) Any right to indemnification or to advancement of expenses arising under this Article SEVENTH shall not be eliminated or impaired by an amendment to, or repeal or elimination of, this Article SEVENTH after the occurrence of the act or omission that is the subject of any proceeding for which indemnification or advancement of expenses is sought.

EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

NINTH: Unless otherwise required by law, special meetings of stockholders of the Corporation, for any purpose or purposes, may be called by either (i) the Chairperson of the Board of Directors, if there be one, (ii) the Chief Executive Officer or (iii) a majority of the members of the entire Board of Directors. The ability of the stockholders to call a Special Meeting of Stockholders is hereby specifically denied.

TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ELEVENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s Bylaws. The affirmative vote of at least a majority of the entire directors then in office shall be required to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors; provided, however, that, notwithstanding any other provision of the Bylaws or this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal any part of the Corporation’s Bylaws, or to adopt any provision as part of the Corporation’s Bylaws, in each case inconsistent with the purpose and intent of, Sections 3, 4 or 5 of Article II of the Corporation’s Bylaws, or Sections 1, 2, 4 or 6 of Article III of the Corporation’s Bylaws, or any of the provisions of Article VIII, Article IX or Article X of the Corporation’s Bylaws.

TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation’s Bylaws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Paragraphs (c), (d), (e) or (f) of Article FIFTH or any of the provisions of Articles SIXTH, SEVENTH, EIGHTH, NINTH and ELEVENTH of this Amended and Restated Certificate of Incorporation or this Article TWELFTH.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this              day of [                        ], 2023.

AMBRX BIOPHARMA, INC.

By:
Name:
Title:

ANNEX B

AMENDED AND RESTATED

BYLAWS

OF

AMBRX BIOPHARMA, INC.

A Delaware Corporation

Effective [______], 2023

Page

ARTICLE IX

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Section 1.	Forum for Adjudication of Certain Disputes	B-23

ARTICLE X

AMENDMENTS

Section 1.	Amendments	B-24
Section 2.	Entire Board of Directors	B-24

AMENDED AND RESTATED

BYLAWS

OF

AMBRX BIOPHARMA, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be 1209 Orange Street in the City of Wilmington, County of New Castle, Zip Code 19801.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Annual Meetings. The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.

Section 3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called by any of (i) the Chairperson of the Board of Directors, if there be one, (ii) the Chief Executive Officer or (iii) any of (a) the Chief Executive Officer, (b) the Chief Financial Officer, (c) the Secretary, (d) the General Counsel, if there be one, or (e) any Assistant Secretary, if there be one, at the request in writing of (x) a majority of the total number of directors constituting the entire Board of Directors, or (y) a committee of the Board of Directors that has been duly designated and vested by the Board of Directors with the power and authority to call such meetings. Such request shall state the purpose or purposes of the proposed meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto) and that has been properly brought before such meeting in accordance with Section 4 of this Article II.

Section 4. Nature of Business at Meetings of Stockholders. Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 5 of this Article II) may be transacted at an Annual Meeting of Stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting of Stockholders by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting of Stockholders by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 4 of this Article II.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting of Stockholders by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a stockholder’s notice to the Secretary must be delivered to and received at the principal executive offices of the Corporation in accordance with the provisions of Section 1 of Article VI not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that, in the event that the Annual Meeting of Stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting of Stockholders was mailed or disclosure of the date of the Annual Meeting of Stockholders was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting of Stockholders, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must include the following information: (a) as to each matter such stockholder proposes to bring before the Annual Meeting of Stockholders, a brief description of the business desired to be brought before the Annual Meeting of Stockholders and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these bylaws, the text of the proposed amendment), and the reasons for conducting such business at the Annual Meeting of Stockholders, and (b) as to the stockholder giving notice and each beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (A) the Corporation or (B) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting of Stockholders to bring such business before the meeting; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting of Stockholders pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

A stockholder providing notice of business proposed to be brought before an Annual Meeting of Stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting of Stockholders and such update and supplement shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting of Stockholders.

No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting of Stockholders in accordance with the procedures set forth in this Section 4 of this Article II; provided, however, that, once business has been properly brought before the Annual Meeting of Stockholders in accordance with such procedures, nothing in this Section 4 of this Article II shall be deemed to preclude discussion by any stockholder of any such business. If the person serving as chairperson of an Annual Meeting of Stockholders in accordance with Section 4 of Article IV determines that business was not properly brought before the Annual Meeting of Stockholders in accordance with the foregoing procedures, such chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 4 of this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 5. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 5 of this Article II. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be delivered to and received at the principal executive offices of the Corporation in accordance with the provisions of Section 1 of Article VI (a) in the case of an Annual Meeting of Stockholders, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting of Stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting of Stockholders was mailed or disclosure of the date of the Annual Meeting of Stockholders was made, whichever first occurs; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting of Stockholders was mailed or public disclosure of the date of the Special Meeting of Stockholders was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting of Stockholders or a Special Meeting of Stockholders called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must include the following documents and information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and

(D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iv) such person’s written representation and agreement that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement and (C) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable requirements set forth in the Certificate of Incorporation and these Bylaws, as in effect from time to time, and publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation, (v) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, along with such other information as the Corporation deems appropriate and (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and each beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of (A) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (B) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the Corporation or their ownership of capital stock of the Corporation, and (C) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting of Stockholders or Special Meeting of Stockholders to nominate the persons named in its notice; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in any proxy statement relating to the Annual or Special Meeting of Stockholders, as applicable, and to serve as a director if elected.

A stockholder providing notice of any nomination proposed to be made at an Annual or Special Meeting of Stockholders shall further update and supplement such notice, (i) if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual or Special Meeting of Stockholders, and such update and supplement shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual or Special Meeting of Stockholders and (ii) to provide evidence that the stockholder providing notice of any nomination has solicited proxies from holders representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote in the election of directors, and such update and supplement shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the stockholder files a definitive proxy statement in connection with such Annual or Special Meeting of Stockholders.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5 of this Article II. If the person serving as chairperson of the Annual or Special Meeting of Stockholders in accordance with Section 4 of Article IV at which such election shall occur determines that a nomination was not made in accordance with the foregoing procedures, such chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 6. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of such meeting and, in the case of a Special Meeting of Stockholders, the purpose or purposes for which the meeting is called. Unless otherwise required by law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting.

Section 7. Adjournments and Postponements. Any Annual or Special Meeting of Stockholders may be adjourned or postponed from time to time by the chairperson of such meeting or by the Board of Directors, without the need for approval thereof by stockholders to reconvene or convene, respectively at the same or some other place. Notice need not be given of any such adjourned or postponed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or postponed meeting are (i) with respect to an adjourned meeting, (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of meeting given in accordance with Section 6 of this Article II, or (ii) with respect to a postponed meeting, are publicly announced. At the adjourned or postponed meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment or postponement is for more than thirty (30) days, notice of the adjourned or postponed meeting in accordance with the requirements of Section 6 hereof shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment or postponement, a new record date for stockholders entitled to vote is fixed for the adjourned or postponed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or postponed meeting in accordance with Section 12 of this Article II, and shall give notice of the adjourned or postponed meeting to each stockholder of record entitled to vote at such adjourned or postponed meeting as of the record date fixed for notice of such adjourned or postponed meeting.

Section 8. Quorum. Unless otherwise required by the DGCL or other applicable law or the Certificate of Incorporation, the holders of one-third (1/3) of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 7 of this Article II, until a quorum shall be present or represented.

Section 9. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, or permitted by the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock present at the meeting in person or represented by proxy and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 12 of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 10 of this Article II. The Board of Directors, in its discretion, or the chairperson of a meeting of the stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(a) A stockholder, or such stockholder’s authorized officer, director, employee or agent, may execute a document authorizing another person or persons to act for such stockholder as proxy. For purposes of these Bylaws, “document” shall have the meaning set forth in Section 116(a) of the DGCL.

(b) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

(c) The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization.

Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided, however, that such copy, facsimile telecommunication or other reproduction or electronic transmission shall include a complete reproduction of the entire original document. As used in these Bylaws, “electronic transmission” shall mean any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 11. List of Stockholders Entitled to Vote. The Corporation shall prepare, not later than the tenth (10th) day before each meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be arranged in alphabetical order, and show the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 12. Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix, as the record date for stockholders entitled to notice of such adjourned meeting, the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting in accordance with the foregoing provisions of this Section 12.

Section 13. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by Section 11 of this Article II or the books and records of the Corporation, or to vote in person or by proxy at any meeting of stockholders. As used herein, the stock ledger of the Corporation shall refer to one (1) or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfer of stock of the Corporation are recorded in accordance with Section 224 of the DGCL.

Section 14. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if there shall be one, or in his or her absence, or if there shall not be a Chairperson of the Board of Directors, the Chief Executive Officer. The Board of Directors shall have the authority to appoint a temporary chairperson to serve at any meeting of the stockholders if the Chairperson of the Board of Directors and the Chief Executive Officer is unable to do so for any reason. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the chairperson of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by stockholders.

Section 15. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairperson of the Board of Directors or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall execute and deliver to the Corporation a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2024 Annual Meeting of Stockholders; the term of the initial Class II directors shall terminate on the date of the 2025 Annual Meeting of Stockholders; and the term of the initial Class III directors shall terminate on the date of the 2026 Annual Meeting of Stockholders or, in each case, upon such director’s earlier death, resignation or removal. At each succeeding Annual Meeting of Stockholders beginning in 2024, successors to the class of directors whose term expires at that Annual Meeting of Stockholders shall be elected for a three-year term and until their successors are duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class appointed to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at each Annual Meeting of Stockholders

Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies on the Board of Directors or any committee thereof resulting from the death, resignation or removal of a director, or from an increase in the number of directors constituting the Board of Directors or such committee or otherwise, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. The directors so chosen shall, in the case of the Board of Directors, hold office until the next annual election at which such director’s term expires and until their successors are duly elected and qualified, or until their earlier death, resignation or removal and, in the case of any committee of the Board of Directors, shall hold office until their successors are duly appointed by the Board of Directors or until their earlier death, resignation or removal. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation except as may be otherwise provided in the DGCL, the Certificate of Incorporation, these Bylaws or required by the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading.

Section 4. Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors, if there be one, the Chief Executive Officer (so long as the Chief Executive Officer is then a member of the Board of Directors), or by a majority of the total number of directors constituting the entire Board of Directors. Special meetings of any committee of the Board of Directors may be called by the chairperson of such committee, if there be one, the Chairperson of the Board of Directors (so long as the Chairperson of the Board of Directors is then a member of such committee), the Chief Executive Officer (so long as the Chief Executive Officer is then a member of such committee), or a majority of the total number of directors on such committee. Notice of any special meeting stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) not less than two (2) Business Days before the date of the meeting, by telephone, or in the form of a writing or electronic transmission, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Organization. At each meeting of the Board of Directors or any committee thereof, the Chairperson of the Board of Directors or the chairperson of such committee, as the case may be, shall act as chairperson of such meeting or, in his or her absence or if there be none, the Chief Executive Officer (so long as the Chief Executive Officer is then a member of the Board of Directors), or, in his or her absence, or if the Chief Executive Officer is not then a member of the Board of Directors) a director chosen by a majority of the directors present at such meeting, shall act as chairperson of such meeting. Except as provided below, the Secretary shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairperson of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairperson of the Board of Directors, if there be one, the Chief Executive Officer or the Secretary and, in the case of a committee, to the chairperson of such committee. Such resignation shall take effect when delivered or, if such resignation specifies a later effective time or an effective time, determined upon the happening of an event or events, in which case, such resignation takes effect upon such effective time. Unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, only with cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 7. Quorum. Except as otherwise required by law, or the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the vote of a majority of the directors or committee members, as applicable, present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 8. Actions of the Board by Consent of Directors. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, (a) any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person, whether or not then a director, may provide, through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event) no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

Section 9. Meetings by Means of Electronic Communications. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a electronic or telephonic or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (i) approve, adopt, or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend, or repeal any of these Bylaws. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 11. Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating a committee, such committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committees and members of committees in Section 10 of this Article III, every reference in these Bylaws to a committee of the Board of Directors or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.

Section 12. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

Section 13. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes such contract or transaction.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall include a Chief Executive Officer, a Chief Financial Officer and a Secretary, and such other officers as may be appointed from time to time in accordance with the terms and conditions of these Bylaws. The Board of Directors shall appoint the Chief Executive Officer, the Chief Financial Officer and Secretary and, in its discretion, also may appoint a Chairperson of the Board of Directors (who must be a director), a President, a Chief Operating Officer, a General Counsel, a Treasurer, and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairperson of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Appointment . All officers may be elected by the Board of Directors; provided, however, that the Chief Executive Officer shall have the power and authority to appoint any officer other than the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or the Chief Financial Officer.

Except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws, each officer of the Corporation shall hold office until such officer’s successor is duly elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the Board of Directors or, except with respect to the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or the Chief Financial Officer, by the Chief Executive Officer.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary, the General Counsel or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairperson of the Board of Directors. The Chairperson of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairperson of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.

Section 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the oversight and direction of the Board of Directors, have general supervision of the business, affairs and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors or any committee thereof are carried into effect. The Chief Executive Officer shall report directly to the Board of Directors and have the authority to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except that the other officers of the Corporation may sign and execute documents if and to the extent so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer. The Chief Executive Officer shall also perform such other duties and shall have and may exercise such other powers and authority as is generally incident to such office or as may from time to time be delegated to such officer by the Board of Directors or any committee thereof.

Section 6. President. The duties of the President of the Corporation, if there be one, shall include, but not be limited to, assisting the Chief Executive Officer (to the extent the President is not also the Chief Executive Officer) in overseeing and directing the overall business, affairs and operations of the Corporation. In the event that the Board of Directors has not appointed a Chief Executive Officer, the President shall have and may exercise the power and authority of the Chief Executive Officer to oversee and direct the business, affairs and operations of the Corporation, and as otherwise set forth herein. The President shall also perform such other duties and shall have and may exercise such other powers and authority as is generally incident to such office or as may from time to time be delegated to such officer by the Board of Directors or any committee thereof.

Section 7. Chief Financial Officer. The Chief Financial Officer shall supervise and oversee all the Corporation’s financial functions, including financial accounting and reporting, tax and treasury, including the safekeeping and record keeping for all funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings under, and entering into, all indentures, credit agreements, and other instruments governing such borrowings to which the Corporation is or shall become a party, the disbursement of funds of the Corporation, and the investment of its funds. The Chief Financial Officer shall report directly to the Board of Directors and, when requested, consult with and advise the other officers of the Corporation. The Chief Financial Officer shall also perform such other duties and shall have and may exercise such other powers and authority as is generally incident to such office or as may from time to time be delegated to such officer by the Board of Directors or any committee thereof or the

Chief Executive Officer, including the power and authority to execute and affix his or her signature to documents, contracts and agreements on behalf of the Company.

Section 8. Chief Operating Officer. The duties of the Chief Operating Officer of the Corporation shall include, but not be limited to, directly supervising the day-to--day business, affairs and operations of the Corporation, subject to the oversight of the Chief Executive Officer and (to the extent neither the Chief Executive Officer nor the Chief Operating Officer is also the President) the President, and shall perform such other duties and shall have and may exercise such other powers and authority as is generally incident to such office or as may from time to time be delegated to such officer by the Board of Directors or any committee thereof or the Chief Executive Officer, including the power and authority to execute and affix his or her signature to documents, contracts and agreements on behalf of the Company.

Section 9. General Counsel. The General Counsel, if there be one, shall be the chief legal advisor of the Corporation as to matters affecting the Corporation and its business. The General Counsel shall have custody of the seal of the Corporation and the General Counsel shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the General Counsel. The General Counsel shall otherwise perform such duties and shall have and may exercise such powers and authority as is generally incident to such office or as may from time to time be delegated to such officer by the Board of Directors or any committee thereof or the Chief Executive Officer, including the power and authority to execute and affix his or her signature to documents, contracts and agreements on behalf of the Company.

Section 10. Vice Presidents. The Vice Presidents, if there be any, shall perform such duties and shall have and may exercise such powers and authority as is generally incident to such office or as may from time to time be delegated to such officer by the Board of Directors or any committee thereof or the Chief Executive Officer.

Section 11. Treasurer and Assistant Treasurer. The Treasurer, if there be one, and each Assistant Treasurer, if there shall be any, shall perform such duties and shall have and may exercise such powers and authority as is generally incident to such office or as may from time to time be delegated to such officer by the Board of Directors or any committee thereof or the Chief Executive Officer.

Section 12. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties and shall have and may exercise such other powers and authority as is generally incident to such office or as may from time to time be delegated to such officer by the Board of Directors or any committee thereof or the Chief Executive Officer. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 13. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and shall have and may exercise such powers and authority as may from time to time be delegated to such officer by the Board of Directors or any committee thereof or the Chief Executive Officer. The Board of Directors or any committee thereof and the Chief Executive Officer may delegate to any other officer of the Corporation the power to choose such other officers (other than the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or the Chief Financial Officer) and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Shares of Stock. The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated. Every holder of capital stock of the Corporation theretofore represented by certificates shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of, the Corporation by any two (2) authorized officers of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. The Corporation shall not have power to issue a certificate in bearer form.

Section 2. Signatures. Any or all of the signatures on a certificate may be an electronic signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. For purposes of these Bylaws, “electronic signature” shall mean an electronic symbol or process that is attached to, or logically associated with, a document and executed or adopted by a person with an intent to execute, authenticate or adopt the document.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the stock ledger of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary, the General Counsel or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock ledger of the Corporation by an entry showing from and to whom transferred.

Section 5. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its stock ledger as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given in writing directed to such director’s, committee member’s or stockholder’s mailing address (or by electronic transmission directed to such director’s, committee member’s or stockholder’ electronic mail address, as applicable), as it appears on the records of the Corporation and shall be given: (a) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (b) if delivered by courier service, the earlier of when the notice is received or left at such director’s, committee member’s or stockholder’s address or (c) if given by electronic mail, when directed to such director’s, committee member’s or stockholder’s electronic mail address unless such director, committee member or stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the under applicable law, the Certificate of Incorporation or these Bylaws. Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 232(e) of the DGCL, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. The Corporation may give notice by electronic mail in accordance with the first sentence of this Section 1 without obtaining the consent required by the second sentence of this Section 1 Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (i) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (ii) such inability becomes known to the Secretary, the General Counsel or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

Section 2. Waivers of Notice. Whenever any notice is required, by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section  3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. If the Corporation shall have a corporate seal, it shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a current or former director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these Bylaws shall not be eliminated or impaired by an amendment to or repeal or elimination of a provision of the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify, under the provisions of the DGCL, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII. For purposes of this Section 8, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company in accordance with the requirements of Section  145(g) of the DGCL.

Section 9. Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation on such terms and subject to such conditions as determined by the Board of Directors.

ARTICLE IX

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Section 1. Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL, the Certificate of Incorporation or these Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 1. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 1 with respect to any current or future actions or claims.

ARTICLE X

AMENDMENTS

Section 1. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of a meeting of the stockholders or Board of Directors, as the case may be, called for the purpose of acting upon any proposed alteration, amendment, repeal or adoption of new Bylaws. All such alterations, amendments, repeals or adoptions of new Bylaws must be approved by either (a) a majority of the entire Board of Directors then in office or (b) the holders of a majority of the voting power of the shares entitled to vote at an election of directors; provided, however, that approval by the holders of eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required for any alteration, amendment, or repeal of, or the adoption of any bylaw that is inconsistent with the purpose and intent of, Sections 3, 4 or 5 of Article II of these Bylaws, or Sections 1, 2, 4 or 6 of Article III of these Bylaws, or any of the provisions of Article VIII, Article IX or Article X of these Bylaws.

Section 2. Entire Board of Directors. As used in these Bylaws, the term “entire Board of Directors” means, as of any date, the total number of directors constituting the Board as of such date if there were no vacancies, as established in accordance with the provisions of Section 1 of Article III.

* * *

Adopted as of: _____________________

Last Amended as of: ________________

ANNEX C

Cayman Islands Company Act

Section 238. Rights of Dissenters.

1.	A member of a constituent company incorporated under this Act shall be entitled to payment of the fair value of that person’s shares upon dissenting from a merger or consolidation.

2.	A member who desires to exercise that person’s entitlement under subsection (1) shall give to the constituent company, before the vote on the merger or consolidation, written objection to the action.

3.	An objection under subsection (2) shall include a statement that the member proposes to demand payment for that person’s shares if the merger or consolidation is authorised by the vote.

4.

Within twenty days immediately following the date on which the vote of members giving authorisation for the merger or consolidation is made, the constituent company shall give written notice of the authorisation to each member who made a written objection.

5.

A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of that person’s decision to dissent, stating:

a.	that person’s name and address;

b.	the number and classes of shares in respect of which that person dissents; and

c.	a demand for payment of the fair value of that person’s shares.

6.	A member who dissents shall do so in respect of all shares that that person holds in the constituent company.

7.

Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of that person’s shares and the rights referred to in subsections (12) and (16).

8.

Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company shall make a written offer to each dissenting member to purchase that person’s shares at a specified price that the company determines to be their fair value; and if, within thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for that person’s shares, the company shall pay to the member the amount in money forthwith.

9.

If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires:

a.	the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and

b.

the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.

10.

A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed, the company shall within ten days after such service file the verified list referred to in subsection (9)(b).

C-1

11.

At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

12.

Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.

13.

The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced, whether the company is incorporated under the laws of the Islands or not.

14.

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding

15.	Shares acquired by the company pursuant to this section shall be cancelled and, if they are shares of a surviving company, they shall be available for re-issue.

16.

The enforcement by a member of that person’s entitlement under this section shall exclude the enforcement by the member of any right to which that person might otherwise be entitled by virtue of that person holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the merger or consolidation is void or unlawful.

C-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

NewCo is subject to the laws of Delaware on corporate matters, including its indemnification provisions. Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The statute provides that indemnification pursuant to these provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

NewCo’s Proposed Certificate of Incorporation states that to the fullest extent permitted by the DGCL, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Article VIII of the NewCo’s Proposed Bylaws, any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of NewCo), by reason of the fact that such person is or was a director of NewCo, or is or was serving at NewCo’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of NewCo, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The indemnification provided in NewCo’s Proposed Bylaws is not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the NewCo directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, NewCo has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21. Exhibits and Financial Statements Schedules

Exhibit Number	Description	Incorporated by Reference Herein
		Schedule/ Form	File No.	Exhibit	Filing Date

2.1**	Agreement and Plan of Merger, dated as of , 2023, by and among New Ambrx Biopharma Inc., Ambrx Merger Sub Inc. and Ambrx Biopharma Inc.

2.2**	Cayman Plan of Merger, dated as of , 2023, by and among Ambrx Biopharma Inc. and Ambrx Merger Sub Inc.

3.1*	Certificate of Incorporation of the Registrant, as currently in effect.

3.2*	Bylaws of the Registrant, as currently in effect.

3.3	Amended and Restated Memorandum and Articles of Association of the Ambrx Biopharma Inc., as currently in effect.	S-8	333-257264	4.2	June 22, 2021

4.1	Deposit Agreement between the Ambrx Biopharma Inc and JP Morgan Chase Bank, N.A., as depositary and holders and beneficial owners of the American Depositary Shares.	S-8	333-257264	4.4	June 22, 2021

4.2	Form of American Depositary Receipt (included in Exhibit 2.1).	F-1	333-256639	4.3	May 28, 2021

4.4	Ambrx Biopharma Inc.’s Specimen Certificate for Ambrx Ordinary Shares.	F-1/A	333-256639	4.1	June 14, 2021

4.5	Shareholders Agreement, dated November 6, 2020, by and among the Ambrx Biopharma Inc. and the investors named therein.	F-1	333-256639	4.4	May 28, 2021

5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1†	Ambrx Biopharma Inc. Amended and Restated Share Incentive Plan (including Notice of Grant, Notice of Exercise and Option Purchase Agreement).	F-1	333-256639	10.15	May 28, 2021

10.2†	Ambrx Biopharma Inc. 2021 Equity Incentive Plan (including Forms of Option Grant Notice, Option Agreement, Notice of Exercise, Restricted Share Unit Award Notice and Restricted Share Unit Award Agreement thereunder).	F-1/A	333-256639	10.16	June 14, 2021

10.3†	Ambrx Biopharma Inc. Employee Share Purchase Program.	F-1/A	333-256639	10.17	June 14, 2021

10.4**†	Ambrx Biopharma Inc. Amended and Restated Non-Employee Director Compensation Policy.

10.5+	License Agreement, by and between The Scripps Research Institute and the Ambrx Biopharma Inc., dated as of August 26, 2003, as amended.	F-1	333-256639	10.1	May 28, 2021

Exhibit Number	Description	Incorporated by Reference Herein
		Schedule/ Form	File No.	Exhibit	Filing Date

10.6+	Exclusive License, by and between the Regents of the University of California and the Ambrx Biopharma Inc., dated as of December 16, 2009.	F-1	333-256639	10.2	May 28, 2021

10.7+	Co-Development and License Agreement, by and between Zhejiang Medicine Co. Ltd. and Ambrx Biopharma Inc., dated as of June 14, 2013.	F-1	333-256639	10.6	May 28, 2021

10.8+	Collaborative License Agreement, by and between The California Institute for Biomedical Research and Ambrx Biopharma Inc., dated as of August 23, 2013.	F-1	333-256639	10.7	May 28, 2021

10.9+	Co-Development and License Agreement, by and between NovoCodex Biopharmaceuticals Ltd. and Ambrx Biopharma Inc., dated as of October 22, 2019.	F-1	333-256639	10.9	May 28, 2021

10.10	Lease Agreement, by and between Ambrx Biopharma Inc. and ARE-10933 North Torrey Pines, LLC, dated March 15, 2005.	F-1	333-256639	10.19	May 28, 2021

10.11	First Amendment to Lease Agreement, by and between the Ambrx Biopharma Inc. and ARE-10933 North Torrey Pines, LLC, dated May 19, 2005.	F-1	333-256639	10.20	May 28, 2021

10.12	Second Amendment to Lease Agreement, by and between Ambrx Biopharma Inc. and ARE-10933 North Torrey Pines, LLC, dated December 1, 2011.	F-1	333-256639	10.21	May 28, 2021

10.13	Third Amendment to Lease Agreement, by and between Ambrx Biopharma Inc. and ARE-10933 North Torrey Pines, LLC, dated July 28, 2016.	F-1	333-256639	10.22	May 28, 2021

10.14†	Form of Indemnification Agreement, by and between Ambrx Biopharma Inc. and each of its executive officers and directors.	F-1	333-256639	10.11	May 28, 2021

10.15†+	Executive Employment Agreement by and between Ambrx Biopharma Inc. and Dan O’Connor, dated November 1, 2022.	10-K	001-40505	10.15	March 30, 2023

10.16†	Executive Employment Agreement by and between Ambrx Biopharma Inc. and Sonja Nelson, dated June 4, 2021.	F-1/A	333-256639	10.23	June 14, 2021

10.17†	Amendment to Executive Employment Agreement by and between Ambrx Biopharma Inc. and Sonja Nelson, dated March 8, 2022.	10-K	001-40505	10.17	March 30, 2023

10.18†+	Form of Retention Bonus Agreement by and between Ambrx Biopharma Inc. and Sonja Nelson, dated March 8, 2022.	10-K	001-40505	10.18	March 30, 2023

10.19†+	Employment Agreement between Ambrx Biopharma Inc. and Andrew Aromando, dated April 28, 2023.	8-K	001-40505	10.1	May 4, 2023

Exhibit Number	Description	Incorporated by Reference Herein
		Schedule/ Form	File No.	Exhibit	Filing Date

10.20†	Amendment to Executive Employment Agreement by and between Ambrx Biopharma Inc. and Daniel J. O’Connor, dated May 15, 2023, dated April 28, 2023.	8-K	001-40505	10.1	May 16, 2023

10.21	Securities Purchase Agreement, dated as of May 23, 2023, by and between Ambrx Biopharma Inc. and the Purchaser.	8-K	001-40505	10.1	May 25, 2023

21.1*	Subsidiaries of the Registrant.

23.1*	Consent of Independent Registered Public Accounting Firm Deloitte & Touche LLP.

23.2**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (Contained on Signature Page to this Registration statement).

99.1*	Consent of Xiaowei Chang.

99.2*	Consent of Stephen Glover.

99.3*	Consent of Kate Hermans.

99.4*	Consent of Janet Loesberg.

99.5*	Consent of Paul Maier

99.6**	Form of Proxy Card

107*	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.
†	Indicates a management contract or any compensatory plan, contract or arrangement.
+

Pursuant to Item 601(b)(10) of Regulation S-K, certain portions of this exhibit (indicated by “[***]”) have been omitted as we have determined the omitted information is the type that the Registrant customarily and actually treats as private or confidential and the omitted information is not material.

Item 22. Undertakings

1.	The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

B.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

3.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

5.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

6.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in La Jolla, California on August 25, 2023

New Ambrx Biopharma Inc.

By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. O’Connor, Sonja Nelson and Jared Kelly, and each one of them, as his, her or their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he, she or they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. O’Connor Daniel J. O’Connor	President, Chief Executive Officer and Sole Director (Principal Executive Officer)	August 25, 2023

/s/ Sonja Nelson Sonja Nelson	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 25, 2023